   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1996.

                                                       REGISTRATION NO. 33-98290
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      CRONOS GLOBAL INCOME FUND XVI, L.P.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                            ------------------------

           CALIFORNIA                         7394                         94-3230380
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                                       BY
                              CRONOS CAPITAL CORP.
                              THE GENERAL PARTNER
                               444 MARKET STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 677-8990
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                DENNIS J. TIETZ
                               444 MARKET STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 677-8990
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                             JAMES F. FOTENOS, ESQ.
                             FOTENOS & SUTTLE, P.C.
                              50 CALIFORNIA STREET
                                   SUITE 700
                        SAN FRANCISCO, CALIFORNIA 94111
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX: [X]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

     CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS AND IN PROSPECTUS
                                 SUPPLEMENT OF
                   INFORMATION REQUIRED BY ITEMS OF FORM S-1

                                                                                                    CAPTION IN
     REGISTRATION STATEMENT ITEM AND HEADING              CAPTION IN PROSPECTUS               PROSPECTUS SUPPLEMENT
-------------------------------------------------   ---------------------------------   ----------------------------------
  1.  Forepart of the Registration Statement and
      Outside Front Cover Page of Prospectus.....   Facing Page; Cross Reference        Inapplicable
                                                    Sheet; Front Cover Page
  2.  Inside Front and Outside Back Cover Page of
      Prospectus.................................   Inside Front Cover Page (Page 2);   Inapplicable
                                                      Page 3
  3.  Summary Information, Risk Factors and Ratio
      of Earnings to Fixed Charges...............   Summary of the Offering; The Risk   Summary; Status of the Offering
                                                      Factors
  4.  Use of Proceeds............................   Estimated Use of Proceeds;          Use of Proceeds; Investment
                                                      Investment Objectives and           Objectives and Policies
                                                      Policies
  5.  Determination of Offering Price............   Inapplicable                        Inapplicable
  6.  Dilution...................................   Inapplicable                        Inapplicable
  7.  Selling Security Holders...................   Inapplicable                        Inapplicable
  8.  Plan of Distribution.......................   Plan of Distribution; Management    Plan of Distribution; Escrow
                                                                                          Arrangement
  9.  Description of Securities to be
      Registered.................................   Summary of the Partnership          Inapplicable
                                                      Agreement; Transferability of
                                                      Units; Distributions; Limited
                                                      Right of Presentment
 10.  Interest of Named Experts and Counsel......   Inapplicable                        Inapplicable
 11.  Information with Respect to the
      Registrant.................................   Investment Objectives and           Investment Objectives and
                                                    Policies; The Marine Container      Policies; the Marine Container
                                                      Industry; Prior Activities;         Industry; Selected Financial
                                                      Management; Management              Data; Management's Discussion
                                                      Compensation; Capitalization;       and Analysis; Prior Performance
                                                      Accountants' Reports and            Tables; Accountant's Report and
                                                      Balance Sheets; Conflicts of        Financial Statements
                                                      Interest
 12.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities................................   Fiduciary Responsibility of the     Inapplicable
                                                      General Partner; Summary of the
                                                      Partnership Agreement

                      CRONOS GLOBAL INCOME FUND XVI, L.P.
                       SUPPLEMENT DATED           , 1996
                   TO THE PROSPECTUS DATED DECEMBER 28, 1995

--------------------------------------------------------------------------------

                                    SUMMARY
--------------------------------------------------------------------------------

     Accompanying the Prospectus dated December 28, 1995, of the Cronos Global
Income Fund XVI, L.P. (the "Partnership"), is a Supplement dated           ,
1996. The Supplement constitutes a part of the Partnership's Prospectus, and supersedes all prior supplements. Prospective investors are urged to carefully review both the Prospectus and the Supplement.

     The Supplement updates the Partnership's Prospectus, including information that: (i) describes the status of the offering; (ii) updates the Partnership's activities relative to Equipment acquisitions and short-term financing; (iii) designates a successor Escrow Agent to the Partnership; (iv) discusses applicable state suitability standards for specific states; (v) updates the Prior Performance Tables in Appendix I to the Prospectus; and (vi) updates the financial information presented in the Prospectus.

     PROSPECTIVE INVESTORS SHOULD BE AWARE OF THE FOLLOWING RISKS OF INVESTING IN THE PARTNERSHIP, AND SHOULD REVIEW IN ITS ENTIRETY THE "RISK FACTORS" SECTION IN THE PROSPECTUS:

        -- The container leasing business is cyclical, and has experienced economic downturns during the past 15 years. The business is currently experiencing an economic downturn. Container lessors, including the Partnership, are experiencing downward pressure on lease rates, and this downward pressure is expected to continue through 1997.

        -- The Partnership may purchase Equipment from the General Partner, which may give rise to a conflict of interest.

        -- The General Partner and its affiliates will receive substantial fees.
           They also manage other partnerships as well as their own equipment, which may give rise to a conflict of interest.

        -- Distributions made by the Partnership will represent, in part, a return of capital, not income.

        -- The use of leverage increases the risk of loss to the Limited
           Partners.

        -- There will be no public market for Units in the Partnership, and investors may be able to resell the Units, if at all, only at a significant discount.

PROSPECTUS

                 100,000 UNITS OF LIMITED PARTNERSHIP INTERESTS

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

$20 PER UNIT                                         MINIMUM PURCHASE--125 UNITS

     Limited partnership interests are hereby offered in the Cronos Global Income Fund XVI, L.P., a California limited partnership (the "Partnership") that will invest in new and used marine dry cargo and special purpose containers (the "Equipment") for lease primarily under operating leases. The Partnership intends to invest at least 80% of investors' subscriptions in Equipment, and to finance the purchase of up to 20% (measured by cost) of its Equipment through loans from financial institutions. The Partnership's investment objectives are to generate continuing income for distribution to the Limited Partners and to realize the residual value of the Equipment upon its sale. The General Partner anticipates that all of the Equipment will have been sold by the end of the fifteenth year of Partnership operations.

     PROSPECTIVE INVESTORS SHOULD BE AWARE OF THE FOLLOWING RISKS (SEE "THE RISK FACTORS"--PAGE 11):

        -- The container leasing business is cyclical, and has experienced economic downturns during the past 15 years.

        -- The Partnership will lease its containers primarily pursuant to operating leases, and therefore the Partnership must continue to lease its containers in order to recover the cost thereof.

        -- The Partnership may purchase Equipment from the General Partner, which may give rise to a conflict of interest.

        -- The General Partner and its affiliates will receive substantial fees.
           They also manage other partnerships as well as their own equipment, which may give rise to a conflict of interest.

        -- Distributions made by the Partnership will represent, in part, a return of capital, not income.

        -- The use of leverage increases the risk of loss to the Limited
           Partners.

        -- There will be no public market for Units in the Partnership, and investors may be able to resell the Units, if at all, only at a significant discount.

        -- The Partnership does not yet own any Equipment.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION, NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                       PRICE TO       UNDERWRITING     PROCEEDS TO
                                                        PUBLIC       COMMISSIONS(1)    PARTNERSHIP(2)
---------------------------------------------------------------------------------------------------
Per Unit (Minimum Subscription 125 Units)(3)......   $         20     $          2     $         18
Total Minimum.....................................   $  2,000,000     $    200,000     $  1,800,000
Total Maximum.....................................   $150,000,000     $ 15,000,000     $135,000,000
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

                                                        (Footnotes on next page)

                            CRONOS SECURITIES CORP.

                THE DATE OF THIS PROSPECTUS IS DECEMBER 28, 1995

FOOTNOTES TO TABLE
------------------

(1) Sales commissions will be paid to the Underwriter and to the Selected Dealers in the aggregate amount of 10% of the Gross Proceeds realized from sale of the Units. See "Plan of Distribution--The Offering" herein. The Underwriter is affiliated with the General Partner and thus will benefit from the fees to be paid to the General Partner by the Partnership. See "Conflicts of Interest" and "Management" herein.

(2) Before deducting Offering and Organizational Expenses estimated to range from $100,000 to $2,850,000. Offering and Organizational Expenses in excess of 5% of Gross Proceeds will be paid by the General Partner. See "Estimated Use of Proceeds" herein.

(3) For Individual Retirement Accounts ("IRAs") and retirement plans formed under Section 401 of the Code ("Qualified Plans"), the minimum subscription is 50 Units, or $1000. See "Who Can Invest--Minimum Subscription" herein.

                            ------------------------

     The Units are being offered by Cronos Securities Corp. (the "Underwriter"), an affiliate of the General Partner, through selected members of the National Association of Securities Dealers, Inc. (the "Selected Dealers") on a "best efforts" basis, meaning that the Selected Dealers will use their best efforts to sell the Units to investors, but will have no legal obligation to purchase the Units from the Partnership. If subscriptions for at least 100,000 Units ($2,000,000) have not been received by the date which is twelve months from the date of this Prospectus (the "Minimum Funding Date") from at least 100 investors (exclusive of subscriptions from Pennsylvania residents, the General Partner and affiliates of the General Partner), no Units will be sold. Funds paid by subscribers will be deposited in an interest-bearing escrow account with Bank of America, San Francisco, California. Subscriptions from Pennsylvania residents will be held in the escrow account until the Partnership has received $7,500,000 in subscriptions from all investors (including Pennsylvania residents). If subscriptions for at least 100,000 Units from at least 100 such investors are not obtained by the Minimum Funding Date, all subscriptions will be refunded to subscribers together with a pro rata share of any interest earned thereon and without deduction of any expenses. Subscriptions accepted and deposited in the escrow account may not be withdrawn by subscribers. See "Plan of Distribution" herein. The offering of the Units will continue for twenty-four months, or until all Units are sold, whichever first occurs. Continuation of the offering beyond twelve months in certain states will be subject to the approval of the state securities administrators in those states.

     THE USE OF FORECASTS IN CONNECTION WITH THE OFFER OF UNITS TO INVESTORS IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTION, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM ANY INVESTMENT IN THE PARTNERSHIP IS NOT PERMITTED.

     THE PARTNERSHIP IS NOT A MUTUAL FUND OR AN INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AND IS NOT SUBJECT TO REGULATION THEREUNDER.

     PENNSYLVANIA INVESTORS: BECAUSE THE MINIMUM OFFERING AMOUNT IS UNDER $15,000,000, YOU ARE CAUTIONED TO EVALUATE CAREFULLY THE PARTNERSHIP'S ABILITY TO ACCOMPLISH FULLY ITS STATED OBJECTIVES AND INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF PARTNERSHIP SUBSCRIPTIONS.

     UNTIL MARCH 27, 1996, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, WILL BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                            PAGE
                                                            ----
Summary of the Offering...................................    4
The Risk Factors..........................................   11
 Risks Associated With Equipment Leasing..................   11
  1. Dependence of the Container Leasing Business on the
     Volume of World Trade and Other Factors..............   11
  2. Risks of Ownership and Leasing of Special Purpose
     Containers...........................................   12
  3. Other Risks of Container Leasing.....................   12
  4. Limited Sources of Supply............................   12
  5. Effect of Operating Leases: Rental Payments are
     Insufficient to Return the Lessor's Original
     Investment in the Equipment..........................   13
  6. Leverage.............................................   13
  7. Residual Value of Equipment..........................   13
  8. Competition..........................................   14
  9. No Assurance of Successful Operations................   14
 10. Defaults by Lessees..................................   14
 11. Effect of Environmental Regulation on Refrigerated
     Containers...........................................   14
 12. Environmental Liability Risks........................   15
 Risks Associated With the Operation of An Equipment
   Leasing Business in Partnership Form...................   15
 13. Reliance Upon the General Partner....................   15
 14. Dependence Upon Key Management.......................   15
 15. Conflicts of Interest................................   15
 16. Authorization of Significant Fees to the General
     Partner and Affiliates...............................   15
 17. Return of Capital....................................   16
 18. Lack of Liquidity....................................   16
 19. Limited Voting Rights of Limited Partners............   16
 20. Unspecified Manufacturers, Equipment Mix and
     Lessees..............................................   16
 21. Delay in Distributions of Distributable Cash From
     Operations...........................................   16
 22. Possible Limited Size of the Partnership.............   17
 23. Return of Distributions..............................   17
 24. Limited Liability Not Clearly Established............   17
 Federal Income Tax Risks; ERISA Considerations...........   17
 25. The Partnership Will Not Offer Tax Shelter...........   17
 26. Partnership Status: No Request For a Tax Ruling......   18
 27. Tax On Sale of Units.................................   18
 28. Taxation of Qualified Plans and Individual Retirement
     Accounts.............................................   18
 29. Opinion of Counsel...................................   18
 30. Other Tax Matters....................................   19
Estimated Use of Proceeds.................................   20
Management Compensation...................................   21
Conflicts of Interest.....................................   24
Fiduciary Responsibilities of the General Partner.........   26
Prior Activities..........................................   27
Management................................................   29
 Remuneration.............................................   33
 Ownership of General Partner.............................   33
Investment Objectives and Policies........................   34
 General..................................................   34
 Equipment................................................   34
 Borrowing Policy.........................................   36
 Initial Inspection, Maintenance, and Repairs.............   37
 Leasing Policy...........................................   38
 Tax Policy...............................................   39
 Insurance Policy.........................................   40
 Reinvestment Policy......................................   40
 Sale of Equipment........................................   41
 Other Policies...........................................   42
The Marine Container Industry.............................   43
 General..................................................   43
 The Container Market.....................................   44
 Growth in Containerization...............................   44
 Sources of Supply of Containers..........................   45
 Container Leasing........................................   46
 Recent Industry Performance..............................   49
 Future Values of Containers..............................   49
Distributions.............................................   50
Tax Aspects...............................................   51
 Summary..................................................   51
 Opinion of Counsel.......................................   52
 Partnership Status.......................................   53
 Taxation of Limited Partners--General....................   57
 Distributions............................................   57
 Basis of Units...........................................   57
 Passive Activity Losses..................................   57
 At-Risk Rules............................................   58
 Allocation of Income or Loss.............................   59

                                                            PAGE
                                                            ----
 Cost Recovery of Equipment...............................   60
 Management Fee...........................................   61
 Organization and Syndication Expenses....................   62
 Tax Status of Leases.....................................   62
 Sale or Other Disposition of Equipment...................   62
 Sale of Units............................................   63
 Gift of Units............................................   64
 No Section 754 Election..................................   64
 Dissolution of the Partnership...........................   64
 Unrelated Business Income................................   64
 Alternative Minimum Tax..................................   65
 Payment of Estimated Taxes by Individuals................   65
 Administrative Provisions................................   65
 State, Local, and Foreign Taxes..........................   66
 Investment in the Partnership by Foreign Investors.......   68
ERISA Considerations......................................   70
 Plan Assets..............................................   70
 Annual Valuation.........................................   71
Transferability of Units..................................   72
 Allocation of Distributions and Income or Loss Upon
   Transfer of Units......................................   72
 Additional Restrictions on Transfer......................   72
Limited Right of Presentment..............................   73
 Valuation of Units.......................................   73
 Exercise of Option.......................................   73
 Effect of the Right......................................   74
Plan of Distribution......................................   74
 The Offering.............................................   74
 Escrow Arrangement.......................................   76
 Allocation of Benefits During the Offering Period........   76
Who Can Invest............................................   77
 General..................................................   77
 Required Net Worth/Income................................   77
 Minimum Subscription.....................................   77
 Applicable State Standards...............................   77
 What Executing the Limited Partner's Signature Page and
   Subscription Agreement Means...........................   79
Summary of the Partnership Agreement......................   80
 General Partner's Authority..............................   80
 Limited Partner's Interest in Partnership................   80
 Term of Partnership......................................   80
 Limited Partners' Voting Rights..........................   80
 Meetings; Access to Records..............................   81
 Roll-Up Protections......................................   81
 Limited Partners' Obligations to Creditors...............   82
 Removal of General Partner...............................   82
 Partnership's Indemnity of General Partner...............   83
Capitalization............................................   84
Management's Discussion and Analysis of
 Financial Condition......................................   85
Reports...................................................   86
Sales Material............................................   86
Legal Matters.............................................   86
Experts...................................................   86
Registration Statement....................................   87
Glossary..................................................   87
Reports of Independent Public Accountants, Balance Sheets
 and Notes to the Balance Sheets..........................   93
Prior Performance Tables............................. Appendix I
Partnership Agreement................................. Exhibit A
Signature Page and Subscription Agreement............. Exhibit B

-------------------------------------------------------

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR AUTHORIZED BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF OR THE RESPECTIVE DATES AS OF WHICH SUCH INFORMATION IS GIVEN HEREIN.

--------------------------------------------------------------------------------
                            SUMMARY OF THE OFFERING
--------------------------------------------------------------------------------

GENERAL PARTNER                    The General Partner is Cronos Capital Corp.
                                   ("CCC"), a California corporation (formerly known as Intermodal Equipment Associates), located at 444 Market Street, San Francisco,
                                   California 94111 (telephone number
                                   (415) 677-8990). For a discussion of the background of the General Partner and its officers and directors, see "Management" herein.

PARTNERSHIP ORGANIZATION           Cronos Global Income Fund XVI, L.P., a
                                   California limited partnership (the
                                   "Partnership") was organized on September 1, 1995. The Partnership intends to dispose of all of its Equipment by the end of the fifteenth year after the completion of the offering. The Partnership Agreement provides that the existence of the Partnership shall continue until December 31, 2015, unless sooner terminated.

USE OF PROCEEDS                    After payment of underwriting commissions and
                                   Offering and Organizational Expenses, the
                                   Partnership will invest from 80% to 83% of the Limited Partners' subscriptions in
                                   Equipment. See "Estimated Use of Proceeds" herein.

EQUIPMENT                          The Partnership will acquire marine dry cargo
                                   and special purpose containers. The
                                   Partnership intends to spend from 80% to 83% of subscriptions for Equipment and to reserve
                                   1% of subscriptions for working capital. The
                                   Partnership estimates that at least 60% of the Partnership's Net Proceeds available for Equipment acquisitions will be invested in new and used marine dry cargo containers, with the balance of available Net Proceeds, if any, invested in refrigerated, tank and other special purpose (open top, bulk, and flat rack) containers. See "Investment
                                   Objectives and Policies--Equipment," herein.

RISK FACTORS                       -- The Partnership's success will depend not
                                      only upon the competence of the General
                                      Partner, but also upon factors beyond the General Partner's control, including the level of world trade and the behavior of competitors. Utilization rates in the container leasing business (the percentage of containers on lease) have declined in recent years, from levels as high as 97% in 1989 to current levels of utilization of some 85%.

                                   -- The Partnership generally will lease its
                                      containers pursuant to operating leases, not full payout leases, and therefore the Partnership must continue to lease its containers in order to recover the cost thereof.

                                   -- In managing the Partnership, the General
                                      Partner will be subject to conflicts of
                                      interest, meaning that it will be
                                      confronted with decisions whereby it will have an economic incentive to place its interests above those of the Partnership and the Limited Partners. These conflicts of interest include, without limitation, the fact that the Partnership may purchase Equipment from the General Partner, the fact that the General Partner and its affiliates manage other partnerships, as well as their own equipment, and the fact that they will receive substantial fees from the Partnership. See "Conflicts of Interest" herein.

                                   -- A portion of the Distributions made by the
                                      Partnership to the Limited Partners will represent a return of capital, even if the source of such Distributions is from the rental revenues of the Partnership. Limited Partners should not assume that they will receive Distributions during the life of the Partnership, and then, upon its liquidation, receive a final Distribution in the amount paid for their Units. The amount realized on the sale of the Partnership's Equipment will generally be substantially less than the price the Partnership paid for the Equipment. The extent to which Distributions made by the Partnership represent a return of capital will ultimately depend upon the proceeds of sale of the Partnership's Equipment. See "Prior Performance Tables--Table V" herein.

                                   -- There will not be a market for the Units
                                      and there are significant restrictions of the transferability thereof. Limited Partners may not therefore be able to sell or dispose of their units, even in the event of an emergency.

                                   -- The Partnership currently has no inventory
                                      of Equipment, has not committed to
                                      purchase any Equipment, and has not
                                      arranged for any leases of Equipment.
                                      Consequently, prospective investors will not have any information as to the manufacturers of Equipment to be purchased by the Partnership, the various types of Equipment to be purchased by the Partnership, or the identity or creditworthiness of the prospective lessees thereof.

                                   -- The Partnership intends to finance the
                                      purchase of up to 20% (measured by cost) of its Equipment by borrowing. Equipment purchased with borrowed funds generally can be expected to be profitable only if the Equipment generates, at a minimum, sufficient cash revenues to pay interest costs on the related debt, recapture the Purchase Price thereof, and cover other operating expenses thereof. The use of leverage increases the risk of loss to the Limited Partners.

                                   -- Limited Partners have limited voting
                                      rights and do not participate in the
                                      management of the Partnership. The General
                                      Partner controls the management and
                                      operation of the Partnership and the
                                      acquisition, lease, and disposal of the
                                      Equipment.

                                   -- A portion of the Partnership's Equipment
                                      portfolio will consist of special purpose containers, primarily refrigerated containers and tank containers. The markets for the leasing of special purpose containers are narrower than the market for dry cargo containers. Lessors in these markets are thus more sensitive to fluctuations in the demand for and supply of such containers. The ownership of refrigerated and tank containers also entails risks of mechanical breakdown and technological obsolescence not otherwise present in the ownership of dry cargo containers.

                                   -- Historically, refrigerated containers have
                                      utilized a refrigerant gas which is a
                                      chlorofluorocarbon ("CFC") compound.
                                      Production of new container refrigeration units operating with an acceptable replacement refrigerant became available in 1993. The General Partner anticipates that all refrigerated containers purchased by the Partnership will contain the new refrigerant gas. There can be no assurance that the new refrigerant gas will be as effective or as cost-efficient as CFC compounds.

                                   -- Tank containers carry a variety of cargo,
                                      including cargo classified as hazardous
                                      materials. The ownership of tank
                                      containers can therefore entail the risk of additional environmental and tort liability. See "Risks Associated With Equipment Leasing--Risks of Ownership and Leasing of Special Purpose Containers" and "Environmental Liability Risks" under "The Risk Factors" herein.

                                     See "The Risk Factors" and "Conflicts of
                                   Interest" herein.

COMPENSATION                       The General Partner will receive compensation
                                   as detailed under "Management Compensation" herein. The compensation and fees payable to the General Partner and its affiliates have not been determined by arm's-length negotiations with the Partnership, and may be subject to increase due to actions taken by the General Partner (such as by increasing the number of containers on lease, thereby increasing lease revenues, or by an increase in reimbursable administrative expenses). The compensation payable to the General Partner and to its affiliates includes a share of the underwriting commissions (historically this share has ranged from 1.7% of subscriptions to 2.1% of subscriptions); an Acquisition Fee equal to 5% of the purchase price of the Equipment acquired by the Partnership; a Management Fee equal to 7% of the lease revenues realized by the Partnership from the leasing of Equipment; reimbursement for certain administrative expenses (estimated to be $300,000 for the first 12 months of operation of the Partnership); a share of the Distributions made by the Partnership (5%
                                   attributable to operations and 1%
                                   attributable to sales until the Limited
                                   Partners have received Distributions equal to their capital contributions plus an 8% cumulative, compounded annual return, and thereafter 15% of Distributions); and, generally, a 1% interest in the Partnership's taxable income and loss. See "Management
                                   Compensation" herein.

PARTNERSHIP OBJECTIVES             The Partnership's Equipment will be leased
                                   primarily to ocean-going shipping companies and, at the end of their useful lives (ten to fifteen years), sold in the secondary market to mini storage operators, construction companies, secondary market traders and other buyers. The leases entered into by the Partnership primarily will be Operating
                                   Leases, which are generally short-term leases providing for rental payments in an aggregate amount that is less than the purchase price of the Equipment. In certain instances the Partnership's Equipment may be leased under Full Payout Leases, which are long-term leases pursuant to which the non-cancellable rental payments due during the term of the lease equal or exceed the purchase price of the Equipment plus all interest costs and related financing charges on any debt incurred to acquire the Equipment. See
                                   "Investment Objectives and Policies--Leasing
                                   Policy" herein. The Partnership's investment objectives are:

                                      (i) To provide monthly Distributions of
                                   Distributable Cash From Operations (generally defined as operating cash flow), commencing within three months after the Partnership commences operations; and

                                     (ii) To realize the residual value of the
                                   Equipment upon expiration of the Equipment's economically useful life. The Partnership intends to begin liquidating its inventory of Equipment after approximately the tenth full year of operations and to fully dispose of its Equipment by the end of the fifteenth year of operations.

                                   There is no guarantee that these objectives will be achieved.

TAXATION OF PARTNERSHIP INCOME     Because of the availability of cost recovery
                                   deductions, a non-cash expense, during the early years of the Partnership's operations, a portion of the cash distributions made to the Limited Partners should not be subject to Federal income tax. In addition, during the early years of the Partnership's operations, the Partnership may realize losses for tax purposes. These losses, however, would be deemed "passive activity" losses, and would therefore not be available to offset the Limited Partners' active income, such as salaries, or portfolio income, such as interest and dividends. In addition, upon sale of the Partnership's Equipment, any gain realized that is attributable to cost recovery deductions previously taken with respect to the Equipment would be taxable, notwithstanding the fact that any such gain would represent a return of the Partnership's capital invested in the Equipment. For a fuller discussion of these principles, see
                                   "Investment Objectives and Policies--Tax

                                   Policy" and "Tax Aspects--General
                                   and--Summary" herein.

REINVESTMENT OF CASH FROM
  OPERATIONS AND SALE
  PROCEEDS; ASSESSMENTS            The Partnership will not reinvest revenues in
                                   Equipment. After the expenditure of the Net
                                   Proceeds from sale of the Units in Equipment and the expenditure of the proceeds of any loans incurred by the Partnership to purchase
                                   Equipment, the Partnership will manage its Equipment with a view to generating cash available for distribution to the Partners.
                                   See "Investment Objectives and
                                   Policies--Reinvestment Policy" herein. The
                                   Units are not subject to assessment.

MANAGEMENT OF THE PARTNERSHIP      CCC is the General Partner and, with its
                                   affiliate, Cronos Containers Limited (the
                                   "Leasing Company"), will manage and control the business of the Partnership. The Limited
                                   Partners will have no say in the day-to-day management of the Partnership. CCC has organized to date 17 container management limited partnerships or programs. In addition, the Leasing Company and its affiliates manage equipment on behalf of other related and unrelated container owners.
                                   For a discussion of the background of the General Partner and the Leasing Company, a description of their key personnel, and a summary of the General Partner's track record, see "Management" and "Prior
                                   Activities" herein. CCC will make a nominal capital contribution of $1,000 to the Partnership. See "Management Compensation,
                                   Footnote No. 4" herein.

LEVERAGE The Partnership may take advantage of delayed payment terms offered by manufacturers of containers that would allow the Partnership to take up to six months from delivery of containers to pay the manufacturer for the containers. In addition, during the period of time that its Units are being offered to the public, the Partnership intends to secure from one or more commercial lending sources a bridge loan to allow the Partnership to take advantage of Equipment purchasing opportunities pending the raising of sufficient Net Proceeds to purchase such Equipment. The Partnership intends to convert any such bridge loan into a term loan payable over seven to ten years. In no event will the amounts secured by the Partnership under any term loan exceed 20% of the Equipment acquired by the Partnership (as measured by the cost of the Equipment). No new indebtedness shall be incurred for the purchase of Equipment after 60 months after the termination date of this offering. See "Investment Objectives and
                                   Policies--Borrowing Policy" herein.

COST RECOVERY METHOD               The Partnership's Equipment will be
                                   depreciated for tax purposes on the
                                   straight-line basis (without regard to
                                   salvage value), over its class life (six years for containers). See "Investment
                                   Objectives and Policies--Tax Policy" and "Tax
                                   Aspects--Cost Recovery of Equipment" herein.

LIMITED PARTNERS' SHARE
OF DISTRIBUTIONS                   Partnership Distributions from Distributable
                                   Cash From Operations will be allocated 95% to the Limited Partners and 5% to the General
                                   Partner, and Distributions from Sale Proceeds will be allocated 99% to the Limited Partners and 1% to the General Partner, in each instance until such time as the Limited
                                   Partners have received from the Partnership aggregate Distributions (whether from
                                   Distributable Cash From Operations or Sale
                                   Proceeds) in an amount equal to their Capital
                                   Contributions (i.e., their subscriptions for the Units) plus an 8% cumulative, compounded
                                   (daily), annual return on their Adjusted
                                   Capital Contributions. "Adjusted Capital
                                   Contributions" is defined to mean the Limited
                                   Partners' Capital Contributions reduced by prior Distributions exceeding the foregoing
                                   8% return. Thereafter, Partnership
                                   Distributions will be allocated 85% to the Limited Partners and 15% to the General
                                   Partner. For a fuller discussion of the
                                   allocation of Partnership Distributions, see
                                   "Distributions" herein.

CONFLICTS OF INTEREST              The General Partner and the Leasing Company
                                   may have conflicts of interest in the
                                   management of the Partnership and operation of its business, including the power to engage in other activities which may conflict with those of the Partnership. The section of this Prospectus entitled "Conflicts of
                                   Interests" discusses the most important of these conflicts of interest and how the General Partner intends to respond to them.

LIMITED RIGHT OF PRESENTMENT       The Limited Partners will have a limited
                                   right to present their Units for redemption by the Partnership after it has been in operation for three full calendar years. The redemption price for the Units presented, should the Partnership elect to redeem them, will be equal to their book value, determined annually, in accordance with generally accepted accounting principles. "Book value" for this purpose refers to the balance sheet value of the Partnership's assets, minus the stated value of the Partnership's liabilities, divided by the number of Units outstanding. The redemption price may not bear any relationship to the fair market value of a Unit or to the share of the Partnership's assets represented by the Unit.
                                   Redemptions will be made at the sole
                                   discretion of the Partnership. In no event will the Partnership redeem Units if doing so would impair its capital or its operations.
                                   Because of its discretionary feature, Limited
                                   Partners may not rely upon the redemption feature to provide them with liquidity. In the event that the Partnership elects not to redeem Units that are presented by Limited
                                   Partners for redemption, the General Partner, acting in its sole discretion, may purchase such Units on the same terms and conditions.
                                   For a fuller description of the feature, see
                                   "Limited Right of Presentment" herein.

LIMITED PARTNERS' VOTING RIGHTS    The voting rights granted to the Limited
                                   Partners by the Partnership Agreement include the right, by majority vote, to amend the Partnership Agreement, to dissolve the
                                   Partnership, and to remove the General
                                   Partner. The Partnership has no intent to participate in a "roll-up" (i.e., a merger or consolidation) with the General Partner or with any affiliate of the General Partner. In addition, should any such roll-up be proposed, the Partnership Agreement requires that the transaction be approved by a two-thirds vote of the Limited Partners, not by a majority vote (and prohibits any amendment to this provision without the approval of a two-thirds vote of the Limited
                                   Partners). For a fuller discussion of the voting and other rights of the Limited
                                   Partners, see "Summary of the Partnership
                                   Agreement" herein.

DEFINED TERMS                      For the definition of various terms used in
                                   this Prospectus, see the "Glossary" herein and Article I of the Partnership Agreement included as Exhibit A herein.

--------------------------------------------------------------------------------
                                THE RISK FACTORS
--------------------------------------------------------------------------------

     An investment in the Partnership involves various risks. The following is a summary of some of the risks that should be considered by prospective investors before making a decision to invest in the Partnership, and is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. It is only intended to summarize and highlight certain factors relating to an investment in the Partnership and is not intended to state in full or replace portions of this Prospectus which discuss these factors in greater depth.

RISKS ASSOCIATED WITH EQUIPMENT LEASING

     The Partnership's Net Proceeds available for equipment acquisitions will be invested in marine containers. CCC, the General Partner of the Partnership, presently anticipates that at least 60% of the Partnership's Net Proceeds available for equipment acquisitions will be invested in new and used marine dry cargo containers, with the balance of available Net Proceeds, if any, invested in refrigerated, tank and other special purpose containers. This Equipment will be acquired from third parties or, to facilitate its orderly acquisition by the Partnership, acquired by the General Partner (in anticipation of the funding of the Partnership through the sale of Units) for resale, generally at cost, to the Partnership. See "Investment Objectives and Policies--Equipment" herein and
Section 7.2(h) of the Partnership Agreement. The Partnership's Equipment will be leased under Operating Leases (i.e., leases calling for rental payments that in aggregate are less than the purchase price of the Equipment) to ocean-going shipping companies. The following discussion sets forth some of the more significant risks associated with this type of equipment leasing business.

     1. Dependence of the Container Leasing Business on the Volume of World Trade and Other Factors. Containers, particularly marine dry cargo containers, are relatively simple, and fungible, items of capital equipment. While one distinguishing characteristic of container leasing companies is the level of service they provide to lessees, fundamentally the success of the container leasing business depends upon the level of demand for leased containers. While there is continuing demand from customers to transport their cargo in containers rather than by breakbulk, this demand, in turn, largely depends upon levels of world trade and the supply of containers relative to demand. When the volume of world trade decreases, container leasing companies are particularly apt to suffer since container lessees, most of which also have their own fleets of containers, generally cut back on leased containers in favor of utilizing their own fleets. In addition, average daily revenue per leased container unit can decrease significantly as the volume of world trade decreases and the supply of available containers exceeds the level of demand. Such factors can cause a dramatic reduction in a leasing company's revenues. Furthermore, the increased availability of capital combined with low interest rates may provide an incentive for shipping lines to reduce their volume of leased containers in favor of purchasing them. As a result, the Partnership's container leasing business could be negatively affected by future fluctuations in world trade and other factors.

     These characteristics of the container leasing industry are well-illustrated by the experience of the General Partner's managed fleet of containers since 1981, which mirrors the cyclical nature of the industry. The utilization rates (percentage of containers on lease) of the General Partner's managed fleet of containers has ranged from a low of 62% in 1983 to a high of 97% in 1989. Reacting to the high utilization levels and positive economic forecasts in the late 1980's, the container leasing industry in 1992 embarked on an ambitious container purchasing program. These purchases produced an oversupply of containers as some of the major world economies slipped into recession. As a consequence, both utilization and rental rates declined during the latter half of 1992 and 1993. During 1994, as the world's major economies came out of recession, container oversupply decreased and utilization rates began to improve. See "The Marine Container Industry--Recent Industry Performance" herein.

     Prospective investors in the Partnership should be aware of the dependence of the container leasing industry upon fluctuations in world trade and other factors, including, without limitation, the supply and pricing of new and used containers, economic conditions in the shipping industry, the availability of financing, fluctuations in interest rates and currency valuations and other economic considerations that are inherently unpredictable and beyond the control of the General Partner. See "The Marine Container Industry--Recent Industry Performance" and "Prior Activities" herein.

     2. Risks of Ownership and Leasing of Special Purpose Containers. A portion of the Partnership's Equipment portfolio will consist of special purpose containers, primarily refrigerated and tank containers. CCC anticipates that the Partnership's investment in special purpose containers will not exceed 40% of the capital invested by the Partnership in Equipment. Besides refrigerated and tank containers, special purpose containers include open top, bulk, and flat rack containers. Unlike dry cargo containers, these containers are built for specific market demands. As such, the markets for the leasing of special purpose containers are narrower than the market for dry cargo containers; and in the case of tank containers includes specialist operators (NVOCC's (Non-Vessel Owning Common Carriers)), companies that produce and ship their own goods (such as certain chemical companies and distillers) as well as ocean-going carriers. Lessors in these markets are thus more sensitive to fluctuations in the demand for and supply of such containers. Moreover, the ownership of refrigerated containers entails risks of mechanical breakdown and technological obsolescence not otherwise present in the ownership of dry cargo containers, and in the case of tank containers (which can transport hazardous materials) includes additional risks of environmental and tort liability. See "The Marine Container Industry--General--Tank Containers" and "The Risk Factors--Environmental Liability Risks" herein.

     3. Other Risks of Container Leasing. In addition to the factors discussed above, the ability of the Partnership to keep its Equipment under leases yielding revenues which, after payment of operating expenses, provide an acceptable return may be adversely affected by other economic and business factors to which the transportation industry in general and the container leasing industry in particular are subject. These factors, which generally are beyond the control of the General Partner, include:

          (a) general economic conditions, such as inflation and fluctuations in general business conditions;

          (b) fluctuations in supply and demand for Equipment resulting from, among other things, obsolescence, changes in the methods or economics of a particular mode of transportation or changes in governmental regulations or safety standards;

          (c) increases in maintenance expenses, taxes, insurance costs, third party fees and other expenses attributable to the operation and the maintenance of the Equipment that cannot be offset by increased lease revenues from the Equipment;

          (d) the risk of uninsured losses with respect to the Equipment or insured losses for which insurance proceeds are inadequate, resulting in a possible loss of invested capital in, and any profits anticipated from, such Equipment;

          (e) the effects of strikes, labor disputes and foreign political unrest on the Partnership's Equipment acquisition and leasing efforts;

          (f) bankruptcies, contract disputes, or defaults in payments by lessees of the Equipment resulting in uncollectible accounts and the accumulation of expenses and off-lease time attributable to the recovery of Equipment, or the inability to recover Equipment from such lessees;

          (g) the possibility that lessees of Equipment will elect to purchase and own equipment rather than lease it from third parties, including the Partnership; and

          (h) loss of revenues and increases in storage expenses during periods when Equipment is not being utilized.

     4. Limited Sources of Supply. The Partnership will be competing with shipping compa-nies and other container and equipment leasing companies and partnerships, many of which have greater financial resources than the Partnership, for the acquisition of available Equipment. While the General Partner regularly obtains advance commitments from container manufacturers for production, which may be available for purchase by the Partnership, there can be no assurance that Equipment can be acquired at the times estimated herein or at prices that will permit the Partnership to realize its investment objectives. The production of dry cargo containers is currently concentrated in the Far East, particularly Korea and China. The production of refrigerated and tank containers is primarily located in Europe as well as in Asia. The separate refrigeration unit for the container is supplied principally by sources in the United States. The General Partner presently is purchasing most new dry cargo containers from various manufacturers throughout Asia. Another potential source of supply is used containers; however, the acquisition of used containers would result in, among other things, a shortening of the average useful economic life of the Partnership's Equipment and higher costs of repair. CCC anticipates that refrigerated containers acquired by the Partnership will be manufactured in the United States, Europe or Asia, with the separate refrigeration units manufactured in the United States, and that tank containers acquired by the Partnership will be manufactured in South Africa and Western Europe. There is no assurance that the Partnership will be able to purchase containers at competitive prices in locations from which the Partnership can lease the containers. See "The Marine Container Industry--Sources of Supply of Containers" and "Investment Objectives and Policies--Equipment" herein.

     5. Effect of Operating Leases: Rental Payments are Insufficient to Return the Lessor's Original Investment in the Equipment. The General Partner anticipates that most if not all of the Equipment acquired by the Partnership will be leased pursuant to Operating Leases. See "Investment Objectives and Policies--Leasing Policy" herein. Under an Operating Lease, the lessor receives aggregate rental payments in an amount that is insufficient to recover the lessor's original investment. In order for the Partnership to recover its investment and earn an adequate return thereon, the Partnership will, on termination of the initial leases of its Equipment, have to obtain renewals from the original lessees, find new lessees or sell the Equipment. Operating leases subject the Partnership to risks of fluctuation in rental rates and lack of demand for a particular item at the expiration of its lease. The success of the Partnership in leasing its Equipment and keeping its Equipment on lease will depend upon the timing of Equipment purchases, market conditions in the container and equipment leasing markets, the quality of maintenance of the Equipment and other factors.

     6. Leverage. The Partnership intends to finance up to 20% of its Equipment. In no event will the Partnership's long-term indebtedness exceed 20% of the aggregate Purchase Price of its Equipment. Containers purchased with borrowed funds generally can be expected to be profitable only if they generate, at a minimum, sufficient cash revenues to pay interest costs on the related debt, recapture the Purchase Price thereof, and cover other operating expenses. The use of leverage, as anticipated by the Partnership, will cause the risk of loss to the Limited Partners to be greater than if none of the Purchase Price of the Partnership's Equipment were borrowed, because fixed payment obligations must be met on certain specified dates, regardless of the amount of revenues derived by the Partnership from such containers. A default on indebtedness can result in foreclosure, a loss of the collateral securing the debt, and adverse tax consequences to the Limited Partners. See "Tax Aspects--Sale or Other Disposition of Equipment" herein.

     7. Residual Value of Equipment. The ultimate cash return of the Partnership's investment in its containers will depend in part on the residual value of the containers at the point at which the General Partner determines that it is in the best interest of the Partnership to sell the containers. The amount realized on the sale of the Equipment will generally be substantially less than the price that the Partnership paid for the Equipment. Generally, used containers are sold in the non-maritime secondary market for use as temporary or permanent storage sheds. An additional use for refrigerated containers in the secondary market is the temporary storage of perishable products. To a lesser extent, such containers are sold to shipping companies and container-leasing companies for use in the maritime market. The demand for used containers depends on a variety of factors including the location of the container at time of disposition, foreign currency exchange rates, and the factors discussed above that affect the market for marine cargo containers. One factor affecting the residual value of the containers will be the quality of maintenance provided by the Partnership and container lessees. There can be no assurance that CCC will be able to arrange, on behalf of the Partnership, for adequate maintenance of the Partnership's containers throughout their economic useful lives. The containers' residual value will also depend upon factors beyond the control of the Partnership or the container lessees, such as the cost of new containers, the quantity of used containers being supplied to the secondary market, technological advances in container construction and in techniques of ocean transportation, and developments in world trade. See "The Marine Container Industry--Future Values of Containers" herein.

     8. Competition. With respect to its container leasing activities, the Partnership will be in competition with several large international container leasing companies and numerous smaller leasing companies. The industry has recently been in a period of consolidation. As of December 31, 1994, the two largest container leasing companies controlled fleets representing 50% of the worldwide leased container fleet. While the container leasing market is highly competitive, in any economic downturn the large container leasing companies as a group might be able to exploit their greater financial resources to maintain or enhance their market share at the expense of competitors such as the Partnership. See "The Marine Container Industry--Container Leasing" herein. In addition, the Partnership will be in competition with other partnerships and programs managed by the General Partner and its affiliates, as well as in competition with the General Partner and its affiliates as to the equipment owned by them. See "Conflicts of Interest--Competition Between the Partnership and CCC or Other Partnerships or Programs in the Purchase and Leasing of Equipment" herein.

     9. No Assurance of Successful Operations. The Partnership was formed on September 1, 1995 and has no operating history. No assurance can be given that the Partnership's operations will be successful or that it will meet its stated investment objectives. Specifically, there is no assurance that cash will be available for distribution to investors.

     10. Defaults by Lessees. The default by a lessee under a lease may cause Equipment to be returned to the Partnership at a time when the General Partner or its agents may be unable to properly arrange for the re-leasing or sale of such Equipment. In such event, the Partnership would lose anticipated revenues, incur additional operating expenses, and, consequently, may be unable to recover its investment in such Equipment. In addition, because the containers to be leased by the Partnership will be leased outside of the United States, repossession of containers from lessees who may default under a lease could prove difficult.

     11.  Effect of Environmental Regulation on Refrigerated
Containers. Historically, refrigerated containers have utilized a refrigerant gas which is a chlorofluorocarbon ("CFC") compound. It is generally assumed that CFCs are harmful to the Earth's ozone layer when released into the atmosphere. Many nations, including the United States, have taken action, both collectively and individually, to regulate CFCs. These nations set various targets for the reduction in production and use of CFCs starting as early as 1993, and their eventual elimination. There has been substantial progress recently to determine a viable substitute for the refrigerant used in containers, such that both the Leasing Company and the container leasing industry association have selected a replacement refrigerant. Production of new container refrigeration units operating with the replacement refrigerant became generally available in 1993. All refrigerated containers purchased by the Partnership will contain the new refrigerant compound and will comply with all current environmental regulations. However, there can be no assurance that the new refrigerant will be as effective or as cost efficient as CFC compounds.

     12. Environmental Liability Risks. Under the state and Federal laws of the United States, and possibly under the laws of other nations, the owner of a container may be liable for environmental damage and/or cleanup costs and/or other sums in the event of actual or threatened discharge or other contamination by material in a container. This liability may be imposed on a container owner, such as the Partnership, even if the owner is not at fault. It is not possible to predict the amount of liability. The General Partner intends, subject to availability and prevailing market conditions, to obtain insurance against these risks on such terms and in such amounts as the General Partner deems reasonable. In addition, subject to availability and applicable insurance and container industry market conditions, the General Partner intends to require lessees of containers to obtain insurance which protects against these risks and further to compel lessees to indemnify and defend the Partnership in the case of an occurrence giving rise to possible liability under applicable environmental laws. There can, however, be no guarantee that insurance will be available to fully protect against environmental risk, or that the General Partner will be able to allocate the risk of environmental damage to lessees of the Partnership's containers.

RISKS ASSOCIATED WITH THE OPERATION OF AN EQUIPMENT LEASING BUSINESS IN PARTNERSHIP FORM

     13. Reliance Upon the General Partner. The success of the Partnership will be dependent upon the ability of CCC as General Partner and its affiliate, the Leasing Company, to arrange for the production, delivery, leasing, maintenance and eventual sale of containers on behalf of the Partnership. CCC's business has been the organization of 17 container management limited partnerships or programs. See "Management" and "Prior Activities" herein. The Limited Partners have no right to take part in the day-to-day management of the Partnership; all decisions with respect to such management will be made exclusively by CCC. Accordingly, prospective investors should not purchase Units unless they are willing to entrust all aspects of the management of the Partnership to CCC. See "Summary of the Partnership Agreement" herein.

     14. Dependence Upon Key Management. Most of CCC's and the Leasing Company's senior executives and other management-level employees have been with The Cronos Group for over five years and have significant industry experience. The loss of the services of one or more of them could have a material adverse effect on the Partnership's business. CCC believes that its future success and that of the leasing partnerships it manages will depend upon its and its affiliates' ability to retain key members of their management teams and to attract capable management in the future. There can be no assurance that CCC and its affiliates will be able to do so. The officers of CCC and the Leasing Company are generally employed under contracts with one-year rolling terms. CCC does not maintain "key man" life insurance on any of its officers.

     15. Conflicts of Interest. In managing the Partnership, CCC will be subject to conflicts of interest, meaning that it will be confronted with decisions whereby it will have an economic incentive to place its interests above those of the Partnership. CCC and its affiliates, including the Leasing Company, are in the business of managing containers for third parties, for CCC's existing partnerships and programs, and for their own account, and will be subject to a conflict of interest in times of low demand for and excess supply of such containers. The Partnership Agreement provides that neither the General Partner nor its affiliates will be obligated to present any particular investment or leasing opportunity to the Partnership, even if such opportunity is suitable for the Partnership. Because of its relationship with the General Partner, the Underwriter may be subject to a conflict of interest in performing any due diligence obligations arising out of its participation in this offering. As indicated in "Conflicts of Interest" herein, the General Partner will have other conflicts of interest in addition to those summarized above. See also "Fiduciary Responsibilities of the General Partner" herein.

     16. Authorization of Significant Fees to the General Partner and Affiliates. The General

Partner and its affiliates will receive substantial fees in connection with the sale of Units and the acquisition and management of Equipment by the Partnership. Most of these fees will be paid irrespective of the amount of Distributions paid to Limited Partners and regardless of the success or profitability of the Partnership's operations. While such compensation and fees were established by the General Partner and are not based on arm's-length negotiations, the General Partner nevertheless believes that such compensation and fees are comparable to those which would be charged by an unaffiliated entity or entities for similar services. See "Management Compensation" herein.

     17. Return of Capital. Cash distributions may be characterized as a return of capital (i.e., the investors' own money), a return on capital or a portion of each. During the life of the Partnership, a substantial portion of the cash distributions made to Limited Partners will represent a return of capital (i.e., the Limited Partners' own money). The portion of any Distribution representing a return of capital (in the economic, as opposed to the tax or accounting sense) depends in part on the residual values which may be realized on the disposition of the Partnership's Equipment, and is not determinable until the Partnership's Equipment portfolio is liquidated.

     18. Lack of Liquidity. There will not be a market for the Units and there are significant restrictions on the transferability thereof. Limited Partners should anticipate that they will not be able to liquidate their investment, even in the event of an emergency. Furthermore, the Units are not likely to be acceptable as collateral for a loan. Consequently, investment in the Units should be considered only as a long-term, illiquid investment. See "Transferability of Units" and "Tax Aspects--Partnership Status" herein. While the Limited Partners may present their Units for repurchase by the Partnership after the Partnership has been in operation for three full calendar years, there can be no assurance that the Partnership will exercise its option to repurchase any of the Units presented. See "Limited Right of Presentment" herein.

     19. Limited Voting Rights of Limited Partners. Limited Partners have only limited voting rights on matters affecting the Partnership's business, as they are not permitted to take part in the management of the Partnership. Generally, for any matter submitted for vote of the Limited Partners, a vote of a majority in interest of the Limited Partners (Limited Partners owning more than 50% of all Units entitled to vote) is required for approval. See "Summary of the Partnership Agreement--Limited Partners' Voting Rights" herein.

     20. Unspecified Manufacturers, Equipment Mix and Lessees. At the present time the Partnership has no inventory of Equipment, has not committed to purchase any Equipment, and has not arranged for any leases of Equipment. Consequently, prospective investors will not have any information as to the Equipment manufacturers from which the Partnership will purchase its Equipment, the actual amounts of the various types of Equipment which will be purchased by the Partnership (i.e., 20-foot containers, 40-foot containers, special purpose containers, etc.) or the identity or creditworthiness of the prospective lessees thereof. Limited Partners must rely solely on the judgment of CCC with respect to the selection of equipment manufacturers, the price to be paid for the Equipment, the Equipment mix, and upon its supervision of the Leasing Company with respect to the evaluation of potential lessees, the negotiation of satisfactory leases, the management and maintenance of the Equipment during the life of the Partnership, and the timing and terms of any sale thereof. No assurance can be given that CCC will be able to perform such obligations so as to achieve the investment objectives of the Partnership. See "Investment Objectives and Policies--General" herein.

     21. Delay in Distributions of Distributable Cash From Operations. CCC anticipates a delay of two to four months from the date the Partnership commences operations (i.e., the date the Partnership has received subscriptions from at least 100 investors for the minimum number of Units offered herein) to the time of receipt of initial lease revenues from lessees of the Partnership's Equipment. Limited Partners will not receive any Distributions until approximately three months after the Partnership commences operations. See "Investment Objectives and Policies--General" herein.

     22. Possible Limited Size of the Partnership. The estimated Net Proceeds from this offering are expected to range from a minimum of $1,700,000 to a maximum of $132,150,000. Subscriptions for CCC's most recent three programs have amounted to $100,395,120 for Fund XV (through October 2, 1995), $59,686,180 for Fund XIV, and $70,271,880 for Fund XII (no Fund XIII was organized). See "Prior Activities" herein. Accordingly, CCC anticipates raising substantially more than the minimum subscriptions ($2 million) for this Partnership, although there can be no assurance that this Partnership will raise more than the minimum subscriptions. The potential profitability of the Partnership could be affected by the amount of capital at its disposal. In the event that the Partnership receives the minimum Net Proceeds, it will acquire less Equipment and will have less diversification in the acquisition, lease and sale of its Equipment and it may have a lesser ability to acquire Equipment at an attractive cost. See "Estimated Use of Proceeds" herein.

     23. Return of Distributions. In accordance with the California Revised Limited Partnership Act, which governs the Partnership, Limited Partners will be obligated to return any Distribution from the Partnership to the extent that, at the time of the distribution the Limited Partner knew that immediately after giving effect to the Distribution, the liabilities of the Partnership, other than those as to which recourse of creditors is limited to specified assets of the Partnership, exceeded the fair value of the Partnership's assets other than those subject to liabilities as to which recourse of creditors is so limited, to the extent of such liabilities. See "Summary of the Partnership Agreement--Limited Partners Obligations to Creditors" herein.

     24. Limited Liability Not Clearly Established. In certain jurisdictions in which the Partnership may do business, the limited liability of limited partners of limited partnerships formed under the laws of other jurisdictions has not been clearly established. There can be no assurance that the General Partner will be able, even through its best efforts, to ensure that the limited liability of the Limited Partners will be preserved in all jurisdictions. Were limited liability not available to the Limited Partners, then the Limited Partners might be liable for Partnership debts in an amount exceeding their capital contributions to the Partnership plus their share of the profits thereof.

FEDERAL INCOME TAX RISKS;
ERISA CONSIDERATIONS

     The investment objectives of the Partnership are to generate cash for distribution to the Limited Partners and to realize the residual value of its Equipment upon sale after approximately 10 to 15 years of operations. Because of the availability of cost recovery deductions with respect to the Partnership's Equipment, a portion of the Partnership's Distributions to the Limited Partners should not be subject to Federal income tax for those years over which the Partnership is depreciating its Equipment. Certain of the more significant risks associated with this and the other tax attributes of investing in the Partnership are summarized below. Prospective investors are urged to review in its entirety the "Tax Aspects" section of this Prospectus, which contains a discussion of the material Federal income tax issues associated with an investment in the Partnership by a typical investor, and to consult with their tax advisors as to the tax aspects of investing in the Partnership.

     25. The Partnership Will Not Offer Tax Shelter. The General Partner anticipates that the Partnership will, throughout most of its useful life, generate taxable income, not taxable losses. Any losses generated by the Partnership and allocable to the Limited Partners may not be used by the Limited Partners to offset their active income, such as salary and wages, or portfolio income, such as dividends and interest, but may only be used to offset "passive activity" income, such as income from other limited partnerships. If a limited partnership is deemed "publicly traded," then partnership losses may not even be used to offset income from other limited partnerships. See "Tax Aspects--Passive Activity Losses" herein.

     Because of the limitations on the use of passive activity losses, and because of the complexity of the rules governing depreciation of equipment, such as containers, under the modified Accelerated Cost Recovery System, the Partnership will depreciate its Equipment under the more conservative alternative depreciation system. Under this system, the Partnership's Equipment will be depreciated using the straight line method over the class life of the equipment (six years for containers). If depreciated under the modified Accelerated Cost Recovery System, on the other hand, the Partnership's Equipment could, subject to numerous conditions, be depreciated using the double-declining balance method over a recovery period of five years. See "Tax Aspects--General" herein.

     26. Partnership Status: No Request For a Tax Ruling. The General Partner does not intend to request, and probably could not obtain, a tax ruling from the Internal Revenue Service (the "Service") that the Partnership will be classified as a partnership and not as an association taxable as a corporation. In the absence of such a ruling there can be no assurance that the Partnership will not be classified as an association taxable as a corporation. The Partnership will rely upon the opinion of its counsel, Fotenos and Suttle, P.C., as to its partnership tax status, as well as other material tax issues as discussed in "Tax Aspects" herein. Prospective investors should be aware that an opinion of counsel has no official status of any kind, and is not binding upon the Service or the courts.

     In the event that the Partnership were treated for tax purposes as an association taxable as a corporation in any taxable year, generally the principal tax benefits of the Partnership's operations would accrue to the Partnership as a separate tax paying entity, and not to the Limited Partners. Losses, if any, of the Partnership in such event would not be deductible by the Limited Partners. In addition, Distributions to the Limited Partners would be subject to tax as corporate distributions and would be taxable to the Limited Partners as dividend income at ordinary income rates to the extent of the Partnership's earnings and profits.

     The partnership status of the Partnership could be jeopardized by subsequent events such as the failure or inability of the General Partner to maintain certain net worth or other requirements, by the Partnership's being deemed a "publicly-traded partnership" under the Code, or by reason of changes in the tax law or in the administration thereof. See "Tax Aspects-- Partnership Status" herein.

     27. Tax On Sale Of Units. In general, upon any sale of Units, a Limited Partner will be taxed on the gain realized from the sale, measured by the difference between the sale proceeds and the Partner's basis in his or her Units. During the operational phase of the Partnership, because of the availability of cost recovery deductions, a non-cash expense, the amount of Distributions made to the Partners may exceed the taxable income of the Partnership allocated to the Partners, and therefore the basis of the Partners in their Units may decrease over time. As a result, a Limited Partner could realize taxable income upon the sale of the Partner's Units, even if the Partner sells the Units for less than he or she paid for them. After the Partnership has fully depreciated its Equipment, the Distributions made by the Partnership to the Limited Partners will generally be fully taxable. See "Tax Aspects--Sale of Units" herein.

     28. Taxation of Qualified Plans and Individual Retirement Accounts. The income of the Partnership will constitute "unrelated business taxable income" in the hands of Qualified Plans and Individual Retirement Accounts. Unrelated business taxable income is subject to Federal income tax to the extent it exceeds $1,000 in any one year, at marginal rates ranging from 15% to 39.6%, with the 39.6% rate applicable to unrelated business taxable income in excess of $7,650 (for 1995) in any one year. In addition, fiduciaries should, in consultation with their advisors, carefully consider (i) whether an investment in the Units is permitted by the terms of the relevant plan documents; (ii) whether an investment in the Units is consistent with their fiduciary responsibilities; (iii) the effect on the plan and its administration if the assets of the Partnership were deemed to be "plan assets;" and (iv) whether the investment is prudent. See "Tax Aspects--Unrelated Business Income" and "ERISA Considerations" herein.

     29. Opinion of Counsel. As discussed under "Tax Aspects--Opinion of Counsel" herein, counsel to the Partnership has rendered its opinion that the tax benefits, in the aggregate, of an investment in the Partnership to the typical investor are more likely than not to be realized as contemplated in this Prospectus. As indicated above, an opinion of counsel has no binding effect or official status of any kind, and accordingly there can be no assurance that the Service will not challenge counsel's opinion. Furthermore, because of the factual nature of the inquiry and/or the lack of controlling authority, and because no equipment has been acquired by the Partnership, counsel has concluded that it is not possible for it to reach a judgment as to the outcome on the merits (either favorable or unfavorable) of the following Federal income tax issues, and accordingly expresses no opinion with respect to them: (i) whether the tax basis of the Equipment acquired by the Partnership will include, in whole or in part, the Acquisition Fee payable by the Partnership to the General Partner for its services rendered in acquiring the Equipment; (ii) whether the Management Fee payable by the Partnership to the Leasing Company will be deductible in its entirety in the years incurred; (iii) whether the allocation of gross income to the General Partner, as provided by the Partnership Agreement, will be respected for Federal income tax purposes;
(iv) whether any Full Payout Leases entered into by the Partnership will be treated as leases for Federal income tax purposes; (v) whether the Partnership will be deemed to be a "dealer" in equipment at the time of the sale or disposition of any of the Partnership's Equipment; and (vi) whether the Partnership constitutes a "tax shelter" for purposes of the tax shelter registration provisions of the Code. See "Tax Aspects--Opinion of Counsel" herein.

     30. Other Tax Matters. In addition to the foregoing Federal income tax risks, prospective investors (together with their tax advisors) should consider
(i) the fact that under the rules of partnership taxation, a Limited Partner will be taxed on his share of Partnership income, even if such income is not distributed to him, as will occur where the Partnership utilizes revenues to repay the principal of Partnership indebtedness; (ii) that the Management Fee payable to the Leasing Company may not be currently deductible by the Partnership, in whole or in part; and (iii) the possibility that an audit of the Partnership's information return may result in an audit of a Limited Partner's individual return. A discussion of these and other material Federal income tax issues associated with an investment in the Partnership is contained in the "Tax Aspects" section of this Prospectus.

--------------------------------------------------------------------------------
                           ESTIMATED USE OF PROCEEDS
--------------------------------------------------------------------------------

    The following table sets forth information concerning the estimated use of the proceeds from the sale of the Units offered hereby. After payment of all Offering and Organizational Expenses, sales commissions and the Acquisition Fee payable to the General Partner, the Partnership expects to spend from eighty cents to eighty-three cents of each subscription dollar for Equipment (reserving, in addition, one cent of each subscription dollar as a working capital reserve). The Underwriter, an affiliate of the General Partner, will receive a portion of the underwriting commissions, and the General Partner will be paid the Acquisition Fee. See footnote nos. 2 and 5 below and "Management Compensation" herein.

                                                      MINIMUM OFFERING               MAXIMUM OFFERING
                                                   (100,000 UNITS SOLD)(1)       (7,500,000 UNITS SOLD)(1)
                                                  -------------------------     ---------------------------
                                                                 PERCENTAGE                      PERCENTAGE
                                                                  OF GROSS                        OF GROSS
                                                    AMOUNT        PROCEEDS         AMOUNT         PROCEEDS
                                                  ----------     ----------     ------------     ----------
GROSS PROCEEDS................................... $2,000,000        100.0%      $150,000,000        100.0%
Public Offering Expenses:
  Underwriting Commissions(2).................... $  200,000         10.0%      $ 15,000,000         10.0%
  Offering and Organizational Expenses(3)........ $  100,000          5.0%      $  2,850,000          1.9%
                                                  ----------       ------         ----------       ------
         Total Public Offering Expenses.......... $  300,000         15.0%      $ 17,850,000         11.9%
                                                  ----------       ------         ----------       ------
Net Proceeds..................................... $1,700,000         85.0%      $132,150,000         88.1%
Acquisition Fees(4).............................. $   80,000          4.0%      $  6,221,429          4.2%
Working Capital Reserve.......................... $   20,000          1.0%      $  1,500,000          1.0%
                                                  ----------       ------         ----------       ------
Gross Proceeds Invested in Equipment(5).......... $1,600,000         80.0%      $124,428,571         82.9%
                                                  ==========       ======         ==========       ======

------------------
(1) Does not include the five Units purchased by the initial Limited Partner. See "Capitalization" herein.

(2) The Partnership will pay a sales commission of up to 8% of Gross Proceeds to Selected Dealers on Units sold by them and a separate wholesale commission of up to 2% of Gross Proceeds to any Selected Dealers that provide wholesaling services to the Underwriter. The Underwriter will receive from the Partnership an amount equal to the difference between 10% of Gross Proceeds and the amount of the commissions paid to Selected Dealers acting as broker-dealers and wholesalers. See "Plan of Distribution--The Offering" herein. In addition, the Partnership may pay up to 0.5% of Gross Proceeds to reimburse Selected Dealers and wholesaling broker/dealers for bona fide accountable due diligence expenses, although such amounts are included in Offering and Organizational Expenses (see note (3) below).

(3) The amounts for Offering and Organizational Expenses are estimated. CCC will pay all Offering and Organizational Expenses in excess of 5% of Gross Proceeds. If only the minimum number of Units is sold, it is assumed that such Expenses will exceed 5% and, therefore, that CCC will pay the difference. The General Partner will directly pay (without recourse to, or right of reimbursement from, the Partnership) all underwriting compensation and Offering and Organizational Expenses in excess of 15% of Gross Proceeds.

(4) CCC will be paid an Acquisition Fee by the Partnership equal to 5% of the Purchase Price of the Equipment purchased by the Partnership from the Net Proceeds from this offering. No Acquisition Fee shall be paid with respect to Equipment financed by a bridge loan until such time as the Partnership repays with Net Proceeds the monies borrowed to purchase such Equipment. No Acquisition Fee shall be paid with respect to the Partnership's purchase of Equipment financed by long-term borrowings. The total amount of the Acquisition Fee payable to CCC is further limited to an amount that, when added to all underwriting commissions and Offering and Organizational Expenses payable by the Partnership, shall not exceed 20% of Gross Proceeds. See Section 4.2 of the Partnership Agreement.

(5) The precise amount of these items will depend upon, assuming the maximum number of Units is sold, the amount of Offering and Organizational Expenses.

--------------------------------------------------------------------------------
                            MANAGEMENT COMPENSATION
--------------------------------------------------------------------------------

     The following table shows all of the types of compensation and fees to be paid to the General Partner and its affiliates in connection with the organization and operation of the Partnership. The arrangements for compensation and fees payable to the General Partner and its affiliates were not determined by arm's-length negotiations with the Partnership. See "Conflicts of Interest" and "Fiduciary Responsibilities of the General Partner" herein. For the amount of compensation paid to the General Partner and to its affiliates by the last three partnerships organized by the General Partner, see "Prior Performance Tables" (Table II) herein.

    TYPE OF COMPENSATION
  AND PERSONS TO WHOM PAID           METHOD OF COMPUTATION              ESTIMATED AMOUNT
-----------------------------    -----------------------------    -----------------------------
                               OFFERING AND ORGANIZATIONAL STAGE
Underwriting Commissions         10% of Gross Proceeds, less      It is anticipated that a
(payable to the Underwriter)     commissions to other broker/     number of Units will be sold
                                 dealers.(1)                      through wholesaling Selected
                                                                  Dealers and that
                                                                  substantially all Units will
                                                                  be sold directly by the
                                                                  Selected Dealers. However, if
                                                                  all Units were sold by the
                                                                  Underwriter, it would receive
                                                                  (i) $200,000, if the minimum
                                                                  number of Units (100,000)
                                                                  were sold and (ii)
                                                                  $15,000,000, if the maximum
                                                                  number of Units (7,500,000)
                                                                  were sold.(1)
                                       ACQUISITION STAGE
Acquisition Fee (payable to      5% of the Purchase Price of      Actual amount depends upon
the General Partner)             the Equipment.                   amount of the Limited
                                                                  Partners' Capital
                                                                  Contributions invested in
                                                                  Equipment, but will not
                                                                  exceed $80,000 if the minimum
                                                                  number of Units is sold and
                                                                  $6,221,429 if the maximum
                                                                  number of Units is sold.(2)

    TYPE OF COMPENSATION
  AND PERSONS TO WHOM PAID           METHOD OF COMPUTATION              ESTIMATED AMOUNT
-----------------------------    -----------------------------    -----------------------------
                                   OPERATING AND SALE STAGE
Management Fee (payable to       A monthly fee equal to 7% of     Actual amounts depend upon
the Leasing Company)             Gross Lease Revenues attribu-    the results of the
                                 table to Operating Leases and    Partnership's operations and
                                 2% of Gross Lease Revenues       are not determinable at this
                                 attributable to Full Payout      time.
                                 Leases.
General Partner's                Certain expenses of the Gen-     It is estimated that the
reimbursable expenses            eral Partner and its             amount of such reimbursable
                                 affiliates will be reimbursed    expenses for the first twelve
                                 as described below.(3)           months of operation of the
                                                                  Partnership will be $300,000,
                                                                  and that thereafter the
                                                                  amount of such reimbursable
                                                                  expenses will approximate the
                                                                  size of the Management
                                                                  Fee.(3)
General Partner's share of       5% of Distributions from Dis-    Actual amounts depend upon
Distributions                    tributable Cash From Opera-      the results of the
                                 tions, and 1% of                 Partnership's operations and
                                 Distributions from Sale          are not determinable at this
                                 Proceeds, until such time as     time.
                                 the Limited Partners have
                                 received aggregate Distri-
                                 butions (whether from
                                 Distributable Cash From
                                 Operations or Sale Proceeds)
                                 in an amount equal to their
                                 Capital Contributions plus an
                                 8% cumulative, compounded
                                 (daily), annual return on
                                 their Adjusted Capital
                                 Contributions, and thereafter
                                 15% of all Distributions.
                                  INTEREST IN PARTNERSHIP(4)
General Partner                  The General Partner will be      Actual amounts allocable to
                                 allocated gross income of the    the General Partner depend
                                 Partnership in an amount         upon the results of the
                                 equal to its share of            Partnership's operations and
                                 Distributions in excess of 1%    are not determinable at this
                                 of aggregate Distributions,      time.
                                 and generally will be
                                 allocated 1% of the Partner-
                                 ship's other items of income,
                                 gain, loss, deduction and
                                 credit for tax purposes.(5)

------------------
(1) The Partnership will pay the Selected Dealers a sales commission of up to 8% of Gross Proceeds per Unit on all Units sold by such Dealers, and a separate wholesale commission of up to 2% of Gross Proceeds to Selected Dealers that provide wholesaling services to the Underwriter. The Underwriter (Cronos Securities Corp.) will receive from the Partnership a commission equal to 10% of Gross Proceeds, less the commission paid to the Selected Dealers. The Partnership may also reimburse the Selected Dealers, as a component of Offering and Organizational Expenses, for bona fide accountable expenses incurred by them in performing any "due diligence" investiga-tion of the Partnership or the General Partner, provided that such expense reimbursement does not exceed 0.5% of Gross Proceeds from the sale of Units in the Partnership. See "Plan of Distribution--The Offering" herein.

(2) The Acquisition Fee is equal to 5% of the Purchase Price of all Equipment purchased by the Partnership. No Acquisition Fee shall be paid with respect to Equipment financed by a bridge loan until such time as the Partnership repays with Net Proceeds the monies borrowed to purchase such Equipment. No Acquisition Fee shall be payable by the Partnership with respect to Equipment financed by long-term borrowings of the Partnership. In addition, the total amount of the Acquisition Fee, when added to all underwriting commissions and Offering and Organizational Expenses payable by the Partnership, will not exceed 20% of Gross Proceeds. See Section 4.2 of the Partnership Agreement.

(3) The Partnership will reimburse the General Partner and its affiliates for the actual cost of goods, materials, and services provided to the Partnership from persons unaffiliated with the General Partner. In addition, the Partnership will, subject to certain limitations as set forth in Section
    4.4 of the Partnership Agreement, reimburse the General Partner and its affiliates for salaries (and related salary expenses) for services necessary to the prudent operation of the Partnership, such as legal, accounting, transfer agent, data processing, operations, communications, and duplicating services. The amounts charged to the Partnership will not exceed the lesser of (i) the actual cost of such services, or (ii) the amount which the Partnership would be required to pay to independent parties for comparable services in the same geographic location. Such reimbursement shall not include any reimbursements for Offering and Organizational Expenses payable by the General Partner; for the salaries and related salary expenses of any of the directors, the president, or any other executive officer of the General Partner or any individual who owns a 5% or more equity interest in the General Partner or has the power to direct or cause the direction of the General Partner, whether through ownership of voting securities, by contract, or otherwise; or for any indirect expenses incurred in performing services for the Partnership, such as rent, utilities, and other administrative items. It is estimated that for the first twelve months of Partnership operations such permitted reimbursements to the General Partner and its affiliates will be approximately $300,000. In the Partnership's annual report to the Limited Partners, there will be provided an itemized breakdown of the reimbursements made to the General Partner and its affiliates as permitted above. Such reimbursement of expenses will be made regardless of whether any Distributions are made to the Limited Partners by the Partnership. See Section 4.4 of the Partnership Agreement.

(4) The General Partner will make a Capital Contribution of $1,000 to the Partnership at such time as the minimum subscriptions of $2,000,000 have been obtained by the Partnership. Except under certain limited circumstances upon termination of the Partnership (see Section 13.2 of the Partnership Agreement), the General Partner, as general partner, will make no additional capital contributions to the Partnership.

(5) For a discussion of the allocations of the Partnership's items of income, gain, loss, deduction, and credit, see "Tax Aspects--Allocation of Income or Loss" herein.

     Other than as set forth above, the Partnership Agreement prohibits the payment to the General Partner or any of its affiliates of any fees or compensation in connection with the purchase, sale or management of Equipment by the Partnership. Except to facilitate the acquisition of Equipment (see Section 7.2(c) and 7.2(h) of the Partnership Agreement), the Partnership is not permitted to purchase any Equipment from or to sell or lease any Equipment to the General Partner or any of its affiliates. These provisions are not intended to apply so as to inhibit the Partnership's ability to consolidate with other entities into a master limited partnership or corporation, but any such consolidation with the General Partner or any affiliate of the General Partner would require approval of two-thirds in interest of the Limited Partners. See
Section 7.5(b) of the Partnership Agreement.

--------------------------------------------------------------------------------
                             CONFLICTS OF INTEREST
--------------------------------------------------------------------------------

     The General Partner, CCC, is a California corporation formed for the purpose of managing marine cargo containers and related transportation equipment for third party investors and for its own account. CCC is an indirect wholly-owned subsidiary of The Cronos Group, a Luxembourg holding company primarily engaged, through its subsidiaries, in the container leasing business. CCC, the Leasing Company (Cronos Containers Limited) and their affiliates have engaged and will continue to engage in activities that are and will be in direct competition with the Partnership. In managing the business of the Partnership, CCC and its affiliates will be subject to various conflicts of interest. These conflicts are described below.

     1. Compensation. The purchase, lease and sale of the Partnership's Equipment will result in the realization by the General Partner and its affiliates of substantial compensation. The General Partner has absolute discretion with respect to all decisions relating to such transactions. All agreements and arrangements, including those relating to compensation, between the Partnership and the General Partner, are not the result of arm's-length negotiations. The Partnership will acquire Equipment from the General Partner or affiliates of the General Partner, generally at cost, subject to the further restrictions described under "Investment Objectives and Policies--Equipment" herein. The decision as to whether, when and to what extent such Equipment is acquired by the Partnership will be made in the sole discretion of CCC and involves a conflict of interest. In addition, CCC will receive an Acquisition Fee in connection with the Partnership's purchase of Equipment (including any Equipment acquired from CCC, as indicated above), subject to certain maximum limitations. See "Management Compensation" herein.

     2. Competition by the Partnership for Management Services. CCC believes that it and the Leasing Company have sufficient staff personnel to be fully capable of discharging their responsibilities to the Partnership. CCC has previously formed 17 container management limited partnerships or programs and will form additional partnerships or other entities in the future to engage in container and equipment leasing activities similar to those of the Partnership. In addition, affiliates of CCC engage in the container leasing business for their own account, as well as on behalf of other related container owners. These activities involve a conflict of interest in that the time and resources of CCC and the Leasing Company will be devoted to activities other than the business of the Partnership, or because the compensation payable to CCC and the Leasing Company from other partnerships or entities may be greater than the compensation payable to it by the Partnership.

     3. Competition Between the Partnership and the General Partner or Other Partnerships or Programs in the Purchase and Leasing of Equipment. To date CCC has organized 17 container management limited partnerships or programs and intends to form additional partnerships or programs in the future to own and lease containers similar to the Equipment to be acquired by the Partnership. It is an objective of CCC's partnerships organized over the past four years to reinvest a portion of their cash from operations and sale proceeds in new and used equipment. In addition, the Leasing Company, and its affiliates, purchase, manage, lease and sell Equipment on behalf of other container owners. These other programs and container owners will be in potential competition with the Partnership in connection with the purchase of Equipment, as well as in competition for opportunities to lease and sell Equipment. In any of such situations, CCC may be in a conflict of interest with respect to the purchase of containers and other equipment on behalf of the owners of the containers it manages. In determining which owner for whom it manages equipment will purchase available equipment, CCC will take into account the amount of cash available to each owner for equipment acquisitions, the effect of the acquisition on the diversification of each owner's equipment portfolio, the date the owner commenced operations, the cash distribution and investment objectives of each owner, and other factors.

     CCC or the Leasing Company may acquire containers for their own account during the period of time the Partnership is acquiring containers for lease in the same lease markets as those in which the Partnership will operate, but only if (i) the terms of purchase of the containers are no more favorable to CCC or the Leasing Company than the terms of purchase of comparable containers purchased by the Partnership, and (ii) the containers are leased without preference to CCC's or the Leasing Company's ownership thereof.

     The fact that CCC and the Leasing Company manage numerous partnerships or programs engaged in the equipment leasing business and purchase and lease equipment for their own account necessarily involves a conflict of interest in that the partnerships will be in competition with each other and with CCC or the Leasing Company with respect to the leasing of containers. A conflict of interest will arise if the total number of containers owned by all of such partnerships and CCC or the Leasing Company exceeds the demand for such containers. It is CCC's and the Leasing Company's policy that all containers managed and leased by CCC and the Leasing Company for the partnerships CCC forms or on behalf of third persons, and all containers managed and leased by CCC or the Leasing Company for their own account, will be operated without preference to the ownership thereof. The primary factor that CCC and the Leasing Company will take into account in leasing containers in times of low demand and excess supply will be the locations and availability for lease of equipment relative to the demand therefor. If at any one location the supply of equipment exceeds the demand therefor, that equipment most readily available (e.g. those containers on the top of any stack of stored containers) will generally be utilized first to meet the available demand therefor. Accordingly, there can be no assurance that the Equipment of the Partnership will be granted preference in times of low demand and excess supply.

     4. Relationship with the Underwriter. The General Partner is the parent of Cronos Securities Corp., the Underwriter. The Underwriter is expected to receive substantial fees from the sale of Units. See "Management Compensation" and "Plan of Distribution" herein. Because of its relationship to the General Partner, the Underwriter may also be subject to a conflict of interest in performing any "due diligence" obligation which may arise out of its participation in the offering pursuant to the Securities Act of 1933, as amended.

     5. Legal Representation. Counsel for the Partnership in connection with this offering is also counsel for the General Partner and the Underwriter. It is anticipated that such representation of the Partnership and Underwriter will continue in the future.

     6. Diagram of the Relationship Between the Partnership and the General Partner and Affiliates of the General Partner. The following diagram shows the relationship between the Partnership and the General Partner and certain affiliates of the General Partner. Solid lines denote ownership and dotted lines denote the relationship indicated in the box. See "Management" herein.

                                    [CHART]

--------------------------------------------------------------------------------
               FIDUCIARY RESPONSIBILITIES OF THE GENERAL PARTNER
--------------------------------------------------------------------------------

     The General Partner is accountable to the Partnership as a fiduciary and consequently must exercise good faith and integrity in handling the Partnership's business. The obligations of a partner of a partnership have been deemed to include, subject to the terms of the partnership agreement and consent of the partners, the obligation to refrain from self-dealing and to refrain from exploiting opportunities presented to the partner that can also be exploited by the partnership. If the General Partner fails to perform its obligations as fiduciary, there can be no assurance that adequate remedies will be available to the Limited Partners. In addition, in any such action, the General Partner might have available to it, depending upon the facts and circumstances, such defenses, among others, as reliance upon the authority and discretion granted to it by the Partnership Agreement and the business judgment rule, under which the General Partner and its officers and directors may not be liable for mistakes made and losses incurred in the performance of their duties and in the exercise of their business judgement if the decisions were made in good faith and in what management believed to be the best interests of the Partnership.

     In recognition of the fact that the General Partner and its affiliates have formed other partnerships, intend to organize partnerships in the future, manage similar equipment for other entities and container owners, and engage in the container leasing business for their own account, the Partnership Agreement expressly provides that neither the General Partner nor its affiliates will be obligated to present to the Partnership any particular investment or leasing opportunity which comes to their attention, even if such opportunity is of a character which might be suitable for the Partnership. See "Conflicts of Interest--Competition Between the Partnership and the General Partner or Other Partnerships or Programs in the Purchase and Leasing of Equipment" herein. The foregoing provision excuses the General Partner from the common law fiduciary duty (to which it otherwise might be subject) not to compete, on its own behalf or that of affiliates, with the Partnership for investment and business opportunities. See Section 7.6 of the Partnership Agreement.

     The California Revised Limited Partnership Act, the Act under which the Partnership has been organized, permits a limited partner to bring a class action on behalf of all or a class of limited partners to enforce any claim common to those limited partners. In addition, the Act permits a limited partner to bring a derivative action on behalf of a partnership if (i) the limited partner was a limited partner of the partnership at the time of the transaction about which the limited partner complains or the limited partner's interest in the partnership devolved upon the limited partner by operation of law from a limited partner who was a partner at the time of the transaction, and (ii) the limited partner has attempted to obtain from the general partner such action as the limited partner desires (or alleges the reasons for not making the effort), and has informed the partnership in writing of the ultimate facts for each cause of action against the defendants. Under certain circumstances, the court can require the limited partners bringing the action to post a bond as security for expenses in an amount not to exceed $50,000. Any class or derivative action contemplated by a Limited Partner would involve a rapidly developing and changing area of the law, and accordingly, Limited Partners who believe that a breach of fiduciary duty by the General Partner has occurred should consult with their own counsel.

     The Partnership Agreement provides that the General Partner will not be liable to the Partnership or to the Limited Partners for any act or omission performed or omitted by it in good faith, but that it may be liable for misconduct or negligence. The General Partner will be indemnified by the Partnership for any liabilities suffered by it arising out of its activities as General Partner, except in the case of misconduct or negligence. This will include indemnification for losses or liabilities incurred by the General Partner in dealings with third parties on behalf of the Partnership. For a complete statement of the Partnership's indemnity of the General Partner, and the limitations thereon, see Section 7.7 of the Partnership Agreement. The Limited Partners may have a more limited right of action against the General Partner than would be the case absent such provisions. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and therefore unenforceable.

--------------------------------------------------------------------------------
                                PRIOR ACTIVITIES
--------------------------------------------------------------------------------

     TYPES OF PROGRAMS. CCC was organized in 1978. Operating under the name Intermodal Equipment Associates ("IEA") until November 1992, CCC has established and managed container management programs in four basic categories, as follows:

     1.  Public Limited Partnerships--Leveraged Programs
     IEA Marine Container Fund
     IEA Marine Container Fund II
     IEA Marine Container Income Fund III
     IEA Marine Container Income Fund IV

     2.  Public Limited Partnerships--Income Programs
     IEA Marine Container Income Fund V(A)
     IEA Marine Container Income Fund V(B)
     IEA Income Fund VI
     IEA Income Fund VII
     IEA Income Fund VIII
     IEA Income Fund IX
     IEA Income Fund X
     IEA Income Fund XI
     IEA Income Fund XII
     Cronos Global Income Fund XIV
     Cronos Global Income Fund XV

     3.  Multiple Investor Private Program (1979)

     4.  Single Owner/Investor Private Program (1986)

     Through the seventeen programs listed above, CCC had raised, through September 30, 1995, subscriptions proceeds of $423,224,920 from over 33,600 investors. Of these total proceeds, $403,256,520 was raised through the fifteen public limited partnerships listed in the first two categories. Since September 1985, CCC has raised subscription proceeds of $322,018,820 from over 23,700 investors.

     Through September 30, 1995, the seventeen programs in aggregate had acquired 91,084 20-foot, 40,963 40-foot, and 3,710 40-foot high-cube dry cargo containers; 924 20-foot, 709 40-foot and 100 40-foot high-cube refrigerated containers; and, 165 24,000-liter tank containers. The aggregate purchase cost for this equipment (including acquisition fees) was approximately $426,096,000. Of this amount, approximately $360,204,000 was funded by offering proceeds, $26,270,000 was financed by secured debt (Fund I through Fund IV only), $13,850,000 was financed by the reinvestment of cash from operations and sales proceeds, $5,592,800 was funded by a revolving credit facility (Fund 15), $1,849,000 remained payable to container manufacturers (Fund 15), and the remainder ($18,328,000) represents acquisition fees. Since January 1, 1984, the aggregate purchase cost for the Equipment acquired by CCC's programs (including acquisition fees) is approximately $338,082,900.

     CCC will provide to investors, upon request and for no fee, the most recent Annual Report on Form 10-K filed by any of the foregoing public programs with the Securities and Exchange Commission. The exhibits to each such Annual Report will be provided for a fee of $10.

     PUBLIC LIMITED PARTNERSHIPS. CCC has sponsored fifteen public offerings of limited partnership interests in California limited partnerships. The full names of these partnerships are shown under the first two categories above. For ease of reference in this summary, these fifteen public partnership programs will be subsequently referred to as "Fund I", "Fund II" and so on through "Fund XV". There is no Fund XIII.

     The oldest public limited partnership, Fund I, is now in its 16th year. It is anticipated that Fund I and Fund II will conclude their operations during the offering stage of this Partnership. During 1995, the General Partner sold 1,073 dry cargo containers owned by Fund I and Fund II, in bulk, to a secondary market trader for an average price of $711 per container. This represents approximately 31.5% of the original Equipment cost. This secondary market trader has retained the Leasing Company to manage the leasing operations of this equipment, pending its sale as scrap in the secondary market.

     The investment objective of the fifteen prior limited partnerships is generally similar to that of this Partnership: to provide continuing income from the leasing of containers. The four earliest partnerships (Fund I through Fund
IV), however, were structured as "Leveraged Programs"; one-third to one-half of their container purchases were financed by secured debt. CCC organized and offered the Leveraged Programs between 1979 and 1984.

     INCOME PROGRAMS. The eleven later partnerships (Fund V(A) through Fund XV) are structured as "Income Programs". Leverage has not been an investment objective of any of the Income Programs. Equipment purchased by the Income Programs has been funded solely by offering proceeds and by reinvestment of cash from operations. CCC began organizing and offering Income Programs in 1984 and offered one a year through 1993. Fund XV, the predecessor to this Partnership, was offered over a two year period--1993-1995. With this Partnership, CCC is reintroducing a leverage feature, although to a lesser extent than the leverage feature of the earlier Leveraged Programs.

     The results of the public programs sponsored by CCC should not be understood to be indicative of the results of investing in this Partnership. Though the structure of the prior public partnerships is in some respects similar to the Partnership's structure, the past operations of those partnerships involve different offerings, different economic risks and conditions and, undoubtedly different economic and tax consequences.

     For additional detailed information concerning past programs organized by CCC, see "Prior Performance Tables" in Appendix I herein.

--------------------------------------------------------------------------------
                                   MANAGEMENT
--------------------------------------------------------------------------------

     The Partnership will be managed by CCC, the General Partner. CCC is a California corporation organized in 1978, with its executive offices at 444 Market Street, San Francisco, California 94111 (telephone number (415) 677-8990). To date, CCC has organized seventeen container management limited partnerships or programs. See "Prior Activities" herein.

     The General Partner was a container leasing company operating under the name Intermodal Equipment Associates ("IEA") until it was acquired in January 1990 by LPI Holding S.A., a holding company registered in Luxembourg. Prior to the acquisition of IEA, the primary business of LPI Holding S.A. was the leasing of refrigerated containers through its subsidiary, LPI Leasing Partners International N.V. ("LPI"), which was organized in 1983. The dry cargo container leasing activities and personnel of IEA were merged into LPI as of December 31, 1990. Thereafter, IEA operated as an investment syndication and management company, contracting with its affiliate, LPI, to provide leasing services for its investment programs. In September 1991, LPI Holding S.A. was renamed C G Holding S.A. and the merged leasing activities began operating under the name Cronos Containers. In November 1992, IEA was renamed Cronos Capital Corp. and its wholly-owned NASD broker/dealer subsidiary, IEA Securities Corporation, was renamed Cronos Securities Corp. In April 1994, C G Holding S.A. was renamed The Cronos Group. The General Partner is an indirect wholly-owned subsidiary of The Cronos Group.

     The activities of the container division of The Cronos Group are managed through the Group's subsidiary in the United Kingdom, Cronos Containers Limited (the "Leasing Company"). The Leasing Company manages the leasing operations of all equipment owned or managed by The Cronos Group on its own behalf or on behalf of other investors or owners, including all other programs organized by the General Partner. The Leasing Company manages, as of June 30, 1995, a container fleet summarized as follows:

        CONTAINER TYPE
-------------------------------        TEU
                                  --------------
                                  (IN THOUSANDS)
Dry Cargo Containers...........       233,100
Refrigerated Containers........        14,200
Tank Containers................           700
Open-Top Containers............           100
                                      -------
     Total Fleet...............       248,100
                                      =======

See "The Marine Container Industry -- General" herein for a description of the types of marine containers.

     All containers acquired by the Partnership will be managed by the Leasing Company. The services to be rendered by the Leasing Company, as leasing agent of the Partnership, will be governed by a Leasing Agent Agreement between the Leasing Company and the Partnership. Pursuant to the Agreement, the Leasing Company shall be responsible for leasing, managing, and re-leasing the Partnership's containers and shall receive, in consideration therefor, 7% of Gross Lease Revenues as provided in Section 4.3 of the Partnership Agreement, as well as reimbursement for services rendered in connection therewith, within the limitations of Section 4.4 of the Partnership Agreement. Other than for changes that reduce the Leasing Company's compensation or increase its duties and responsibilities thereunder, the Agreement may only be modified by vote of a majority in interest of the Limited Partners of the Partnership, and may be cancelled by the Partnership, without penalty, on 60 days' prior written notice.

     The officers and directors of the General Partner are as follows:

         NAME            AGE         OFFICE
----------------------   ---    -----------------
Dennis J. Tietz.......   43     President, CEO,
                                  and Director
John Kallas...........   33     Vice President,
                                  CFO and
                                  Treasurer
John P. McDonald......   34     Vice President/
                                  Sales
Elinor A. Wexler......   47     Vice President/
                                  Administration
                                  and Secretary
Stefan M. Palatin.....   42     Director
Laurence P. Sargent...   66     Director
A. Darrell Ponniah....   46     Director

     Dennis J. Tietz. Mr. Tietz, as President and Chief Executive Officer, is responsible for the general management of CCC. From 1986 until August 1992, Mr. Tietz was responsible for the organization, marketing and after-market support of IEA's investment programs. Mr. Tietz is also President and a director of Cronos Securities Corp. and a director of The Cronos Group. Mr. Tietz was a regional manager for IEA, responsible for various container leasing activities in the U.S. and Europe, from 1981 to 1986. Prior to joining IEA in December 1981, Mr. Tietz was employed by Trans Ocean Leasing Corporation as Regional Manager based in Houston, with responsibility for all leasing and operational activities in the U.S. Gulf.

     Mr. Tietz holds a B.S. Degree in Business Administration from San Jose State University and is a Registered Securities Principal with the NASD.

     John Kallas. Mr. Kallas was elected Vice President, Treasurer and Chief Financial Officer of CCC in December 1993 and is directly responsible for CCC's accounting operations and reporting activities. Mr. Kallas has held various accounting positions since joining IEA in 1989, including Controller, Director of Accounting, and Corporate Accounting Manager. From 1985 to 1989, Mr. Kallas was an accountant with KPMG Peat Marwick, San Francisco, California. Mr. Kallas holds a B.S. degree in Business Administration from the University of San Francisco and is a certified public accountant. Mr. Kallas is also Treasurer of Cronos Securities Corp.

     John P. McDonald. Mr. McDonald was elected Vice President--National Sales Manager of CCC in August 1992 with responsibility for marketing CCC's investment programs. Since 1988, Mr. McDonald had been Regional Marketing Manager for the Southwestern U.S. From 1983 to 1988, Mr. McDonald held a number of container leasing positions with IEA, the most recent of which was as Area Manager for Belgium and the Netherlands, based in Antwerp.

     Mr. McDonald holds a B.S. degree in Business Administration from Bryant College, Rhode Island. Mr. McDonald is also a Vice President of Cronos Securities Corp.

     Elinor A. Wexler. Ms. Wexler was elected Vice President--Administration and Secretary of CCC in August 1992. Ms. Wexler has been employed by the General Partner since 1987, and is responsible for investor services, compliance and securities registration. From 1983 to 1987, Ms. Wexler was Manager of Investor Services for The Robert A. McNeil Corporation, a real estate syndication company, in San Mateo, California. From 1971 to 1983, Ms. Wexler held various positions, including securities trader and international research editor, with Nikko Securities Co., International, based in San Francisco.

     Ms. Wexler attended the University of Oregon, Portland State University, and the Hebrew University of Jerusalem, Israel. Ms. Wexler is also Vice President and Secretary of Cronos Securities Corp. and a Registered Principal with the NASD.

     Stefan M. Palatin. Mr. Palatin joined the Board of Directors of CCC in January, 1993. Mr. Palatin is Chairman and CEO of The Cronos Group, and was a founder of LPI in 1983. From 1980 to 1991, Mr. Palatin was an executive director of the Contrin Group, which has provided financing to the container leasing industry, as well as other business ventures, and has sponsored limited partnerships organized in Austria. From 1977 to 1980, Mr. Palatin was a consultant to a number of companies in Austria, including Contrin. From 1973 to 1977, Mr. Palatin was a sales manager for Generali AG, the largest insurance group in Austria.

     Mr. Palatin, who is based in Austria, holds a Doctorate in Business Administration from the University of Economics and World Trade in Vienna. Mr. Palatin is also a director of The Cronos Group.

     Laurence P. Sargent. Mr. Sargent joined the Board of Directors of CCC in 1991 and is the Deputy Chairman at The Cronos Group. Mr. Sargent was a founder of LPI and served as its Managing Director from 1983 until 1991. From 1977 to 1983, Mr. Sargent held a number of positions with Trans Ocean Leasing Corporation, the last of which was as a director of its refrigerated container leasing activities. From 1971 to 1977, Mr. Sargent was employed by SSI Container Corporation (later Itel Container International), ultimately serving as Vice President/Far East. Prior to that, Mr. Sargent was a Vice President of Pacific Intermountain Express, a major U.S. motor carrier, responsible for its bulk container division. Mr. Sargent holds a B.A. degree from Stanford University. Mr. Sargent also serves as a Director of the Institute of International Container Lessors ("IICL"), an industry trade association. Mr. Sargent is also a director of Cronos Securities Corp. Mr. Sargent has announced his intention to retire as Deputy Chairman of the Cronos Group as of December 31, 1995. He will remain a director of CCC, The Cronos Group, as well as other various subsidiaries of The Cronos Group.

     A. Darrell Ponniah. Mr. Ponniah was elected to the Board of Directors of CCC in January 1993. Mr. Ponniah is Chief Financial Officer of The Cronos Group, and is based in the United Kingdom. Prior to joining The Cronos Group in 1991, Mr. Ponniah was employed by the Barclays Bank Group and served as Chief Operating Officer of Barclays European Equipment Finance. From 1973 to 1988, Mr. Ponniah was employed by Rank Xerox, the European-based subsidiary of Xerox Corporation of the U.S.A., in a number of positions, the most recent of which was as Group Controller and Chief Financial Officer of the International Equipment Financing Division of Rank Xerox Limited.

     Mr. Ponniah is an honors graduate of Manchester University in England and holds post graduate degrees in operational research from Brunel University and in business administration from the Manchester Business School. Mr. Ponniah is also a director of The Cronos Group and Cronos Securities Corp.

     The key management personnel of the Leasing Company are as follows:

         NAME            AGE           TITLE
-----------------------  ---     ------------------
Nigel J. Stribley......  42      President
John M. Foy............  50      Vice President/
                                   Americas
Geoffrey J. Mornard....  36      Vice President/
                                   Europe, Middle
                                   East and Africa
Danny Wong.............  42      Vice President/
                                   Asia Pacific
David Heather..........  48      Vice President/
                                   Technical
                                   Services
John C. Kirby..........  42      Vice President/
                                   Operations
J. Gordon Steel........  63      Vice President/
                                   Tank Container
                                   Division

     Nigel J. Stribley. Mr. Stribley has been responsible for the general management of the Leasing Company since September 1991. From 1985 to 1991, Mr. Stribley was a director of LPI, based in the United Kingdom and responsible for worldwide lease marketing and operations of refrigerated containers. From 1978 to 1985, Mr. Stribley was employed by Sea Containers Limited, London, where he was involved in refrigerated container leasing, ultimately as Manager of Refrigerated Containers with responsibility for world-wide activities. From 1975 to 1978, Mr. Stribley was employed by Sealand Containerships, Ltd., the United Kingdom subsidiary of a major U.S. container shipping company, as a management trainee and later as an Operations Manager and a Container Terminal Manager.

     Mr. Stribley holds a BA degree with honors from Bristol University in England. Mr. Stribley is a director of The Cronos Group.

     John M. Foy. Mr. Foy is directly responsible for the Leasing Company's lease marketing and operations in North America, Central America, and South America, and is based in

San Francisco. From 1985 to 1993, Mr. Foy was Vice President/Pacific with responsibility for dry cargo container lease marketing and operations in the Pacific Basin. From 1977 to 1985, Mr. Foy was Vice President of Marketing for Nautilus Leasing Services in San Francisco with responsibility for worldwide leasing activities. From 1974 to 1977, Mr. Foy was Regional Manager for Flexi-Van Leasing, a container lessor, with responsibility for container leasing activities in the Western United States. Mr. Foy holds a B.A. degree in Political Science from University of the Pacific, and a Bachelor of Foreign Trade from Thunderbird Graduate School of International Management.

     Geoffrey J. Mornard. Mr. Mornard is directly responsible for the Leasing Company's lease marketing and operations in Europe, the Middle East and Africa. From 1991 to 1993, Mr. Mornard was Director of Marketing for refrigerated containers in Australia and New Zealand. From 1989 to 1991, Mr. Mornard held the same position with LPI. From 1979 to 1989, Mr. Mornard was employed by Cooltainer Services, Ltd., a refrigerated container carrier company, initially as Melbourne Branch Manager, later as Sydney Branch Manager, and ultimately as Australian Trade Manager, responsible for marketing and operations of all container traffic to and from Australia.

     Danny Wong. Mr. Wong is responsible for the Leasing Company's lease marketing and operations in Asia, Australia and the Indian sub-continent, and is based in Singapore. From 1991 to 1993 Mr. Wong was Vice President/Refrigerated Containers, responsible for the marketing of refrigerated containers worldwide for the Leasing Company. From 1988 to 1991, Mr. Wong was employed by LPI, as Director of Marketing for the Far East and Southeast Asia based in Singapore. From 1987 to 1988, Mr. Wong was a district manager in Singapore covering leasing activities in Southeast Asia for Gelco CTI, a major container leasing company. From 1979 to 1987, Mr. Wong was employed by Flexi-Van Leasing in Singapore as a sales manager and later as Regional Manager for Southeast Asia and the Indian sub-continent. Mr. Wong holds a Diploma in Management Studies and a Graduate Diploma in Marketing Management from the Singapore Institute of Management.

     David Heather. Mr. Heather is responsible for all technical and engineering activities of the fleet managed by the Leasing Company. Mr. Heather was Technical Director for LPI, based in the United Kingdom, from 1986 to 1991. From 1980 to 1986, Mr. Heather was employed by ABC Containerline NV as Technical Manager with technical responsibility for the shipping line's fleet of dry cargo, refrigerated and other specialized container equipment. From 1974 to 1980, Mr. Heather was Technical Supervisor for ACT Services Ltd., a shipping line, with responsibility for technical activities related to refrigerated containers. Mr. Heather holds a Marine Engineering Certificate from Riversdale Marine Technical College in England.

     John C. Kirby. Mr. Kirby is responsible for container purchasing, contract and billing administration, container repairs and leasing-related systems, and is based in the United Kingdom. Mr. Kirby joined IEA in 1985 as European Technical Manager and advanced to Director of European Operations in 1986, a position he held with IEA, and later the Leasing Company, until his promotion to Vice President/Operations of the Leasing Company in 1992. From 1982 to 1985, Mr. Kirby was employed by CLOU Containers, a container leasing company, as Technical Manager based in Hamburg, Germany. Mr. Kirby acquired a professional engineering qualification from the Mid-Essex Technical College in England.

     J. Gordon Steel. Mr. Steel is directly responsible for the overall lease marketing activities for Cronos' Tank Container Division. From 1990 to 1992, Mr. Steel held the position of Director/General Manager for Tiphook Container's Tank Division. From 1977 to 1990, Mr. Steel held a senior management position with Sea Containers' Tank Division. Prior to 1977, Mr. Steel held various managerial positions, involving manufacturing and transportation of hazardous materials, with Laporte Industries and ICI, major chemical distribution companies. Mr. Steel is a qualified Chemical Engineer and attended the Associate Royal Technical College in Scotland.

REMUNERATION

     The remuneration payable to CCC, as General Partner of the Partnership, and the Leasing Company, as leasing agent of the Partnership, is set forth under "Management Compensation" herein. This compensation includes reimbursement for the salaries and related salary expenses of CCC and its affiliates for certain legal, accounting, transfer agent, data processing, operations, communications and duplicating services provided by CCC and its affiliates to the Partnership. These reimbursements, as a percentage of the Partnership's revenues, will be generally comparable to the size of the management fee payable to CCC by its recently-organized partnerships, and CCC anticipates that these reimbursements will likewise approximate the size of the Management Fee payable by this Partnership to the Leasing Company. See "Prior Performance Tables--Table II, Compensation to General Partner and Affiliates" herein. For a complete statement of the compensation payable to CCC and its affiliates by the Partnership, see Articles IV and V of the Partnership Agreement.

OWNERSHIP OF GENERAL PARTNER

     Purchasers of the Units will acquire no interest in the stock or assets of CCC, The Cronos Group, or their affiliates, or in any proceeds of any sales thereof (which sales are not restricted in any respect) by virtue of acquiring or owning Units and becoming Limited Partners of the Partnership.

--------------------------------------------------------------------------------
                       INVESTMENT OBJECTIVES AND POLICIES
--------------------------------------------------------------------------------

GENERAL

     The Partnership has been organized to acquire new and used dry cargo marine containers and special purpose containers for lease primarily under Operating Leases to shipping companies operating in all major trade routes. The Partnership's principal investment objectives are: (i) to provide the Limited Partners with monthly Distributions of Distributable Cash From Operations, which CCC anticipates will commence three months after the Partnership commences operations; and (ii) to realize the residual value of the Equipment upon its sale commencing after the tenth full year of Partnership operations and continuing through approximately the fifteenth year of Partnership operations. There can be no assurance that these objectives will be attained.

EQUIPMENT

     CCC presently anticipates that at least 60% of the Partnership's Net Proceeds available for equipment purchases will be used to purchase new and used marine dry cargo containers and that the balance, if any, of available Net Proceeds will be used to purchase special purpose containers, primarily refrigerated and tank containers. (For a further discussion of the types of equipment to be acquired by the Partnership, see "The Marine Container Industry--General" herein.) The primary determinant of the extent to which the Partnership's available Net Proceeds are used to purchase refrigerated, tank and other special purpose containers will be the comparative market conditions, lease economics, and unit costs between such containers and dry cargo containers. The Partnership generally will not purchase for lease special purpose containers unless such equipment, at the time of its purchase, is committed to initial leases.

     To enable the General Partner to take advantage of equipment purchasing opportunities during the period of time the Units are being offered to the public, the General Partner may purchase Equipment for resale to the Partnership. Any such resale within six months of the acquisition of the Equipment by the General Partner would be at cost, including Delivery Charges. Any such resale occurring more than six months after acquisition of Equipment by the General Partner would be at the lower of cost or fair market value. No such resales will be made subsequent to 12 months after acquisition of the Equipment by the General Partner. Subject to the limitations on the amount of the Acquisition Fee, as set forth in Section 4.2 of the Partnership Agreement, an Acquisition Fee will be payable to the General Partner by the Partnership on Equipment acquired from the General Partner.

     In addition, should the General Partner sell any Equipment to the Partnership, the General Partner shall reduce the purchase price of the Equipment sold to the Partnership by the amount of the "net revenues" realized by the General Partner with respect to such Equipment. For this purpose, "net revenues" means all revenues realized by the General Partner in connection with the leasing or ownership of such Equipment, minus all expenses related thereto, including any interest expense (but excluding depreciation), and minus the management fee and expense reimbursements that would otherwise be payable to the General Partner by the Partnership were the Partnership the owner of such Equipment and not the General Partner.

     At the present time neither the Partnership nor CCC has firm commitments from manufacturers for the production of new Equipment or from suppliers of used Equipment specifically designated for acquisition by the Partnership. Accordingly, there can be no assurance as to when the Net Proceeds from the offering of Units in the Partnership will be fully invested. Prospective investors generally will not have any opportunity to evaluate the Equipment to be acquired by the Partnership, the manufacturers or suppliers thereof, the costs therefor or the Partnership's initial leases of its Equipment.

     The Partnership may commence purchasing Equipment at any time during the offering of the Units. The Partnership's purchase obligations would be conditional upon its raising sufficient Gross Proceeds from this offering and/or borrowings to fund the purchases. As currently anticipated, at least 60% of equipment acquisi-tions will consist of new and used marine dry cargo containers, with the balance consisting of refrigerated, tank and other special purpose containers.

     The factors that CCC will take into account in determining whether to purchase 20-foot or 40-foot containers include the relative availability and costs of, and the anticipated market demand for, the two sizes of containers.

     Payment for containers is not made upon the placement of production orders for new containers or purchase orders for used containers, but only at the time of delivery thereof. However, container manufacturers and suppliers may require irrevocable letters of credit in their favor to ensure payment to them for delivery of containers ordered. Banks issuing such letters of credit may require the Partnership to maintain on deposit sufficient monies to secure the letters of credit.

     In acquiring containers, the Partnership will pay the following Purchase
Price: (i) for new containers, the Partnership's Purchase Price will be the sum of (A) the manufacturer's invoice cost, (B) the costs incurred in transporting the Equipment from the manufacturer's production facility to the point of origin of the initial lease (the "Delivery Charges"), and (C) the letter of credit commissions (estimated to be 1/4 of 1% of the principal amount of such letters of credit), related cable charges and letter of credit fees; and (ii) for used containers acquired from unaffiliated parties, the Partnership's Purchase Price will be equal to the price paid by the Partnership to the seller of such containers, as negotiated by CCC, plus delivery charges, remarking and other related costs, if any, associated therewith. With the exception of the Acquisition Fee payable to CCC, all other costs relating to the purchase of the Partnership's Equipment (the "Other Acquisition Costs") will be paid by CCC and not by the Partnership. These Other Acquisition Costs include the cost of any independent inspection of containers obtained by the General Partner; independent consultants' fees incurred in connection with the development and/or review of container design specifications; and legal fees and expenses, travel and communication expenses, cost of appraisals, accounting fees and expenses and miscellaneous expenses relating to the selection and acquisition of equipment, whether or not acquired by the Partnership.

     During the offering of Units in the Partnership, this Prospectus will be supplemented periodically. Supplements will set forth data with respect to Equipment acquisitions, which will include the terms of purchase and a description of the mix of Equipment acquired and of any initial leases of the Equipment.

     CCC currently estimates that, if sufficient funds are raised in this offering, the purchase of new dry cargo containers by the Partnership may occur at a rate of 500 to 3,000 containers per month, commencing three to six months after placement of initial production orders therefor. Purchases of refrigerated and tank containers may occur at a rate of 50 to 150 containers per month, commencing three to six months after placement of initial production orders therefor. The cost of both refrigerated and tank containers is approximately eight and ten times the cost of dry containers, respectively. Actual delivery dates and rates of delivery will depend not only on the amount of Partnership Net Proceeds available, but also upon the demand for the containers and the production capacity of the container manufacturers at the time production orders are placed. Accordingly, no assurance can be given that the Partnership will be able to acquire containers at the rate and on the dates estimated above. The Partnership intends to purchase new containers wherever the factors of quality, price and lease demand are favorable, but it is anticipated that the single largest source of supply will be South Korea. See "The Marine Container Industry--Sources of Supply of Containers" herein.

     A certain minimum percentage of the Limited Partners' Capital Contributions is required to be invested in Equipment (including, for purposes of calculating the amount invested in Equipment, actual working capital reserves, determined as of the end of the month in which Net Proceeds have been fully invested in Equipment, but not in excess of 3% of Gross Proceeds). The Partnership is committing to a minimum required percentage of 80%, meaning that at least 80% of the Limited Partners' Capital

Contributions must be invested in Equipment. See Section 3.5 of the Partnership Agreement.

     Any of the Net Proceeds from the sale of Units in the Partnership which have not been invested or committed to investment in Equipment within 24 months after the date of this Prospectus (except for necessary working capital reserves) will be distributed to the Limited Partners, together with a pro rata portion of the Offering and Organizational Expenses and sales commissions paid with respect thereto, but without interest. The "date of this Prospectus" for purposes of this provision refers to the date of any supplement or amendment to this Prospectus with respect to proceeds from the sale of Units made after the date of any such supplement or amendment. All Net Proceeds will be available for the general use of the Partnership during the period before investment in Equipment and may be expended in operating the Equipment that has been acquired. Once subscription proceeds have been paid to the Partnership, such funds will not be segregated or held separate from the other capital of the Partnership pending investment, and no interest will be payable to the Limited Partners if such funds are not used by the Partnership but are returned to the Limited Partners. Net Proceeds will be deemed to have been committed to investment in Equipment, and will not be returned to Limited Partners upon the expiration of 24 months, if at that time purchase orders have been placed for Equipment or agreements in principle have been reached regarding production or purchase of Equipment, regardless of whether any such production or purchase orders or agreements in principle have then been consummated or payments thereunder have then been made.

     Pending expenditure of funds, or to provide a source from which to meet contingencies, the Net Proceeds or other Partnership monies may from time to time be invested temporarily in short-term, highly liquid, and relatively safe investments, such as U.S. government securities, certificates of deposit, time deposits in banks, savings and loan association deposits, prime commercial paper and money market funds. See Section 14.2 of the Partnership Agreement.

BORROWING POLICY

     During the period of time that the Units are being offered and sold to the public, the Partnership intends to seek a bridge loan from one or more unaffiliated commercial lending sources to allow the Partnership to take advantage of Equipment purchasing opportunities. The amount of any such borrowing would depend upon the General Partner's estimate of the Net Proceeds to be raised during this offering, but in no event will such borrowings exceed $30 million. The proceeds of the bridge loan would then be used to purchase Equipment, with the loan repaid from time to time as Net Proceeds are raised from the offer and sale of the Units. CCC anticipates that the interest rate on any such facility would vary with the bank's prime rate or would vary at a premium over the London Inter-Bank Offered Rate (LIBOR).

     At the termination of the offering, the Partnership intends to convert the outstanding principal balance of any such bridge loan to a term loan. The principal balance of the term loan will not exceed 20% of the aggregate Purchase Price of the Partnership's Equipment. In the event that sufficient Net Proceeds are not raised to reduce the principal balance of the amounts borrowed by the Partnership under any bridge loan to 20% of the aggregate Purchase Price of the Partnership's Equipment, as measured at the time that the offering of the Units has been terminated, then the General Partner shall purchase a sufficient number of containers from the Partnership to enable the Partnership to pay down the outstanding balance of any bridge loan to zero if the Partnership is unable to secure a term loan, or to an amount not to exceed 20% of the aggregate Purchase Price of the Partnership's Equipment in the event that the Partnership is able to secure a term loan to replace the bridge loan. Any purchase of containers required by the General Partner would be effected within 30 days after the close of the offering.

     The price at which any container would be sold to the General Partner in order to reduce the principal balance of any bridge loan would be at the higher of the container's cost or its fair market value, reduced by any "net revenues" realized by the Partnership with respect to the containers sold to the General Partner, with "net revenues" determined in the same manner as "net revenues" are determined with respect to the sale of Equipment by the General Partner to the Partnership described under "Equipment" above.

     No Acquisition Fee shall be paid with respect to Equipment financed by a bridge loan until such time as the Partnership repays with Net Proceeds the monies borrowed to purchase such Equipment. No Acquisition Fee shall be paid with respect to Equipment that is permanently financed through a term loan.

     In the event that the amounts borrowed under any bridge loan and replaced by any term loan do not exceed 20% of the aggregate Purchase Price of the Partnership's Equipment, then the Partnership may borrow, if available, additional amounts under a term loan so as to acquire additional Equipment. In no event shall the amounts borrowed under a term loan, whether used to replace a bridge loan or otherwise, exceed 20% of the aggregate Purchase Price of the Partnership's Equipment. The Partnership may secure borrowings under a term loan as aforesaid at any time within 60 months from the termination of the offering of Units, but not thereafter.

     Both any bridge loan or term loan obtained by the Partnership would be secured by the Equipment financed, by all other Equipment owned by the Partnership, by an assignment of the lease revenues and by any other assets owned by the Partnership. Loan repayments of any term loan would typically be called for in quarterly installments over terms of seven to ten years. Installment payments would either be of the level payment or level principal type. CCC anticipates that the interest rates on any term loan would be fixed. At the present time, CCC does not expect that any term loan obtained by the Partnership would require balloon payments at maturity.

     The Partnership may also take advantage of delayed payment terms offered by manufacturers of containers to the Partnership, if the financing charges and terms of payment are deemed attractive by the General Partner. In no event would the deferral of the payment of the Purchase Price of the containers extend more than six months from the date of delivery of the containers to the Partnership.

INITIAL INSPECTION, MAINTENANCE, AND REPAIRS

     Upon completion of manufacture, the containers to be acquired by the Partnership will be "certified" by an independent inspection firm selected by CCC, the Leasing Company and the container manufacturer. "Certification" means that the containers conform to the applicable standards of the International Organization for Standardization and other national and international bodies. See "The Marine Container Industry--General" herein. The cost of such certification is typically included within the container manufacturer's invoice cost for the containers and is not a separately listed component thereof. To assure adequate production quality, representatives of CCC may also visit one or more of the container manufacturers and/or CCC may retain an additional independent inspector to further inspect the containers. The costs and fees of any such additional independent inspector constitute a component of the Other Acquisition Costs of the containers which will be paid by CCC and not by the Partnership.

     New containers typically carry an unconditional warranty for parts, labor and coating from the manufacturer for one to three years. Maintenance on new containers has typically been minor, generally confined to paint "touch-ups," although the need for maintenance will increase with age, and no assurance can be given that such containers will not in fact require extensive maintenance during the life of the Partnership. The Partnership may purchase substantial quantities of used containers as well as new containers, and used containers may require more repair and maintenance than new containers. Moreover, the Partnership may purchase special purpose containers such as refrigerated and tank containers. Refrigerated and, to a lesser extent, tank containers are more complex mechanically and thus require more maintenance and technical support than dry cargo containers. The Partnership will generally be responsible for mechanical breakdowns of any special purpose containers it acquires. See "The Marine Container Industry--Future Values of Containers" herein.

     Repairs of damage to the Partnership's containers will generally be the responsibility of the lessee. However, where damage is not the responsibility of the lessee and is uninsured, the Partnership will be responsible for such repairs. See "Leasing Policy" and "Insurance" below.

     Maintenance and repair of the Partnership's containers will be performed in depots in major port areas by independent agents retained by the Leasing Company for the Partnership. Such agents will also handle and inspect containers which are either picked up or redelivered by lessees, and store containers which are not leased. The fees charged by such agents for these services will be paid by the Partnership.

LEASING POLICY

     The Partnership will lease its containers primarily to ocean-going steamship companies operating in major trade routes. Tank containers will be leased to specialist operators and producers who ship their own goods, such as chemical companies and distillers. Most if not all of the Partnership's marine dry cargo containers will be leased pursuant to Operating Leases, primarily master leases, and secondarily term leases (1-5 years) and one-way or round-trip leases. See "The Marine Container Industry-- Container Leasing" herein. Special purpose containers acquired by the Partnership, including refrigerated and tank containers, will generally be committed to term leases.

     Rates in the master lease market are generally higher than those in the term lease market, but are also subject to wider variation depending upon current market conditions. Accordingly, lessors in the master lease market assume greater market risk with respect to their rental rates. The Partnership will lease dry cargo containers in the term market to the extent that, in the judgment of the General Partner, term leases are available at attractive rental rates. Otherwise, the Partnership will lease its dry cargo containers in the master lease market and occasionally, in the short-term (one-way or round-trip) market. In addition, the Partnership may utilize the one-way market for the purpose of initially "positioning" containers, i.e., avoiding the cost of transporting them from low to high demand locations or from the point of manufacture to the point of origin of a term lease. Refrigerated and tank containers are typically leased pursuant to term leases (1-5 years). These and other special purpose containers may also be leased pursuant to longer term Full Payout Leases. See "The Marine Container Industry-- Container Leasing" herein. For the mix of leases utilized under the prior programs managed by CCC, see Table IV, "Container Lease Information of Prior Programs," under "Performance Tables" herein.

     The non-cancellable terms of the Operating Leases of the Partnership's containers will not be sufficient to return to the Partnership as lessor the Purchase Price of the Equipment. In order to recover the original investment in the Equipment and achieve an adequate return thereon, it is necessary to renew the lease, to lease the Equipment to another lessee at the end of the initial lease term, or to sell the Equipment.

     Rentals typically will be calculated on a per diem basis. Currently the market rentals for leases of containers similar to the containers to be acquired by the Partnership vary depending upon the size and type of the container, the trade routes selected, the number of containers leased (in some instances), and other particular circumstances of the lease. See "The Marine Container Industry--Container Leasing" herein.

     Some leases will specify an array of port locations where the lessee may pick up or return the containers. The Partnership will incur expenses in repositioning containers to a better location when containers are returned to a location which has an over-supply. Such repositioning costs normally range from $50 to $600 for a 20-foot container and $75 to $1,000 for a 40-foot container. If the Partnership does not reposition its containers when necessary, it will incur storage costs and lose lease revenues. The Partnership may also utilize short-term leases for the purpose of initially "positioning" containers, i.e., to avoid the cost of transporting them from the point of manufacture to the point of origin of an operating lease or from the point of termination for an expiring operating lease to the point of origin for a new operating lease.

     The Leasing Company's determination as to whom to lease containers will be made on a case-by-case basis, subject to parameters approved by CCC. Among the factors considered are the prior experience with the lessee, if any, the lessee's reputation in the industry, its financial condition (if known), the number of containers to be leased, the routes over which the containers will be used, the length of time the lessee has been in business, its affiliations (many shipping companies, the primary lessees of containers, are affiliated with foreign governments), and other factors.

     Under one-way or round-trip leases, a lessee will lease the applicable containers for the time period required to transport the containers to their ultimate destination. Under master leases, a lessee will lease the applicable containers for an unspecified period of time at a per diem rate per container. Under a term lease, a lessee will use the containers during a specified period as set forth in the lease. At the end of the lease period the lessees will be required to deliver the containers to the Partnership at a designated location or to a subsequent lessee. Whether leased in the short-term or term market, the standard terms and conditions of the leases generally will be the same. The lessee of the containers will be responsible for paying all taxes and service charges arising out of the use of the containers, maintaining the containers in good repair and safe operating condition, and carrying minimum amounts of insurance thereon. See "Insurance" below. Generally, lessees are responsible for repairing any damage to the containers, but in many instances under the terms of one-way or master leases the Partnership will relieve lessees of the responsibility of paying repair costs during the term of such leases. In these instances, the Partnership will normally increase per diem rentals to levels it deems high enough to cover the estimated damage repair costs. Whether such costs are in fact recovered will depend upon actual damage experience compared with estimated damage experience. In addition to the costs borne by the container lessee, the Partnership will bear certain operating expenses associated with the containers, such as the Management Fee payable to the Leasing Company, certain reimbursable expenses of CCC and its affiliates, the costs of maintenance and repairs not performed by lessees, agent fees, depot expenses for handling, inspection, and storage, and additional insurance.

     Independent agents have been retained in certain countries other than the United States to coordinate depot operations and lease marketing activities in those countries. The Partnership will pay a per container fee to certain agents for each Partnership container leased within the agent's country or for each Partnership container booked by the agent and subsequently leased. In certain limited cases, an agent may also receive commissions of from 1% to 2% of the Partnership's lease revenues received from certain lessees with whom the agent has negotiated leases on behalf of the Partnership. Agents are also generally reimbursed for incidental expenses such as telephone and postage. Some agents are paid a fixed monthly retainer to defray recurring operating expenses. In most cases, agent related expenses will be paid by the Partnership.

     The terms of the leases are expected to provide that the Partnership makes no warranties, express or implied, with respect to the condition of the containers or their fitness for any particular purpose. The Partnership will bill lessees monthly, and the terms of the leases will normally require payment 30 days after presentation of the monthly invoice. CCC anticipates that most lessees will make payments within 30 to 90 days after receipt of invoice. Past due penalties are not customarily collected from lessees, and accordingly generally will not be levied by the Partnership against lessees.

     Lessees generally will be required to indemnify the Partnership as lessor of the containers against any loss, liability, damage, cost or expense arising from accidents or occurrences causing injury, illness or death to persons or loss of or damage to property due to any cause whatsoever involving the containers while in the possession, custody or control of the lessee.

TAX POLICY

     The primary investment objective of the Partnership is to provide the Limited Partners with a relatively long-term investment (ten to fifteen years) generating regular cash distributions. Because of the availability of cost recovery deductions, a portion of the Distributions made by the Partnership during the years the Partnership is depreciating its Equipment should not be subject to Federal income tax. See "Tax Aspects--Cost Recovery of Equipment" herein. The Partnership's investment policies are intended to achieve economic, rather than tax-oriented objectives.

     The Partnership will depreciate its Equipment under the alternative depreciation system, not the modified Accelerated Cost Recovery System. Under the alternative depreciation system, the Partnership's Equipment will be depreciated using the straight line method over the applicable class life of the Equipment (six years for containers). Use of this method results in lower depreciation deductions during the early years of an asset's life than is available under the modified Accelerated Cost Recovery System. See "Tax Aspects--Cost Recovery of Equipment" herein.

INSURANCE POLICY

     The Leasing Company will request each lessee of Equipment to obtain insurance generally as follows: all risks physical damage and loss insurance in an amount equal to the replacement value of the Equipment under lease, and public liability and property damage insurance. The precise nature and amount of such insurance, if any, will vary from lessee to lessee.

     In addition to the foregoing insurance to be requested of lessees, CCC has purchased on behalf of its managed container leasing programs the following insurance, under which the Partnership will be named an additional insured:

          (a) $10,000,000 combined single limit coverage for liability arising out of bodily injury and property damage as a result of the ownership and operation of the Equipment. This coverage has a $2,500 deductible per occurrence and will be subject to exclusions of liability arising out of equipment other than the Equipment, workers' compensation and unemployment laws, and exclusions for products liability incurred after Equipment is sold to third parties.

          (b) Insurance limited to $2,500,000 per occurrence against loss or damage to the Equipment up to its stipulated value, which insurance is subject to a $50,000 deductible per occurrence while equipment is on lease and $1,000 while equipment is off lease. Coverage is extended generally to casualty risks; exclusions eliminate insurance for loss caused by faulty material or workmanship, inherent defects, gradual deterioration, mechanical breakdown, and nuclear fission. In addition, limited insurance coverage is provided for war related risks and for losses arising out of the recovery or loss of Equipment abandoned by certain specified lessees.

     This insurance policy provides coverage in the event that the insurance required of the lessees does not provide coverage.

     To the extent that the Partnership acquires refrigerated containers, such containers will be insured under a separate insurance policy maintained by the Leasing Company, the terms of which are similar to those described above.

     To the extent that the Partnership acquires tank containers, such containers will be insured under a separate policy maintained by the Leasing Company. Such policy includes coverage for third-party liability in an amount up to $50,000,000.

     CCC believes that the foregoing nature and amounts of insurance are customary in the industry. While CCC and the Leasing Company intend to maintain such insurance, the extent to which the above-described insurance will continue to be available at reasonable premiums, or at all, cannot be assured and, accordingly, CCC cannot guarantee that such insurance will be maintained throughout the entire term of Partnership operations.

REINVESTMENT POLICY

     The Partnership will not reinvest its revenues to purchase additional Equipment. Once the Net Proceeds from this offering available for Equipment acquisitions has been invested in Equipment, and the Partnership has completed the purchase of additional Equipment through borrowings, if any, the Partnership's portfolio of Equipment will be managed with a view to gen-erating cash distributions from operations and, ultimately, from sale of the Equipment.

     The Partnership may, however, in the event of a casualty loss of Equipment that occurs during the first five to seven years of operation of the Equipment (such as through destruction or theft) reinvest the proceeds of any insurance or lessee payments with respect thereto, in the discretion of CCC, in additional Equipment.

SALE OF EQUIPMENT

     Throughout the period of Partnership operations, the Partnership may sell some of its Equipment from time to time to secondary market buyers such as mini storage operators, construction companies, storage and distribution companies, companies handling waste products, and other non-maritime users and, to a lesser extent, to ocean-going shipping companies and container-leasing companies. The decision to sell Equipment will depend on its condition and suitability for continued leasing to maritime users, prevailing local market resale prices for the Equipment, and an assessment of the benefit to the Partnership of continuing to lease the Equipment compared with the benefit of selling it. The Partnership may have the opportunity from time to time to purchase groups of used Equipment at attractive prices from financial institutions, ocean carriers, and other leasing companies. These Equipment groups may include some Equipment that is suitable for maritime leasing and some that is only suitable for resale in the nonmaritime secondary market. The Partnership may purchase a group of such Equipment with the objective of leasing some of the Equipment to maritime users and selling the remaining Equipment at a profit to secondary market buyers. The decision of whether and on what terms to sell Equipment will be made in the sole discretion of the General Partner.

     It is CCC's present expectation that, except for the occasional sales referred to above, the Partnership will operate the Equipment that remains suitable for leasing to maritime users for approximately ten to fifteen years from the completion of this offering. Beginning after approximately the tenth full year of operations, the Partnership will actively liquidate (without acquiring replacement Equipment) the Equipment considered no longer suitable for marine use. CCC anticipates that the Partnership will have disposed of all of its remaining Equipment by the end of the fifteenth year of operations. The decision of whether and on what terms to sell the Partnership's Equipment will be made in the sole discretion of the General Partner; the Limited Partners will not have any voting rights with respect to any such decision. However, the Partnership may not sell all, or substantially all, of its Equipment prior to the expiration of ten years of operations without the consent of a majority in interest of the Limited Partners.

     Any sale of Equipment requiring the consent of the Limited Partners will be pursuant to such terms and for such consideration as are approved by the Limited Partners. Any sale of Equipment not requiring the consent of the Limited Partners will be on such terms and for such consideration as are determined by the General Partner, in its sole discretion. Generally, Equipment will only be sold for cash, although in selected instances purchase money obligations secured by a mortgage on the Equipment may be taken as part payment. The terms of payment of such purchase money obligations will be determined primarily by prevailing economic conditions. To the extent that the Partnership receives promissory notes on the sale of Equipment, the principal amount of such notes will not be included in Sale Proceeds until the notes are actually paid, sold or otherwise disposed of for cash.

     Currently, used containers are sold through wholesalers to shipping companies, container leasing companies, secondary market traders and users of storage sheds. If properly maintained, containers are physically capable of long useful lives. CCC estimates that the recent wholesale prices for used 20-foot dry cargo containers sold in the U.S. storage market vary from $700 to $1,300, depending on location, quantity, and condition of the containers. During 1995, the General Partner sold 1,073 dry cargo containers owned by Fund I and Fund II, in bulk, to a secondary market trader for an average price of $711 per container. Although the secondary market for used refrigerated containers is not as developed as the market for used dry cargo containers, the useful lives of such containers are similar. A used refrigerated container will command a higher price than a dry cargo container as a storage unit, depending on the degree to which the advantages of its refrigeration can be utilized (e.g., for storage of frozen or chilled food). The wholesale price for a used 20-foot refrigerated container typically varies from $3,000 to $5,000 and for a used 40-foot refrigerated container from $3,600 to $6,000. Of course, it is impossible to predict what the price for used containers will be in ten to fifteen years or even whether the containers acquired by the Partnership will meet the specifications for used containers at the time of their intended sale. See "The Marine Container Industry--General" herein. With respect to refrigerated containers, in particular, environmental regulation could have an adverse effect upon the resale value of such containers. See "The Risk Factors--Risks Associated With Equipment Leasing--Effect of Environmental Regulation on Refrigerated Containers" herein.

OTHER POLICIES

     The Partnership may not (i) purchase Equipment from the General Partner or any of its affiliates, other than to facilitate the acquisition of new Equipment, or (ii) lease or sell Equipment to the General Partner or any of its affiliates other than in connection with the Partnership's repayment of bridge financing as described under "Borrowing Policy" above. See Sections 7.2 and 7.5 of the Partnership Agreement. These policies are not intended to be applied so as to inhibit the Partnership's ability to merge or consolidate in the future with other entities into a master limited partnership or corporation. Any such merger or consolidation with the General Partner or a partnership or other entity affiliated with the General Partner would, however, require approval of the holders of at least two-thirds of the outstanding Units.

     The Partnership will not make loans to any person (other than in connection with the sale of Equipment or as represented by investment in securities as described under "Equipment" above). It is not anticipated that the General Partner or its affiliates will loan or advance monies to the Partnership. Should any loan or advance be made, (i) it will be for a term of no more than 12 months, and (ii) the General Partner or affiliate, as the case may be, will not receive on any such loan or advance interest and other financing charges or fees in excess of the lesser of its interest and related costs or the interest and financing charges or fees which would be charged the Partnership by unrelated banks on comparable loans (and in no event in excess of applicable usury limitations).

     The Partnership will not offer or issue securities in exchange for Equipment, invest in securities of other issuers for the purpose of exercising control, underwrite securities of other issuers, or invest in a partnership or joint venture. The Partnership intends to operate in such a manner so as not to be required to register as an investment company under the Investment Company Act of 1940.

     The General Partner may not receive from the Partnership any rebate or give-up or participate in any reciprocal business arrangement which would circumvent the restrictions of the Partnership Agreement or enable the General Partner or any of its affiliates to do so. For a complete statement of the restrictions on the authority of the General Partner, see Section 7.5 of the Partnership Agreement.

     The investment objectives and policies of the Partnership described above may not be changed by the General Partner without the consent of a majority in interest of the Limited Partners (two-thirds approval with respect to the restriction on a merger or consolidation with the General Partner or any partnership or entity affiliated with the General Partner).

--------------------------------------------------------------------------------
                         THE MARINE CONTAINER INDUSTRY
--------------------------------------------------------------------------------

GENERAL

     A marine cargo container is a reusable metal container designed for the efficient carriage of cargo with a minimum of exposure to loss through damage or theft. Containers are manufactured to conform to worldwide standards of container dimensions and container ship fittings adopted by the International Standards Organization ("ISO") in 1968. The standard container is either 20' long x 8' wide x 8'6" high (one TEU) or 40' long x 8' wide x 8'6" high (two
TEU). Standardization of the construction, maintenance and handling of containers allows containers to be picked up, dropped off, stored and repaired effectively throughout the world. This standardization is the foundation on which the container industry has developed.

     In recent years, containers with a height of 9 1/2 feet have become popular among shippers in the developed trades, particularly the rapidly growing transpacific trade. While the use of these "high cube" containers is somewhat restricted by the height limitations existing in many locations, they nevertheless can be integrated into the existing fleets of most shipping lines with relative ease, and have become a de facto industry standard, comprising at least 10% of the total 40-foot fleet. In addition, containers with a width of 8 1/2 feet and lengths of 45, 48 and even 53 feet (consistent with over-the-road trailer dimensions in the United States) have been recently introduced. These containers are likely to be confined mainly to U.S. domestic use for the foreseeable future, due to the limitations of ships and other transport equipment to accommodate them, as well as the restrictions on their use existing in other countries.

     One of the primary benefits of containerization has been the ability of the shipping industry to effectively lower freight rates due to the efficiencies created by standardized intermodal containers. Containers can be handled much more efficiently than loose cargo and are typically shipped via several modes of transportation, including truck, railway and ship. Containers require loading and unloading only once and remain sealed until arrival at the final destination, significantly reducing transport time, labor and handling costs, and losses due to damage and theft. Efficient movement of containerized cargo between ship and shore reduces the amount of time that a ship must spend in port and reduces the transit time of freight moves.

     Marine Dry Cargo Containers. The general dry cargo container is by far the most commonly-used type of container in the shipping industry. Standard dry cargo containers are rectangular boxes with no moving parts, other than doors, and are constructed to carry a wide variety of cargos ranging from heavy industrial raw materials to light weight finished goods. They are typically made of steel, while aluminum (which has a longer estimated useful life than steel) is also used. Container leasing companies generally purchase steel containers because the higher cost of aluminum containers normally cannot be passed on to the lessee in correspondingly high rentals. CCC intends to purchase containers for the Partnership that are constructed of all Corten steel, which is a high tensile steel yielding greater damage and corrosion resistance than mild steel. See "Sources of Supply of Containers" below.

     Special Purpose Containers. Special purpose containers are built for the transport of specific types of commodities. Special purpose containers include, but are not limited to, refrigerated containers (designed for the transport of perishable or temperature-sensitive commodities), tank containers (designed for the transport of liquids and gases), open top containers (designed for the transport of heavy materials requiring top loading such as scrap steel and construction stone), bulk containers (designed for the transport of powders, grains, and other bulk commodities), and flat rack containers (designed for the transport of odd-sized cargo and heavy equipment). The outside dimensions of these containers generally conform to those of standard dry cargo containers. Lease markets for special purpose containers are narrower than the lease market for dry cargo containers, thereby increasing the market risk of leasing this type of equipment on a short-term basis. CCC anticipates that the bulk of the special purpose containers acquired by the Partnership will be refrigerated containers, and that the Partnership's investment in refrigerated, tank, and other special purpose containers will not exceed 40% of the capital available to the Partnership for the purchase of Equipment. See "Estimated Use of Proceeds" herein.

     Refrigerated Containers. Refrigerated containers are designed for the transport of perishable or temperature-sensitive commodities, such as meat, fruit, vegetables and photographic film. They are generally constructed of steel and/or aluminum and, with the "sandwich" construction of the insulation panels as well as sophisticated refrigeration machinery, are technologically more complex than other types of containers. Consequently, while refrigerated containers require more maintenance and technological support, they are also more subject to technological obsolescence than other types of containers. Because of the Leasing Company's experience in managing refrigerated containers (see "Management" herein), CCC anticipates that the Partnership will acquire refrigerated containers.

     Tank Containers. Tank containers are designed for the transport of liquids such as chemicals and wine. They are usually constructed of special steel alloys or stainless steel. Tank containers are typically 20 feet in length and cost ten times more than standard dry cargo containers, due to their special design characteristics. While tank containers comprise only 5% of the worldwide special purpose container fleet, CCC believes that the market is growing and that there are attractive lease opportunities for tank containers. It is anticipated, therefore, that the Partnership will acquire a limited number of tank containers. These containers, which are expected to be IMO-1 type tanks, will be constructed in compliance with International Maritime Organization ("IMO") standards and recommendations to ensure specific pressure ratings and shell thicknesses.

     Dry cargo containers constitute approximately 85% of the worldwide container fleet. Refrigerated containers and tank containers constitute approximately 7% of the worldwide container fleet, with open-tops and other specialized containers constituting the remainder.

THE CONTAINER MARKET

     The rapid growth of containerization began with the standardization of equipment sizes by international agreement in the late 1960's. Initially confined to the highly competitive trade routes among the industrialized nations, containerization expanded into substantially all free-world trade routes by the early 1970's.

     Throughout the decade of the 1970's, conversion from break bulk shipping methods to containers gained momentum in an environment of generally robust growth in world trade (except during the 1975-76 world-wide recession). Both shipping lines and container leasing companies responded to this growing market demand with major container purchases, while container manufacturers substantially boosted production capacity.

     During the early and mid-1980's, the container industry encountered alternating periods of slow trade growth, creating excess container capacity, followed by periods of economic recovery. From the late 1980s to 1991, the container industry generally experienced a balance in supply and demand for equipment. In 1992, companies embarked on ambitious container production programs encouraged by positive economic forecasts and the profitability of the industry in previous years. This produced an oversupply of containers as some of the major world economies slipped into recession and ocean carriers and leasing companies built up large container inventories. During 1993, container purchasing declined, generally helping to reduce the oversupply of containers. During 1994, as the world's major economies came out of recession, container oversupply decreased. This improvement has continued into 1995.

GROWTH IN CONTAINERIZATION

     The logistical advantages and reduced freight rates brought about by containerization have been a major catalyst for world trade growth during the last 25 years, which in turn has generated increased demand for containerization. The world container fleet has grown from an estimated 270,000 TEU in 1969 to an estimated 9,100,000 TEU as of mid-1995, and according to recent industry data, growth of containerized shipping since 1987 has generally averaged two to three times that of average GNP growth in industrialized countries.

     CCC believes that growth of containerization will continue to outpace the growth in GNP and in world trade over the next five years for the following reasons:

     -- Containerization Economics. Lower freight rates resulting from containerization are generating new cargos that previously were not economical to export. Containerization provides inexpensive, timely and secure transport to manufacturers allowing them to take advantage of regional opportunities in technology or labor, and to move products to different locations at various stages of production.

     -- Intermodal Growth. Intermodal traffic is expected to continue to grow and industrialized countries are continuing to improve intermodal infrastructure (i.e., railways, roads and ports).

     -- Conversion to Container Vessels. Shippers continue to demand transportation of cargo by containers rather than break bulk.

     -- Emerging Markets. Rapidly growing countries in emerging markets are continuing to build new container port facilities that accommodate an increased flow of containerized trade.

     -- Expanding World Trade.  Recent trade agreements, such as the North
        American Free Trade Agreement and the General Agreement on Tariffs and Trade, should further stimulate world trade and therefore containerized trade.

     There can, of course, be no assurance that the foregoing considerations will prove to be valid or that the container market will not be adversely affected by other factors. For example, the future expansion of world trade is subject to any number of unpredictable variables, including, without limitation, world economic conditions, the economic and political stability of foreign governments, the continued absence of major wars, and the possibility of restrictions imposed on foreign trade by governments concerned with their balance of payments and currency values.

SOURCES OF SUPPLY OF CONTAINERS

     Marine containers have been traditionally manufactured in newly-industrialized nations with low labor costs and where there is a strong demand for exports. In the early days of containerization, Japan and, to a lesser extent, European countries, had been the leading producers of containers. In the case of Japan, this was primarily due to the country's high net outbound flow of containers. However, Japan has now virtually ceased producing general dry cargo containers since Japan's high labor rates have made the pricing of their containers non-competitive. European manufacturers, located mostly in Italy and France, also significantly curtailed their container manufacturing. These factors, combined with the rising demand for containerized exports and the availability of relatively inexpensive labor during the early 1980s, positioned Korea as the major center for world container production, controlling up to 50% of all production at its peak. Small scale production also developed in Taiwan, China and India. In the last three years, however, increasing labor costs, combined with a slowdown in export activity, have reduced the competitiveness of Korean manufacturers and coincided with the development of container manufacturing facilities in many other countries in Asia. China has replaced Korea as the largest supplier of dry cargo containers and Indonesia and Thailand have increased their manufacturing capabilities. Production of dry cargo containers continues on a limited scale in some Eastern European countries.

     Except during periods of worldwide economic recession, new container prices have generally increased over time, as a result of rising costs of labor and materials, as well as the high demand for production. Prices declined during the recessionary periods of 1974-1975, 1981-1982, and 1991-1993. In 1981, prices for a 20-foot dry cargo container paid by the General Partner's programs were approximately $2,300 per container. Between 1981 and the present, prices have ranged from a low of $1,700 in 1986, to a high of $3,200 in 1989. Since then, prices declined gradually to $2,700 in the first half of

1992 before falling to as low as $2,300 during 1993 and 1994.

     The decline in container prices since 1990 can be attributed to a combination of factors: a slowdown in the rate of growth in the volume of world trade; increased supply due to greater production capacity; and reduced demand for containers resulting from the consolidation within the leasing industry.

     With rising demand, the price for a 20-foot dry cargo container has increased to approximately $2,500. A 40-foot dry cargo container costs approximately 60% more than for a 20-foot dry cargo container from the same manufacturer. A 40-foot high cube dry cargo container generally costs 70% more than a 20-foot container. Pricing for refrigerated containers and tank containers has been more stable than that of dry cargo containers. A typical price for a 20-foot refrigerated container in 1994 was $18,500. This price increased to approximately $19,800 in the first half of 1995 as a result of rising costs of materials. A typical price for an IMO-1 tank container was $24,000 in 1994 and the first half of 1995. CCC believes that new container prices will not be maintained at the current low levels and expects that they will slowly increase in the future. There can be no assurance that the Partnership will be able to acquire containers at the prices charged for recent container production or that such prices will not increase in the future.

     Currently, CCC has purchase commitments with a wide range of manufacturers based in Korea, China, Taiwan, Indonesia, Thailand, India, Malaysia, Italy and Turkey as part of a policy of sourcing container production to a number of locations in order to meet customer export demand.

     In contrast to dry container manufacturing, refrigerated containers, tank containers and dry freight special purpose containers (such as open-top containers) have continued to be manufactured by companies in Europe as well as in Asia. CCC has purchased the insulated boxes for refrigerated containers from suppliers in Korea, Japan, Germany, Italy and the United Kingdom. The refrigeration units are sourced from two suppliers in the United States which, on a combined basis, supply approximately 70% of the total market. Other suppliers are located in Japan, Scandinavia and Singapore. In the future, refrigerated containers acquired by the Partnership are likely to be manufactured in Korea, Italy, Japan, China and the United States, with the refrigeration units coming from the United States and Scandinavia. Tank containers could be supplied from specialist manufacturers in the United Kingdom, France or South Africa. Any dry freight special purpose containers could be sourced from Korean, Italian or South African manufacturers. Pricing for special purpose containers of all types has tended to be more stable than those of dry freight containers, showing a slow upward trend over the long term. See "Risk Factors--Sources of Supply" herein.

CONTAINER LEASING

     Container leasing originated during the 1960s as the shipping industry was testing the new technology of containerization. At that time, ocean carriers were not yet prepared to commit to purchasing containers or were unable to supply all of their needs during the period of rapid transition to containerization. Container leasing companies still serve the primary function of providing containers to supplement carriers' own fleets. To an ocean carrier, the primary benefits of leasing rather than owning containers are the following:

-- Reduced Capital Expenditures. Leasing is an attractive option to ocean carriers because ownership of containers requires significant capital expenditures. Carriers constantly evaluate their investment strategy, with container purchasing competing directly with other expenditure requirements, such as ship purchases, ship conversions and terminal improvements. Container leasing allows ocean carriers to invest capital in assets that are more central to their business.

-- Improved Asset Management. Trade flow imbalances and seasonal demands frequently leave ocean carriers with regional surpluses or shortages of containers, requiring costly repositioning of empty containers. Leasing companies help ocean carriers manage these trade imbalances by providing the containers required to service demand, reducing the costs of maintaining local inventories and minimizing repositioning expenses. By matching different carriers' container needs, leasing companies can reduce their own risks of container inventory imbalances and seasonality through a portfolio of lessees as well as variations in lease terms.

-- Increased Container Fleet Flexibility. Ocean carriers benefit from the variety of lease types offered by leasing companies such as the master lease, long-term and short-term lease and direct financing lease. These various leases give ocean carriers flexibility in sizing their fleets while minimizing capital costs. For example, master lease agreements give ocean carriers the option of adjusting the size of their fleets, with the flexibility to pick up and drop off containers at various locations around the world.

The role of container leasing companies has broadened substantially over time. The types of leases available today are an indication of this development.

     The five basic types of leasing programs are as follows:

     1. Master Leases. The master lease is a sophisticated extension of the trip lease and is designed to provide a greater degree of flexibility to the carriers. The aim of these leases is to meet the customer's overall leasing requirements by allowing customers to pick up or drop off containers where and when needed, subject to restrictions and availability, on pre-agreed terms. The commercial terms of these leases are negotiated annually and vary widely, since they typically are tailored to the carrier's specific needs. Master leases also define the number of containers that may be returned within each calendar month and the return locations and applicable drop-off charges. Because of the increased flexibility they offer, master leases usually command higher per-diem rates and generate more ancillary fees (including pick-up, drop-off, handling and off-hire fees) than term leases. Other master leases consist only of a pricing plan covering all trip leases of a lessee. The growing use of operating service or master leases reflects the trend among container leasing companies to assume increased responsibility for controlling and repositioning carriers' containers on a worldwide basis. However, as a consequence of this service, the leasing companies that concentrate on this market must maintain large worldwide organizations to service their lessees properly, thus giving rise to high operating and maintenance costs.

     2. Term Leases. Under a term lease, the carrier leases a specified number of containers for a period of time ranging from one to five years. The term lease agreements define the number of containers to be leased, the pick-up and drop-off locations, the applicable per-diem rate for the duration of the lease and the early termination penalties that may apply in the event of early redelivery. Term leases are attractive to ocean carriers who are expanding their fleets or who are initiating new services. They may also be used by carriers to provide equipment in untested markets. Term leases usually are not terminated early by the customer and provide the container leasing company with stable and relatively predictable sources of revenue, although per-diem rates and ancillary charges are lower under term leases than under master lease agreements. Refrigerated and tank containers are typically committed to term leases, including term leases with escape clauses.

     In addition, the large investment made by ocean carriers in vessels has often created financial structures heavily burdened with debt. As a consequence, many ocean carriers simply do not have the funds to acquire the level of containers their operations require. Term leases also can fulfill this market need, permitting leasing companies using these types of leases to increase utilization rates.

     3. Short-term leases: Short-term leases, including one-way, "spot," or round-trip leases, are those where the containers are leased to the shipping lines for a term of less than one year. A one-way or "trip" lease is designed to assist carriers to deal with trade imbalances (more containerized cargo moving in one direction than another) through one-way rental programs that allow a carrier to pick up a container in one port and drop it off in another after one leg of a voyage. In addition to saving the carrier the cost of owning the containers that would not be fully utilized, this short-term, per diem leasing program enables carriers to avoid the operating costs associated with back-hauling empty containers. Round-trip or "spot" leases permit car-riers to meet peak or seasonal requirements, thus allowing them to supply temporary needs without having to make a substantial investment in containers that sit idle for the remainder of the year. Lease rates are highest in this category of leases, and often include a drop-off charge for the privilege of leaving the equipment at a location other than the point of origin.

     4. Financial Leverage Leases. The financial leverage lease is essentially an alternative form of financing containers. These leases vary in term from eight to ten years and provide the carrier with a low effective implicit rate of interest.

     5. Full Payout Leases. Full Payout Leases are generally longer term leases under which the non-cancellable rental payments due during the initial term of the lease are sufficient to cover the Purchase Price of the equipment plus all interest costs and related financing charges payable on any debt incurred to acquire such equipment.
                            ------------------------

     Short-term leases, term leases and master leases are considered to be Operating Leases, in that aggregate lease payments over the terms of the leases are expected to be insufficient to recover the lessor's original investment in the containers. In contrast, financial leverage leases are structured to provide cumulative lease payments over the terms of such leases which will return the purchase price of the containers leased thereunder plus the interest and financing charges on the underlying debt. The types of leases to be used by the Partnership will be primarily master leases, and secondarily term and short-term leases. See "Investment Objectives and Policies -- Leasing Policy" herein.

     The growth rate of container leasing companies greatly exceeded the growth rate of containerization from 1969 until the 1981-82 recession. During that period, the leasing company share of the total world fleet rose from under 20% to an estimated 55%. But, during the late 1980s, many shipping lines took advantage of low container prices to increase their own fleets, while leasing companies generally cut back on their purchases, and the leasing company share declined somewhat to approximately 45% of the world fleet. The container leasing industry continues to be a significant contributor to the growth of containerization and in 1994, had an approximately 47% share of the total world container fleet.

     Competition. Competition among container leasing companies is based upon several factors, including the location and availability of inventory, lease rates, the type, quality and condition of the containers, the quality and flexibility of the service offered and the confidence in and professional relationship with the lessor. Other factors include the speed with which a leasing company can prepare its containers for lease and the ease with which a lessee believes it can do business with a lessor or its local area office.

     Various container leasing companies compete with the Leasing Company in the markets in which it conducts business. They include Genstar Container Corp., Transamerica Leasing, Triton Container International Ltd., Trans Ocean Ltd., Textainer Corp. and others. In a series of recent consolidations, one of the major leasing companies, as well as numerous smaller ones, have been acquired by competitors. According to "Containerization International, August 1995," the 10 leading container leasing companies controlled nearly 94% of the global leased fleet as of mid-1995. Genstar Container Corp. and Transamerica Leasing, the two largest container leasing companies, controlled approximately 50% of the worldwide leased container fleet.

     The worldwide market share of leased containers controlled by the 10 leading leasing companies is as follows:

                                        MARKET
               COMPANY                  SHARE
--------------------------------------  ------
Genstar Container.....................   28.2%
Transamerica Leasing..................   22.2%
Triton Container, Int'l ..............    8.6%
Textainer Group.......................    8.2%
Sea Containers Ltd....................    6.2%
Cronos Containers.....................    5.6%
Xtra/Matson Leasing...................    4.4%
Interpool.............................    4.1%
Trans Ocean Ltd.......................    4.0%
Container Applications Inc............    2.4%

---------------
Source: Containerization International, August 1995

     Some leasing companies have greater financial resources than the Leasing Company and may be more capable of offering lower per-diem rates on a larger fleet. However, ocean carriers will generally lease containers from more than one leasing company in order to minimize dependence on a single supplier. In addition, not all container leasing companies compete in the same market, as some supply only dry cargo containers and not specialized containers, while others offer only long-term leases.

     CCC believes that the current trend toward consolidation in the container leasing industry will continue, making economies of scale, worldwide operations, diversity, size of fleet and financial strength increasingly important to the successful operation of a container leasing business.

     CCC believes that, as containerization grows, customers may demand that leasing companies be more flexible regarding per-diem rates, pick-up and drop-off locations, availability of containers and other terms.

     CCC believes that market pressures act as barriers to entry to new competition, particularly in the master lease market. Besides facing substantial capital investment requirements, a new entrant may find it difficult to provide a service competitive with that of established companies without a global network of offices and a substantial fleet of containers.

RECENT INDUSTRY PERFORMANCE

     Since 1981, the performance of the General Partner's managed container fleet has mirrored the cyclical nature of the industry. Utilization of the General Partner's managed fleet ranged from a low of 62% in 1983 to a high of 97% in 1989. In the late 1980s, the volume of world trade expanded and container leasing companies experienced high utilization rates. In 1992, leasing companies embarked on ambitious container purchasing programs encouraged by positive economic forecasts and the profitability of the industry in previous years. These purchases produced an oversupply of containers as some of the major world economies slipped into recession. As a consequence, both utilization and rental rates declined during the latter half of 1992 and 1993. During 1994, as the world's major economies came out of recession, container oversupply decreased and utilization rates began to improve. In early 1995, most major container leasing companies, including CCC's existing programs, continued to report improving utilization and stable per-diem rental rates. In recent months, this stabilization has been maintained. CCC believes that trends in fleet utilization and rental rates of the dry cargo containers and refrigerated containers managed by CCC and its affiliates has generally paralleled the experience of the industry. There can be no assurance that utilization and rental rate improvements will be maintained in the future, nor that declines in utilization and rental rates will not be experienced by the Partnership over the life of its operations.

FUTURE VALUES OF CONTAINERS

     Marine dry cargo containers are relatively simple and sturdily-built units of capital equipment, and are physically capable of substantial useful lives, assuming proper maintenance. CCC estimates that a typical physical life of dry cargo containers such as those to be acquired by the Partnership, assuming proper maintenance, ranges from 10 to 15 years. Refrigerated containers, unlike dry cargo containers, are constructed primarily of aluminum or stainless steel, and thus are likely to have longer physical lives. Tank containers are typically constructed of stainless steel, generally with insulation and some form of heating, and can have economically useful lives of from 12 to 18 years, assuming proper maintenance and repair. However, the value of any container for continued employment in leased service or for resale cannot be forecast with certainty. There are factors which could tend to limit those values. Current practices and past trends give an indication of what those values might be in the future, although no assurance can be given that such trends will continue.

     The value of a container for continued employment in leased service depends more on the factors of supply and demand than on the physical age of the container, so long as it remains in seaworthy condition. New containers currently do not command a distinguishable premium in rental rates relative to older containers of the same specification, although lessees may prefer new equipment, particularly for term leases.

     The useful life of a container is highly dependent on the adequacy of maintenance, particularly the adequacy of the protective coating on the metal surfaces of the container. Marine containers are continuously exposed to the corrosive elements of sea water and the air while in transit and in port. Unprotected steel will seriously deteriorate in a relatively short period of time. The protection afforded by an effective paint system applied during production can be lost either because of the normal wear and tear to which a container is subject over time or because of the occurrence of damage. In either case, timely recoating of the metal surfaces is essential to prolong the useful life of a steel container.

     The continued market value of a used dry cargo, tank, or dry cargo special container depends on its physical condition, the demand for containers of its type, and its remaining useful life. There are no published industry statistics as to the trend in used container prices over time. Furthermore, container prices at any given time may vary materially among the many countries of the world in which they are produced.

     The continued useful life of a refrigerated container depends more on technological advances than does the continued useful life of other types of containers. Because future production and use of refrigerant gases containing chlorofluorocarbon ("CFCs") compounds will be increasingly restricted by regulation, all new container refrigeration units purchased by the Partnership will operate with substitute refrigerants. See "The Risk Factors--Effect of Environmental Regulation on Refrigerated Containers" herein. There can be no assurance that these substitute refrigerants will be as effective or cost efficient as CFC compounds.

     The market value of a used container does not solely depend on its value for use in leased container service. There also exists an active market for containers to be used as storage sheds and similar structures. CCC estimates that, over the past year, total proceeds collected on disposal of used 20-foot steel dry cargo containers in the U.S. secondary market have varied from approximately $700 to $1,300, depending on location, quantity, and condition of the containers. During 1995, the General Partner sold 1,073 dry cargo containers owned by Fund I and Fund II, in bulk, to a secondary market trader for an average price of $711 per container.

     Mechanical or economic obsolescence may also affect the future value of containers. While there have been no major technological advances in the short history of containerization that have rendered active equipment obsolete, several changes in standards have decreased the demand for certain older equipment, such as the increase in the standard height of containers from 8 feet to 8 1/2 feet in the early 1970's. The recent introduction of "high cube" containers and 45-foot and 48-foot containers may decrease future demand for existing containers. The enactment of stricter design or mechanical standards in the future could also reduce the potential useful life of containers.

--------------------------------------------------------------------------------
                                 DISTRIBUTIONS
--------------------------------------------------------------------------------

     CCC anticipates that the Partnership will commence making Distributions of Distributable Cash From Operations (generally defined as operating cash flow) to the Limited Partners within three months after the Partnership commences operations (i.e., when the Partnership has received subscriptions for the minimum number of Units being offered hereby). All Distributions of Distributable Cash From Operations will be made monthly thereafter. Distributions, other than in liquidation of the Partnership, will be made to the Limited Partners pro rata to their Unit ownership in the Partnership. Distributions in liquidation of the Partnership shall be distributed to the Partners pro rata to their positive capital account balances. For the allocation of Distributions between an assignor and an assignee of Units, and among the Limited Partners during the period of time the Units are being offered to the public, see "Transferability of Units--Allocation of Distributions and Income or Loss Upon Transfer of Units" and "Plan of Distribution--Allocation of Benefits During the Offering Period" herein.

     Notwithstanding the Partnership's objective to make monthly Distributions, if the administrative cost to the Partnership of making monthly Distributions is determined to be excessive in relation to the amount of such Distributions, the General Partner, in its sole discretion and after notice to the Limited Partners, may elect to pay Distributions quarterly, within 60 days after the close of the calendar quarter.

     Partnership Distributions from Distributable Cash From Operations will be allocated and distributed 95% to the Limited Partners and 5% to the General Partner, and Distributions from Sale Proceeds will be allocated and distributed 99% to the Limited Partners and 1% to the General Partner, until such time as the Limited Partners have received aggregate Distributions (whether from Distributable Cash From Operations or Sales Proceeds) in an amount equal to their Capital Contributions (i.e., their subscriptions for the Units) plus an 8% cumulative, compounded (daily), annual return on their Adjusted Capital Contributions ("Adjusted Payout"); thereafter, all Distributions of the Partnership (whether from Cash From Operations or from Sales Proceeds) will be allocated and distributed 85% to the Limited Partners and 15% to the General Partner. "Adjusted Capital Contributions" refers to the Limited Partners' Capital Contributions as reduced by Distributions of Sale Proceeds and Distributable Cash From Operations made to the Limited Partners, in each instance only to the extent that such Distributions exceed a 8% cumulative, compounded (daily) annual return on their Adjusted Capital Contributions.

     Distributable Cash From Operations shall not include any cash reserve deemed necessary by CCC for the operation of the Partnership. If in any calendar quarter CCC determines that the Partnership has excess cash reserves, CCC may reduce the amount of such reserves by reinvestment in additional Equipment and/or distribution to the Partners. The General Partner is under no obligation to fund a shortfall in or lack of Partnership Distributions, and has no intent of doing so.

--------------------------------------------------------------------------------
                                  TAX ASPECTS
--------------------------------------------------------------------------------

     The following is a discussion of the material Federal income tax consequences associated with an investment in the Partnership by a typical investor (i.e., an individual in the 28% or 31% Federal income tax bracket), and is based upon the Code, the regulations promulgated thereunder, published rulings, and court decisions as in effect as of the date of this Prospectus. No assurance can be given that legislative or administrative changes or future court decisions will not significantly modify the statements set forth herein. Any such changes may or may not be retroactively applied to transactions entered into prior to the announcement, promulgation or publication thereof. Prospective investors are urged to consult their tax advisors for further clarification as to the tax consequences of investing in the Partnership.

SUMMARY

     The following summarizes certain of the Federal income tax aspects of investing in the Partnership. The summary is qualified by the more detailed discussion that follows the summary.

     Classification As a Partnership. Counsel for the Partnership has rendered its opinion that the Partnership will be classified as a partnership and not as an association taxable as a corporation for Federal income tax purposes, as long as the Partnership and its General Partner meet certain conditions. See "Partnership Status" below.

     Partnership Income Versus Partnership Distributions. The income reported each year by the Partnership to the Limited Partners will not be equivalent to the cash distributions made by the Partnership to the Limited Partners. The differences in the two amounts primarily arise from the fact that depreciation deductions reduce the Partnership's income but not its cash available for distribution, and revenues used to repay the principal of Partnership indebtedness will generally constitute income even though not distributed to the Limited Partners. See "Taxation of Limited Partners--General," "Distributions," and "Cost Recovery of Equipment" below.

     Characterization of Partnership Losses. The General Partner anticipates that the Partnership will for most of its life generate taxable income, not taxable losses. What losses the Partnership does incur will be characterized as passive activity losses. Passive activity losses may not be used by a Limited Partner to offset the Partner's active income, such as salary and wages, or portfolio income, such as interest and dividends. See "Passive Activity Losses" below.

     Tax On Sale of Units. In general, upon any sale of Units, a Limited Partner will be taxed on the gain realized from the sale, measured by the difference between the sale proceeds and the Partner's basis in his Units. The General Partner anticipates that, during the operational phase of the Partnership, because of the availability of cost recovery deductions, the amount of Distributions made to the Partners could exceed the taxable income of the Partnership allocated to the Partners, and therefore that the basis of the Partners in their Units may decrease over time. As a result, a Limited Partner could realize taxable income upon the sale of the Partner's Units, even if the Partner sells the Units for less than he paid for them. Under certain circumstances, the tax payable on the sale of a Partner's Units can even exceed the proceeds from the sale. See "Sale of Units" below.

     Availability of Schedules K-1. The Partnership Agreement obligates the Partnership to distribute Schedules K-1 to the Limited Partners by March 15th of each year, providing the Limited Partners with sufficient information to file their Federal income tax returns with respect to the operations of the Partnership. The General Partner's policy is to distribute Schedules K-1 to the limited partners of its managed partnerships by the end of February of each year.

     Investment By Qualified Plans and IRAs. The activities of the Partnership will constitute an "unrelated trade or business" as defined in the Code, and therefore the taxable income of the Partnership allocable to Qualified Plans and Individual Retirement Accounts will be taxable, to the extent that the Plan or the IRA has unrelated trade or business taxable income from all sources in excess of $1,000 in any one year. Unrelated business taxable income is taxed at marginal rates ranging from 15% to 39.6%, with the 39.6% marginal rate applicable to unrelated business taxable income in excess of $7,650 (for 1995) in any one year. See "Unrelated Business Income" below. Advisors to Qualified Plans or IRAs considering an investment in the Partnership should carefully consider the discussion under "ERISA Considerations" herein.

OPINION OF COUNSEL

     The Partnership does not intend to request a ruling from the Internal Revenue Service (the "Service") with respect to any of the Federal income tax matters discussed herein. However, counsel for the Partnership, Fotenos & Suttle, P.C., has considered all material Federal income tax issues associated with an investment in the Partnership by a typical investor (i.e., an individual in the 28% or 31% Federal income tax bracket). Such counsel is of the opinion that such tax issues are fully and fairly addressed in this Prospectus and that the tax benefits, in the aggregate, of an investment in the Partnership to the typical investor are more likely than not to be realized as contemplated below, subject to the qualifications discussed below. Furthermore, the discussion appearing under this "Tax Aspects" section and "The Risk Factors -- Federal Income Tax Risks" herein have been reviewed by such counsel and, to the extent that such summaries involve matters of law, counsel is of the opinion that such statements of law are correct under the Code, the regulations promulgated thereunder, and the existing interpretations thereof.

     As more fully discussed and subject to the qualifications set forth below, counsel is of the opinion, as to those material Federal income tax issues which counsel believes involve the reasonable possibility of a challenge by the Service, that (i) the Partnership will be classified as a partnership and not as an association taxable as a corporation for Federal income tax purposes; (ii) the net income or loss realized by Limited Partners who are subject to the passive activity rules of Section 469 of the Code should be considered to be passive activity income (or loss) to the extent that such income (or loss) is attributable to the Partnership's equipment leasing activities; and (iii) it is more likely than not that the Partnership's allocations of income and loss and each item thereof to the Limited Part-ners will not be substantially modified if challenged by the Service.

     The opinions of counsel are based upon the facts described in this Prospectus and upon facts as they have been represented by the General Partner to counsel or as determined by counsel as of the date of this Prospectus. Any alteration of such facts may adversely affect the opinions of counsel. Furthermore, the opinions of counsel are based upon existing law and current Treasury regulations, published administrative positions of the Service contained in revenue rulings and revenue procedures, and judicial decisions, all of which are subject to change either prospectively or retroactively.

     Prospective investors should note that counsel's opinions are based upon its best legal judgment, have no binding effect or official status of any kind, and do not constitute "authority" under applicable provisions of the Code. Thus, in the absence of a ruling from the Service, there can be no assurance that the Service will not challenge the conclusions or propriety of counsel's opinions.

     Because of the factual nature of the inquiry and/or the lack of clear or controlling authority, and because no equipment has been acquired by the Partnership, counsel has concluded that it is not possible for it to reach a judgment as to the outcome on the merits (either favorable or unfavorable) of the following Federal Income tax issues, and accordingly expresses no opinion with respect to them: (i) whether the tax basis of the Equipment acquired by the Partnership will include, in whole or in part, the Acquisition Fee payable by the Partnership to the General Partner for its services rendered in acquiring the Equipment; (ii) whether the Management Fee payable by the Partnership to the Leasing Company will be deductible in its entirety in the years incurred; (iii) whether the allocation of gross income to the General Partner will be respected for Federal income tax purposes; (iv) whether any Full Payout Lease entered into by the Partnership will qualify as a lease for Federal income tax purposes; (v) whether the Partnership will be deemed to be a "dealer" in equipment at the time of the sale or disposition of any of the Partnership's Equipment; and (vi) whether the Partnership constitutes a "tax shelter" for purposes of the tax shelter registration provisions of the Code. For the consequences of an adverse determination on these issues, see the discussions that appear under the following headings herein: "Cost Recovery of Equipment," "Management Fee," "Sale or Other Disposition of Equipment" and "Administrative Provisions."

PARTNERSHIP STATUS

     For Federal income tax purposes an organization is treated, under the currently applicable Treasury regulations, as a partnership and not as an association taxable as a corporation so long as the organization does not have a preponderance of certain corporate characteristics described in such regulations. In the opinion of counsel to the Partnership, the Partnership will not have a preponderance of the relevant corporate characteristics set forth in the regulations as those regulations are currently interpreted by the Service and, consequently, the Partnership will be classified as a partnership and not as an association taxable as a corporation for Federal income tax purposes, provided that the Partnership meets the conditions set forth in the following paragraph.

     The foregoing opinion of counsel is conditioned upon (i) the General Partner's representations that the Partnership will be formed and operated in accordance with the California Revised Limited Partnership Act and the Partnership Agreement, and (ii) the General Partner maintaining, throughout the existence of the Partnership, a substantial net worth. The net worth of the General Partner at September 30, 1995 was in excess of $8,000,000. In the event that the General Partner ceases to have a substantial net worth, there can be no assurance that the Partnership would continue to be classified, for Federal income tax purposes, as a partnership.

     Revenue Procedure 89-12. In Revenue Procedure 89-12, 1989-1 C.B. 798, as supplemented and amplified by subsequent Revenue Procedures and Service pronouncements, the Service has set forth the conditions under which it will issue an advance ruling that an organization is to be treated as a partnership for Federal income tax purposes. Revenue Procedure

89-12, as supplemented, supersedes the prior Revenue Procedures that governed the issuance of advance rulings on partnership tax status, Revenue Procedure 72-13 and Revenue Procedure 74-17.

     One of the requirements of Revenue Procedure 89-12 is that the general partner of a partnership must generally maintain a minimum capital account balance equal to either 1% of the total positive capital account balances for the partnership or $500,000, whichever is less. Whenever limited partners make a capital contribution, the Revenue Procedure generally requires the general partner to immediately contribute capital equal to 1.01% of the limited partners' capital contributions or a lesser amount that causes the sum of the general partner's capital account balance to equal the lesser of 1% of the total positive capital account balances for the partnership or $500,000.

     The requirement of Revenue Procedure 89-12 that the general partner, on an ongoing basis, contribute capital to the partnership is excused if the general partner has contributed or will contribute substantial services in its capacity as a partner, apart from services for which guaranteed payments under the Code are made, but only if the partnership agreement expressly provides that, upon dissolution and termination of the partnership, the general partner will contribute to the partnership an amount equal to the lesser of the deficit balance, if any, in its capital account, or the excess of 1.01% of the total capital contributions of the limited partners over the capital previously contributed by the general partner.

     The Service further requires, in the Revenue Procedure, that in order to rule on whether a partnership lacks the corporate characteristic of limited liability, the net worth of a corporate general partner must generally equal at least 10% of the total contributions made by the partners to the limited partnership throughout the life of the partnership. Where a general partner serves as a general partner for more than one limited partnership, this condition may require the general partner to have a net worth equal to 10% of the contributions made by the partners to all of the limited partnerships, not just the limited partnership for which a ruling is sought. Where this safe harbor is not met, the Service will apply "close scrutiny" to determine whether the partnership lacks limited liability. In this connection, it must be demonstrated to the Service either that the general partner has substantial assets (other than the general partner's interest in the partnership) that could be reached by a creditor of the partnership, or that the general partner will act independently of the limited partners.

     Finally, the Revenue Procedure, as supplemented by Revenue Procedure 92-33, requires that, for the Service to rule that an organization lacks the corporate characteristic of free transferability of interests, the partnership agreement of the partnership must expressly restrict, throughout the life of the partnership, the transferability of partnership interests representing more than 20% of all interests in the partnership's capital, income, gain, loss, deduction, and credit. While the substitution of one Limited Partner for another requires, under the Partnership Agreement of the Partnership, the approval of the General Partner, which approval may be granted or withheld in the General Partner's sole and absolute discretion, the Partnership Agreement of the Partnership does not contain the explicit restriction on the transferability of Units required by Revenue Procedure 92-33.

     CCC, as General Partner of the Partnership, will not make ongoing contributions of capital to the Partnership, as required by Revenue Procedure 89-12, although CCC is subject to a limited capital account deficit contribution obligation, upon dissolution of the Partnership, pursuant to Section 13.2 of the Partnership Agreement. In addition, it is probable, given the Service's rules for calculating the net worth of a general partner, that CCC would not meet the 10% safe harbor test as to its net worth.

     For the foregoing reasons, the Partnership, were it to apply for an advance ruling from the Service as to its partnership tax status under Revenue Procedure 89-12, as supplemented, and as amplified in General Counsel Memorandum 39798 (November 9, 1989), would probably not be able to obtain such a ruling.

     Revenue Procedure 89-12 is explicit that the provisions of the Revenue Procedure are not intended to be substantive rules for the actual determination of partnership tax status, and are not to be applied upon audit of a taxpayer's return. As indicated above, counsel to the Partnership is of the opinion that the Partnership will be classified as a partnership and not as an association taxable as a corporation for Federal income tax purposes, subject to the conditions set forth above.

     Publicly Traded Partnerships. The Revenue Act of 1987 (the "Revenue Act") introduced, for the first time, the concept of a "publicly traded partnership" to the Code. A "publicly traded partnership" is defined as one whose partnership interests are (i) traded on an established securities market, or (ii) readily tradeable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership is treated, for Federal income tax purposes, as a corporation, unless the income of the partnership consists of certain "qualifying income." The income of the Partnership, which shall consist primarily of rentals from personal property, will not consist of "qualifying income."

     The Units of the Partnership will not be traded on an established securities market, such as the New York or American Stock Exchanges, or in the NASDAQ System. However, as one of the alternative tests of whether a partnership is "publicly traded," Section 7704 of the Code defines a publicly traded partnership as one whose interests are "readily tradable on a secondary market (or the substantial equivalent thereof)."

     On December 4, 1995, the Service adopted regulations under Section 7704. Under the regulations, interests in a partnership that are not traded on an established securities market would be deemed readily tradable on a secondary market or the substantial equivalent thereof if, taking into account all of the facts and circumstances, the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

     Under the regulations, interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof if: (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) the holder of an interest in the partnership has a readily available, regular, and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell, or exchange interests in the partnership; or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell, or exchange interests in the partnership in a time frame and with the regularity and continuity that is comparable to that described in clauses (i) through (iii) herein.

     Whether the interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof is a facts-and-circumstances test. The fact that a transfer does not come within one or more of the safe harbors as established by the regulations is to be disregarded in determining whether the interests are readily tradable on a secondary market or the substantial equivalent thereof.

     As a result of commentary on the regulations as proposed, the final regulations contain a provision permitting partnerships to assure themselves that their outstanding interests are not traded on an established securities market and are not readily tradable on a secondary market or the substantial equivalent thereof. The outstanding interests of a partnership will not be deemed traded on an established securities market unless the partnership participates in the establishment of the market or the inclusion of its interests thereon. The outstanding interests in a partnership will not be deemed readily tradable on a secondary market or the substantial equivalent thereof (even if interests in the partnership are otherwise traded or readily tradable within the tests established by regulations) unless the partnership admits the transferee of a partnership interest as a partner of the partnership or otherwise recognizes any rights of the transferee in the partnership, such as the right of the transferee to receive partnership distributions or to acquire an interest in the capital or profits of the partnership.

     Certain transfers are not taken into consideration (called "private transfers") for purposes of determining whether the outstanding interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof. "Private transfers" include transfers at death, transfers between family members, transfers from a Section 401 qualified retirement plan or an IRA to its beneficiaries, "block" transfers (transfers involving more than 2% of the total interests in partnership capital or profits), and transfers by one or more partners of interests representing more than 50% of the total interests in partnership capital or profits in one transaction or in a series of related transactions. Private transfers also include transfers that the partnership does not recognize so as to preserve its status as not publicly traded.

     The regulations also provide a safe harbor for certain redemption plans. The Partnership's limited right of presentment feature is designed to comply with this safe harbor. See "Limited Right of Presentment" herein. Repurchases under such a safe harbor are not taken into account in determining whether the outstanding interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof, as long as the sum of the percentage interests in the partnership's capital or profits transferred during the taxable year of the partnership pursuant to such a plan does not exceed 10% of the total interests in partnership capital or profits.

     Finally, the regulations contain a general safe harbor, which provides that interests in a partnership are not readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership (other than in private transfers or pursuant to qualified redemption plans) does not exceed two percent (2%) of the total interests in partnership capital or profits.

     While transfers do occur in the outstanding interests of the limited partnerships sponsored by the General Partner, the General Partner is not aware of any "market maker" of these interests, does not believe that there is a "readily available, regular and ongoing opportunity" to the limited partners of these partnerships to sell or exchange their interests through a "public" means, and does not believe, with respect to the transfers that do occur, that payment is made to the transferors in a "time frame and with the regularity and continuity that the existence of a market maker would provide."

     Because whether or not the outstanding interests in a partnership are tradable on a secondary market or the substantial equivalent thereof is a facts-and-circumstances test, and because of the adverse consequences were the outstanding Units in the Partnership deemed tradable on a secondary market or the substantial equivalent thereof, the General Partner will follow the policy of permitting transfers in the outstanding Units of the Partnership only if the transfer (i) will qualify as a private transfer within the meaning of the regulations adopted under Section 7704, or (ii) is a transfer pursuant to the Partnership's limited right of presentment feature (see "Limited Right of Presentment" herein), or (iii) qualifies as a transfer under the general two percent safe harbor established by the regulations. Because the transfers that have occurred in the partnerships sponsored by the General Partner in any one fiscal year (other than those that would qualify as private transfers or were made pursuant to a limited right of presentment feature) have represented less than two percent of the outstanding units of the partnership, the General Partner does not believe that this policy will adversely affect the transferability of the outstanding Units of the Partnership. Nevertheless, should the transfers of Units in the Partnership exceed the General Partner's prior partnerships' historical experience, then the General Partner would exercise its discretion under the Partnership Agreement to refuse to recognize, for any purpose whatsoever, any transfer of Units that would jeopardize the status of the Partnership as not publicly traded.

     Based upon the representations of the General Partner as to the transfers that have occurred in the limited partnerships previously organized by the General Partner to engage in container leasing, the General Partner's policy with respect to the recognition of transfers in the outstanding Units of this Partnership, the provisions of Section 10.1(a) of the Partnership

Agreement, and the final regulations promulgated by the Service under Section 7704, counsel for the Partnership is of the opinion that the Partnership should not be taxable as an association taxable as a corporation under Section 7704 of the Code.

     If the Partnership were treated for Federal income tax purposes as an association taxable as a corporation in any taxable year, generally the principal tax benefits of the Partnership's operations would accrue to the Partnership as a separate taxpaying entity, and not to the Limited Partners. In such event, the Partnership would be required to pay Federal income taxes at corporate tax rates (presently ranging from 15% to 35%) on its net income, thereby substantially reducing the amount of cash available for distribution to the Limited Partners, and all or a portion of such distributions could be treated as ordinary income, regardless of the source from which they were generated.

     The General Partner is obligated to use its best efforts to take such actions as are necessary to preserve the Partnership's status as a partnership for Federal income tax purposes. The General Partner will contest, for and on behalf and at the expense of the Partnership, any Service challenge to the tax status of the Partnership.

TAXATION OF LIMITED PARTNERS--GENERAL

     To the extent that the Partnership is treated for Federal income tax purposes as a partnership and not as an association, the Partnership will file an annual informational income tax return, but will not be subject as an entity to the payment of Federal income tax. On his personal income tax return, each Limited Partner will be required to report his share of Partnership income or loss without regard to the amount, if any, of cash or other distributions made to him. Thus, each Limited Partner will be taxed on his share of Partnership income even though the amount of cash distributed to him may be less than the resulting tax liability. A Partner's share of Partnership's income or loss shall be determined in accordance with the allocations set forth in the Partnership Agreement, provided that such allocations have "substantial economic effect." See "Allocation of Income or Loss" below.

DISTRIBUTIONS

     Cash distributions from a partnership are generally not equivalent to partnership income as determined for income tax purposes or as determined under generally accepted accounting principles. If the Distributions to a Limited Partner by the Partnership in any year exceed his share of the Partnership's income for that year, the excess will constitute a return of capital to such Limited Partner for tax purposes. A return of capital will not be reportable as taxable income by a Limited Partner for Federal income tax purposes, but it will reduce the tax basis of his Units (but not below zero). Any Distributions to a Limited Partner in excess of such Partner's tax basis in his Units for a given year generally will be taxable to him in the same manner as gain is taxed upon the sale of his Units. See "Sale of Units" below.

BASIS OF UNITS

     A partner's basis for his partnership interest is relevant in determining his ability to deduct losses from the partnership as well as in determining gain or loss on a sale or other disposition of his interest in the partnership. Generally, the tax basis of any partner's interest in a partnership is equal to its cost, reduced (but not below zero) by the partner's share of partnership distributions and losses and increased by his share of partnership income and his proportionate share of recourse liabilities. In addition, the tax basis of an interest in a partnership generally is increased by a partner's proportionate share of liabilities to which the partnership's assets are subject (to the extent that such liabilities do not exceed the fair market value of the assets subject to such liabilities), but for which no partner has any personal liability. Each partner's proportionate share of such nonrecourse liabilities for this purpose is determined in accordance with the Regulations promulgated under Section 752 of the Code.

PASSIVE ACTIVITY LOSSES

     Section 469 of the Code requires affected taxpayers to categorize their income and losses into three components: passive activity, active, and portfolio. An investment in a limited partnership is generally considered to be a passive activity. Generally, passive activity losses may not be used to offset active income, such as salary, wages, and income derived from a business in which the taxpayer materially participates, or portfolio income, such as interest, dividends, royalties, or gains from the sale of property held for investment. Passive activity losses may generally only be used to offset passive activity income; unused passive activity losses may be carried forward indefinitely to offset future passive activity income, and may be recognized upon a fully-taxable disposition of the taxpayer's entire interest in the passive activity which generated the losses.

     The passive activity rules apply to individuals, estates, trusts, closely-held "C" corporations, and personal service corporations. A closely-held "C" corporation is any corporation which is not an "S" corporation, and, at any time during the last half of its taxable year, more than 50% in value of its outstanding stock is owned, directly or indirectly, by or for not more than five individuals. A limited exception to the passive activity rules is provided closely-held "C" corporations: passive activity losses recognized by such corporations which are not personal service corporations may be used to offset the corporation's net active income, but not its portfolio income.

     Based upon the proposed activities of the Partnership, counsel is of the opinion that the net income or loss realized by Limited Partners who are subject to Section 469 will be considered to be passive activity income (or loss) to the extent that such income (or loss) is attributable to the Partnership's equipment leasing activities. Subject to the discussion below concerning publicly traded partnerships, the losses of the Partnership should therefore be available to offset Limited Partners' other passive activity income, and the income of the Partnership should be available to absorb the Limited Partners' other passive activity losses. The interest income earned by the Partnership from temporary investments and working capital reserves will be considered portfolio income, not passive activity income. Such portfolio income will be separately reported by the Partnership to the Limited Partners, and will not be available to absorb any passive activity losses realized by the Partnership from its equipment leasing activities. Investors should also be aware that if they incur debt to acquire or carry their Units, the interest on the debt will only be deductible to the extent that the investor has passive activity income to cover the interest. The deductibility of such interest may be further limited if the investor owns tax-exempt obligations.

     The Revenue Act of 1987 further modified the passive activity rules with respect to "publicly traded partnerships," discussed under "Partnership
Status -- Publicly Traded Partnerships" above. The passive activity losses realized from a publicly traded partnership may not be used to offset passive activity income from any other source, including any other partnership (whether publicly traded or not), but may only be used to offset future passive activity income from the same partnership, or deducted in full to the extent not so used upon a complete taxable disposition of the interest in the partnership. Similarly, passive activity income generated by a publicly traded partnership may not be used to absorb passive activity losses from any other source.

     Passive activity losses are deductible against passive activity income only to the extent that the losses satisfy all other conditions of the Code for deductibility, including satisfaction of the at risk rules discussed below.

AT-RISK RULES

     Section 465 of the Code provides that individuals and closely-held "C" corporations may not deduct or offset against other income a loss from any activity to the extent that such loss exceeds the aggregate dollar amount which such taxpayer has "at risk" in such activity. To the extent that such loss is not permitted to be used in any year, it may be carried over by such taxpayer to subsequent years, again subject to the at-risk rules. In the case of a partnership, the at-risk limitations apply to each individual partner (including the partners of a partnership and the shareholders of an "S" corporation which is a partner of the partnership) and to each corporate partner that is a closely-held "C" corpora-tion (other than those actively engaged in equipment leasing).

     Initially, a Limited Partner will be at risk in an amount equal to the sum paid to acquire his Units, except to the extent that such sum or any portion thereof was borrowed (i) without personal liability on the part of a Limited Partner or liability secured by the assets (other than the Units of the Partnership) of the Limited Partner, (ii) from a person who has an interest in the Partnership (other than an interest as a creditor), or (iii) from a person related to any person specified in clause (ii). A Limited Partner will not be considered at risk with respect to amounts that are protected against loss through guarantees or stop-loss arrangements. A Limited Partner's initial amount at risk will be increased by his allocable share of the Partnership's income and will be decreased by his allocable share of the Partnership's losses and by Partnership Distributions made to him.

     A partnership's ownership of several items of equipment is treated as a single activity (the "aggregation rule") for purposes of determining a partner's at-risk basis of his investment in the partnership. Under the aggregation rule, all items of income allocated to a partner from a partnership's equipment leasing activities is generally aggregated with all items of deductions allocated to such partner arising from such activities, and the resulting overall income or loss from such leasing activities increases or decreases such partner's aggregate amount at risk in the partnership. The aggregation rule, however, may require all items of equipment placed in service in any taxable year by the partnership to be treated as a single activity, i.e., items of equipment placed in service in different taxable years may be required to be treated as separate activities for purposes of applying the at-risk rules. Besides increasing the record keeping burden of the Partnership, this requirement, if applicable, could result in a deferral of losses otherwise available to the
Limited Partners.

     In the case of the Partnership, the total amount of money paid by a Limited Partner for his Units will be considered at risk (assuming such amount has not been borrowed by the Limited Partner as described above). Accordingly, a Limited Partner will only be able to deduct his share of Partnership losses in an amount equal to the purchase price of his Units (as adjusted for Partnership income, loss and Distributions).

ALLOCATION OF INCOME OR LOSS

     Section 704(b) of the Code provides that a partner's distributive share of income or loss is to be determined by the partnership agreement if the allocation to the partner thereunder has substantial economic effect. If an allocation to a partner does not have substantial economic effect, such partner's distributive share of items of partnership income or loss is to be determined in accordance with such partner's interest in the partnership, taking into account all facts and circumstances.

     Under the Service's regulations interpreting Section 704(b), an allocation of income or loss has "economic effect" if, throughout the full term of the partnership, the partnership agreement meets the "Primary Economic Effect Test": the partnership agreement must provide -- (i) for the determination and maintenance of the partners' capital accounts in accordance with the detailed rules set forth in the regulations; (ii) that upon liquidation of the partnership (or any partner's interest in the partnership), liquidating distributions be made in accordance with the positive capital account balances of the partners; and (iii) that any partner, including any limited partner, with a deficit balance in his capital account following the liquidation of his interest in the partnership be obligated to restore the amount of such deficit balance to the partnership.

     The regulations also require that the effect of allocations of income or loss be "substantial." To be considered "substantial," an allocation must actually affect the dollar amounts to be received by the partners, independently of tax consequences.

     Under the Partnership's proposed method of operations, it is possible that the capital accounts of the Limited Partners will become negative (because of the fact that the Partnership will borrow to purchase Equipment). Nevertheless, the Partnership Agreement does not require the Limited Partners to restore deficit capital account balances. However, the regulations provide an alternate test for economic effect, referred to as "Alternate Economic Effect Test," if certain conditions are satisfied and the Partnership Agreement provides for a "qualified income offset." The regulations also provide that deductions attributable to nonrecourse debt will be valid if, among other conditions, the partnership agreement contains a "minimum gain chargeback." The Partnership Agreement contains both of these provisions. Stated broadly, the general effect of these provisions is to allocate to partners who are allocated losses in excess of their investment in, plus undistributed profits of, the Partnership gross income subsequently realized by the Partnership (typically upon sale of Equipment) in an amount sufficient to offset such earlier "excess" losses.

     During the period of time that the Units are being offered and sold, the Partnership may obtain a bridge loan to purchase Equipment, as described under "Investment Objectives and Policies -- Borrowing Policy" herein. Because the General Partner shall stand ready to purchase a sufficient number of containers from the Partnership to enable the Partnership to either (i) repay any such loan in full in the event that the Partnership is not able to obtain a term loan to replace the bridge loan, or (ii) pay down the principal of any bridge loan to an amount not to exceed 20% of the aggregate Purchase Price of the Equipment of the Partnership in the event that the Partnership is able to obtain a term loan to replace any such bridge loan, Section 6.2(e) of the Partnership Agreement allocates the cost recovery deductions available with respect to Equipment so financed, for the period of time that the loan is outstanding, solely to the General Partner. The General Partner would then be required to recapture such deductions in the form of an allocation of income of the Partnership to the General Partner at such time as the bridge loan is repaid with Net Proceeds and/or repaid with the proceeds of a term loan.

     Because the Partnership Agreement provides (i) for the determination and maintenance of the Partners' capital accounts in accordance with the Section 704 regulations, (ii) that liquidating distributions will in all cases be made in accordance with the positive capital account balances of the Partners, (iii) for a qualified income offset and minimum gain chargeback, counsel is of the opinion that, based upon these factors and the Section 704 regulations, it is more likely than not that the Partnership's allocations of income and loss and each item thereof to the Limited Partners will not be substantially modified if challenged by the Service.

     Section 6.2(c) of the Partnership Agreement allocates to the General Partner, for each fiscal year, gross income of the Partnership in an amount equal to that portion of the Distributions allocable to the General Partner in excess of 1% of the Distributions allocable to all Partners (General and Limited) by the Partnership for such fiscal year. If the Service prevailed in any attempt to invalidate this provision, or in any attempt to recharacterize the Management Fee payable to the Leasing Company as a distribution to the General Partner, then the Limited Partners' interests in the income or loss of the Partnership could be modified adversely. Because of the lack of clear authority and the factual nature of the proper characterization of the Management Fee payable by the Partnership to the Leasing Company, counsel is unable to render its opinion with respect to whether the gross income allocation to the General Partner will be respected or whether the Management Fee payable to the Leasing Company will be deductible by the Partnership for the year paid or will instead be treated as a Partnership distribution. See "Management Fee" below.

COST RECOVERY OF EQUIPMENT

     General. The Partnership will elect, pursuant to Section 168(g) of the Code, to depreciate its Equipment under the alternative depreciation system. Under this system, property is depreciated using the straight line method (without regard to salvage value) over the class life of the property. Containers and container-related equipment have a class life of six years. Property with no class life is depreciated over twelve years. For "tax-exempt use property" subject to a lease, the recovery period may in no event be less than 125% of the lease term.

     The lessees of the Partnership's Equipment will generally be foreign corporations that will be deemed "tax-exempt entities" within the meaning of
Section 168. Personal property leased to a tax-exempt entity is generally deemed "tax-exempt use property." However, such property does not include property leased pursuant to a "short-term lease" within the meaning of Section 168(h). The General Partner anticipates that the leases of the Partnership's Equipment will generally qualify for this exception. Even if the leases of the Partnership's Equipment do not, the General Partner does not anticipate that the terms of the leases of the Partnership's Equipment will be such so as to require a recovery period for the Partnership's Equipment of longer than six years (for containers and container-related equipment).

     The election to use the alternative depreciation system is, once made, irrevocable.

     By electing to use the alternative depreciation system, rather than the Modified Accelerated Cost Recovery System ("MACRS") permitted by Section 168 of the Code, the Partnership will forego the availability of accelerated depreciation with respect to its Equipment, thereby reducing the amount of depreciation available to the Partnership and to the Limited Partners during the early years of ownership of the Equipment. Under MACRS, equipment such as containers that qualify may be depreciated using the 200% declining balance method over a recovery period of five years. However, the availability of MACRS, when applied to containers and container-related Equipment, is subject to numerous and complex conditions. Failure to meet such conditions requires the taxpayer to use the alternative depreciation system. In addition, with the enactment of the passive activity rules, the utility of taxable losses to limited partners of partnerships has been substantially diminished.

     In depreciating its Equipment, the Partnership will employ the half-year convention, which requires a half-year's depreciation deduction for the year an asset is placed in service (with the other half deducted for the year immediately following the asset's stated recovery period). However, a mid-quarter convention must be used where personal property placed in service by a taxpayer during the year's final three months exceeds 40% of the aggregate basis of the property placed in service for the entire year.

     Depreciable Basis in the Equipment. Generally, the entire cost of purchasing property (including any commissions or other acquisition expenses) is included in its basis for purposes of computing cost recovery deductions. The Partnership will include in the basis of its Equipment the Acquisition Fee payable to the General Partner for its services rendered in acquiring the Equipment. The Service may assert that such Fee is excessive or is allocable to items other than services rendered by the General Partner in purchasing the Equipment. If the Service were to prevail, that portion of the Fee deemed excessive or allocable to items other than services rendered in acquiring the Equipment would not be included in the tax basis of the Equipment, resulting in reduced cost recovery deductions.

     Allocation of Cost Recovery Deductions With Respect to Equipment Financed by a Bridge Loan. As discussed under "Allocation of Income Or Loss" above, certain or all of the cost recovery deductions available with respect to Equipment financed by the proceeds of any bridge loan incurred by the Partnership will, during the period of time that such loan is outstanding, be allocated solely to the General Partner.

MANAGEMENT FEE

     The Partnership will pay the Leasing Company, an affiliate of CCC, for its services in managing the leasing operations of the Partnership, a management fee equal to 7% of Gross Lease Revenues attributable to Operating Leases and 2% of Gross Lease Revenues attributable to Full Payout Leases. In Revenue Ruling 81-300, 1981-2 C.B. 143, the Service permitted a partnership to deduct a fee paid to the general partners based on a percentage of gross income for management of the partnership's assets. The test, as stated by the Service, is as follows: "A payment for services determined by reference to an item of gross income will be a guaranteed payment [and therefore currently deductible] if, on the basis of all of the facts and circumstances, the payment is compensation rather than a share of partnership profits. Relevant facts would include the reasonableness of the payment for the services provided and whether the method used to determine the amount of the payment would have been used to compensate an unrelated party for the services."

     The General Partner believes that the Management Fee payable to its affiliate is reasonable in terms of the services to be rendered and is comparable to the amount that would be paid to an unrelated party for like services. Counsel believes that, to the extent that the Management Fee does not exceed the reasonable value of the management-related services performed by the Leasing Company for the Partnership during the taxable year in question, such Fee should be deductible against Partnership income. However, because the issue of reasonableness is factual, and because the services to be performed by the Leasing Company will be performed in the future, counsel is unable to render its opinion as to whether the Management Fee will be deductible (or, if deductible, in what amount) in the years incurred, as contemplated by the General Partner.

ORGANIZATION AND SYNDICATION EXPENSES

     Expenses incurred in connection with organizing the Partnership or promoting the sale of or selling the Units therein must be capitalized. Certain organization and start-up expenses may, at the Partnership's election, be amortized over not less than 60 months, but syndication expenses (including commissions paid to broker/dealers in connection with the sale of the Units, legal fees for securities advice and for advice pertaining to the adequacy of tax disclosures in this Prospectus, and printing costs relating to the issuance and marketing of the Units) are not subject to the 60-month amortization provision and may not be deducted or amortized for Federal income tax purposes.

TAX STATUS OF LEASES

     Lessors of personal property must retain certain incidents of ownership of the property in order to claim cost recovery deductions with respect to such property. The rules for determining who is entitled to the tax benefits associated with the ownership of property generally are not contained in the Code, but are embodied in court cases and revenue rulings and revenue procedures issued by the Service. In general, these authorities establish that, for Federal income tax purposes, the owner of the property must retain meaningful burdens and benefits of ownership; the lessor must be the person who suffers or benefits from fluctuations in value. Lease treatment is generally denied, and the lessee is treated as the owner of property, if the lessee has the option to obtain title to the property at the end of the lease term for a price that is nominal in relation to the value of the property at the time when the option is exercisable (as determined at the time the parties entered into the lease), or which is relatively small when compared with the total payments required to be made.

     The General Partner anticipates that most, if not all, of the Partnership's Equipment will be leased pursuant to Operating Leases. The Partnership may, however, occasionally enter into a Full Payout Lease with respect to its special purpose Equipment, such as refrigerated or tank containers. With respect to any Full Payout Lease entered into by the Partnership, the General Partner believes that under any such Lease the Partnership would retain significant and genuine incidents of ownership of the underlying Equipment. Were any Full Payout Lease entered into by the Partnership deemed to be a sale rather than a lease of the underlying Equipment, then the Partnership would not be entitled to cost recovery deductions with respect to such Equipment. On the other hand, a portion of the lease rental payments (otherwise fully taxable) would, in such event, be deemed to constitute the nontaxable return of the cost of such Equipment.

     Because the Partnership has not yet purchased any Equipment, nor committed to any leases thereof, and because any Full Payout Lease entered into by the Partnership would be negotiated on a case-by-case basis, counsel is unable to render its opinion as to whether any Full Payout Lease entered into by the Partnership will be deemed a lease for Federal income tax purposes.

SALE OR OTHER DISPOSITION OF EQUIPMENT

     Any gain realized from the sale or other disposition by the Partnership of its Equipment will be ordinary income to the extent of all cost recovery deductions previously allowed with respect thereto, which it is expected would constitute most of such gain. The excess of any gain derived from the sale of Equipment over cost recovery deductions previously allowed with respect to such Equipment should constitute gain or loss described in Section 1231 of the Code (i.e., generally, from sales or exchanges of real or depreciable property used in a trade or business), if such Equipment had been owned by the Partnership for more than twelve months. A Limited Partner's allocable share of gains or losses from
Section 1231 assets would be combined with any other Section 1231 gains or losses incurred by him that year, and his net Section 1231 gains or losses would generally be taxed as capital gains or constitute ordinary losses, as the case may be. However, the net Section 1231 gain for a taxable year is treated as capital gain only to the extent that such gain exceeds the aggregate of the net
Section 1231 losses for the five most recent taxable years (determined at the partner level). Gain derived from the sale of any Equipment which was held by the Partnership as a "dealer" (i.e., held primarily for sale to customers in the ordinary course of business) would result in ordinary income. Under its proposed plan of operation, the Partnership should not be deemed a dealer as to the Equipment it owns. However, because of the factual nature of the inquiry, and because the Partnership has not yet acquired any equipment, counsel is unable to render its opinion as to whether the Partnership will be deemed a dealer under the Code.

     The maximum Federal income tax rate on the net capital gain of individuals is 28%. For this purpose, net capital gain may, at the taxpayer's option, be reduced by the amount of capital gain from the disposition of investment property which the taxpayer elects to take into account as "investment income" for purposes of determining the deduction for "investment interest expense." Net capital gains so taken into account as investment income will be taxed at ordinary income tax rates. The Federal marginal regular rates of tax on the ordinary income of individuals ranges from 15% to 39.6%, depending upon the taxpayer's taxable income for the year.

     In addition to the difference in the marginal rates of tax applicable to capital gains versus ordinary income, the distinction between the two types of income is also relevant to the treatment of net capital losses, which offset capital gain income, dollar for dollar, but may only be used to offset $3,000 of ordinary income in any one year. This $3,000 offset is not available to taxpayers other than individuals. Unused capital losses may be carried over indefinitely to subsequent tax years.

     The Partnership's gain on the sale of Equipment will be measured by the difference between the sale proceeds and the adjusted basis of the Equipment.

     As discussed above under "Investment Objectives and Policies -- Sale of Equipment," it is possible that the Partnership will dispose of some of the Equipment in exchange for purchase money obligations. In such event, all cost recovery recapture would generally be recognized in the year of sale, even if the Equipment is paid for on an installment basis over a number of years. Were the Equipment deemed sold in a "dealer disposition" (a disposition of personal property by a person who regularly sells or otherwise disposes of personal property on the installment plan), then all gain realized on sale of the Equipment would be required to be recognized in the year of sale.

     It is also possible that the Partnership will dispose of some of the Equipment through long-term lease arrangements that will be characterized, for tax purposes, as installment sales. See "Tax Status of Leases" above. Any lease arrangement characterized as an installment sale will be subject to the Code's rules concerning immediate recognition of cost recovery recapture, and could, if any such arrangement were deemed a "dealer disposition," require the recognition of all gain realized on the "sale" in the year the lease arrangement is entered into.

SALE OF UNITS

     In the event of a sale by a Limited Partner of his Units, the Partner will realize gain to the extent the amount realized exceeds his basis in his Units. A Limited Partner's gain on a sale or other disposition of Units purchased and held more than twelve months will generally be treated as long-term capital gain for Federal income tax purposes, except to the extent that any portion of the sales proceeds is attributable to direct or indirect interests in "substantially appreciated inventory items" or "unrealized receivables," as those terms are defined in Section 751 of the Code. If any portion of the sale proceeds is attributable to unrealized receivables or substantially appreciated inventory items, then ordinary income would be realized to the extent that that portion of sales proceeds allocable to unrealized receivables or substantially appreciated inventory items exceeds the Limited Partner's basis allocable to such receivables or inventory items; capital gain or loss realized by the Limited Partner would be equal to the excess of the portion of sale proceeds not attributable to such items over the Limited Partner's basis in his Units not so attributable. Since cost recovery recapture is included in the definition of "unrealized receivables," it is expected that most, if not all, of the gain realized by a Limited Partner on the sale of his Units would be ordinary income.

     The Code imposes reporting requirements on sales of partnership interests in partnerships holding "substantially appreciated inventory items" or "unrealized receivables." A Limited Partner who sells Units will be required to promptly notify the Partnership of the transfer. The Code provides that failure to provide such notice subjects the Limited Partner to a penalty of $50 per unreported transfer.

GIFT OF UNITS

     Generally, no gain or loss is recognized for Federal income tax purposes as a result of the gift of property.

     A donor may realize gain on the gift of Units in the event that the donor's share of the liabilities of the Partnership exceeds the donor's basis in the Units. Gifts of Units may also be subject to gift tax.

     A gift of Units will not constitute a fully taxable disposition for purposes of claiming any suspended passive activity losses. On a gift of Units, the basis of the Units is increased by the amount of suspended passive activity losses allocable to the Units.

NO SECTION 754 ELECTION

     Because of the complexities of the tax accounting required, the Partnership does not presently intend to file an election under Section 754 of the Code to adjust the basis of its Equipment upon the transfer of Units. Not making such an election could result in a transferee of Units recognizing more income currently and upon the disposition of Equipment by the Partnership than if such election were made. Hence, a transferee of Units might not pay as much for such Units as he would if an election under Section 754 were made.

DISSOLUTION OF THE PARTNERSHIP

     Upon dissolution of the Partnership, the Equipment of the Partnership will be sold, which will result in the realization of taxable income to the Limited Partners as described under "Sale or Other Disposition of Equipment" above. Liquidating distributions will be made to the Limited Partners only in cash, unless the Limited Partners, by vote of the holders of a majority of the then outstanding Units, approve of some alternate form of payment. Distributions of cash in complete dissolution of the Partnership will generally be treated in the same manner as nonliquidating Distributions. See "Distributions" above.

UNRELATED BUSINESS INCOME

     Because the activities of the Partnership will constitute an "unrelated trade or business" as defined in Section 513 of the Code, the share of the taxable income of the Partnership allocable to Limited Partners that are qualified pension, profit sharing, Section 401(k) and stock bonus plans (including Keogh Plans), Individual Retirement Accounts and charitable remainder trusts (collectively, "Exempt Organizations") may be subject to Federal income tax. An Exempt Organization that purchases Units will be required to report such portion of its pro rata share of the Partnership's income as unrelated business taxable income if such income from all sources exceeds $1,000 in any year. In computing the amount of unrelated business taxable income which is subject to tax, an Exempt Organization is generally allowed the same deductions for items associated with the production of such income as are other taxpayers. The Exempt Organization could incur a tax liability with respect to such unrelated business taxable income at such rates as would be applicable if such organization were not otherwise exempt from taxation (e.g., at Federal marginal rates of up to 39.6% in the case of a trust and 35% in the case of a corporation). Qualified Plans and IRAs are taxed as trusts, and will therefore be subject to the highest Federal marginal income tax rate -- 39.6% -- on unrelated business taxable income in excess of $7,650 (for 1995) (subject to adjustment for inflation in future years).

ALTERNATIVE MINIMUM TAX

     The alternative minimum tax is payable only if and to the extent it exceeds a taxpayer's regular Federal income tax liability. The tax is computed based on taxable income, as recomputed using certain adjustments, plus a series of "tax preference" items. Taxpayers are generally allowed a $45,000 exemption ($33,750 for an individual return, and $22,500 for trusts) in computing their alternative minimum tax liability, which is phased out with respect to certain high income taxpayers.

     A two-tiered alternative minimum tax system exists for individuals, with a 26% rate applying to the first $175,000 ($87,500 for married taxpayers filing separately) of alternative minimum taxable income in excess of the exemption amount, and a 28% rate applying to the remainder of a taxpayer's alternative minimum taxable income. As a result of the phase-out of the exemption amount for high-income taxpayers, the effective rate of tax on alternative minimum taxable income of between $150,000 and $330,000 (for married taxpayers filing a joint return ($112,500 to $247,500 for unmarried taxpayers and $75,000 to $255,000 for married taxpayers filing separately)) ranges from 32.5% to 35%.

     Because the Partnership will depreciate its Equipment using the straight line method, the Partnership should not generate adjustments to regular taxable income or generate items of tax preference for purposes of computing alternative minimum taxable income.

     The corporate alternative minimum tax system is similar to the individual alternative minimum tax system, with certain modifications, as described above. The rate of the corporate alternative minimum tax, however, is 20%. Corporations contemplating purchase of the Units should consult with their tax advisors as to the details of the application of the alternative minimum tax to them.

PAYMENT OF ESTIMATED TAXES BY INDIVIDUALS

     Individual taxpayers are subject to an addition to tax for underpayments of estimated tax. Estimated taxes are paid by individuals on income with respect to which there is no withholding or under-withholding, including on income from partnerships such as this Partnership. Generally, a taxpayer does not under-pay estimated taxes if he or she makes estimated tax payments equal to (i) 100% of the prior year's tax liability, or (ii) 90% of the current year's tax liability.

     The 100% of the prior year's tax liability safe harbor is raised to 110% of the prior year's tax liability for any individual with an adjusted gross income of more than $150,000, (more than $75,000 for married taxpayers filing separately) as shown on the individual's income tax return for the preceding taxable year. Individuals with a preceding year adjusted gross income of $150,000 or less ($75,000 or less for married taxpayers filing separately) can use the 100% of the prior year's tax liability safe harbor. All individuals may pay estimated taxes based on 90% of the taxpayer's current year tax liability.

ADMINISTRATIVE PROVISIONS

     Audit of Tax Returns. Prospective investors should be aware that a Service audit of the Partnership's information return could precipitate an audit of the individual income tax returns of the Limited Partners. If the Service were to propose to adjust any items of income or loss on the Partnership's information return, corresponding adjustments could be proposed with respect to the individual income tax returns of the Limited Partners. In addition, the costs and expenses incurred in connection with any Partnership audit, which will be paid by the Partnership, could be substantial. Finally, any audit of a Limited Partner's return might result in Service adjustments to items unrelated to the Partnership's income or loss.

     In any audit of the Partnership's returns, the tax treatment of each item of Partnership income or loss would be determined at the Partnership level in a unified Partnership proceeding, rather than in separate proceedings with the Partners. Generally, each Partner is required to treat Part-nership items on his return consistently with the treatment on the Partnership return.

     The Code provides for the appointment of a "tax matters partner," which, in the case of the Partnership, will be the General Partner. The tax matters partner is treated by the Service as a partnership's primary representative for purposes of notice of tax audits, proceedings, and adjustments, and possesses the power to bind the partnership and its partners in certain circumstances. While the tax matters partner must keep each partner informed of all administrative and judicial partnership proceedings, and while all partners are entitled to participate in the administrative and judicial proceedings, the tax matters partner generally has the authority to extend the normal three-year statute of limitations for assessment of a deficiency with respect to partnership tax items on behalf of all partners, and has the authority to bind partners who are not "notice partners" or members of a "notice group" to a settlement agreement, unless such partners file statements revoking such authority. With respect to partnerships with more than 100 partners, "notice partners" include all partners with a 1% or greater interest in profits at the end of the year under audit, and a "notice group" is any group of partners organized for this purpose who for the partnership taxable year involved have profit interests which aggregate 5% or more. Notice partners are not bound by a settlement entered into by the tax matters partner with the Service. However, as a practical matter, prospective Limited Partners should assume that in any audit proceeding involving the Partnership, the General Partner, as tax matters partner, shall exercise substantial control over the conduct and outcome thereof.

     Tax Shelter Registration. The Code requires "tax shelters" to register with the Service. Tax shelters that register with the Service receive a tax shelter identification number, which must be disclosed to each investor and included by such investor on any return claiming a deduction or credit by reason of investment in the tax shelter. The Code defines a tax shelter as any investment with respect to which a person could reasonably infer from the representations made in connection with the offering of interests in the tax shelter that, as of the close of any of the first five years ending after commencement of the offering of interests in the tax shelter, the ratio with respect to any investor of the aggregate of the deductions (exclusive of anticipated income) and 350% of the credits which are represented to be potentially available to the investor exceeds two times the cash invested by the investor in the tax shelter.

     Under the Partnership's proposed method of operations, and particularly in view of the fact that the Partnership will depreciate its Equipment using the straight line method over the class life of the Equipment (six years for containers) and will limit its long-term borrowings to no more than 20% of the aggregate cost of its Equipment. CCC has concluded that the Partnership does not meet the foregoing test for classification as a "tax shelter," and therefore that it need not register as such with the Service. Because of the inherently factual nature of the question, counsel has not rendered an opinion on this question.

STATE, LOCAL, AND FOREIGN TAXES

     In addition to the Federal income tax considerations discussed above, prospective investors in the Partnership should also consider applicable state and local taxes. A Limited Partner's distributive share of the income or loss of the Partnership generally will also be required to be included by the Limited Partner in determining his or her reportable income for the state in which he or she is a resident. Residents of a state may be subject to taxation on revenue generated from activities of the Partnership in another state, and may be required to file tax returns and pay taxes in that state.

     The Partnership may operate in states, localities and foreign countries which impose a tax on the Partnership's assets or income, or on each Limited Partner based upon his share of any income (generally in excess of specified amounts) derived from the Partnership's activities in such jurisdiction. Depending on the location of the Partnership's Equipment and on applicable state, local and foreign laws, deductions which are available to a Limited Partner for Federal income tax purposes may not be available to such Partner for state, local and foreign income tax purposes. Losses associated with Partnership activities in one state may not be available to offset income from the Partnership's activities in a different state.

     The State of California, under whose laws the Partnership is organized, will not impose an income tax upon the Partnership with respect to its income, but will impose an income tax upon: (i) each Limited Partner who is a resident of California, and (ii) each Limited Partner who is not a resident of California based upon such Limited Partner's share of any income derived from the Partnership's activities having sources within the State of California.

     California and a number of other states have adopted a withholding tax procedure to facilitate the collection of income taxes from non-resident and foreign partners on partnership income derived from such states. For example, California tax law requires California limited partnerships to withhold income taxes when the Partnership makes a distribution of income to a Limited Partner who is not a resident of the State of California. No withholding is required if the income distribution to such a partner is $1,500 or less for the calendar year. Withholding is required with respect to a partner if the income distributions anticipated to be made to such partner exceed $1,500.

     The California Franchise Tax Board ("FTB") announced in 1990 an interpretation of its authority under these provisions that purportedly enables it to require the withholding by limited partnerships doing business in California of a portion of their distributions attributable to California source income payable to partners who are not resident of the State of California. The FTB announced that this new withholding requirement shall be effective for any partnership subsequent to FTB notice to the Partnership. By letters dated August 29, 1990, the FTB notified the prior partnerships managed by CCC of this withholding requirement.

     CCC has sought and obtained from the California Franchise Tax Board a waiver of this withholding requirement for all of its managed partnerships for the years 1995 and 1996. The basis for the request and the grant of the waiver is the fact that most of the income from the partnerships managed by CCC is derived from sources outside of California; the resultant small number of partners in the General Partner's managed partnerships that meet the annual $1,500 distribution threshold; the small amount of resultant taxes that would be required to be withheld; and the administrative cost of complying with the withholding requirements. The General Partner anticipates filing a similar request for a waiver of the withholding requirements for this Partnership, and anticipates renewing its request for waiver for all of its managed partnerships once the current waiver expires. There can be no assurance that the Franchise Tax Board will grant the General Partner's request for a waiver of the withholding requirement for this Partnership.

     If the Partnership were required to withhold taxes from Partners of the Partnership who are not residents of the State of California, withholding would be required at the rate of 7% of all Distributions anticipated to exceed $1,500 per year made to such Partners with respect to that portion of the Distributions attributable to current, as well as prior years' unreported, income of the Partnership having a source within the State of California.

     Even if the Partnership obtains a waiver from the Franchise Tax Board of the requirement that it withhold taxes from Distributions made to Limited Partners who are not residents of the State of California, such Limited Partners are not relieved of the responsibility of filing a return, and paying taxes due thereon, with the State of California based upon income derived from the Partnership's activities having sources within the State of California. Accordingly, each Limited Partner who is not a resident of the State of California should consult his or her tax advisor to determine his or her obligation to file a California state income tax return and pay taxes thereon.

     To the extent that a Limited Partner pays tax to a state by virtue of the business conducted by the Partnership in that state, the Limited Partner may be entitled to a deduction or credit against the tax owed to the Partner's state of residence with respect to the same income. If a Limited Partner pays income tax to a state by virtue of the operations of the Partnership in that state, then estate or inheritance taxes might also be payable in that jurisdiction upon the death of the Limited Partner.

     Prospective investors should be aware that, in computing their taxable income for purposes of determining their state income tax liabilities, they may be subject to rules which are less favorable than under the Federal income tax law.

INVESTMENT IN THE PARTNERSHIP
BY FOREIGN INVESTORS

     The Code imposes special rules governing the tax treatment of non-resident alien individuals, foreign corporations, foreign partnerships, and other foreign investors who may become Limited Partners of the Partnership. Other than the brief summary herein, no attempt is made in this Prospectus to address the tax aspects of an investment in the Partnership by a foreign investor. Such investors are strongly urged to consult their own tax advisors concerning the tax consequences, both domestic and foreign, of their investment in the Partnership.

     Nonresident aliens and foreign corporations that purchase Units will, like the Partnership, be deemed to be engaged in the conduct of a trade or business within the United States. Pursuant to Sections 871(b) and 882(a) of the Code, nonresident alien individuals and foreign corporations will be subject to United States income tax on their respective allocable shares of any Partnership taxable income that is effectively connected with the conduct of a trade or business in the United States.

     Subject to any available treaty limitations, foreign corporations may also be subject to the "branch profits tax" under Section 884 of the Code. This tax is equal to 30% of a foreign corporation's earnings and profits which are effectively connected (or treated as effectively connected) with the conduct of a trade or business within the United States that are withdrawn (or deemed withdrawn) from investment in the United States. If applicable, this tax is payable in addition to the regular United States corporate income tax.

     Nonresident alien individuals and closely held foreign corporations that become Limited Partners of the Partnership will also be subject to the same limitations on the deduction of Partnership losses that apply to domestic Limited Partners.

     Pursuant to Section 1446 of the Code, a partnership that has taxable income effectively connected (or treated as effectively connected) with a United States trade or business must withhold on the effectively connected taxable income allocated to its foreign partners, whether or not distributions are made in the partnership's tax year and without regard to whether the amounts of effectively connected taxable income are in fact taxable to the foreign partners.

     For purposes of this withholding requirement, a "foreign" partner includes a non-resident alien individual, foreign corporation, foreign partnership, foreign estate, or foreign trust. The General Partner may determine that a Limited Partner is not a foreign Partner based upon a certification of non-foreign partner status submitted by the partner on a form approved by the General Partner. The Partnership may withhold from any Limited Partner, who, upon demand by the Partnership, refuses to provide a certification of non-foreign status.

     Once the Partnership determines that a Partner is a foreign partner,
Section 1446 of the Code provides that the amount of tax to be withheld by the Partnership is the "applicable percentage" of the foreign partner's allocable share of the Partnership's effectively connected taxable income. The applicable percentage is equal to the highest Federal income tax rate, currently 39.6% for foreign individuals and 35% for foreign corporations. The amount of any tax withheld will be treated as a credit against the foreign partner's tax liability for the foreign partner's tax year in which or with which the Partnership's tax year ends. Any excess of the tax withheld over the foreign partner's tax liability for such tax year may be credited to the foreign partner's liabilities for taxes in subsequent tax years or the foreign partner may elect to file a claim for refund.

     A foreign partner's share of the amount of tax withheld is treated as distributed to the foreign partner by the Partnership on the earlier of: (1) the day on which the withholding tax was paid by the Partnership, or (2) the last day of the Partnership's tax year for which the with-holding tax was paid. The foreign partner's basis in the Partnership is reduced by the amount of such tax withheld that is treated as distributed to the partner.

     A foreign partner will be required to attach a copy of Form 8805 -- Foreign Partner's Information Statement of Section 1446 Withholding Tax to his United States income tax return showing the amount of effectively connected taxable income and the tax payments allocable to the partner which support the partner's claim for a credit for the withheld amounts.

     Certain states, such as California, have withholding requirements similar to those of Section 1446 of the Code, which apply to income whose source is within the state. The waivers obtained by the General Partner from the withholding requirements of California tax law do not apply to foreign partners, and accordingly, Distributions made by the Partnership to such partners will be subject to withholding in accordance with California tax law. See "State, Local, and Foreign Taxes" above. The withholding rate in California with respect to Distributions made by the Partnership to foreign partners is 11% for individuals and 9.3% for corporations.

     A foreign partner may also be subject to tax on the partner's allocable share of Partnership income and gain in his or her country of nationality or residence. In some instances, the tax paid to the United States may be creditable against this tax. Prospective foreign investors should consult with their own tax advisors with respect to the potential tax liability in such jurisdictions, as well as in the United States.

--------------------------------------------------------------------------------

                              ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

     In considering an investment in the Partnership of a portion of the assets of a Qualified Plan, a fiduciary should consider (i) whether the investment is in accordance with the documents and instruments governing the Qualified Plan;
(ii) whether the investment satisfies the diversification requirements of
Section 404 of ERISA; (iii) the fact that the investment will result in unrelated business taxable income to the Qualified Plan (see "Tax
Aspects -- Unrelated Business Income" herein); and (iv) whether the investment is prudent, since there will not be a market created in which the fiduciary can sell or otherwise dispose of the Units.

PLAN ASSETS

     Under ERISA, persons who exercise discretionary authority or control over the assets of a Qualified Plan or who provide investment advice for a fee with respect to such assets are fiduciaries, subject to the fiduciary responsibility provisions of ERISA. The fiduciary rules are designed to protect the participants and beneficiaries of a Qualified Plan by penalizing improper actions by the persons who possess authority or influence over the assets of the Plan. These provisions include measures setting forth prohibited transactions, which severely restrict the manner in which fiduciaries may deal with the assets of a Plan (and which provisions are complemented by Section 4975 of the Code, which imposes an excise tax on disqualified persons who engage in prohibited transactions).

     Generally, when a Qualified Plan invests in another entity, such as a limited partnership, the Plan's assets include its investment (i.e., the limited partnership interests acquired in the limited partnership) but do not, solely by reason of such investment, include any of the underlying assets of the entity. However, the Department of Labor has indicated that there may be situations where a Qualified Plan is investing its assets in an entity, but the real purpose of the investment is to retain the person who manages the entity to provide investment services for the Plan. In such a situation, the Department of Labor has taken the position that the manager of the entity and any person who provides investment advice to the entity for a fee (direct or indirect) should be considered a fiduciary of the Plan.

     If the General Partner of the Partnership were considered to be a fiduciary under ERISA and the Code, certain of the contemplated transactions between the General Partner or its affiliates and the Partnership could constitute "prohibited transactions" under ERISA and the Code. In such event, certain of the parties involved in the transaction, including the Plan trustee, could be required to take any or all of the following actions: (i) undo the transaction,
(ii) restore to the Qualified Plan any profit realized on the transaction, (iii) make good to the Qualified Plan any loss suffered by it as a result of such transaction, and (iv) pay an excise tax equal to 5% of the "amount involved" in the transaction for each year in which the transaction remains uncorrected. An additional excise tax equal to 100% of the amount involved is imposed if the transaction is not corrected within certain specified time periods after notice. If an Individual Retirement Account engages in a prohibited transaction, the IRA would lose its tax-exempt status, but the other penalties would not apply.

     The Department of Labor has promulgated a regulation (the "Regulation") defining what constitutes the assets of a Qualified Plan for purposes of certain provisions of Title I of ERISA and the related prohibited transaction provisions of the Code. The purpose of the Regulation is to describe the circumstances under which the assets of an entity in which a Plan invests will be considered to be assets of the Plan, or "plan assets," so that the manager or managers of the entity would thereby be subject to the fiduciary responsibility rules of ERISA.

     The Regulation provides that if a Qualified Plan invests in an equity interest of an entity that is not a "publicly offered security," then the assets of the Plan will include both the equity interest in the entity and an undivided interest in each of the underlying assets of the entity, unless it is established that (i) the entity is an "operating company," or (ii) the equity participation in the entity by Qualified Plans is not "significant."

     A "publicly offered security" is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and (iii) sold to the Plan as part of an offering of securities to the public pursuant to an effective Registration Statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     No Units will be sold in the Partnership unless at least $2 million in Units have been subscribed for on or before the termination date of this offering from at least 100 investors. See "Plan of Distribution" herein. The offering of Units has been registered under the Securities Act of 1933 and the General Partner of the Partnership will register the Units under the Securities Exchange Act of 1934 as required above.

     The Units should also qualify as "freely transferable" under the Regulation even though, as a result of Section 7704 of the Code and the final regulations recently promulgated thereunder, the General Partner has the right and obligation to refuse to recognize transfers of Units if such transfers would jeopardize the status of the Partnership as not a "publicly traded Partnership" for tax purposes. See "Tax Aspects -- Partnership Status" herein. Although the Regulation provides that any restriction on transfer could cause the Units to be considered not to be "freely transferable," counsel to the Partnership, Fotenos & Suttle, P.C., has rendered its opinion that, despite the existence or exercise of the General Partner's right to refuse to recognize certain transfers, based upon the safe harbors established by the final regulations under Section 7704, and based upon the actual level of transfers of the outstanding units in the partnerships previously organized by the General Partner to engage in the container leasing business, it is more likely than not that the Units will qualify as "freely transferable" so as to permit them to satisfy the "publicly-offered exemption" under the Regulation.

     The Partnership might satisfy the "operating company" exemption under the Regulation. The Regulation defines an "operating company" as an entity that is primarily engaged in the production or sale of a product or service other than the investment of capital. The business of the Partnership will be the management of a portfolio of equipment, primarily containers, that will be actively leased, pursuant to Operating Leases, to third parties. The Partnership should therefore qualify as an operating company under the Regulation. However, the Regulation does not further define the term, nor give any examples of operating companies other than those operating in the venture capital and real estate industries. Accordingly, the status of the Partnership as an operating company under the Regulation is unclear, and therefore counsel is unable to express an opinion on the issue.

     The Regulation also provides that the assets of an entity in which a Qualified Plan invests will not be deemed to be "plan assets" if less than 25% of the value of each class of equity interests in the entity is held in the aggregate by "benefit plan investors." For purposes of this 25% rule, the interests of any person (other than a benefit plan investor) who has discretionary authority or who provides investment advice for a fee (direct or indirect) with respect to the assets of the entity, or any affiliate of such person, are disregarded. While the General Partner and affiliates of the General Partner are not prohibited from purchasing Units, any such purchases would be disregarded in determining whether this exemption is satisfied. Sale of the Units will not be restricted with a view to compliance with this 25% rule, and therefore there can be no assurance that it will be available to the Partnership.

ANNUAL VALUATION

     ERISA requires that the assets of a Plan be valued at their fair market value as of the close of the Plan year. It may not be possible to value accurately the Units from year to year, since there will not be a market for them and the value of the Partnership's Equipment may not be accurately reflected in the value of the Units until the Partnership sells or otherwise disposes of the Equipment.

--------------------------------------------------------------------------------

                            TRANSFERABILITY OF UNITS
--------------------------------------------------------------------------------

     A market for the Units will not develop. Accordingly, prospective investors desiring liquidity in their investments should not consider an investment in the Partnership.

     Units may be transferred by the Limited Partners subject to the limitations set forth in Article X of the Partnership Agreement. To transfer Units, an instrument of assignment must be signed by both the transferor and the transferee and returned to the General Partner. As discussed under "Tax
Aspects -- Sale of Units" herein, the Code requires that the transferor Limited Partner promptly notify the Partnership of the sale, and requires the Partnership to file an information return with the Service reflecting the sale.

     Any transfer of Units will be recognized for the purpose of making Distributions and allocating income or loss as described in the following paragraph. However, the recognition of an assignee of Units as a substituted Limited Partner of the Partnership will be subject to the consent of the General Partner, which may grant or arbitrarily withhold such consent in its sole and absolute discretion, and any such substitution will not be effective prior to the giving of such consent. In addition, pursuant to Section 10.1(a) of the Partnership Agreement, the General Partner may refuse to recognize a proposed transfer of Units, for any purpose whatsoever, if the General Partner concludes that recognition of the transfer would constitute the Partnership as a "publicly-traded partnership" within the meaning of Section 7704 of the Code. See "Tax Aspects -- Partnership Status" herein. Each investor, by becoming a Limited Partner of the Partnership, consents to the good faith exercise of this authority by the General Partner.

ALLOCATION OF DISTRIBUTIONS AND INCOME OR LOSS
UPON TRANSFER OF UNITS

     In the event that a Limited Partner transfers his Units, such transfer will be recognized for the purpose of making all Distributions and allocating income or loss as of the first day of the month next succeeding the month in which the Partnership is properly notified of the transfer. Consequently, Distributions, if any, for the month in which the transfer is made will be made to the transferor. All income or loss for the calendar year in which the transfer occurs will be prorated between the transferor and the transferee based on the number of months for which each is recognized as a Limited Partner, without regard to whether such income or loss was actually incurred during any month and without regard to the Distributions which may have been made to the transferor or the transferee. Because there may be adverse Federal income tax consequences in connection with any transfer of Units, Limited Partners are advised to consult their tax advisors prior to any such transfer. See "Tax Aspects -- Sale of Units" herein.

ADDITIONAL RESTRICTIONS ON TRANSFER

     If necessary to avoid premature termination of the Partnership for tax purposes, the effectiveness of any transfer will be deferred if it would result in 50% or more of all Units of the Partnership having been transferred within a 12 month period. The transferor will be notified in any such event, and any deferred transfers will be effected (in chronological order to the extent practicable) as of the first day of the month in which such transfer can be effected without premature termination of the Partnership for tax purposes. In the event that transfers should be suspended for the foregoing reason, the General Partner will give written notice of such suspension as soon as practicable to all Limited Partners.

     No partial transfer of Units (except for intra family and certain other transfers, including by gift or inheritance) will be recognized if following the transfer either the transferor or the transferee would hold less than 125 Units. Additional restrictions on transfer of the Units are imposed in some states by their respective securities laws. These restrictions may include suitability standards similar to those restricting persons who may purchase Units in this offering.

--------------------------------------------------------------------------------

                          LIMITED RIGHT OF PRESENTMENT
--------------------------------------------------------------------------------

     Following the third full calendar year after the Net Proceeds from the offering of Units in the Partnership have been invested in Equipment, and continuing thereafter until the termination of the Partnership, the General Partner will notify the Limited Partners by March 31 of such year as to their right to present their Units for redemption by the Partnership. Any Limited Partner electing to present his Units to the Partnership for redemption must tender all of the Units then owned by him, and must notify the General Partner in writing of his election to present his Units within 30 days following transmittal of any such notification. Units held by the General Partner or its affiliates will not be eligible for redemption. The Partnership is in no way obligated to redeem any Units presented for redemption. In addition, the Partnership will elect to redeem Units only if the General Partner concludes, in its sole discretion, that redemption of the Units will not jeopardize the status of the Partnership as not a "publicly-traded partnership" within the meaning of
Section 7704 of the Code, and will not impair the capital or operations of the Partnership. See "Tax Aspects -- Partnership Status" herein. Units not redeemed by the Partnership may be purchased by the General Partner, acting in its sole discretion, upon the same terms and conditions as are applicable to redemptions of the Units by the Partnership. Units may be redeemed no more than once a year.

VALUATION OF UNITS

     The price to be paid for a Limited Partner's Units will be equal to the book value of a Unit as of the end of the most recent calendar year, minus the Distributions payable per Unit and not reflected in the book value of a unit as aforesaid, multiplied by the number of Units owned by the Limited Partner. The book value of a Unit will be determined by the General Partner in accordance with generally accepted accounting principles. In the notification transmitted to the Limited Partners, the General Partner shall set forth the redemption price of a Unit, a brief description of the calculation of the redemption price, and its estimate of the amount of Units that the Partnership stands ready to redeem.

EXERCISE OF OPTION

     The decision of whether to accept or reject any presentment of Units will be made in the sole discretion of the General Partner. Within 30 days after proper presentment of Units by the Limited Partners, the General Partner will notify Limited Partners as to whether the Partnership will redeem the Units presented. Units accepted for such redemption will be paid for in cash within 30 to 45 days thereafter, upon the due endorsement by the Limited Partner to the Partnership of the certificate representing such Units. In no event will payment in redemption of Units be made until at least 60 days after receipt by the Partnership of a Limited Partner's written election presenting the Limited Partner's Units for redemption by the Partnership. If the Partnership elects to redeem Units, and the aggregate of the Units tendered for redemption exceeds the available funds therefor, the Units to be redeemed will be selected by random drawing.

     The redemption of Units by the Partnership will be further subject to compliance with any applicable laws and regulations governing issuer tender offers.

     The value of Units for purposes of the limited right of presentment will be determined annually, as of the end of each calendar year. The effective date of any redemption of Units will be the first day of the month next succeeding the calendar month in which the General Partner's notification was mailed. All Distributions payable on the Units redeemed, and all income or loss allocable to such Units for the period prior to the effective date, will be payable or allocable to the Limited Partner whose Units are redeemed. Units redeemed by the Partnership will be considered "retired," and will no longer be deemed issued and outstanding from and after the effec-tive date. Any redemption of Units will be treated for tax purposes as a sale thereof. Should the General Partner purchase Units, the Units will be purchased for investment, not for the purpose of resale, and as to the Units purchased, the General Partner will be treated in all respects as a Limited Partner of the Partnership (subject to the restrictions on the voting of such Units imposed by Section 8.4 of the Partnership Agreement).

EFFECT OF THE RIGHT

     The formula for valuing the Units pursuant to the limited right of presentment is based upon the book value of the Units determined in accordance with generally accepted accounting principles, but does not take into account other factors which may affect the fair market value of the Units (such as the anticipated amount of future Distributions). The price is therefore arbitrary and may not bear any relationship to the fair market value of a Unit or the value of Partnership assets represented by a Unit. Accordingly, Limited Partners should not look upon the limited right of presentment as providing them with a means to realize the fair market value of their Units. Furthermore, because the election to redeem Units will be made in the sole discretion of the General Partner, Limited Partners cannot rely on the limited right of presentment to provide them with a liquid investment in the Partnership.

--------------------------------------------------------------------------------

                              PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

     The Partnership is offering through the Underwriter an aggregate of 7,500,000 Units, at $20 per Unit. The offering shall continue until no later than December 27, 1997. Continuation of the offering beyond twelve months from the effective date of this Prospectus in certain states shall be subject to the approval of the state's securities administrator.

     No Units will be sold unless at least 100,000 Units ($2,000,000) have been subscribed for on or before December 27, 1996 from at least 100 investors (excluding from such count Pennsylvania residents, the General Partner and affiliates of the General Partner). If such minimum is not obtained by such date, then all funds theretofore deposited by subscribers for purchase of the Units will be promptly refunded in full, together with a pro rata share of any interest earned thereon. See "Escrow Arrangement" below.

     The General Partner and its affiliates are not prohibited from purchasing Units for their own account, but any such purchase shall be for investment and not for the purpose of resale. The General Partner has no present intent to purchase the Units offered hereby. In all events, the General Partner and its affiliates shall not purchase more than 10% of the Units offered hereby.

     Prospective investors that are not natural persons may be required to deliver evidence of their authority to subscribe for the Units, or opinions of counsel as to their authority to subscribe for the Units, and the binding effect of their subscriptions.

THE OFFERING

     The Units are being offered on a "best efforts" basis by the Underwriter, Cronos Securities Corp., a wholly-owned subsidiary of the General Partner and a member of the NASD. Cronos Securities Corp. will receive an underwriting commission equal to the difference between 10% of the Gross Proceeds from the Units sold and the commissions paid by the Partnership to the Selected Dealers. It is anticipated that substantially all of the Units will be sold by the Selected Dealers, which will be paid a sales commission by the Partnership of up to 8% of Gross Proceeds from the Units sold by them directly. The primary function of the Underwriter will be to supervise and coordinate the efforts of the Selected Dealers participating in this offering. Cronos Securities Corp., in addition to this "wholesaling" function, may retain certain Selected Dealers to assist it with this wholesaling function, in which event the Partnership shall pay such wholesalers, including Cronos Securities Corp., a sales commission of up to 2% of Gross Proceeds from the Units sold in the

Partnership by Selected Dealers under the wholesaler's supervision.

     Sales commissions will be waived with respect to purchases of the Units by employees of the General Partner or its affiliates or by employees of the Selected Dealers. The subscription price per Unit for such persons shall therefore be $18.40 per Unit. Purchases by such employees must be for investment for their own accounts or for the accounts of their family members. In addition, clients of an investment advisor who is registered under the Investment Advisors Act of 1940 and is an affiliate of a Selected Dealer may also purchase Units net of retail selling commissions, subject to the express approval of such Selected Dealer, if the client (i) has been advised by such advisor over a continuous course of time on investments other than the purchase of Units, and (ii) is not being charged by the advisor through the payment of commissions or otherwise, for the advice rendered by such advisor specifically in connection with the purchase of Units. The subscription price per Unit for such investors shall therefore be $18.40 per Unit. The General Partner may require that any investor claiming the right to purchase Units on the foregoing terms demonstrate the basis for such right through reasonable documentation and certification. The Units purchased on such terms must be purchased for investment purposes only, and not for the purpose of resale. The General Partner and the Partnership would not recognize any attempted transfer of such Units unless the General Partner is satisfied that the original purchase was not made with a view to distribution of the securities and that any proposed transfer was in compliance with all applicable laws and regulations, including the NASD's Rules of Fair Practice. See "Who Can Invest -- Minimum Subscription" herein.

     The Underwriter may pay to certain Selected Dealers the expenses of certain of their registered representatives with respect to sales and training meetings to which such registered representatives have been invited on the recommendation of their Selected Dealers, based upon sales by such registered representatives of the Units and sales of units in previous public programs sponsored by the General Partner; such payments may be considered incentive compensation to such Selected Dealers to promote the sale of Units. In addition, the Underwriter may offer desk-top gift items not exceeding $100 in value as a sales incentive to registered representatives who sell a certain number of Units. The Underwriter intends to comply with the provisions of Section 34 of Article Ill of the Rules of Fair Practice of the NASD with respect to any incentive sales and bonus programs which it offers. Selected Dealers registered with the Commonwealth of Massachusetts may not participate in any sales incentive program conducted by the Underwriter with respect to the offer and sale of the Units in the Commonwealth of Massachusetts.

     Subject to the provisions of the following paragraph governing reimbursement of "due diligence" expenses, the aggregate of all commissions and payments paid to the Underwriter and the Selected Dealers, including the total payments made by the Underwriter for sales incentive programs, will not exceed 10% of the Gross Proceeds realized from the sale of the Units.

     An additional 0.5% of Gross Proceeds may be paid to Selected Dealers as reimbursement for bona fide accountable expenses incurred by them in performing any due diligence investigation of the Partnership or the General Partner. Such reimbursements are a component of Offering and Organizational Expenses; Offering and Organizational Expenses in excess of 5% of the Gross Proceeds from the sale of Units will be borne by the General Partner and not by the Partnership.

     Consistent with the limitations described above with respect to sales commissions and Offering and Organizational Costs, the General Partner will guarantee to pay (without recourse to, or right of reimbursement from the Partnership) all underwriting compensation and Offering and Organizational Expenses in excess of 15% of Gross Proceeds.

     The Partnership and the General Partner have agreed to indemnify the Underwriter and the Selected Dealers from certain liabilities, including certain civil liabilities under the Securities Act of 1933, as amended, which may arise from the use of this Prospectus in connection with the offering of the Units. Any indemnification of the Underwriter shall be limited to expenses incurred in a successful defense.

     Any Selected Dealer participating in this offering may be deemed to be an "underwriter" for purposes of the Securities Act of 1933.

ESCROW ARRANGEMENT

     Commencing on the effective date of this Prospectus, all funds received by the Underwriter and the Selected Dealers from subscriptions for the Units will be placed in an interest-bearing escrow account with Bank of America, San Francisco, California, as Escrow Agent. Bank of America is acting only as an escrow agent in connection with the offering of the Units described herein, and has not endorsed, recommended, or guaranteed the purchase, value, or repayment of such Units. Subscribers for the Units offered hereby should make their checks payable to "Bank of America/Cronos Global Income Fund XVI, L.P. Escrow Account." The interest earned on subscription proceeds will not become part of the Partnership's capital. Instead, within 60 days after the subscribers are admitted as Limited Partners to the Partnership, the General Partner will pay to such Limited Partners all interest earned on their subscription proceeds pending their admission to the Partnership.

     Subscription proceeds will be transferred from the escrow account to the Partnership's account not later than 15 days after payment and acceptance of the minimum subscriptions (100,000 Units) to the Partnership from at least 100 investors (not including in such count Pennsylvania residents, the General Partner or any affiliate of the General Partner). The Partnership will admit subscribers as Limited Partners, and transfer their subscription from the escrow account to the Partnership's account thereafter, at least on a monthly basis.

     Subscriptions received from Pennsylvania residents will be held in escrow until the Partnership receives aggregate subscriptions of $7,500,000 from all investors, including Pennsylvania residents; provided, however that each Pennsylvania resident will have the opportunity to rescind his investment in the Partnership if his subscription is held in escrow for more than 120 days. Any interest earned on such funds while in escrow will be distributed directly to the investors promptly following their admission to the Partnership or the return of their subscriptions, allocated in accordance with the amount of funds held for each investor and the length of time such funds were held.

     If 100,000 Units have not been subscribed for on or before the first anniversary of the effective date of this Prospectus by at least the 100 investors described herein, then all funds theretofore deposited by subscribers will be promptly refunded in full, together with a pro rata share of any interest earned thereon.

     All fees and expenses of the Escrow Agent will be included as a component of Offering and Organizational Expenses. See "Estimated Use of Proceeds" herein. Pursuant to the escrow agreement, the Partnership will indemnify the Escrow Agent against any losses and expenses it may incur arising out of its performance of the escrow agreement.

ALLOCATION OF BENEFITS
DURING THE OFFERING PERIOD

     During the period that the Partnership is offering the Units to the public and continuing through the calendar quarter in which the offering terminates, all Distributions and all items of income, gain, loss, deduction and credit, subject to the restrictions on such allocations (see "Tax Aspects -- Allocation of Income or Loss" herein), allocable to the Limited Partners shall be determined monthly, and allocated solely to those Limited Partners admitted as such on or prior to the first day of the month for which the Distribution or allocation is made, pro rata to their Unit ownership in the Partnership. The General Partner anticipates that Distributions so determined will be paid within 60 days after the end of the month.

--------------------------------------------------------------------------------

                                 WHO CAN INVEST
--------------------------------------------------------------------------------

GENERAL

     Investors in the Partnership are subject to the financial suitability standards described below. To verify that an investor meets such standards, the Partnership and the General Partner will rely upon the representations as to suitability made by the investor on the Signature Page and Subscription Agreement. In addition, Selected Dealers and their registered representatives have the duty, under applicable rules of the NASD, to determine that an investment in the Partnership is suitable for a customer of the Selected Dealer and that the customer has been informed of the lack of liquidity and marketability of the Units. An investor has the right to cancel his or her subscription during a period of five business days after the investor has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold.

REQUIRED NET WORTH/INCOME

     Investment in the Units involves certain risk factors; there is not expected to be any public market for the Units; and the sale or transfer of the Units may result in adverse tax consequences. Accordingly, investment in the Units is suitable only for persons with adequate financial means who have no need for liquidity with respect to this investment, and who can bear the full loss of such investment, Units will be sold only to a person who has either (a) a minimum annual gross income of $45,000 and a net worth (excluding from the computation thereof his home, home furnishings, and automobiles) of not less than $45,000, or (b) a net worth (as computed above) of not less than $150,000. If the investor is a Qualified Plan or an IRA, then the investor must represent
(i) if the Units are being purchased by an IRA or are being allocated to a participant's self-directed account under a Qualified Plan, that the beneficiary of such IRA or the participant of such Plan satisfies the foregoing standards; or (ii) if the Units are being purchased by a Qualified Plan that is not self-directed, that the Qualified Plan satisfies the foregoing suitability standards. Qualified Plans and IRAs considering an investment in the Units should be aware of certain additional legal requirements. See "ERISA Considerations" herein.

     The Partnership will require assurance that a purchaser of Units from a Limited Partner meets the same financial suitability standards applicable to an original subscriber for the Units in the state of residence of such purchaser, and that the purchase is made in compliance with any additional requirements of the securities laws of such state. See "Transferability of Units" herein.

MINIMUM SUBSCRIPTION

     For investors other than Qualified Plans and IRAs, the minimum subscription is for 125 Units or $2,500. For Qualified Plans and IRAs, the minimum subscription is for 50 Units or $1,000, except in Minnesota, where the minimum subscription for Qualified Plans and IRAs is for 100 Units or $2,000, and Iowa, where the minimum subscription for Qualified Plans and IRAs is for 125 Units or $2,500. Investments beyond the minimum may be made in increments of one Unit ($20).

     As discussed under "Plan Of Distribution -- The Offering" herein, sales commissions will be waived with respect to the sale of Units to employees of the General Partner and its affiliates, to employees of the Selected Dealers participating in this offering, and to clients of an investment advisor who is registered under the Investment Advisors Act of 1940 and is an affiliate of a Selected Dealer participating in this offering. Accordingly, the per-Unit subscription price for such persons shall be $18.40, and the minimum subscription shall be 125 Units or $2,300.

APPLICABLE STATE STANDARDS

     Each state in which the Partnership is authorized to offer and sell the Units has imposed minimum investor suitability standards and minimum investment amounts as set forth above, except as described below or in a supplement to this Prospectus. Net worth in each case excludes a subscriber's home, home furnishings, and automobiles; allowable assets should be valued at their fair market value.

IOWA:

     Iowa investors must personally sign the Limited Partner's Signature Page and Subscription Agreement. The minimum subscription for Iowa residents is $2,500 (125 Units) for Individual Retirement Accounts of such residents.

MAINE:

     Selected Dealers and their representatives may only sell Units to those persons for whom they have a reasonable belief that the investment is a suitable one. Additionally, the minimum subscription for Maine residents is $2,000
(100 Units) for IRAs. Residents of Maine contemplating an investment in the Partnership must personally sign as "Investor" or "Co-Investor," on the Limited Partner's Signature Page and Subscription Agreement.

MASSACHUSETTS AND MISSOURI:

     Units will only be sold to residents of Massachusetts and Missouri who have
(i) a minimum annual gross income of $60,000 and a net worth (excluding from the computation thereof his home, home furnishings, and automobiles) of not less than $60,000, or (ii) a net worth (as computed above) of not less than $225,000. In addition, residents of Massachusetts and Missouri contemplating an investment in the Partnership must personally sign as "Investor" or "Co-Investor," as the case may be, on the Limited Partner's Signature Page and Subscription Agreement.

MISSISSIPPI, NEW MEXICO, OKLAHOMA, OREGON,
SOUTH DAKOTA AND TENNESSEE:

     Residents of Mississippi, New Mexico, Oklahoma, Oregon, South Dakota and Tennessee contemplating an investment in the Partnership must personally sign as "Investor" or "Co-Investor," as the case may be, on the Limited Partner's Signature Page and Subscription Agreement.

MICHIGAN:

     In determining whether Michigan subscribers meet the financial suitability set forth above, the subscriber should, in calculating his or her net worth, exclude from the computation thereof the amount of his or her investment in the Partnership. In no event should a subscription for the Units from a Michigan resident exceed 10% of the investor's net worth. Michigan residents must also personally sign the Limited Partner's Signature Page and Subscription Agreement.

MINNESOTA:

     The minimum subscription for Minnesota residents is $2,000 (100 Units) for Qualified Plans and Individual Retirement Accounts. Minnesota residents must personally sign the Limited Partner's Signature Page and Subscription Agreement.

NEBRASKA:

     The minimum subscription for Nebraska residents is $5,000 (250 Units) and $1,000 for Qualified Plans and IRAs (50 Units). Nebraska residents must personally sign the Limited Partner's Signature Page and Subscription Agreement.

NEW HAMPSHIRE:

     New Hampshire investors must wait at least 48 hours after receiving this Prospectus before completing and personally signing the Limited Partner's Signature Page and Subscription Agreement.

OHIO:

     In determining whether Ohio investors meet the financial suitability set forth above, a subscription for Units from a resident of Ohio cannot exceed 10% of the investor's liquid net worth.

PENNSYLVANIA:

     Because the maximum amount of this offering ($150,000,000) exceeds the minimum offering ($2,000,000) by a ratio greater than twenty to one, subscriptions for the Units offered hereby will not be accepted from Pennsylvania investors until such time as subscriptions from all other investors exceed $7,500,000. See "Plan of Distribution--Escrow Arrangement" herein. In addition to the suitability standards set forth above, the aggregate purchase price of Units purchased by a Pennsylvania investor may not exceed 10% of the investor's net worth (as computed above).

TEXAS:

     Units purchased by the General Partner will not be counted toward the minimum required subscriptions to the Partnership of $2,000,000 (100,000 Units) for purposes of accepting subscriptions from Texas residents to the Partnership. Additionally, residents of Texas contemplating an investment in the Partnership must personally sign as "Investor" or "Co-Investor," as the case may be, on the Limited Partner's Signature Page and Subscription Agreement.

WHAT EXECUTING THE LIMITED PARTNER'S
SIGNATURE PAGE AND SUBSCRIPTION AGREEMENT
MEANS

     By signing the Limited Partner's Signature Page and Subscription Agreement (Exhibit B to this Prospectus), each subscriber acknowledges receipt of a copy of this Prospectus, as well as the Partnership Agreement included herein as Exhibit A, and accepts and adopts each and every provision of the Partnership Agreement. In addition, the investor represents and warrants to the Partnership that the investor meets the requirements as to investor suitability described herein. The investor authorizes the General Partner, as the investor's attorney-in-fact, to execute the Partnership Agreement on the investor's behalf, and such other documents as may be required to organize the Partnership and to carry on its business.

     In determining whether to invest in the Partnership, prospective investors should rely only upon the information disclosed in this Prospectus and in any supplement or amendment thereto. The Partnership and the General Partner accept no responsibility for information provided to an investor that is not clearly prepared and authorized by them for use in the offer and sale of the Units.

     An investor's execution of the Limited Partner's Signature Page and Subscription Agreement carries legal significance in the event of a later dispute between the investor and such parties. If an investor becomes a Limited Partner in the Partnership and later makes a claim against the Partnership, the General Partner, and/or the investor's broker alleging that he or she did not receive a Prospectus, the respondents can be expected to rely upon the representation of the investor regarding receipt of the Prospectus as evidence that the investor did, in fact, receive the Prospectus. If a Limited Partner later makes a claim against the Partnership, the General Partner, and/or the investor's broker alleging that the Units sold to him or to her were not a suitable investment for the investor because he or she did not meet the financial suitability requirements applicable to the investor, the respondents can be expected to rely upon the representation as to financial suitability made by the investor in the Limited Partner's Signature Page and Subscription Agreement as evidence of the investor's belief at the time of investment that he or she met such financial suitability requirements. Similarly, if a Limited Partner later claims that he or she is not bound by one or more of the provisions of the Partnership Agreement, the Partnership and the General Partner can be expected to rely upon the Limited Partner's agreement to be bound by each and every provision of the Partnership Agreement.

--------------------------------------------------------------------------------

                      SUMMARY OF THE PARTNERSHIP AGREEMENT
--------------------------------------------------------------------------------

     The rights and obligations of the Partners of the Partnership will be governed by the Partnership Agreement, the form of which is included herein as Exhibit A. The following briefly summarizes certain provisions of the Partnership Agreement, particularly certain of those which are not described elsewhere in this Prospectus. All statements made below and elsewhere in this Prospectus relating to the Partnership Agreement are qualified in their entirety by reference to the Partnership Agreement. Prospective investors are urged to read the Partnership Agreement in full prior to subscribing for Units.

GENERAL PARTNER'S AUTHORITY

     The Partnership was organized as a limited partnership on September 1, 1995 under the California Revised Limited Partnership Act. CCC is the General Partner of the Partnership. The Partnership Agreement provides that the General Partner shall have full and complete control of the business of the Partnership, and that the Limited Partners shall have no power to take part in the management of the Partnership. Among other things, and subject to the restrictions set forth in the Partnership Agreement, the General Partner may, in its absolute discretion, acquire, hold title to, sell, release or otherwise dispose of the Equipment and interests therein when and upon such terms as it determines to be in the best interests of the Partnership and employ such persons as it deems necessary for the efficient operation of the Partnership.

     Pursuant to Section 12.3 of the Partnership Agreement, the General Partner is granted the authority, under certain limited circumstances, to amend the Partnership Agreement without the consent of the Limited Partners. These circumstances include an amendment to add to the representations, duties, or obligations of the General Partner or to surrender any right or power granted to the General Partner, for the benefit of the Limited Partners; an amendment to cure any ambiguity or correct or supplement any provision which may be inconsistent with any other provision of the Partnership Agreement; an amendment to modify the tax allocation provisions of the Partnership Agreement to conform them to then applicable interpretations of the Internal Revenue Code, as long as the modification does not materially modify the allocation of Distributions between the Limited Partners and the General Partner; and an amendment to delete or add any provision of the Partnership Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any state "blue sky" commissioner.

LIMITED PARTNER'S INTEREST IN PARTNERSHIP

     Subject to the interests of the General Partner, each Limited Partner's interest in the Partnership shall be the proportion in which the number of Units owned by the Limited Partner bears to the total number of Units owned by all Limited Partners of the Partnership. Limited Partners may not be assessed for additional Capital Contributions.

TERM OF PARTNERSHIP

     The Partnership shall continue until December 31, 2015, unless sooner terminated upon the occurrence of any of the following events: (i) the sale of all or substantially all of the assets of the Partnership; (ii) the continued conduct of the Partnership's business becoming illegal; (iii) the voluntary dissolution or bankruptcy (as defined in the Partnership Agreement) of the General Partner; (iv) the vote by a majority in interest of the Limited Partners to remove the General Partner, provided, however, that the Partnership shall not be dissolved upon the removal of the General Partner if, prior to the effective date of such removal, a majority in interest of the Limited Partners elect a successor General Partner to continue the Partnership; or (v) the vote by the Limited Partners to dissolve. Upon dissolution caused by any of the events described above except for those specified in (iii) or (iv), the General Partner shall remain General Partner until the assets of the Partnership are distributed according to the terms of the Partnership Agreement. Upon dissolution, the assets to be distributed to the Partners will be restricted to the proceeds obtained from sale of the Partnership's assets after payment of its debts and liabilities.

LIMITED PARTNERS' VOTING RIGHTS

     The voting rights granted to the Limited Partners are set forth in Section
8.3 of the Partnership Agreement. The voting rights granted to the Limited Partners by the Partnership Agreement are exclusive; other than as explicitly set forth in the Partnership Agreement, the Limited Partners have no voting rights with respect to the management or operation of the Partnership. The voting rights granted to the Limited Partners include the right, upon the affirmative vote of the holders of a majority of the then outstanding Units, to amend the Partnership Agreement, to dissolve the Partnership, and to remove the General Partner.

MEETINGS; ACCESS TO RECORDS

     Meetings of the Limited Partners may be called by the General Partner or by Limited Partners holding more than 10% of the then outstanding Units. Meetings may be called to vote on any of the matters subject to the vote of the Limited Partners, as described under "Limited Partners' Voting Rights" above. Any action which may be taken at any meeting of the Limited Partners may also be taken by written consent, subject to the limitations set forth in Section 8.2 of the Partnership Agreement. The Partnership Agreement does not govern communications between Limited Partners or proposals made among the Limited Partners; such communications would be governed by and subject to the applicable proxy and consent solicitation rules of the Securities and Exchange Commission.

     The Partnership is required to maintain extensive books and records, including a list of the names and addresses of the Limited Partners. The books and records of the Partnership shall be available for examination and copying at the principal office of the Partnership for any proper purpose by any Limited Partner or his or her duly authorized representative at any and all reasonable times. Upon the written request of a Limited Partner, the General Partner is obligated to promptly deliver to the Limited Partner, at the location specified by the Limited Partner, and at the expense of the Partnership, a list of the names and last known business or residence addresses of the Limited Partners. See Section 14.1 of the Partnership Agreement.

ROLL-UP PROTECTIONS

     The Partnership (including the General Partner as general partner of the Partnership) has no intent to merge or consolidate with any other entity in a transaction now commonly known as a "roll-up." Typically a "roll-up" involves the merger of several limited partnerships into a newly created master limited partnership or corporation, although roll-ups have also occurred where only one limited partnership merges into one newly created corporation or real estate investment trust. In addition, Section 7.5(b) of the Partnership Agreement provides that, if any merger or consolidation of the Partnership were proposed with the General Partner or with any affiliate of the General Partner, approval of the transaction would be required by the affirmative vote of the holders of two-thirds or more of the then outstanding Units (and no amendment to this provision could be made without a similar vote). A merger or consolidation proposed with any other entity would require the affirmative vote of the holders of a majority of the then outstanding Units.

     Over the past few years there has been considerable regulatory and legislative activity designed to protect limited partners participating in a roll-up from certain abuses. The California Revised Limited Partnership Act was amended, effective January 1, 1991, to provide limited partners of a limited partnership involved in any merger or consolidation with dissenters' rights. California has strengthened these rights, and granted other rights to limited partners involved in a roll-up, with its enactment of the Thompson-Killea Limited Partner Protection Act of 1992, which was effective January 1, 1993. Finally, the North American Securities Administrators' Association ("NASAA") has amended its Statement of Policy on Equipment Programs to grant limited partners involved in a roll-up various rights. The NASAA provisions have been incorporated in Section 7.4(g) of the Partnership Agreement. With respect to any roll-up involving the Partnership, the Limited Partners of the Partnership would have the rights granted by Section 7.4(g), as well as the additional protections granted to them by California law.

     Under the Partnership Agreement, a roll-up is defined as any acquisition, merger, conversion, or consolidation, either directly or indirectly, involving a partnership, and the issuance of securities of a "Roll-Up Entity" (defined below). The definition does not include any such transaction involving only one partnership where there is no significant adverse change in the limited partners' voting rights, the term of existence of the partnership, the compensation of the general partner, or the partnership's investment objectives.

     In connection with any proposed roll-up involving the Partnership, the General Partner would offer to each of the Limited Partners of the Partnership who vote "no" on the proposal a choice of:

          (a) Accepting the securities of the entity that would acquire the assets of the Partnership or into which the Partnership would be merged, converted, or consolidated (the "Roll-Up Entity"); or

          (b) One of the following:

               (i) Remaining as Limited Partners in the Partnership, and preserving their interests therein on the same terms and conditions as existed previously; or

               (ii) Receiving cash in an amount equal to the dissenting Limited Partner's pro rata share of the appraised value of the net assets of the Partnership.

     With respect to the options specified in paragraph (b), the General Partner need offer only one of the alternatives to the dissenting Limited Partners who do not wish to accept the new security of the Roll-Up Entity.

     In addition, the Partnership may not participate in a roll-up (i) which would result in the Limited Partners having democracy rights which are less than those provided for by Sections 8.1 and 8.3 of the Partnership Agreement; (ii) which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); (iii) in which the Limited Partners' rights of access to the records of the Roll-Up Entity would be less than those provided for under Section 14.1 of the Partnership Agreement; or (iv) in which any of the costs of the transaction would be borne by the Partnership if the roll-up were not approved by the Limited Partners. For a complete statement of the Partnership's roll-up provisions, see Section 7.4(g) of the Partnership Agreement.

     The California Revised Limited Partnership Act, in return for granting to limited partners dissenters' rights, restricts the right of limited partners to challenge a roll-up (by, in general, limiting the right to attack the validity of the roll-up or to have it set aside or rescinded), while at the same time preserving the right to bring an action against the general partner or the partnership for breach of fiduciary duty or fraud. As the amendment to the Act granting dissenters' rights and this restriction are new, the exact contours of the restriction have yet to be delineated by the courts or by administrative interpretation.

     In connection with any proposed roll-up, a detailed statement of their dissenters' rights would be provided to the Limited Partners. To repeat, however, the Partnership has no intent to participate in a roll-up with the General Partner, with any affiliate of the General Partner, or with anyone else.

LIMITED PARTNERS' OBLIGATIONS TO CREDITORS

     The Partnership Agreement provides that no Limited Partner shall be personally liable for any of the debts or for any losses of the Partnership beyond the amount subscribed and contributed by such Limited Partner to the Partnership plus his share of the undistributed profits of the Partnership, except that when a Limited Partner has received a Distribution from the Partnership, the Limited Partner shall be liable to return such Distribution to the Partnership to the extent that, at the time of the Distribution, the Limited Partner knew that immediately after giving effect to the Distribution, the liabilities of the Partnership, other than those as to which recourse of creditors is limited to specified assets of the Partnership, exceeded the fair value of the Partnership's assets other than those assets subject to liabilities as to which recourse of creditors is so limited, to the extent of such liabilities.

REMOVAL OF GENERAL PARTNER

     The General Partner may be removed by a vote of a majority in interest of the Limited Partners. In the event that the General Partner is properly removed and a successor General Part-ner is not simultaneously elected, the Partnership shall be dissolved. In the event of such dissolution, the General Partner shall cease to function in such capacity and shall no longer be associated with the Partnership, except to the extent it has an interest in the assets of the Partnership and except to the extent that it may be a creditor or holder of Units in the Partnership.

     The compensation to be paid to the General Partner upon its removal (assuming continuation of the Partnership by a successor General Partner) is governed by Section 9.2(a) of the Partnership Agreement. Under this Section, and subject to the guidelines set forth herein, the then present fair market value of the removed General Partner's interest as General Partner in the Partnership is to be determined by agreement between the removed General Partner and the successor General Partner, which agreement shall require the consent of the holders of a majority of the then outstanding Units. In the absence of agreement, the then present fair market value of the General Partner's interest shall be determined by arbitration. The interest of the removed General Partner shall be paid to such General Partner in the form of a note bearing interest at the lower of the then prime rate or the rate that would apply on a similar note negotiated by unaffiliated parties under similar circumstances. The note shall provide for equal annual payments sufficient to pay in not less than five years all interest and principal owed to the removed General Partner. The note shall contain such provisions as would be usual and customary in a commercial promissory note, and shall require mandatory prepayments from time to time from the Sale Proceeds realized by the Partnership when in the process of liquidation.

PARTNERSHIP'S INDEMNITY OF GENERAL PARTNER

     The General Partner will not be liable to the Partnership or to the Limited Partners for any act or omission performed or omitted by it in good faith pursuant to the authority granted to it by the Partnership Agreement, but only for misconduct or negligence. The Partnership will indemnify the General Partner for any loss or damage incurred by it on behalf of the Partnership or in furtherance of the Partnership's business, which are not the result of the General Partner's misconduct or negligence. Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted to the General Partner for acts committed in connection with the offer and sale of the Units offered hereby, the Partnership has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. If a claim for indemnification against such liabilities under the Securities Act of 1933, as amended, is asserted against the Partnership by the General Partner under the Partnership Agreement or otherwise, the Partnership will submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

--------------------------------------------------------------------------------

                                 CAPITALIZATION
--------------------------------------------------------------------------------

     The following sets forth the capitalization of the Partnership as of the date of this Prospectus and as adjusted to reflect the issuance and sale of the Units offered hereby, assuming the minimum of 100,000 Units and the maximum of 7,500,000 Units in the Partnership are subscribed and paid for:

                                                                        AS ADJUSTED(2)
                                                                 -----------------------------
                                                   AS OF          100,000          7,500,000
                                                  THE DATE         UNITS             UNITS
                                                   HEREOF         MINIMUM           MAXIMUM
                                                  --------       ----------       ------------
General Partnership Interests(1):
  Capital Contribution..........................    $ --         $    1,000(3)    $      1,000(3)
Limited Partnership Interests:
  Capital Contribution ($20 per Unit)...........    $100(4)      $1,700,100(5)    $132,150,100(5)

------------------
(1) See "Management Compensation" herein for a description of the compensation to be paid to the General Partner by the Partnership.
(2) The Partnership intends to finance its purchase of Equipment. See "Investment Objectives and Policies -- Borrowing Policy" herein.
(3) CCC, as the General Partner, will contribute $1,000 to the Partnership upon attainment of minimum subscriptions for the Units offered in the Partnership. See "Management Compensation -- Interest in the Partnership" herein.
(4) The initial Limited Partner is Dennis J. Tietz, who has contributed $100 to the Partnership. Mr. Tietz is the President and a director of the General Partner. See "Management" herein.
(5) These amounts reflect the deduction of underwriting commissions and estimated Offering and Organizational Expenses. See "Estimated Use of Proceeds" herein.

--------------------------------------------------------------------------------

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
--------------------------------------------------------------------------------

     The Partnership shall not commence active operations until it has received and accepted subscriptions for 100,000 Units (representing subscriptions of $2,000,000) from at least 100 investors (excluding from such count Pennsylvania residents, the General Partner and affiliates of the General Partner). Upon the attainment of the minimum amount of subscriptions, all such subscription proceeds shall be released from escrow to the Partnership. From such proceeds the Partnership shall pay sales commissions and "Offering and Organizational Expenses," leaving approximately $1,700,100 in initial Net Proceeds available for investment and operations. The liquidity of the Partnership shall be increased as additional subscriptions are accepted by the Partnership and shall be decreased as available Net Proceeds are expended for the acquisition of Equipment to be managed by the Partnership.

     The Partnership intends to rely upon financing to purchase a portion of its Equipment. The amount of long-term borrowing secured by the Partnership will not exceed 20% of the aggregate Purchase Price of the Partnership's Equipment. See "Investment Objectives and Policies -- Borrowing Policy" herein. Once the Partnership completes its acquisition of equipment, the Partnership intends to maintain an ongoing reserve approximately equal to the greater of 1% of Gross Proceeds or $100,000 to meet anticipated expenses of managing the Partnership. The level of reserves will vary from time to time depending upon market conditions and the anticipated needs of the Partnership. The Partnership will not reinvest its revenues for the purchase of additional Equipment. Pending their expenditure for operations or distribution to the Partners, the monies of the Partnership may be invested in short-term, liquid investments. See Section
14.2 of the Partnership Agreement.

     The Partnership will depreciate its equipment for financial reporting purposes on the straight-line basis over 12 years, using a salvage value of 30% of the Purchase Price of the Equipment. For tax purposes, the Partnership's Equipment will be depreciated on the straight-line basis (without regard to salvage value), over its class life (six years for containers). See "Tax Aspects -- Cost Recovery of Equipment" herein.

--------------------------------------------------------------------------------

                                    REPORTS
--------------------------------------------------------------------------------

     Financial information contained in all reports to the Limited Partners will be prepared on an accrual basis of accounting in accordance with generally accepted accounting principles. The annual report to Limited Partners will include financial statements audited by the Partnership's independent public accountants and will be furnished within 120 days following the close of each calendar year. The Partnership will also provide quarterly reports to the Limited Partners within 60 days of the end of the first three calendar quarters of the year. Tax information will be provided to Limited Partners within 75 days following the close of each calendar year.

     The annual report provided to Limited Partners will contain a complete statement of compensation and fees paid or accrued by the Partnership to the General Partner and its affiliates. The Partnership will distribute quarterly reports containing unaudited financial information and brief status reports on the Partnership's investments. Limited Partners also have the right under California law to obtain for any proper purpose other information about the Partnership and may, at the Partnership's expense, obtain a list of the names and addresses of, and Units owned by, all of the Limited Partners.

     For a more complete description of the books, records, and reports to be made available or to be provided by the Partnership to the Limited Partners, see
Article XIV of the Partnership Agreement.

--------------------------------------------------------------------------------

                                 SALES MATERIAL
--------------------------------------------------------------------------------

     In connection with the offering made hereby, CCC, the Underwriter and Selected Dealers participating in the offering will utilize certain sales material. In certain jurisdictions, such sales material may not be available. The sales material includes a sales brochure and may include a video tape and slide presentation for use in seminars. CCC has not authorized the use of any other sales material. Although the information contained in the sales material prepared by CCC does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete, and should not be considered as a part of this Prospectus or the Registration Statement of which this Prospectus is a part.

--------------------------------------------------------------------------------

                                 LEGAL MATTERS
--------------------------------------------------------------------------------

     Certain legal matters in connection with the Units offered hereby will be passed upon for the Partnership by Fotenos & Suttle, P.C., 50 California Street, Suite 700, San Francisco, California 94111, counsel to the Partnership, the General Partner, and the Underwriter.

--------------------------------------------------------------------------------

                                    EXPERTS
--------------------------------------------------------------------------------

     The balance sheet of the Partnership as of September 30, 1995, and the consolidated balance sheet of CCC and Subsidiary as of December 31, 1994, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The statements under the headings "Tax Aspects," "The Risk
Factors -- Federal Income Tax Risks," and "ERISA Considerations" herein have been reviewed by Fotenos & Suttle, P.C., counsel to the Partnership, and have been included herein, to the extent they constitute matters of tax law, in reliance upon the authority of such counsel as experts in taxation.

--------------------------------------------------------------------------------

                             REGISTRATION STATEMENT
--------------------------------------------------------------------------------

     The Partnership has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the Commission. The complete Registration Statement may be inspected and copied at the Commission's public reference facility located in Washington, D.C. 20549. Copies of the Registration Statement can also be obtained from the Commission at prescribed rates.

--------------------------------------------------------------------------------

                                    GLOSSARY
--------------------------------------------------------------------------------

     The following is a glossary of certain key terms used in this Prospectus, which, as used herein, have the meanings assigned below, unless the context requires otherwise.

     "Acquisition Expenses" refers to expenses including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to the selection and acquisition of equipment, whether or not acquired by the Partnership.

     "Acquisition Fees" refers to the fees and commissions paid by any party in connection with the initial purchase of Equipment acquired by the Partnership, including in the computation of such fees or commissions any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated.

     "Additional Limited Partners" means those Persons admitted to the Partnership pursuant to Section 3.3 of the Partnership Agreement.

     "Adjusted Capital Account Deficit" refers, with respect to any Partner, to the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

          (i) Crediting such Capital Account with any amounts which such Partner is obligated to restore or is deemed to be obligated to restore thereto pursuant to the penultimate sentence of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations; and

          (ii) Debiting such Capital Account with the items described in Sections 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)
     (ii)(d)(6) of the Treasury Regulations.

     The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, and shall be interpreted consistently therewith.

     "Adjusted Capital Contributions" refers to the Limited Partners' Capital Contributions as reduced by Distributions of Sale Proceeds and Distributable Cash From Operations made to Limited Partners to the extent that such distributions exceed an 8% cumulative, compounded (daily) annual return on their Adjusted Capital Contributions.

     "Adjusted Payout" refers to the point in time at which the Limited Partners have received Distributions in an amount equal to their Capital Contributions plus an 8% cumulative, compounded (daily), annual return on their Adjusted Capital Contributions, commencing upon acceptance by the Partnership of the Limited

Partners' subscriptions pursuant to Section 3.3(d) of the Partnership Agreement.

     "Affiliate" means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities of the specified Person, (iii) any Person that is an executive officer or director of, general partner in, or serves in a similar capacity to, the specified Person or of which the specified Person is an executive officer, director, or general partner or with respect to which the specified Person serves in a similar capacity.

     "Bankruptcy" as used in Article XIII of the Partnership Agreement refers, and only refers, to the following events: (i) an order for relief entered against the General Partner under Chapter 7 of the Federal bankruptcy law, or
(ii) the General Partner (A) making a general assignment for the benefit of creditors; (B) filing a voluntary petition under the Federal bankruptcy law; (C) filing a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation; (D) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of said nature; or (E) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of all or any substantial part of its assets and properties.

     "Capital Account" refers to the capital account maintained by the Partnership for each Partner pursuant to Section 14.1(d) of the Partnership Agreement and in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

     "Capital Contributions" means the total amount of money contributed to the Partnership (prior to the deduction of any underwriting or sales commissions or expenses) by all the Partners or a class of Partners or any one Partner, as the case may be (or the predecessor(s) of such Partners or Partner), reduced by the return, if any, of uninvested capital to said Partners or Partner.

     "Cash From Operations" for any fiscal period refers to the sum of (i) cash receipts from operations, including, but not limited to, per diem and other rental charges arising from the leasing of Equipment and interest, if any, earned on funds on deposit for the Partnership, but shall not include any Sale Proceeds, minus (ii) all cash funds used to pay expenses and costs incurred in connection with the ownership, management, use and/or operation of Equipment, including, but not limited to, agent fees and expenses; depot expenses for inspection, handling and storage; the Management Fee; reimbursable expenses of the General Partner and its affiliates; Debt Service; maintenance; repair costs not assumed and paid by lessees; insurance premiums; accounting and legal fees and expenses; data processing; bad debt expenses; charges, assessments or levies imposed upon or against the Partnership's Equipment; ad valorem, gross receipts and other property taxes levied against the Partnership's Equipment; but shall not include cost recovery deductions or amortization of capital expenditures.

     "CCC" refers to Cronos Capital Corp., a California corporation and the general partner of the Partnership.

     "Closing Date" shall mean the date, as designated by the General Partner and the Underwriter, as of which the Units shall cease being offered to the public by the Partnership, and in no event later than December 27, 1997.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consent" means either the consent given by vote at a meeting called and held in accordance with the provisions of Section 8.1 of the Partnership Agreement or written consent given in accordance with Section 8.2 of the Partnership Agreement, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

     "Debt Service" refers to all payments required to be made in connection with any loan to the Partnership.

     "Delivery Charges" means the costs incurred in transporting Equipment from the manufacturer's production facility to the point of origin of the initial lease.

     "Distributable Cash From Operations" means, for any fiscal period, Cash From Operations as adjusted to conform the Partnership's cash balances to any reserve requirement established by the General Partner for the proper operation of the business of the Partnership.

     "Distributions" refers to any cash distributions made to the Partners of Distributable Cash From Operations or Sale Proceeds.

     "Equipment" refers to the marine dry cargo and special purpose containers acquired by the Partnership and all substitutions, renewals or replacements of, and all additions, improvements and accessions to, any and all thereof.

     "ERISA" refers to the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" refers to Bank of America, San Francisco, California.

     "Front-End Fees" refers to the fees and expenses paid by any Person for any services rendered during the Partnership's organizational or acquisition phase, including Offering and Organizational Expenses, all underwriting and sales commissions paid in connection with the offering of Units in the Partnership, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees and expenses, however designated by the General Partner. Front-End Fees do not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees, unless such Persons are Affiliates of the General Partner.

     "Full Payout Lease" refers to a lease of equipment pursuant to which the non-cancellable rental payments due during the initial term of the lease equal or exceed the Purchase Price of the equipment, plus all interest costs and related financing charges payable on any debt incurred to acquire such equipment.

     "General Partner" refers to Cronos Capital Corp., a California corporation, or any person or persons who, at the time of reference thereto, has been admitted to the Partnership as a successor to it or as an additional general partner.

     "Gross Lease Revenues" refers to the gross revenues received by the Partnership from the leasing of its Equipment (prior to the deduction of any expenses incurred in connection therewith), but shall not include Sale Proceeds.

     "Gross Proceeds" means the total amount of money contributed to the Partnership (prior to the deduction of any underwriting or sales commissions or expenses) by the Limited Partners other than the initial Limited Partner, unreduced by any return of uninvested capital.

     "Independent Expert" refers to a Person with no current material or prior material business or personal relationship with a Sponsor of the Partnership, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

     "Investment in Equipment" refers to the amount of Capital Contributions actually paid or allocated to the purchase of Equipment by the Partnership, including the purchase of Equipment, working capital reserves allocable thereto not in excess of 3% of Capital Contributions, and other cash payments such as interest and taxes but excluding Front-End Fees.

     "IRA" refers to an Individual Retirement Account established under Section 408 of the Code.

     "Limited Partner" means a subscriber for Units in the Partnership who is admitted thereto as a limited partner.

     "Leasing Company" refers to Cronos Containers Limited, a U.K. corporation and an affiliate of CCC, or any person or persons who, at the time of reference thereto, has succeeded to the duties and responsibilities of Cronos Containers Limited.

     "Leasing Fees" refers to the total of all fees and commissions paid by any party in connection with the initial lease of Equipment acquired by the Partnership.

     "Letter of Credit Commissions" refers to the commissions customarily charged by banks for the issuance and/or negotiation of letters of credit.

     "MACRS" refers to the modified accelerated cost recovery system permitted by Section 168 of the Code.

     "Management Fee" refers to the fee payable monthly to the Leasing Company for its services in managing the lease operations of the Partnership, and which shall equal 7% of Gross Lease Revenues for the prior month attributable to Operating Leases plus 2% of Gross Lease Revenues for the prior month attributable to Full Payout Leases for the personnel and services necessary to the leasing activities of the Partnership, including, but not limited to, the leasing and re-leasing of the Partnership's Equipment, the arranging for necessary maintenance and repair of the Partnership's Equipment, the collection of revenues, the payment of operating expenses with respect to the Partnership's leasing activities, the determination that the Partnership's Equipment is used in accordance with the operative contractual arrangements, and the provision of clerical and bookkeeping services necessary to the leasing of the Partnership's Equipment.

     "Minimum Funding Date" refers to the date that is twelve months from the date the Registration Statement of which this Prospectus is a part is first declared effective by the Securities and Exchange Commission.

     "Minimum Gain" refers to the amount determined by computing, with respect to each non-recourse liability of the Partnership, the amount of gain (of whatever character), if any, that would be realized by the Partnership if it disposed (in a taxable transaction) of the Equipment subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed.

     "NASD" refers to the National Association of Securities Dealers, Inc.

     "NASDAQ system" refers to the National Association of Securities Dealers, Inc. Automated Quotation system.

     "Net Proceeds" equals Gross Proceeds minus all underwriting and sales commissions and Offering and Organizational Expenses payable by the Partnership.

     "Offering and Organizational Expenses" means the expenses incurred in connection with the organization of the Partnership and the offer and sale of Units therein, including all expenses and fees for qualifying such Units under Federal and state laws, all legal and accounting fees, all printing and mailing expenses, all escrow fees and charges, reimbursement of the Selected Dealers for bona fide accountable expenses incurred by them in performing due diligence investigations of the Partnership, and all other expenses, fees, and charges incurred or related to the offer and sale of such Units, but excluding all underwriting and sales commissions paid in connection with the offering.

     "Operating Lease" refers to a lease pursuant to which the aggregate, non-cancellable rental payments due during the initial term of the lease are less than the purchase price of the equipment subject to the lease.

     "Other Acquisition Costs" of Equipment refer to the costs of any independent inspection thereof procured by the General Partner; independent consultants' fees incurred in connection with the development and/or review of design specifications; and legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses all relating to the selection and acquisition of equipment, whether or not acquired by the Partnership.

     "Partners" refers to both the General Partner and to the Limited Partners, and reference to a "Partner" refers to any one of the Partners.

     "Partnership Agreement" refers to the Limited Partnership Agreement of the Partnership, included in this Prospectus as Exhibit A.

     "Partnership" refers to the Cronos Global Income Fund XVI, L.P., a California limited partnership, which was organized on September 1, 1995, as such limited partnership may from time to time be constituted.

     "Person" means an individual, partnership, corporation, trust, or other entity.

     "Prospectus" means that prospectus contained in the registration statement filed with the Securities and Exchange Commission for the registration of the Units of the Partnership under the Securities Act of 1933, as amended, in the final form in which said prospectus is filed pur-suant to Rule 424(b) thereunder with said Commission and as it may thereafter be supplemented or amended pursuant to said Act.

     "Purchase Price" of an item of new Equipment equals the manufacturer's invoice cost thereof plus the Delivery Charges and any letter of credit commissions, cable charges, and letter of credit fees associated therewith; the "Purchase Price" of an item of used Equipment equals the price paid by the Partnership to the seller of such Equipment plus any delivery charges associated therewith. With respect to any item of Equipment purchased from the General Partner, the Purchase Price shall equal, if the Equipment is acquired by the Partnership within six months of its acquisition by the General Partner, the manufacturer's invoice cost incurred by the General Partner, plus any delivery charges and letter of credit commissions, cable charges, and letter of credit fees associated therewith or, if acquired after six months after the Equipment's acquisition by the General Partner, the Purchase Price shall equal the lesser of the foregoing amount or the fair market value of the Equipment. The Purchase Price of Equipment acquired from the General Partner shall be further adjusted in accordance with the provisions of Section 7.2(h) of the Partnership Agreement.

     "Qualified Plan" refers to qualified retirement plans under Section 401 of the Code.

     "Roll-Up" refers to the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities by a Roll-Up Entity. The term does not include:

          (i) A transaction involving securities of a Person that has been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System;

          (ii) A transaction involving the conversion to corporate, trust, or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

               (A) The Limited Partners' voting rights;

               (B) The term of existence of the Partnership;

               (C) The compensation payable to the General Partner or its Affiliates; or

               (D) The Partnership's investment objectives.

     "Roll-Up Entity" refers to the partnership, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

     "Sale" means any sale, exchange or other disposition of Equipment, any recovery of damage awards or insurance proceeds (other than business or rental interruption proceeds), or any debt refinancing. A Sale shall not include any return of capital contributions to the Limited Partners pursuant to Section 3.4(c) of the Partnership Agreement.

     "Sale Proceeds" refers to all proceeds from a Sale less the following:

          (i) The amount of cash paid or to be paid in connection with such Sale (which shall include, with regard to damage recoveries or insurance proceeds, cash paid or to be paid in connection with repairs, as determined in the discretion of the General Partner, of damage of the affected Equipment);

          (ii) The amount necessary for the payment of all debts and obligations of the Partnership related to the affected Equipment; and

          (iii) The amount considered appropriate by the General Partner to provide reserves to pay taxes, insurance, repairs or other costs and expenses of the Partnership, whether or not related to the affected Equipment.

     "Sales Period" refers to the period of time commencing with the date of the Prospectus and terminating on the Closing Date.

     "Selected Dealers" refers to those members of the National Association of Securities

Dealers, Inc. that are selected by the Underwriter to participate in the offer and sale of the Units to the public.

     "Service" refers to the Internal Revenue Service.

     "Sponsor" refers to the General Partner and to any other Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership or to any other Person who will manage or participate in the management of the Partnership, and any Affiliate or any such Person. The term does not include a Person whose only relation with the Partnership is that of an independent equipment manager and whose only compensation is as such, and the term does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units or the business of the Partnership.

     "Subscription Proceeds" means the monies tendered to the Partnership by subscribers for the Units.

     Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 10.2 of the Partnership Agreement.

     "TEU's" means 20-foot equivalent units, a term used for purposes of container industry data collection and statistics, whereby a 20-foot container represents one TEU, and a 40-foot container represents two TEU's.

     "Underwriter" refers to Cronos Securities Corp., a California corporation and an affiliate of CCC.

     "Unit" means a limited partnership interest in the Partnership representing an investment therein of $20 ($18.40 for employees of the General Partner or any affiliate of the General Partner, and for employees of any Selected Dealer).

--------------------------------------------------------------------------------
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

The Partners
Cronos Global Income Fund XVI, L.P.:

We have audited the accompanying balance sheet of Cronos Global Income Fund XVI, L.P. as of September 30, 1995. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Cronos Global Income Fund XVI, L.P., as of September 30, 1995, in conformity with generally accepted accounting principles.

                                         Arthur Andersen LLP

San Francisco, California,
   October 10, 1995

--------------------------------------------------------------------------------
                      CRONOS GLOBAL INCOME FUND XVI, L.P.
--------------------------------------------------------------------------------

                                 BALANCE SHEET
                               SEPTEMBER 30, 1995

                                     ASSETS

Cash....................................................................................  $ 100
                                                                                           ====
Commitments (Note 3)

                               PARTNER'S CAPITAL

Initial limited partner's contribution (Note 2).........................................  $ 100
                                                                                           ====

       The accompanying notes are an integral part of this balance sheet.

--------------------------------------------------------------------------------
                      CRONOS GLOBAL INCOME FUND XVI, L.P.
--------------------------------------------------------------------------------

                             NOTES TO BALANCE SHEET
                               SEPTEMBER 30, 1995

(1)  GENERAL

     (a) Nature of Operations

          Cronos Global Income Fund XVI, L.P. is a limited partnership organized under the laws of the State of California on September 1, 1995, for the purpose of owning and leasing marine cargo containers, special purpose containers and container related equipment. The general partner is Cronos Capital Corp. The Partnership's fiscal year end is December 31.

     (b) Allocation of Net Earnings and Partnership Distributions

          Net earnings will be allocated between general and limited partners in accordance with the Partnership Agreement.

          Actual cash distributions will differ from the allocations of net earnings between the general partner and limited partners as presented in these financial statements. Partnership distributions are paid to the partners (general and limited) from distributable cash from operations, allocated 95% to the limited partners and 5% to the general partner. Sales proceeds are allocated 99% to the limited partners and 1% to the general partner. The allocations remain in effect until such time as the limited partners have received from the Partnership aggregate distributions in an amount equal to their capital contributions plus an 8% cumulative, compounded (daily) annual return on their adjusted capital contributions. Thereafter, all Partnership distributions will be allocated 85% to the limited partners and 15% to the general partner.

(2)  INITIAL LIMITED PARTNER

     The initial limited partner is an officer and director of Cronos Capital Corp., the general partner.

(3)  COMMITMENTS

     In the event that the minimum of 100,000 units ($2,000,000) of limited partnership interests is subscribed by more than 100 investors, the Partnership will be liable for the following:

          (a) Offering and organizational costs, not to exceed 5% of gross offering proceeds, payable to the general partner in connection with the initial organization of the Partnership and the offering of units thereof. The Partnership's organizational costs will be amortized over 60 months on a straight-line basis. Offering costs will be deducted in determining net limited partners' contributions.

          (b) Underwriting commissions not to exceed 10% of gross offering proceeds to be paid to Cronos Securities Corp., a wholly-owned subsidiary of the general partner, and to other broker/dealers participating in the offering. These underwriting commissions will be deducted in determining net limited partners' contributions.

--------------------------------------------------------------------------------
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

The Board of Directors and Stockholder
Cronos Capital Corp. and Subsidiary:

We have audited the accompanying consolidated balance sheet of Cronos Capital Corp. (a wholly-owned subsidiary of Cronos Holdings/Investments (U.S.), Inc.) and Subsidiary as of December 31, 1994. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Cronos Capital Corp. and Subsidiary as of December 31, 1994, in conformity with generally accepted accounting principles.

                                         Arthur Andersen LLP
San Francisco, California,
   January 20, 1995

                      CRONOS CAPITAL CORP. AND SUBSIDIARY

    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

                          CONSOLIDATED BALANCE SHEETS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

         SEPTEMBER 30, 1995 (UNAUDITED) AND DECEMBER 31, 1994 (AUDITED)

                                                                     SEPTEMBER 30,      DECEMBER 31,
                                                                          1995              1994
                                                                     --------------     ------------
ASSETS
                                                           NOTES
                                                           -----
Cash and cash equivalents................................               $  1,364          $  1,436
Amounts receivable from affiliates and other related
  parties, including amounts due within twelve months of
  $6,737 and $9,048 at September 30, 1995 and
  December 31, 1994, respectively........................      4           6,738             9,067
Amounts receivable from others...........................      5           1,034             1,095
New container equipment for resale.......................      2          21,100            12,109
Income taxes receivable..................................                    787               577
Deferred income taxes....................................                     98                84
Furniture, equipment and leasehold improvements, net of
  accumulated depreciation of $607 and $487 at September
  30, 1995 and December 31, 1994, respectively...........      6             474               589
Container equipment, net of accumulated depreciation of
  $254 and $181 at September 30, 1995 and December 31,
  1994, respectively.....................................      3           4,587            10,462
Investments in limited partnerships......................      7             210               122
Other assets, net........................................                    469               564
                                                                         -------           -------
TOTAL ASSETS.............................................               $ 36,861          $ 36,105
                                                                         =======           =======
LIABILITIES AND SHAREHOLDER'S EQUITY
----------------------------------------------------
Amounts payable and accrued expenses, including amounts
  payable to related parties of $1,032 and $4,293 at
  September 30, 1995 and December 31, 1994,
  respectively...........................................               $  4,002          $  6,223
Debt, including amounts due within twelve months of
  $4,252 and $14,235 at September 30, 1995 and December
  31, 1994,
  respectively...........................................      8          21,596            20,494
Deferred income taxes....................................                  2,378             1,553
                                                                         -------           -------
TOTAL LIABILITIES........................................                 27,976            28,270
                                                                         -------           -------
Commitments and contingencies............................     12
Shareholder's equity:
Common shares, no par value. Authorized 1,000,000 shares;
  issued and outstanding 100 shares at September 30, 1995
  and December 31, 1994..................................                    259               259
Retained earnings........................................                  8,626             7,576
                                                                         -------           -------
TOTAL SHAREHOLDER'S EQUITY...............................                  8,885             7,835
                                                                         -------           -------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY...............               $ 36,861          $ 36,105
                                                                         =======           =======

   The accompanying notes are an integral part of these consolidated balance sheets.
   INVESTORS IN CRONOS GLOBAL INCOME FUND XVI, L.P. WILL NOT THEREBY ACQUIRE
           ANY INTEREST IN CRONOS CAPITAL CORP., THE GENERAL PARTNER.

                      CRONOS CAPITAL CORP. AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)  Nature of Operations

           Cronos Capital Corp. ("CCC"), a California corporation, is the managing or general partner in fifteen limited partnerships (see notes 7 and 10).

           Effective January 1, 1992, CCC entered into a Leasing Agent Agreement with Cronos Containers Limited ("the Leasing Company"), an affiliate of CCC, whereby the Leasing Company assumed the responsibility for the container leasing activities of CCC's managed programs. Additionally, CCC has entered into a Leasing Agent Agreement whereby the Leasing Company has the responsibility to manage the leasing operations of all equipment owned by CCC. Pursuant to the Agreement, the Leasing Company is responsible for leasing, managing and re-leasing CCC's containers to ocean carriers and has full discretion over which ocean carriers and suppliers of goods and services it may deal with. The Leasing Agent Agreement permits the Leasing Company to use the containers owned by CCC, together with other containers owned or managed by the Leasing Company and its affiliates, as part of a single fleet operated without regard to ownership. Since the Leasing Agent Agreement meets the definition of an operating lease in Statement of Financial Accounting Standards (SFAS) No. 13, it is accounted for as a lease under which CCC is lessor and the Leasing Company is lessee.

           The Leasing Agent Agreement generally provides that the Leasing Company will make payments to CCC based upon rentals collected from ocean carriers after deducting direct operating expenses and management fees to the Leasing Company. The Leasing Company leases containers to ocean carriers, generally under operating leases which are either master leases or term leases (mostly two to five years). Master leases do not specify the exact number of containers to be leased or the term that each container will remain on hire but allow the ocean carrier to pick up and drop off containers at various locations; rentals are based upon the number of containers used and the applicable per-diem rate. Accordingly, rentals under master leases are all variable and contingent upon the number of containers used. Most containers are leased to ocean carriers under master leases; leasing agreements with fixed payment terms are not material to the financial statements. Since there are no material minimum lease rentals, no disclosure of minimum lease rentals is provided in these financial statements.

      (b)  Basis of Accounting

           CCC uses the accrual method of accounting. Revenue is recorded when earned.

           The interim financial statement presented herewith reflects all adjustments of a normal recurring nature which are, in the opinion of management, necessary to a fair statement of the financial condition for the interim period presented.

      (c)  Principles of Consolidation

           The consolidated financial statements include the accounts of CCC and its wholly-owned subsidiary, Cronos Securities Corp., a securities broker/dealer organized for the purpose of offering to the public, interests in the limited partnerships for which CCC serves as managing general partner. All significant intercompany accounts and transactions have been eliminated in consolidation.

                      CRONOS CAPITAL CORP. AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
      (d) Income Taxes

          CCC files consolidated Federal income and combined state franchise tax returns with its parent, Cronos Holdings/Investments (U.S.), Inc. ("CHI"). Income taxes are accounted for on a separate company basis in accordance with the intercompany tax allocation agreement.

          Deferred income taxes, computed using the liability method, are provided for differences in the treatment of items of revenue and expense for tax and financial reporting purposes.

      (e)  Cash and Cash Equivalents

           Cash and cash equivalents include highly liquid short-term investments with an original maturity of three months or less. Short-term interest-bearing investments are carried at cost which approximates market value. At September 30, 1995 and December 31, 1994, cash and cash equivalents included $1,335 and $1,111, respectively in interest-bearing deposits and investments.

      (f)  New Container Equipment for Resale

           New container equipment for resale represents new containers purchased by CCC with an intent to resell to container owners. Containers not sold to container owners within six months of purchase are transferred to CCC's long-term ownership of container equipment. Depreciation is then calculated from the original date of acquisition. New container equipment for resale is stated at the lower of cost or net realizable value. At September 30, 1995 and December 31, 1994, $21,100 and $10,722, respectively, of the equipment held for resale, was financed through a credit facility with a bank.

      (g)  Container Equipment

           Container equipment is carried at cost less accumulated depreciation. Containers are depreciated over 15 years (their expected useful life) to a residual value of 10% of original cost.

      (h)  Furniture Equipment and Leasehold Improvements

           Furniture equipment and leasehold improvements are carried at cost less accumulated depreciation. Depreciation and amortization are provided to write off the cost, less estimated residual value, of each asset on a straight-line basis over its expected useful life, or in the case of leasehold improvements, over the term of the lease. Depreciation and amortization periods are as follows:

           Furniture and equipment.......................................  5-7 years
           Leasehold improvements........................................    5 years

      (i)  Other Assets

           Other assets include loan origination fees of $202 and $200 at September 30, 1995, and December 31, 1994, respectively, which are being amortized over the life of the loan.

                      CRONOS CAPITAL CORP. AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

(2)  NEW CONTAINER EQUIPMENT FOR RESALE

      New container equipment for resale activity during the nine-month period ended September 30, 1995, and the twelve-month period ended December 31, 1994 was:

                                                                 SEPTEMBER 30,   DECEMBER 31,
                                                                     1995            1994
                                                                 -------------   ------------
       Beginning of period.....................................    $  12,109       $ 39,383
       Container purchases.....................................       31,827         83,673
       Container disposals
            -- sold to container owners........................       (6,605)       (53,865)
            -- transferred to long-term ownership of
               container equipment.............................      (16,231)       (57,082)
                                                                 -------------   ------------
                                                                   $  21,100       $ 12,109
                                                                 ===========     ===========

(3)  CONTAINER EQUIPMENT

      The activity in container equipment for the nine-month period ended September 30, 1995 and the twelve-month period ended December 31, 1994 was:

      COST
      Balance, December 31, 1993....................................................  $      8
      Additions.....................................................................    57,103
      Disposals.....................................................................   (46,468)
                                                                                      --------
      Balance, December 31, 1994....................................................  $ 10,643
      Additions.....................................................................    16,231
      Disposals.....................................................................   (22,033)
                                                                                      --------
      Balance, September 30, 1995...................................................  $  4,841
                                                                                      =========
      ACCUMULATED DEPRECIATION
      Balance, December 31, 1993....................................................  $      4
      Expense.......................................................................     2,184
      Disposals.....................................................................    (2,007)
                                                                                      --------
      Balance, December 31, 1994....................................................  $    181
      Expense.......................................................................       510
      Disposals.....................................................................      (437)
                                                                                      --------
      Balance, September 30, 1995...................................................  $    254
                                                                                      =========
      BOOK VALUE
      December 31, 1994.............................................................  $ 10,462
                                                                                      =========
      September 30, 1995............................................................  $  4,587
                                                                                      =========

                      CRONOS CAPITAL CORP. AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

(4)  AMOUNTS RECEIVABLE FROM AFFILIATES AND OTHER RELATED PARTIES

      CCC, at September 30, 1995 and December 31, 1994, had outstanding amounts receivable balances from affiliates and other related parties. A summary of the components of amounts receivable is as follows:

                                                               SEPTEMBER 30,     DECEMBER 31,
                                                                   1995              1994
                                                               -------------     ------------
      Due from affiliates and other related parties:
        U.S. Limited Partnerships (see note 10)..............     $ 3,363           $5,464
        Cronos Containers N.V................................         678            2,663
        Cronos Containers Limited............................         149              162
        Cronos Equipment (Bermuda) Limited...................          62              413
        The Cronos Group.....................................          --              335
        Cronos Holdings/Investments (U.S.), Inc. ............          75               30
        Cronos Containers Inc. ..............................       2,411               --
                                                               -------------     ------------
                                                                    6,738            9,067
      Less non-current receivables from related parties:
        IEA Income Fund VIII and IX, non-current portion,
        net of imputed interest at 7% per annum..............           1               19
                                                               -------------     ------------
                                                                  $ 6,737           $9,048
                                                               ===========       ===========

(5)  AMOUNTS RECEIVABLE FROM OTHERS

      CCC, at September 30, 1995 and December 31, 1994, had outstanding amounts receivable from non-related parties comprised as follows:

                                                               SEPTEMBER 30,     DECEMBER 31,
                                                                   1995              1994
                                                               -------------     ------------
      Lease receivables......................................     $     6           $   21
      Managed container owners...............................         819              769
      Other..................................................         209              305
                                                               -------------     ------------
                                                                  $ 1,034           $1,095
                                                               ===========       ===========

(6)  FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

      At September 30, 1995 and December 31, 1994 the summary of furniture, equipment and leasehold improvements, stated at cost, is as follows:

                                                               SEPTEMBER 30,     DECEMBER 31,
                                                                   1995              1994
                                                               -------------     ------------
      Furniture and equipment................................     $ 1,077           $1,072
      Leasehold improvements.................................           4                4
                                                               -------------     ------------
                                                                    1,081            1,076
      Accumulated depreciation and amortization..............        (607)            (487)
                                                               -------------     ------------
                                                                  $   474           $  589
                                                               ===========       ===========

                      CRONOS CAPITAL CORP. AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

(7)  INVESTMENTS IN LIMITED PARTNERSHIPS

      CCC has general partnership investments in all fifteen of the CCC-sponsored partnerships. Additionally, CCC has limited partnership investments in IEA Marine Container Fund III, IEA Marine Container Income Fund IV, IEA Marine Container Income Fund V(A), IEA Marine Container Income Fund V(B), IEA Income Fund VII, IEA Income Fund VIII, IEA Income Fund IX and IEA Income Fund XII. The general and limited partner investments are accounted for on the equity basis. At December 31, 1994, CCC's investments in limited partnerships were as follows:

                                                                              DECEMBER 31,
                                                                                  1994
                                                                              (UNAUDITED)
                                                                              ------------
      IEA Marine Container Fund.............................................     $   (1)
      IEA Marine Container Fund II..........................................          2
      IEA Marine Container Income Fund III..................................        112
      IEA Marine Container Income Fund IV...................................         74
      IEA Marine Container Income Fund V(A).................................         21
      IEA Marine Container Income Fund V(B).................................         24
      IEA Income Fund VI, A California Limited Partnership..................         18
      IEA Income Fund VII, A California Limited Partnership.................         16
      IEA Income Fund VIII, A California Limited Partnership................         72
      IEA Income Fund IX, L.P...............................................         19
      IEA Income Fund X, L.P................................................        (38)
      IEA Income Fund XI, L.P...............................................       (100)
      IEA Income Fund XII, L.P..............................................        (73)
      Cronos Global Income Fund XIV, L.P....................................         (3)
      Cronos Global Income Fund XV, L.P.....................................        (21)
                                                                                   ----
                                                                                 $  122
                                                                                   ====

Summarized financial data for these partnerships at December 31, 1994 is as follows:

                                                                               DECEMBER 31,
                                                                                   1994
                                                                               (UNAUDITED)
                                                                               ------------
      Financial Position
        Assets:
           Current...........................................................    $ 23,204
           Rental equipment and other assets, less accumulated depreciation
           and amortization..................................................     253,941
                                                                                 --------
           Total assets......................................................     277,145
        Less liabilities.....................................................      21,171
                                                                                 --------
        Partners' equity.....................................................    $255,974
                                                                                 ========
      Results of operations
        Net lease revenue....................................................    $ 42,427
                                                                                 ========
        Net earnings.........................................................    $ 26,499
                                                                                 ========

None of the limited partners, nor CCC as general partner, is liable for partnership borrowings. However, CCC is contingently liable for the current outstanding borrowings of one of its sponsored partnerships which entered into an agreement with a bank during 1994. The Partnership obtained a

                      CRONOS CAPITAL CORP. AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

(7) INVESTMENTS IN LIMITED PARTNERSHIPS--(CONTINUED) revolving credit facility for the purpose of taking advantage of purchase opportunities pending the raising of sufficient net proceeds from the offering and sale of limited partnership units. In the event that net proceeds raised in subsequent periods are insufficient to fully discharge the revolving credit facility upon termination of the offering, CCC shall purchase a sufficient number of containers from the partnership to repay the outstanding balance of the loan within 30 days of the close of the offering. The partnership's offering period will continue until December 15, 1995, or until all of the partnership units are sold. Additionally, while CCC maintains insurance against liability for bodily injury, death and property damage for which a partnership may be liable, CCC may be contingently liable for uninsured obligations of the partnerships.

(8)  DEBT

      CCC's debt at September 30, 1995 and December 31, 1994 was $21,596 and 20,494, respectively, all of which was collateralized by container rental equipment.

      Debt comprises a line of credit which provides CCC and certain of its affiliates a $100,000 revolving credit and term loan facility for the purpose of purchasing and refinancing container rental equipment. The facility provides for various interest rate options in addition to requiring a commitment fee on the average unused portion of the line of credit. Management believes it is in compliance with all loan covenants which include covenants relating to minimal tangible net worth, leverage, earnings and debt service. The facility is renewable annually through June 29, 1996.

      As of December 31, 1994 the annual maturities of debt were:

                                                                                 (UNAUDITED)
        1995..................................................................     $ 4,324
        1996..................................................................       2,695
        1997..................................................................       2,695
        1998..................................................................       2,695
        1999..................................................................       2,695
        2000 and thereafter...................................................       5,390
                                                                                 -----------
             Total............................................................     $20,494
                                                                                 ==========

      As of September 30, 1995, the annual maturities of debt were:

                                                                                 (UNAUDITED)
        1996..................................................................     $ 7,141
        1997..................................................................       2,891
        1998..................................................................       2,891
        1999..................................................................       2,891
        2000..................................................................       2,891
        2001 and thereafter...................................................       2,891
                                                                                 -----------
             Total............................................................     $21,596
                                                                                 ==========

 (9)  EMPLOYEE BENEFITS

       CCC provides a tax deferred salary reduction plan which is available to U.S. employees after six months of continuous service. The plan provides for a matching contribution by CCC of 25% of the amount deferred by the employee.

                      CRONOS CAPITAL CORP. AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

(10)  RELATED PARTIES

       CCC derives a substantial portion of its fee revenue and all of its underwriting commissions from related parties. At September 30, 1995 and December 31, 1994, CCC had outstanding receivable balances from these parties as follows:

                                                                 SEPTEMBER 30,   DECEMBER 31,
                                                                     1995            1994
                                                                 -------------   ------------
       IEA Marine Container Fund...............................     $    --         $   --
       IEA Marine Container Fund II............................          --             --
       IEA Marine Container Income Fund III....................          42             48
       IEA Marine Container Income Fund IV.....................         296            189
       IEA Marine Container Income Fund V(A)...................          38             41
       IEA Marine Container Income Fund V(B)...................          73             87
       IEA Income Fund VI, A California Limited Partnership....         266            263
       IEA Income Fund VII, A California Limited Partnership...          67             68
       IEA Income Fund VIII, A California Limited
         Partnership...........................................          99            114
       IEA Income Fund IX, L.P. ...............................         123            146
       IEA Income Fund X, L.P. ................................         104            115
       IEA Income Fund XI, L.P. ...............................          89            351
       IEA Income Fund XII, L.P. ..............................       1,261          2,044
       Cronos Global Income Fund XIV, L.P. ....................         573          1,027
       Cronos Global Income Fund XV, L.P. .....................         331            971
       Cronos Global Income Fund XVI, L.P. ....................           1             --
                                                                 -------------   ------------
                                                                    $ 3,363         $5,464
                                                                 ===========     ===========

       At September 30, 1995 and December 31, 1994, CCC's amounts payable and accrued expenses to affiliates and others included $477 and $745, respectively, payable to CCL for management services rendered during 1995 and 1994, respectively.

       During 1995 and 1994, CCC purchased marine cargo containers from its affiliates, for an aggregate purchase price of $31,827, and $85,843, respectively. Additionally, CCC sold marine cargo containers to its affiliates and other related parties for an aggregate amount of $25,551 and $68,497, respectively. The aggregate amount of these purchases and sales was equal to CCC's affiliates and CCC's net book value, except for the price of containers sold to U.S. Limited Partnerships, which were determined by the Partnership Agreements.

(11)  DIVIDEND

       During 1994, CCC declared and paid a cash dividend of $2,015 to CHI. No dividend was declared or paid during the nine-month period ended September 30, 1995.

                      CRONOS CAPITAL CORP. AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

(12)  COMMITMENTS AND CONTINGENCIES

       (a) Leases

       Operating leases consist principally of leases for office equipment and CCC's office premises. Future minimum lease payments under these noncancellable operating leases as of September 30, 1995 are:

       YEARS ENDING                                                              OPERATING
       DECEMBER 31:                                                               LEASES
       ------------------------------------------------------------------------  ---------
            1995...............................................................    $  79
            1996...............................................................      296
            1997...............................................................      280
            1998...............................................................      203
            1999 and thereafter................................................       --
                                                                                 ---------
       Total minimum lease payments............................................    $ 858
                                                                                 ========

       (b) Contingencies

       CCC is subject to claims which arise in the ordinary course of its business. In the opinion of management, the ultimate resolution of such claims will not have a materially adverse effect on CCC's financial position.

                                                                      APPENDIX I

                            PRIOR PERFORMANCE TABLES

     The following tables present information on the performance of the General Partner and its affiliates in raising funds for their most recent public programs, in investing those funds, and in managing the programs.

                                                                                            PAGE
                                                                                            ----
           Table I  -- Experience in Raising and Investing Funds...........................  I-2
           Table II -- Compensation to General Partner and Affiliates......................  I-3
           Table III-- Operating Results of Prior Programs.................................  I-4
           Table IV-- Container Lease Information of Prior Programs.......................   I-9
           Table V -- Sales or Disposition of Equipment by Prior Public Programs..........  I-11

     Tables I, II, and IV contain information for public programs sponsored by the General Partner, the offerings of which closed since January 1, 1992. Table III, listing the operating results of prior programs, includes information for public programs, the offerings of which closed in the most recent five years. Table V, listing the sales or disposition of equipment by prior public programs, includes information on all of the public programs sponsored by the General Partner. For a listing of each of these programs, see "Prior Activities" herein.

     The investment objective of the 15 prior public programs sponsored by the General Partner is generally similar to that of this Partnership: to provide continuing income from the leasing of containers. The four earliest partnerships (IEA Marine Container Fund through IEA Marine Container Income Fund IV), however, were structured as leveraged programs: one-third to one-half of their container purchases were financed by secured debt. The eleven later partnerships (IEA Marine Container Income Fund V(A) through Cronos Global Income Fund XV, L.P.) have been structured as income programs. Leverage has not been an investment objective of any of the income programs. However, pursuant to the objectives of Cronos Global Income Fund XV, that program secured a bridge loan facility to take advantage of Equipment purchasing opportunities pending the raising of sufficient Net Proceeds to purchase such Equipment. Equipment purchased by the income programs has been funded solely by offering proceeds and by the reinvestment of cash from operations. See "Prior Activities" herein. The General Partner will provide, upon request, and without charge, the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission by any of its prior programs. Exhibits to each such report will be provided for a fee of $10 per set.

     The results of the public programs summarized in these tables should not be understood to be indicative of the results of investing in this Partnership. Though the structure of the prior public partnerships is in some respects similar to the Partnership's structure, the past operations of those partnerships involve different offerings, different economic risks and conditions and, undoubtedly different economic and tax consequences.

EXPLANATION OF TABLE I

     Table I presents information on the previous performance of the General Partner and its affiliates in raising funds and in investing those funds through three public programs, the offerings of which closed within the last three years or are currently in progress. Information with respect to earlier programs sponsored by the General Partner is available upon request. It was not an investment objective of Fund XII and Fund XIV, listed below, to borrow monies to purchase equipment, and none has done so. However, pursuant to Fund XV's investment objectives, Fund XV secured a bridge loan facility to take advantage of Equipment purchasing opportunities pending the raising of sufficient Net Proceeds to purchase such Equipment. As Net Proceeds are raised, Fund XV will repay the bridge loan. For information corresponding to Table I with respect to the Partnership, see "Estimated Use of Proceeds" and "Investment Objectives and Policies -- Borrowing Policy" herein.

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                           THROUGH SEPTEMBER 30, 1995
                            (ON A PERCENTAGE BASIS)

                                                        FUND XII        FUND XIV        FUND XV(1)
                                                       -----------     -----------     ------------
Dollar Amount Offered................................  $75,000,000     $85,000,000     $150,000,000
Dollar Amount Raised (100%)..........................  $70,271,880     $59,686,180     $100,061,620
Less Offering Expenses:
  Underwriting Commissions...........................         10.0%           10.0%            10.0%
     Retained by Cronos Securities Corp..............          2.1%            2.0%             2.0%
  Organizational Expenses............................          1.7%            2.3%             2.5%
Reserves.............................................          1.0%            1.0%             1.0%
  Percent Available for Investment...................         87.3%           86.7%            86.5%
Acquisition Costs:
  Cash Down Payments for Containers..................         86.4%           85.0%            82.4%
  Acquisition Fees(2)................................          0.9%            1.7%             4.1%
Total Acquisition Costs..............................         87.3%           86.7%            86.5%
Unexpended Proceeds..................................           --              --               --
Date Offering Commenced..............................      12/2/91         12/1/92         12/17/93
Percent leverage (equipment loans divided by total
  equipment cost excluding acquisition fees).........           --              --              6.2%
Length of Offering (in months).......................           12              12               24(1)
Months to Invest 90% of Amount Available for
  Investment (measured from beginning of offering)...           12              12              N/A

------------------

(1) The offering of limited partnership interests in Fund XV will terminate no later than December 15, 1995.

(2) No Acquisition Fee shall be paid with respect to Fund XV's purchase of Equipment financed by its bridge loan until such time as Net Proceeds are raised to repay the principal and interest incurred to purchase such Equipment. If Fund XV raises sufficient Net Proceeds to repay the amount of the bridge loan outstanding as of September 30, 1995 ($5,592,767), then the Acquisition Fee payable with respect to the containers purchased with such loan proceeds would be $279,638.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

EXPLANATION OF TABLE II

     Table II sets forth the compensation to the General Partner and its affiliates from inception through September 30, 1995 by three public programs sponsored by the General Partner and its affiliates, the offerings of which closed within the last three years or are currently in progress. Information with respect to earlier programs sponsored by the General Partner is available upon request. For corresponding information with respect to the Partnership, see "Management Compensation" herein.

                                    TABLE II
                 COMPENSATION TO GENERAL PARTNER AND AFFILIATES
                           THROUGH SEPTEMBER 30, 1995

                                                                                                  OTHER PUBLIC
                                                     FUND XII       FUND XIV       FUND XV(3)     PROGRAMS(4)
                                                    -----------    -----------    ------------    ------------
Date Offering Commenced..........................       12/2/91        12/1/92        12/17/93              --
Dollar Amount Raised.............................   $70,271,880    $59,686,180    $100,061,620    $173,236,840
Amount Paid and/or Payable to CCC and Affiliates
  From Proceeds of Offering:
    Underwriting Commissions.....................   $ 1,451,686    $ 1,193,724    $  2,001,232    $         --
    Acquisition Fees(1)..........................   $   606,788    $ 1,014,344    $  4,492,673    $         --
Dollar Amount of Cash Generated From Operations
  (GAAP Basis) Before Deducting Payments to CCC
  and Affiliates.................................   $30,636,889    $18,415,257    $ 11,751,263    $128,643,748
Amount Paid and/or Payable to General Partner and
  Affiliates From Operations:
    Management Fee...............................   $ 2,788,508    $ 1,642,776    $  1,335,430    $ 15,895,594
    Reimbursements...............................   $ 2,276,488    $ 1,292,804    $  1,135,931    $  7,287,511
    Acquisition Fees.............................   $ 2,438,688    $ 1,528,434    $         --    $  2,554,969
    Incentive Fees...............................   $        --    $        --    $         --    $  8,191,221
    Distributions as General Partner(2)..........   $ 1,127,809    $   664,542    $    298,104    $  5,378,532

------------------
(1) At September 30, 1995, Fund XV had paid Acquisition Fees in the amount of $4,120,576 from the proceeds of its offering. Additionally, at September 30, 1995, Fund XV had deferred the payment of $372,097 in Acquisition Fees related to its purchase of Equipment financed by its bridge loan. No Acquisition Fee shall be paid with respect to Fund XV's purchase of Equipment financed by its bridge loan until such time as Net Proceeds are raised to repay the principal and interest incurred to purchase such Equipment.

(2) Representing amounts paid to the General Partner as to its 5% interest in all distributions.

(3) The offering of limited partnership interests in Fund XV will terminate no later than December 15, 1995.

(4) Dollar amount raised represents aggregate subscription proceeds from twelve other public programs for the period August 27, 1979 through November 29, 1991. All other amounts represent cash generated from operations by the programs, aggregate cash payments made to, and amounts payable to, the General Partner and its affiliates from these twelve other public programs for the period from January 1, 1992 through September 30, 1995.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

EXPLANATION OF TABLE III

     Table III sets forth certain operating, tax and investor distribution information for fiscal 1990 and subsequent periods, shown separately by period. The public programs sponsored by the General Partner and its affiliates, whose offerings closed within the last five years, are included. Information with respect to earlier programs sponsored by the General Partner is available upon request. None of the partnerships listed below has borrowed monies for the purpose of making distributions to the partners.

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS
                                     FUND X

                                                    1990(1)        1991         1992         1993         1994
                                                   ----------   ----------   ----------   ----------   ----------
Gross Revenues...................................  $1,233,634   $3,147,925   $2,869,717   $2,396,703   $2,288,019
Gain on Disposal of Containers...................         679        3,928        9,156       18,558       26,726
Less: Operating Expenses.........................      29,732       61,985       54,600       36,631       45,593
     Depreciation and Amortization...............     541,991    1,100,838    1,126,815    1,141,745    1,141,613
                                                   ----------   ----------   ----------   ----------   ----------
Net Income--GAAP Basis...........................  $  662,590   $1,989,030   $1,697,458   $1,236,885   $1,127,539
                                                   ==========   ==========   ==========   ==========   ==========
Taxable Income (Loss):
    From Operations..............................  $ (239,843)  $  196,920   $ (107,043)  $ (490,859)  $ (689,458)
    From Gain on Sale............................  $       --   $    4,214   $   13,720   $   31,992   $   61,720
Cash Generated From Operations...................  $  756,014   $2,870,879   $2,954,401   $2,428,147   $2,166,327
Cash Generated From Sale Proceeds................       5,346       11,786       55,698       46,905       92,219
                                                   ----------   ----------   ----------   ----------   ----------
Cash Generated from Operations and Sale
  Proceeds.......................................  $  761,360   $2,882,665   $3,010,099   $2,475,052   $2,258,546
Less: Cash Distributions to Limited Partners:
       From Operating Cash Flow..................     427,671    2,212,353    2,352,372    2,352,372    2,058,327
       From Sale Proceeds........................          --           --           --           --           --
     Cash Distributions to General Partner.......      22,509      116,439      123,808      123,808      108,334
                                                   ----------   ----------   ----------   ----------   ----------
Cash Generated After Cash Distributions..........  $  311,180   $  553,873   $  533,919   $   (1,128)  $   91,885
Less: Special Items:
     Container Purchases.........................          --           --      270,525      152,750           --
     Acquisition Fees to CCC.....................          --      136,000      202,705      165,049      166,580
                                                   ----------   ----------   ----------   ----------   ----------
Cash Generated After Cash Distributions and
  Special Items..................................  $  311,180   $  417,873   $   60,689   $ (318,927)  $  (74,695)
                                                   ==========   ==========   ==========   ==========   ==========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal Income Tax Results:
    Ordinary Income (Loss):
      From Operations............................  $      (12)  $       10   $       (5)  $      (25)  $      (35)
      From Recapture.............................  $       --   $       --   $       --   $        2   $        3
    Investment Tax Credit........................  $       --   $       --   $       --   $       --   $       --
Cash Distributions to Limited Partners:
    Source (GAAP basis):
      Investment Income..........................  $       22   $      110   $       81   $       57   $       51
      Return of Capital..........................  $       --   $        5   $       39   $       63   $       54
    Source (cash basis):
      Operations.................................  $       22   $      115   $      120   $      120   $      105
      Sales......................................  $       --   $       --   $       --   $       --   $       --
Amount (in percentage terms) remaining invested
  in program equipment at the end of the year....                                                            98.7%

------------------
(1) Fund X commenced operations in January 1990.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                    FUND XI

                                                           1991(1)         1992          1993          1994
                                                          ----------    ----------    ----------    -----------
Gross Revenues.........................................   $2,631,860    $6,032,507    $5,003,311    $ 4,864,918
Gain on Disposal of Containers.........................        1,006        10,070        11,625         48,984
Less: Operating Expenses...............................       45,863       122,926        72,120        100,630
     Depreciation and Amortization.....................      857,688     2,229,858     2,256,309      2,237,563
                                                            --------    ----------    ----------     ----------
Net Income--GAAP Basis.................................   $1,729,315    $3,689,793    $2,686,507    $ 2,575,709
                                                            ========    ==========    ==========     ==========
Taxable Income (Loss):
    From Operations....................................   $  296,793    $ (128,601)   $ (894,495)   $(1,336,043)
    From Gain on Sale..................................   $       --    $    6,483    $   34,148    $    90,862
Cash Generated From Operations.........................   $1,543,795    $5,848,558    $5,129,582    $ 4,573,481
Cash Generated From Sale Proceeds......................        5,706        30,789        75,345        116,984
                                                            --------    ----------    ----------     ----------
Cash Generated From Operations and Sale Proceeds.......   $1,549,501    $5,878,347    $5,204,927    $ 4,690,465
Less: Cash Distributions to Limited Partners:
       From Operating Cash Flow........................    1,016,228     4,584,541     4,466,246      4,082,949
       From Sale Proceeds..............................           --            --            --             --
     Cash Distributions to General Partner.............       53,486       241,293       235,066        214,891
                                                            --------    ----------    ----------     ----------
Cash Generated After Cash Distributions................   $  479,787    $1,052,513    $  503,615    $   392,625
Less: Special Items:
     Container Purchases...............................           --            --        97,130        119,350
     Acquisition Fees to CCC...........................           --       345,636       347,311        351,452
                                                            --------    ----------    ----------     ----------
Cash Generated After Cash Distributions
  and Special Items....................................   $  479,787    $  706,877    $   59,174    $   (78,177)
                                                            ========    ==========    ==========     ==========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal Income Tax Results:
    Ordinary Income (Loss):
      From Operations..................................   $        7    $       (3)   $      (22)   $       (33)
      From Recapture...................................   $       --    $       --    $       --    $         2
    Investment Tax Credit..............................   $       --    $       --    $       --    $        --
Cash Distributions to Limited Partners:
    Source (GAAP basis):
      Investment Income................................   $       26    $      106    $       62    $        58
      Return of Capital................................   $       --    $       11    $       50    $        44
    Source (cash basis):
      Operations.......................................   $       26    $      117    $      112    $       102
      Sales............................................   $       --    $       --    $       --    $        --
Amount (in percentage terms) remaining invested in
  program equipment at the end of the year.............                                                    99.2%

------------------
(1) Fund XI commenced operations in January 1991.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                    FUND XII

                                                                       1992(1)          1993          1994
                                                                     -----------     -----------   -----------
Gross Revenues.....................................................  $ 3,123,232     $ 8,318,589   $ 8,636,795
Gain on Disposal of Containers.....................................        4,270          24,914        38,981
Less: Operating Expenses...........................................       72,332         123,574       148,534
     Depreciation and Amortization.................................    1,513,557       3,953,232     3,901,656
                                                                      ----------      ----------    ----------
Net Income--GAAP Basis.............................................  $ 1,541,613     $ 4,266,697   $ 4,625,586
                                                                      ==========      ==========    ==========
Taxable Income (Loss):
    From Operations................................................  $(2,146,903)    $(1,906,052)  $(2,370,967)
    From Gain on Sale..............................................  $     3,703     $    27,175   $    64,283
Cash Generated From Operations.....................................  $ 2,364,201     $ 8,668,177   $ 7,821,042
Cash Generated From Sale Proceeds..................................       44,429          65,755       160,285
                                                                      ----------      ----------    ----------
Cash Generated From Operations and Sale Proceeds...................  $ 2,408,630     $ 8,733,932   $ 7,981,327
Less: Cash Distributions to Limited Partners:
       From Operating Cash Flow....................................    1,691,798       7,438,968     7,027,188
       From Sale Proceeds..........................................           --              --            --
     Cash Distributions to General Partner.........................       89,043         391,525       369,852
                                                                      ----------      ----------    ----------
Cash Generated After Cash Distributions............................  $   627,789     $   903,439   $   584,287
Less: Special Items:
     Container Purchases...........................................           --          83,650       162,100
     Acquisition Fees to CCC.......................................           --           1,629       461,677
                                                                      ----------      ----------    ----------
Cash Generated After Cash Distributions and Special Items..........  $   627,789     $   818,160   $   (39,490)
                                                                      ==========      ==========    ==========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal Income Tax Results:
    Ordinary Income (Loss):
      From Operations..............................................  $       (30)    $       (27)  $       (33)
      From Recapture...............................................  $        --     $        --   $        --
    Investment Tax Credit..........................................  $        --     $        --   $        --
Cash Distributions to Limited Partners:
    Source (GAAP basis):
      Investment Income............................................  $        21     $        56   $        60
      Return of Capital............................................  $         3     $        50   $        40
    Source (cash basis):
      Operations...................................................  $        24     $       106   $       100
      Sales........................................................  $        --     $        --   $        --
Amount (in percentage terms) remaining invested in program
  equipment at the end of the year.................................                                       99.5%

------------------
(1) Fund XII commenced operations in January 1992.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                    FUND XIV

                                                                        1993(1)          1994
                                                                      -----------     -----------
Gross Revenues......................................................  $ 2,419,457     $ 7,993,592
Gain on Disposal of Containers......................................        3,113          57,511
Less: Operating Expenses............................................       43,865         122,604
      Depreciation and Amortization.................................    1,452,098       3,445,525
                                                                       ----------      ----------
Net Income--GAAP Basis..............................................  $   926,607     $ 4,482,974
                                                                       ==========      ==========
Taxable Income (Loss):
     From Operations................................................  $(1,760,572)    $(1,217,701)
     From Gain on Sale..............................................  $     2,932     $    59,491
Cash Generated From Operations......................................  $ 1,905,526     $ 6,877,314
Cash Generated From Sale Proceeds...................................            5         104,301
                                                                       ----------      ----------
Cash Generated From Operations and Sale Proceeds....................  $ 1,905,531     $ 6,981,615
Less: Cash Distributions to Limited Partners:
        From Operating Cash Flow....................................    1,655,014       5,897,969
        From Sale Proceeds..........................................           --              --
      Cash Distributions to General Partner.........................       87,106         310,418
                                                                       ----------      ----------
Cash Generated After Cash Distributions.............................  $   163,411     $   773,228
Less: Special Items:
      Container Purchases...........................................           --          90,325
      Acquisition Fees to CCC.......................................           --         504,394
                                                                       ----------      ----------
Cash Generated After Cash Distributions and Special Items...........  $   163,411     $   178,509
                                                                       ==========      ==========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal Income Tax Results:
     Ordinary Income (Loss):
       From Operations..............................................  $       (29)    $       (20)
       From Recapture...............................................  $        --     $        (1)
     Investment Tax Credit..........................................  $        --     $        --
Cash Distributions to Limited Partners:
     Source (GAAP basis):
       Investment Income............................................  $        33     $        70
       Return of Capital............................................  $        31     $        29
     Source (cash basis):
       Operations...................................................  $        64     $        99
       Sales........................................................  $        --     $        --
Amount (in percentage terms) remaining invested in program equipment
  at the end of the year............................................                         99.8%

------------------
(1) Fund XIV commenced operations in January 1993.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                    FUND XV

                                                                                      1994(1)
                                                                                    -----------
Gross Revenues....................................................................  $ 3,465,253
Gain on Disposal of Containers....................................................        8,714
Less: Operating Expenses..........................................................       40,532
      Depreciation and Amortization...............................................    1,561,826
                                                                                    -----------
Net Income--GAAP Basis............................................................  $ 1,871,609
                                                                                    ===========
Taxable Income (Loss):
     From Operations..............................................................  $(1,511,454)
     From Gain on Sale............................................................  $     8,147
Cash Generated From Operations....................................................    2,476,333
Cash Generated From Sale Proceeds.................................................            5
                                                                                    -----------
Cash Generated From Operations and Sale Proceeds..................................  $ 2,476,338
Less: Cash Distributions to Limited Partners:
        From Operating Cash Flow..................................................    1,283,997
        From Sale Proceeds........................................................           --
      Cash Distributions to General Partner.......................................       67,578
                                                                                    -----------
Cash Generated After Cash Distributions...........................................  $ 1,124,763
Less: Special Items:
      Container Purchases.........................................................
      Acquisition Fees to CCC.....................................................           --
                                                                                    -----------
Cash Generated After Cash Distributions and Special Items.........................  $ 1,124,763
                                                                                    ===========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal Income Tax Results:
     Ordinary Income (Loss):
       From Operations............................................................  $       (65)
       From Recapture.............................................................  $        --
     Investment Tax Credit........................................................  $        --
Cash Distributions to Limited Partners:
     Source (GAAP basis):
       Investment Income..........................................................  $        56
       Return of Capital..........................................................  $        --
     Source (cash basis):
       Operations.................................................................  $        56
       Sales......................................................................  $        --
Amount (in percentage terms) remaining invested in program equipment at the end of
  the year........................................................................        100.0%

------------------
(1) Fund XV commenced operations in February 1994.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

EXPLANATION OF TABLE IV

     Table IV presents selected information as of September 30, 1995 on the container lease activities of three public programs sponsored by the General Partner and its affiliates, offerings of which closed within the last three years or are currently in progress. Information with respect to earlier programs sponsored by the General Partner is available upon request.

                                    TABLE IV

                 CONTAINER LEASE INFORMATION OF PRIOR PROGRAMS
                            ------------------------

                            AS OF SEPTEMBER 30, 1995

                                                                           FUND XII
                                                --------------------------------------------------------------
                                                 20-FOOT      20-FOOT      40-FOOT     40-FOOT HC    40-FOOT
                                                   DRY         REEFER        DRY          DRY         REEFER
                                                CONTAINERS   CONTAINERS   CONTAINERS   CONTAINERS   CONTAINERS
                                                ----------   ----------   ----------   ----------   ----------
Containers On Lease
  Term (1-5 years)............................     1,301           166         418            3           295
  Master......................................     6,860             6       4,288          199             8
                                                  ------       -------      ------       ------       -------
       Total..................................     8,161           172       4,706          202           303
Containers Off Lease..........................     1,039            27         644            8             5
                                                  ------       -------      ------       ------       -------
Total Containers..............................     9,200           199       5,350          210           308
                                                  ======       =======      ======       ======       =======
Average Cost Per Container(1).................    $2,739      $ 18,379      $4,453       $4,795      $ 22,052
Utilization...................................      88.7%         86.4%       88.0%        96.2%         98.4%
Number of Lessees.............................       207            13         187           48            14

                                                                           FUND XIV
                                                --------------------------------------------------------------
                                                 20-FOOT      20-FOOT      40-FOOT     40-FOOT HC    40-FOOT
                                                   DRY         REEFER        DRY          DRY         REEFER
                                                CONTAINERS   CONTAINERS   CONTAINERS   CONTAINERS   CONTAINERS
                                                ----------   ----------   ----------   ----------   ----------
Containers On Lease
  Term (1-5 years)............................     1,003           314         293            4           309
  Master......................................     6,297           143       2,788           89            35
                                                  ------       -------      ------       ------       -------
       Total..................................     7,300           457       3,081           93           344
Containers Off Lease..........................       928             2         450            5             4
                                                  ------       -------      ------       ------       -------
Total Containers..............................     8,228           459       3,531           98           348
                                                  ======       =======      ======       ======       =======
Average Cost Per Container(1).................    $2,380      $ 19,052      $3,975       $4,660      $ 22,840
Utilization...................................      88.7%         99.6%       87.3%        94.9%         98.9%
Number of Lessees.............................       209            23         163           36            18

------------------
(1) Manufacturer's invoice cost, plus the local delivery charges, but excluding acquisition fees.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

                                                        (Continued on next page)

                 CONTAINER LEASE INFORMATION OF PRIOR PROGRAMS
                            ------------------------

                            AS OF SEPTEMBER 30, 1995

                                                                        FUND XV
                                     -----------------------------------------------------------------------------
                                      20-FOOT      20-FOOT      40-FOOT     40-FOOT HC   40-FOOT HC   24,000 LITER
                                        DRY         REEFER        DRY          DRY         REEFER         TANK
                                     CONTAINERS   CONTAINERS   CONTAINERS   CONTAINERS   CONTAINERS    CONTAINERS
                                     ----------   ----------   ----------   ----------   ----------   ------------
Containers On Lease
  Term (1-5 years).................      3,729          100         305           32           100           160
  Master...........................     16,517           61       4,763          903            --            --
                                      --------     --------      ------       ------      --------      --------
       Total.......................     20,246          161       5,068          935           100           160
Containers Off Lease...............      2,395            2       1,106           62            --             5
                                      --------     --------      ------       ------      --------      --------
Total Containers...................     22,641          163       6,174          997           100           165
                                      ========     ========      ======       ======      ========      ========
Average Cost Per
  Container(1).....................   $  2,357     $ 18,458      $3,754       $3,974      $ 23,094      $ 23,652
Utilization........................       89.4%        98.8%       82.1%        93.8%        100.0%         97.0%
Number of Lessees..................        224            8         169           76             1            13

------------------
(1) Manufacturer's invoice cost, plus local delivery charges, but excluding acquisition fees.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

EXPLANATION OF TABLE V

     Table V sets forth selected information about the sales or disposition of equipment by prior programs during the three-year period ended December 31, 1994.

                                    TABLE V
           SALES OR DISPOSITION OF EQUIPMENT BY PRIOR PUBLIC PROGRAMS

                                                                                   TOTAL
                          TYPE OF               YEAR OF           YEAR OF       ACQUISITION      NET BOOK           NET
   PARTNERSHIP           EQUIPMENT          ACQUISITION(1)      DISPOSITION       COST(2)        VALUE(3)        PROCEEDS
-----------------    ------------------    -----------------    -----------     -----------     -----------     -----------
IEA Marine           Marine Containers          1979-80            1992         $   930,174     $   280,018     $   396,634
Container Fund       Marine Containers       1979-80, 1982         1993           1,217,010         368,045         433,134
                     Marine Containers       1979-80, 1982         1994             687,397         209,673         261,319
                                                                                -----------     -----------     -----------
                                                                                $ 2,834,581     $   857,736     $ 1,091,087
IEA Marine           Marine Containers          1980-81            1992         $ 1,157,636     $   364,351     $   524,277
Container Fund II    Marine Containers          1980-81            1993           1,702,307         513,009         650,307
                     Marine Containers          1980-81            1994           1,731,687         521,405         651,219
                                                                                -----------     -----------     -----------
                                                                                $ 4,591,630     $ 1,398,765     $ 1,825,803
IEA Marine           Marine Containers          1981-82            1992         $ 1,020,400     $   350,469     $   528,251
Container            Marine Containers          1981-82            1993           2,443,881         766,141         959,926
Income Fund III      Marine Containers           1981              1994           3,521,086         869,244       1,277,498
                                                                                -----------     -----------     -----------
                                                                                $ 6,985,367     $ 1,985,854     $ 2,765,675
IEA Marine           Marine Containers       1982-84, 1986         1992         $   373,870     $   159,970     $   300,464
Container            Marine Containers       1982-84, 1986         1993           1,541,254         587,847         843,144
Income Fund IV       Marine Containers       1982-84, 1986         1994           3,245,361       1,267,219       1,751,576
                                                                                -----------     -----------     -----------
                                                                                $ 5,160,485     $ 2,015,036     $ 2,895,184
IEA Marine           Marine Containers        1984, 1987           1992         $    47,488     $    23,167     $    45,359
Container            Marine Containers       1984, 1987-88         1993             119,627          54,127          90,559
Income Fund V(A)     Marine Containers       1984, 1987-89         1994             383,135         172,298         223,642
                                                                                -----------     -----------     -----------
                                                                                $   550,250     $   249,592     $   359,560
IEA Marine           Marine Containers        1984, 1987           1992         $    73,089     $    37,389     $    66,545
Container            Marine Containers       1984, 1986-87         1993             341,724         161,277         214,312
Income Fund V(B)     Marine Containers     1984, 1986, 1989        1994           1,055,629         473,526         629,828
                                                                                -----------     -----------     -----------
                                                                                $ 1,470,442     $   672,192     $   910,685
IEA Income           Marine Containers          1984-90            1992         $   194,917     $   112,845     $   220,104
Fund VI              Marine Containers          1984-90            1993             583,294         307,399         452,205
                     Marine Containers          1984-90            1994           1,884,284         957,395       1,321,093
                                                                                -----------     -----------     -----------
                                                                                $ 2,662,495     $ 1,377,639     $ 1,993,402

                                     FEDERAL
                      GAAP           TAXABLE
   PARTNERSHIP     GAIN/(LOSS)     GAIN/(LOSS)
-----------------  -----------     -----------
IEA Marine         $   116,616     $   305,565
Container Fund          65,089         312,652
                        51,646         193,311
                    ----------     -----------
                   $   233,351     $   811,528
IEA Marine         $   159,926     $   472,375
Container Fund II      137,298         560,663
                       129,814         621,090
                    ----------     -----------
                   $   427,038     $ 1,654,128
IEA Marine         $   177,782     $   508,463
Container              193,785         955,189
Income Fund III        408,254       1,277,500
                    ----------     -----------
                   $   779,821     $ 2,741,152
IEA Marine         $   140,494     $   269,530
Container              255,297         837,642
Income Fund IV         484,357       1,751,575
                    ----------     -----------
                   $   880,148     $ 2,858,747
IEA Marine         $    22,192     $    40,716
Container               36,432          90,559
Income Fund V(A)        51,344         222,337
                    ----------     -----------
                   $   109,968     $   353,612
IEA Marine         $    29,156     $    54,986
Container               53,035         214,311
Income Fund V(B)       156,302         625,920
                    ----------     -----------
                   $   238,493     $   895,217
IEA Income         $   107,259     $   198,063
Fund VI                144,806         434,791
                       363,698       1,300,401
                    ----------     -----------
                   $   615,763     $ 1,933,255


IEA Income           Marine Containers        1987, 1990           1992         $    33,434     $    24,126     $    46,945
Fund VII             Marine Containers           1987              1993              17,750          11,455          20,934
                     Marine Containers       1987, 1989-90         1994              77,469          47,411          92,959
                                                                                -----------     -----------     -----------
                                                                                $   128,653     $    82,992     $   160,838
IEA Income           Marine Containers       1988, 1990-91         1992         $    53,829     $    42,687     $    77,429
Fund VIII            Marine Containers       1988, 1990-91         1993              86,686          59,454         108,038
                     Marine Containers       1988, 1990-92         1994             183,796         126,761         174,147
                                                                                -----------     -----------     -----------
                                                                                $   324,311     $   228,902     $   359,614
IEA Income           Marine Containers       1988-89, 1992         1992         $    67,532     $    54,745     $    74,510
Fund IX, L.P.        Marine Containers       1988-90, 1992         1993             112,805          85,949         143,563
                     Marine Containers          1988-93            1994             223,438         153,057         206,811
                                                                                -----------     -----------     -----------
                                                                                $   403,775     $   293,751     $   424,884
                                                                                                   (Continued on next page)

IEA Income         $    22,819     $    39,303
Fund VII                 9,479          20,933
                        45,548          87,815
                    ----------     -----------
                   $    77,846     $   148,051
IEA Income         $    34,742     $    58,717
Fund VIII               48,584          86,768
                        47,386         162,172
                    ----------     -----------
                   $   130,712     $   307,657
IEA Income         $    19,765     $    36,980
Fund IX, L.P.           57,614          90,310
                        53,754         142,565
                    ----------     -----------
                   $   131,133     $   269,855


                                                                                   TOTAL
                          TYPE OF               YEAR OF           YEAR OF       ACQUISITION      NET BOOK           NET
   PARTNERSHIP           EQUIPMENT          ACQUISITION(1)      DISPOSITION       COST(2)        VALUE(3)        PROCEEDS
-----------------    ------------------    -----------------    -----------     -----------     -----------     -----------
IEA Income           Marine Containers           1990              1992         $    40,967     $    36,017     $    45,173
Fund X, L.P.         Marine Containers           1990              1993              59,864          49,643          68,201
                     Marine Containers           1990              1994             107,248          79,673         106,399
                                                                                -----------     -----------     -----------
                                                                                $   208,079     $   165,333     $   219,773
IEA Income           Marine Containers           1991              1992         $    23,582     $    22,383     $    32,453
Fund XI, L.P.        Marine Containers           1991              1993              92,022          82,757          94,382
                     Marine Containers           1991              1994             186,869         153,507         202,491
                                                                                -----------     -----------     -----------
                                                                                $   302,473     $   258,647     $   329,326
IEA Income           Marine Containers           1992              1992         $    52,130     $    51,563     $    55,833
Fund XII, L.P.       Marine Containers           1992              1993              69,330          65,816          90,730
                     Marine Containers           1992              1994             201,385         175,856         214,837
                                                                                -----------     -----------     -----------
                                                                                $   322,845     $   293,235     $   361,400
Cronos Global        Marine Containers           1993              1993         $     9,146     $     8,965     $    12,078
Income               Marine Containers           1993              1994             114,916         107,324         164,835
Fund XIV, L.P.
                                                                                $   124,062     $   116,289     $   176,913
Cronos Global        Marine Containers           1994              1994         $    24,678     $    24,111     $    32,825
Income
Fund XV, L.P.
                                                                                -----------     -----------     -----------
                                                                                $    24,678     $    24,111     $    32,825
                                                                                -----------     -----------     -----------
      Total                                                                     $26,094,126     $10,020,074     $13,906,969
                                                                                ===========     ===========     ===========


                                     FEDERAL
                      GAAP           TAXABLE
   PARTNERSHIP     GAIN/(LOSS)     GAIN/(LOSS)
-----------------  -----------     -----------
IEA Income         $     9,156     $    13,720
Fund X, L.P.            18,558          31,992
                        26,726          61,720
                    ----------     -----------
                   $    54,440     $   107,432
IEA Income         $    10,070     $     6,483
Fund XI, L.P.           11,625          34,148
                        48,984          90,862
                    ----------     -----------
                   $    70,679     $   131,493
IEA Income         $     4,270     $     3,703
Fund XII, L.P.          24,914          27,175
                        38,981          64,283
                    ----------     -----------
                   $    68,165     $    95,161
Cronos Global      $     3,113     $     2,932
Income                  57,511          59,491
Fund XIV, L.P.
                   $    60,624     $    62,423
Cronos Global      $     8,714     $    59,491
Income
Fund XV, L.P.
                    ----------     -----------
                   $     8,714     $    59,491
                    ----------     -----------
      Total        $ 3,886,895     $12,429,202
                    ==========     ===========

------------------
(1) Year of acquisition is the year in which equipment was acquired from original proceeds, secured debt, reinvestment of cash generated from operations and sales proceeds, as well as reinstatements. Equipment, previously reported lost or stolen and subsequently disposed, is reinstated to the respective program's fleet if recovered. This reinstated equipment is added back to the fleet at the recovery date.
(2) Total acquisition cost is inclusive of acquisition fees of 5% of the equipment purchase price paid to the General Partners.
(3) Net book value is total acquisition cost less accumulated depreciation calculated on a GAAP basis.

                                                                       EXHIBIT A
                      CRONOS GLOBAL INCOME FUND XVI, L.P.
                         INDEX TO PARTNERSHIP AGREEMENT

                                                                                          PAGE
                                                                                          ----
  I.    DEFINED TERMS...................................................................   A-1
 II.    FORMATION, NAME, PLACE OF BUSINESS, PURPOSE AND TERM............................   A-6
III.    PARTNERS AND CAPITAL; INVESTMENT IN EQUIPMENT...................................   A-6
 IV.    COMPENSATION TO GENERAL PARTNER AND AFFILIATES..................................   A-9
  V.    PAYMENT OF EXPENSES.............................................................  A-11
 VI.    DISTRIBUTIONS; ALLOCATION OF INCOME AND LOSS....................................  A-12
VII.    RIGHTS, POWERS, AND DUTIES OF GENERAL PARTNER...................................  A-14
VIII.   MEETINGS, ACTIONS WITHOUT A MEETING, AND VOTING RIGHTS OF LIMITED
                                                                                          A-21
        PARTNERS........................................................................
 IX.    SUCCESSION OF GENERAL PARTNER...................................................  A-22
  X.    ASSIGNMENT OF UNITS.............................................................  A-24
 XI.    LIMITED RIGHT OF PRESENTMENT....................................................  A-25
XII.    AMENDMENT OF AGREEMENT..........................................................  A-27
XIII.   DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP..................................  A-28
XIV.    BOOKS AND RECORDS, BANK ACCOUNTS, REPORTS, AND TAX ELECTIONS....................  A-29
 XV.    MISCELLANEOUS PROVISIONS........................................................  A-32

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

--------------------------------------------------------------------------------
                         LIMITED PARTNERSHIP AGREEMENT
                                       OF
                       CRONOS GLOBAL INCOME FUND XVI, LP.
--------------------------------------------------------------------------------

     This Limited Partnership Agreement ("Agreement"), originally made and entered into on August 31, 1995, and hereby amended and restated as of December 28, 1995, is by and among Cronos Capital Corp., a California corporation, as General Partner, Dennis J. Tietz as the initial Limited Partner, and each Person who shall become a party to this Agreement as an Additional Limited Partner in accordance with the California Revised Limited Partnership Act.

     In consideration of the mutual promises made herein, the parties, intending to be legally bound, hereby agree as follows:

--------------------------------------------------------------------------------
                                   ARTICLE I
                                 DEFINED TERMS
--------------------------------------------------------------------------------

     The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article I. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

     "Acquisition Expenses" refers to expenses including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to the selection and acquisition of equipment, whether or not acquired by the Partnership.

     "Acquisition Fees" refers to the fees and commissions paid by any party in connection with the initial purchase of Equipment acquired by the Partnership, including in the computation of such fees or commissions any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated.

     "Additional Limited Partners" means those Persons admitted to the Partnership pursuant to Section 3.3 hereof.

     "Adjusted Capital Account Deficit" refers, with respect to any Partner, to the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

          (i) Crediting such Capital Account with any amounts which such Partner is obligated to restore or is deemed to be obligated to restore thereto pursuant to the penultimate sentence of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations; and

          (ii) Debiting such Capital Account with the items described in Sections 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the
     Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, and shall be interpreted consistently therewith.

     "Adjusted Capital Contributions" refers to the Limited Partners' Capital Contributions as reduced by Distributions of Sale Proceeds and Distributable Cash From Operations made to the Limited Partners to the extent that such Distributions exceed an 8% cumulative, compounded (daily) annual return on their Adjusted Capital Contributions.

     "Adjusted Payout" refers to the point in time at which the Limited Partners have received Distributions in an amount equal to their Capital Contributions plus an 8% cumulative, compounded (daily), annual return on their Adjusted Capital Contributions, commencing upon acceptance by the Partnership of the Limited Partners' subscriptions pursuant to Section 3.3(d) hereof.

     "Affiliate" means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities of the specified Person, (iii) any Person that is an executive officer or director of, general partner in, or serves in a similar capacity to, the specified Person or of which the specified Person is an executive officer, director, or general partner or with respect to which the specified Person serves in a similar capacity.

     "Bankruptcy" as used in Article XIII of this Agreement refers, and only refers, to the following events: (i) an order for relief entered against the General Partner under Chapter 7 of the Federal bankruptcy law, or (ii) the General Partner (A) making a general assignment for the benefit of creditors;
(B) filing a voluntary petition under the Federal bankruptcy law; (C) filing a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation; (D) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of said nature; or (E) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of all or any substantial part of its assets and properties.

     "Capital Account" refers to the capital account maintained by the Partnership for each Partner pursuant to Section 14.1(d) hereof in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

     "Capital Contributions" refers to the total amount of money contributed to the Partnership (prior to the deduction of any underwriting or sales commissions or expenses) by all the Partners or a class of Partners or any one Partner, as the case may be (or the predecessor of such Partner or Partners), reduced by the return, if any, of capital contributions to said Partners or Partner pursuant to
Section 3.4(c) hereof.

     "Cash From Operations" for any fiscal period refers to the sum of (i) cash receipts from operations, including, but not limited to, per diem and other rental charges arising from the leasing of Equipment and interest, if any, earned on funds on deposit for the Partnership, but shall not include any Sale Proceeds, minus (ii) all cash funds used to pay expenses and costs incurred in connection with the ownership, management, use and/or operation of the Equipment, including, but not limited to, agent fees and expenses; depot expenses for inspection, handling and storage; the Management Fee; expenses of the General Partner or its Affiliates reimbursable to the General Partner or its Affiliates pursuant to Section 4.4 hereof; Debt Service; maintenance; repair costs not assumed and paid by lessees; insurance premiums; accounting and legal fees and expenses; data processing; bad debt expenses; charges, assessments or levies imposed upon or against the Equipment; ad valorem, gross receipts and other property taxes levied against the Equipment; but shall not include cost recovery deductions or amortization of capital expenditures.

     "Closing Date" shall mean the date, as designated by the General Partner and the Underwriter, as of which the Units shall cease being offered to the public by the Partnership, and in no event later than December 27, 1997.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consent" means either the consent given by vote at a meeting called and held in accordance with the provisions of Section 8.1 hereof or written consent given in accordance with Section 8.2 hereof, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

     "Debt Service" refers to all payments required to be made in connection with any loan to the Partnership.

     "Delivery Charges" means the costs incurred in transporting Equipment from the manufacturer's production facility to the point of origin of the initial lease.

     "Distributable Cash From Operations" means, for any fiscal period, Cash From Operations as adjusted to conform the Partnership's cash balances to any reserve requirement established by the General Partner for the proper operation of the business of the Partnership.

     "Distributions" refers to any cash distributions to the Partners of Distributable Cash From Operations or Sale Proceeds.

     "Equipment" refers to the marine dry cargo and special purpose containers acquired by the Partnership for lease to third parties.

     "Equipment Management" refers to the personnel and services necessary to the leasing activities of the Partnership, including, but not limited to, leasing and re-leasing of the Partnership's Equipment, arranging for necessary maintenance and repair of the Equipment, collecting rental revenues, paying operating expenses of the Equipment, determining that the Equipment is used in accordance with the operative contractual arrangements, and providing clerical and bookkeeping services necessary to the leasing of the Partnership's Equipment.

     "Escrow Agent" refers to Bank of America, San Francisco, California.

     "Front-End Fees" refers to the fees and expenses paid by any Person for any services rendered during the Partnership's organizational or acquisition phase, including Offering and Organizational Expenses, all underwriting and sales commissions paid in connection with the offering of Units in the Partnership, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees and expenses, however designated by the General Partner. Front-End Fees do not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees, unless such Persons are Affiliates of the General Partner.

     "Full Payout Lease" refers to a lease pursuant to which the noncancellable rental payments due during the initial term of the lease equal or exceed the Purchase Price of the underlying Equipment plus all interest costs and related financing charges payable on any debt incurred to acquire such Equipment.

     "General Partner" refers to Cronos Capital Corp., a California corporation, or any Person or Persons who, at the time of reference thereto, has been admitted to the Partnership as a successor general partner to it or as an additional general partner.

     "Gross Lease Revenues" refers to the gross revenues received by the Partnership from the leasing of the Equipment (prior to the deduction of any expenses incurred in connection therewith), but shall not include Sale Proceeds.

     "Gross Proceeds" means the total amount of money contributed to the Partnership (prior to the deduction of any underwriting or sales commissions or expenses) by all Additional Limited Partners, unreduced by any return of capital contributions pursuant to Section 3.4(c) hereof.

     "Independent Expert" refers to a Person with no current material or prior material business or personal relationship with a Sponsor of the Partnership, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

     "Investment in Equipment" refers to the amount of Capital Contributions actually paid or allocated to the purchase of Equipment by the Partnership, including the purchase of Equipment, working capital reserves allocable thereto not in excess of 3% of Capital Contributions, and other cash payments such as interest and taxes but excluding Front-End Fees.

     "IRA" refers to an Individual Retirement Account established under Section 408 of the Code.

     "Leasing Company" refers to Cronos Containers Limited, a U.K. corporation, or any Person or Persons who, at the time of reference thereto, has succeeded to the duties and responsibilities of Cronos Containers Limited.

     "Leasing Fees" refers to the total of all fees and commissions paid by any party in connection with the initial lease of Equipment acquired by the Partnership.

     "Letter of Credit Commissions" refers to the commissions customarily charged by banks for the issuance and/or negotiation of letters of credit.

     "Limited Partner" refers to the initial Limited Partner and to a purchaser of Units in the Partnership who is admitted thereto as a limited partner.

     "Management Fee" refers to the fee payable to the Leasing Company pursuant to Section 4.3 hereof for providing Equipment Management.

     "Minimum Gain" refers to the amount determined by computing, with respect to each non-recourse liability of the Partnership, the amount of gain (of whatever character), if any, that would be realized by the Partnership if it disposed (in a taxable transaction) of the Equipment subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed.

     "Net Proceeds" equals Gross Proceeds minus (i) all underwriting and sales commissions payable thereon, and (ii) all Offering and Organizational Expenses payable therefrom pursuant to Section 5.2 hereof.

     "Nonrecourse Liability" refers to the term of the same name as defined in
Section 1.752-1(a)(2) of the Treasury Regulations.

     "Offering and Organizational Expenses" means the expenses incurred in connection with the organization of the Partnership and the offer and sale to the public of Units therein, including all expenses and fees for qualifying such Units under Federal and state securities laws; all legal and accounting fees; all printing and mailing expenses; all escrow fees and charges; reimbursement of the Selected Dealers for bona fide accountable expenses incurred by them in performing due diligence investigations of the Partnership; and all other expenses, fees, and charges incurred or related to the offer and sale of such Units, but excluding all underwriting and sales commissions paid in connection with the offering.

     "Operating Lease" refers to a lease of Equipment pursuant to which the aggregate, non-cancellable rental payments due during the initial term of the lease are less than the Purchase Price of the Equipment subject to the lease.

     "Other Acquisition Costs" of Equipment refer to the costs of any independent inspection thereof procured by the General Partner; independent consultants' fees in connection with the development and/or review of design specifications; and legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to the selection and acquisition of equipment, whether or not acquired by the Partnership.

     "Partner Nonrecourse Debt" refers to the term of the same name as defined in Section 1.704-2(b)(4) of the Treasury Regulations.

     "Partner Nonrecourse Debt Minimum Gain" refers to the amount, with respect to Partner Nonrecourse Debt, equal to the Minimum Gain of the Partnership that would result if the Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

     "Partner Nonrecourse Deductions" refers to those deductions as defined in Sections 1.704-2(i)(1) and 1.704(i)(2) of the Treasury Regulations.

     "Partners" refers to both the General Partner and to the Limited Partners, and reference to a "Partner" refers to any one of the Partners.

     "Partnership" refers to the limited partnership created under this Agreement.

     "Person" means an individual, partnership, corporation, trust, or other entity.

     "Prospectus" means the prospectus contained in the registration statement filed with the Securities and Exchange Commission for the registration of the Units under the Securities Act of 1933, in the final form in which said prospectus is filed pursuant to Rule 424(b) thereunder with said Commission and as it may thereafter be supplemented or amended pursuant to said Act.

     "Purchase Price" of an item of new Equipment equals the manufacturer's invoice cost thereof plus the Delivery Charges and any letter of credit commissions, cable charges, and letter of credit fees associated therewith; the "Purchase Price" of an item of used Equipment equals the price paid by the Partnership to the seller of such Equipment plus any delivery charges, remarking and other related costs, if any, associated therewith. With respect to any item of Equipment purchased from the General

Partner, the Purchase Price shall equal, if the Equipment is acquired by the Partnership within six months of its acquisition by the General Partner, the manufacturer's invoice cost incurred by the General Partner, plus any delivery charges and letter of credit commissions, cable charges, and letter of credit fees associated therewith or, if acquired after six months after the Equipment's acquisition by the General Partner, the Purchase Price shall equal the lesser of the foregoing amount or the fair market value of the Equipment. The Purchase Price of Equipment acquired from the General Partner shall be further adjusted in accordance with the provisions of Section 7.2(g) hereof.

     "Qualified Plans" refers to qualified retirement plans as defined in
Section 401(a) of the Code.

     "Roll-Up" refers to the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities by a Roll-Up Entity. The term does not include:

          (i) A transaction involving securities of a Person that has been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System;

          (ii) A transaction involving the conversion to corporate, trust, or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

               (A) The Limited Partners' voting rights;

               (B) The term of existence of the Partnership;

               (C) The compensation payable to the General Partner or its Affiliates; or

               (D) The Partnership's investment objectives.

     "Roll-Up Entity" refers to the partnership, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

     "Sale" means any sale, exchange or other disposition of Equipment, any recovery of damage awards or insurance proceeds (other than business or rental interruption proceeds), or any debt refinancing. A Sale shall not include any return of capital contributions to the Limited Partners pursuant to Section 3.4(c) hereof.

     "Sale Proceeds" refers to all proceeds from a Sale less the following:

          (i) The amount of cash paid or to be paid in connection with such Sale (which shall include, with regard to damage recoveries or insurance proceeds, cash paid or to be paid in connection with repairs, as determined in the discretion of the General Partner, of damage of the affected Equipment);

          (ii) The amount necessary for the payment of all debts and obligations of the Partnership related to the affected Equipment; and

          (iii) The amount considered appropriate by the General Partner to provide reserves to pay taxes, insurance, repairs or other costs and expenses of the Partnership, whether or not related to the affected Equipment.

     "Sales Period" refers to the period of time commencing with the date of the Prospectus and terminating on the Closing Date.

     "Selected Dealers" refers to those members of the National Association of Securities Dealers, Inc. that are selected by the Underwriter to participate in the offer and sale of the Units to the public.

     "Sponsor" refers to the General Partner and to any other Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership or to any other Person who will manage or participate in the management of the Partnership, and any Affiliate of any such Person. The term does not include a Person whose only relation with the Partnership is that of an independent equipment manager and whose only compensation is as such, and the term does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Partnership Units or the business of the Partnership.

     "Subscription Proceeds" means the monies tendered to the Partnership by subscribers for the Units.

     "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 10.2 hereof.

     "Underwriter" refers to Cronos Securities Corp., a California corporation and an affiliate of Cronos Capital Corp.

     "Unit" means a limited partnership interest in the Partnership representing an investment therein of $20 ($18.40 for employees of the General Partner or any Affiliate of the General Partner, employees of any Selected Dealer or of any investment advisor affiliated with a Selected Dealer).

--------------------------------------------------------------------------------

                                   ARTICLE II
                      FORMATION, NAME, PLACE OF BUSINESS,
                                PURPOSE AND TERM
--------------------------------------------------------------------------------

2.1  FORMATION

     The parties hereto have formed on September 1, 1995 a limited partnership pursuant to the provisions of the California Revised Limited Partnership Act.

2.2  NAME, PLACE OF BUSINESS

     The Partnership shall be conducted under the name of CRONOS GLOBAL INCOME FUND XVI, L.P. The place of business and principal office of the Partnership, unless changed by the General Partner, shall be 444 Market Street, San Francisco, California 94111. Notification of any change of the Partnership's place of business and principal office shall be given to the Limited Partners.

2.3  PURPOSE

     The purpose and character of the business of the Partnership is to purchase, own, manage, operate, lease, and sell marine dry cargo containers, special purpose containers (including, without limitation, refrigerated containers, open top containers, tank containers, bulk containers, and flat rack containers), and to engage in any activities related or incidental thereto.

2.4  TERM

     The Partnership commenced on September 1, 1995 and shall continue in full force and effect until December 31, 2015, or until dissolution prior thereto pursuant to the provisions hereof.

--------------------------------------------------------------------------------

                                  ARTICLE III
                             PARTNERS AND CAPITAL;
                            INVESTMENT IN EQUIPMENT
--------------------------------------------------------------------------------

3.1  GENERAL PARTNER

     The name and address of the General Partner of the Partnership are set forth in Schedule A attached hereto and incorporated by reference herein. At such time as Additional Limited Partners are first admitted to the Partnership pursuant to the provisions of Section 3.3(e) hereof, the General Partner shall contribute, as its Capital Contribution to the Partnership, $1,000. Except as set forth in Section 13.2 hereof, the General Partner, as such, shall not be required to make any additional Capital Contributions to the Partnership.

3.2  INITIAL LIMITED PARTNER

     The name, address and Capital Contribution of the initial Limited Partner of the Partnership are set forth in Schedule A attached hereto and incorporated by reference herein. The initial Limited Partner shall not be required to make any additional Capital Contribution to the Partnership, and shall not voluntarily withdraw or retire as a Limited Partner from the Partnership.

3.3  ADDITIONAL LIMITED PARTNERS

     (a) The General Partner is authorized to admit to the Partnership Additional Limited Partners if, (i) after the admission of such Additional Limited Partners, Gross Proceeds are not less than $2,000,000, and not more than such maximum amount (not to exceed $150,000,000) as the General Partner shall determine, and (ii) the Additional Limited Partners number more than 100 (excluding therefrom Pennsylvania residents, the General Partner and any Affiliate of the General Partner as to any Units purchased by them).

     (b) The subscription (unreduced by any return thereof pursuant to Section 3.4(c) hereof) of each Additional Limited Partner shall be for not less than 125 Units (50 Units for IRAs and Qualified Plans) and may be in such greater integral multiples of one Unit as such Additional Limited Partner and the General Partner shall agree upon. All subscriptions shall be paid in cash.

     (c) Each Additional Limited Partner shall, as a condition to being admitted to the Partnership, satisfy the conditions of Section 15.2 hereof.

     (d) All subscriptions for Units shall be accepted or rejected by the Partnership within 30 days of receipt by the Partnership, and if rejected the Subscription Proceeds of the subscriber will be returned to him forthwith, without interest or deduction. If not rejected within 30 days of receipt by the Partnership, any subscription shall be deemed to be accepted. Subject to the provisions of subsection (e) below, the General Partner shall admit Additional Limited Partners not later than the last day of the calendar month following the date of acceptance by the Partnership of their subscriptions until the Closing Date. The Partnership shall not admit Additional Limited Partners whose subscriptions are dated after the Closing Date.

     (e) All Subscription Proceeds shall be received by the Partnership in trust and shall be deposited in an interest-bearing escrow account with the Escrow Agent. On receipt and acceptance of a minimum of $2,000,000 in Subscription Proceeds from more than 100 subscribers (not counting Pennsylvania residents, the General Partner or any Affiliate of the General Partner as to any Units purchased by them), the Partnership will admit subscribers into the Partnership as Additional Limited Partners not later than 15 days after the receipt of such minimum. From time to time thereafter as subscribers for Units are admitted to the Partnership as Additional Limited Partners, there shall be transferred to the Partnership from the escrow account such subscriber's Subscription Proceeds. The interest earned on Subscription Proceeds will not become part of the Partnership's capital. Instead, within 60 days after the subscribers are admitted as Limited Partners to the Partnership, the General Partner will pay to such Limited Partners all interest earned on their subscriptions proceeds pending admission to the Partnership. If $2,000,000 in Subscription Proceeds from 100 subscribers (as aforesaid) for the Units are not obtained by the Partnership by the date that is twelve months from the effective date of the Prospectus, then all Subscription Proceeds will be promptly refunded to the subscribers together with any interest earned thereon but without deduction of any kind.

3.4  CAPITAL OF THE PARTNERSHIP

     (a) Other than as provided in Section 3.3(e) hereof, no Partner shall be paid interest on any Capital Contribution.

     (b) No Partner shall have the right to withdraw or receive any return of his Capital Contribution, except to the extent and as is specifically provided in subsection (c) below.

     (c) In the event that any portion of Net Proceeds is not invested or committed for investment in Equipment within twenty-four (24) months after the date of the Prospectus (except for any amounts set aside, in the discretion of the General Partner, for reserves), such portion of Net Proceeds shall be distributed to the Limited Partners pro rata to their Capital Contributions (as calculated before any such distribution) by the Partnership as a return of capital, together with a pro rata portion thereon of all Offering and Organizational Expenses and sales commissions. For the purpose of this provision, Net Proceeds will be deemed to have been committed to investment in Equipment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding, production orders, option agreements or any similar contracts or understandings were at any time executed or agreed to by the Partnership, and to the extent any Net Proceeds have been reserved to make contingent payments in connection with any Equipment. In addition, for the purpose of this provision, the "date of the Prospectus" shall refer to the date of any supplement or amendment thereof as to Net Proceeds derived from the sale of Units occurring after the date of any such supplement or amendment provided, however, that, in all events, any portion of the Net Proceeds that is not invested or committed for investment in Equipment within six (6) months after the Closing Date (except for amounts set aside, in the discretion of the General Partner for reserves), shall be distributed to the Limited Partners pro rata to their Capital Contributions (as calculated before any such distribution) by the Partnership as a return of capital, together with a pro rata portion thereon of Offering and Organizational Expenses and sales commissions.

3.5  INVESTMENT OF LIMITED PARTNERS' CAPITAL CONTRIBUTIONS IN EQUIPMENT

     (a) The Partnership shall allocate at least 80% of the Limited Partners' Capital Contributions to Investment in Equipment.

     (b) Notwithstanding the provisions of subsection (a) hereof, if the Partnership incurs any indebtedness encumbering the Equipment of the Partnership, then and in such event the Partnership shall commit a percentage of the Limited Partners' Capital Contributions to Investment in Equipment which is equal to the greater of:

          (i) 80% of the Limited Partners' Capital Contributions reduced by .0625% for each 1% of indebtedness encumbering the Equipment of the Partnership; or

          (ii) 75% of the Limited Partners' Capital Contributions.

     To calculate the percent of indebtedness encumbering the Equipment of the Partnership under paragraph (i) above, divide the amount of indebtedness by the Purchase Price of the Equipment, excluding Front-End Fees. The quotient is multiplied by 0.0625% to determine the percentage to be deducted from 80%. The following are examples of the application of the formula set forth in this subsection (b):

          (iii) No indebtedness--80% of the Limited Partners' Capital Contributions shall be committed to Investment in Equipment;

          (iv) 50% indebtedness--
               50% X .0625% = 3.125%

     80% minus 3.125% = 76.875% of the Limited Partners' Capital
     Contributions shall be committed to Investment in Equipment; and

          (v) 80% indebtedness--
              80% X .0625% = 5%

     80% minus 5% = 75% of the Limited Partners' Capital Contributions shall be committed to Investment in Equipment.

     (c) The foregoing provisions of this Section 3.5 requiring the Partnership to invest a certain minimum amount of the Limited Partners' Capital Contributions in Equipment shall not be effective during the period of time that the Partnership is acquiring Equipment from the Net Proceeds, but shall apply, and be effective, at such time as the Net Proceeds have been fully invested in Equipment (or returned, in part, to the Limited Partners pursuant to Section 3.4(c) hereof), and thereafter during the period of time the Partnership may purchase Equipment. If Net Proceeds are returned to the Limited Partners pursuant to the provisions of Section 3.4(c) hereof and, as a result of such return, the amount of the Limited Partners' Capital Contributions invested or available for Investment in Equipment is less than the minimum required percentage, then and in such event the General Partner shall promptly return to the Partnership sufficient monies from the fees, sales commissions, and cost reimbursements paid by the Partnership to it and its Affiliates to enable the Partnership to achieve the minimum required percentage.

3.6  LIABILITY OF LIMITED PARTNERS

     No Limited Partner shall be personally liable for any of the debts of the Partnership or for any losses thereof beyond the amount of his Capital Contribution to the Partnership plus the amount equal to his share of the undistributed profits of the Partnership, if any. When a Limited Partner has received a Distribution from the Partnership, he shall be obligated to return the Distribution to the Partnership to the extent that at the time of the Distribution, the Limited Partner knew that immediately after giving effect to the Distribution, all liabilities of the Partnership, other than liabilities to Partners on account of their interest in the Partnership and other than liabilities as to which recourse of creditors is limited to specified assets of the Partnership, exceeded the fair value of the assets of the Partnership other than those assets which are subject to liabilities (to the extent of the liabilities) as to which recourse of creditors is so limited. The General Partner shall not have any personal liability for the repayment of the Capital Contribution of any Limited Partner.

--------------------------------------------------------------------------------

                                   ARTICLE IV
                 COMPENSATION TO GENERAL PARTNER AND AFFILIATES
--------------------------------------------------------------------------------

4.1  UNDERWRITING COMMISSION

     In consideration of the Underwriter's services rendered in connection with the offer and sale of the Units to the public, the Partnership shall pay an underwriting commission to the Underwriter, an Affiliate of the General Partner, equal to the difference between 10% of Gross Proceeds and all sales and wholesale commissions paid by the Partnership to the Selected Dealers. The aggregate of all commissions payable by the Partnership to the Underwriter and to the Selected Dealers shall not exceed 10% of Gross Proceeds. The Partnership may also, as a component of Offering and Organizational Expenses, reimburse the Selected Dealers for expenses incurred by them in performing due diligence investigations of the Partnership or the General Partner, but such reimbursements shall not exceed 0.5% of Gross Proceeds. The underwriting commission shall be paid by the Partnership to the Underwriter from time to time during the Sales Period as subscribers for the Units are admitted as Additional Limited Partners to the Partnership.

4.2  ACQUISITION FEE

     In consideration of the General Partner's services rendered in connection with the Partnership's purchases of Equipment, which shall include the payment by the General Partner of all Other Acquisition Costs thereof, the Partnership shall pay to the General Partner an Acquisition Fee equal to 5% of the Purchase Price of the Equipment purchased by the Partnership. The Acquisition Fee shall be payable to the General Partner with respect to Equipment acquired from Net Proceeds, and shall be paid at such time as the Equipment is delivered to the Partnership; provided, however, that with respect to Equipment purchased by the Partnership with short-term borrowings incurred in anticipation of the sale of Units by the Partnership, no Acquisition Fee shall be paid with respect to such Equipment until such time as sufficient Net Proceeds are raised by the Partnership to repay the monies borrowed to purchase such Equipment. No Acquisition Fee shall be paid with respect to any Equipment purchased with the proceeds of any term loan obtained by the Partnership. The amount of the Acquisition Fee payable to the General Partner over the life of the Partnership shall be limited to an amount that, when added to all other Front-End Fees (other than those paid by the General Partner) does not exceed 20% of Gross Proceeds.

4.3  MANAGEMENT FEE

     In consideration of the Leasing Company's services in performing Equipment Management for the Partnership, the Partnership shall pay to the Leasing Company, an Affiliate of the General Partner, a Management Fee equal to 7% of Gross Lease Revenues attributable to Operating Leases plus 2% of Gross Lease Revenues attributable to Full Payout Leases. The Manage-ment Fee shall be payable to the Leasing Company monthly, based upon Gross Lease Revenues for the prior month. The services to be rendered by the Leasing Company to the Partnership, and the compensation payable therefor, shall be set forth in a written agreement between the Leasing Company and the Partnership. Other than any amendment or modification thereto that reduces the Leasing Company's compensation or increases its duties and responsibilities, all modifications and amendments to such Agreement shall require the consent of the holders of a majority of the outstanding Units. The agreement shall provide that the Partnership may cancel the agreement, without penalty, upon 60 days' notice, with or without cause. The Management Fee payable to the Leasing Company shall be reduced by the amount of any monies paid by any Person (other than the Partnership) to the General Partner, to the Leasing Company, or to any Affiliate of the General Partner for services rendered by them in managing the leasing operations of the Partnership.

4.4  REIMBURSEMENT FOR CERTAIN SERVICES

     (a) The Partnership shall reimburse the General Partner and its Affiliates, including the Leasing Company, for (i) salaries and related salary expenses for services which could be performed directly for the Partnership by independent parties, such as legal, accounting, transfer agent, data processing, operations, communications, duplicating, and other such services; (ii) preparing Partnership reports and communications to the Limited Partners; and (iii) performing administrative services necessary to the prudent operation of the Partnership. No reimbursement under clauses (i) through (iii) of this Section 4.4 shall be permitted for specific services for which the General Partner or its Affiliates or the Leasing Company receive a separate fee or for which they are separately reimbursed (such as for Offering and Organizational Expenses). No reimbursement under clauses (i) through (iii) of this Section 4.4 shall be permitted for the salaries, fringe benefits, travel expenses, and other administrative items incurred by or allocated to any "Controlling Person," or for any direct or indirect expenses in performing services for the Partnership, such as rent or depreciation, utilities, capital equipment, or other administrative items. "Controlling Person" for purposes of this Section 4.4 shall mean any individual, regardless of title, who performs executive or senior management functions for the General Partner similar to those of directors, executive management and senior management, or any Person who either holds a 5% or more equity interest in the General Partner or has the power to direct or cause the direction of the General Partner, whether through the ownership of voting securities, by contract, or otherwise, or, in the absence of a specific role or title, any Person having the power to direct or cause the direction of the management level employees and policies of the General Partner.

     (b) In no event shall any amount charged by the General Partner or by any Affiliate to the Partnership as a reimbursable expense pursuant to the provisions of subsection (a) above exceed the lesser of (i) the actual cost of such services, or (ii) the amount which the Partnership would be required to pay to independent parties for comparable services in the same geographic location. In the Partnership's annual report to the Limited Partners, there shall be provided an itemized breakdown of reimbursements made to the General Partner and its Affiliates for the services provided to the Partnership and reimbursed to the General Partner and its Affiliates pursuant to the foregoing provisions of this Section 4.4. The reimbursement for expenses provided by this Section 4.4 shall be made to the General Partner and its Affiliates regardless of whether any Distributions are made to the Limited Partners pursuant to Section 6.1 hereof.

4.5  SHARE OF DISTRIBUTIONS

     The General Partner shall be entitled to a share of the Distributions of the Partnership, as set forth in Section 6.1 hereof. Payments to the General Partner of its share of Partnership Distributions shall be made concurrently with the payment of such Distributions to the Limited Partners pursuant to
Section 6.1 hereof.

4.6  INTEREST IN THE PARTNERSHIP

     The General Partner shall be allocated the Partnership's taxable items of income, gain, loss, deduction, and credit as set forth in Section 6.2 hereof.

4.7  EXCLUSIVITY

     The General Partner will receive compensation from the Partnership as general partner only as specified in the foregoing Sections of this Article IV and in Section 13.3 hereof.

--------------------------------------------------------------------------------

                                   ARTICLE V
                              PAYMENT OF EXPENSES
--------------------------------------------------------------------------------

5.1  GENERAL

     All of the Partnership's expenses shall be billed directly to and paid by the Partnership. Reimbursement to the General Partner or any of its Affiliates shall not be allowed, except as provided herein and in Section 4.4 hereof and except for reimbursement of the actual cost to the General Partner or its Affiliates of goods, materials and services used for or by the Partnership and obtained from Persons which are not affiliated with the General Partner.

5.2  OFFERING AND ORGANIZATIONAL EXPENSES

     The Partnership shall pay all Offering and Organizational Expenses; provided, however, that the General Partner will directly pay (without recourse to, or right of reimbursement by, the Partnership) such Expenses to the extent they exceed 5% of Gross Proceeds.

5.3  EXPENSES OF THE PARTNERSHIP

     In addition to the payment of those expenses and fees enumerated in Article IV and in Sections 5.1 and 5.2 hereof, the expenses of the Partnership that shall be paid by the Partnership may include, but are not limited to: (i) all costs of Persons employed by the Partnership and involved in the business of the Partnership, not including Persons who may also be employees of the General Partner or any of its Affiliates; (ii) agent fees and expenses; (iii) depot expenses of inspection, handling and storage; (iv) maintenance and repair costs not paid for by Equipment lessees; (v) Debt Service; (vi) bad debt expenses;
(vii) insurance premiums; (viii) the deductible under any insurance policy covering the Equipment and any costs of uninsured or excluded risks; (ix) charges, assessments, or levies imposed upon or against the Equipment of whatever kind or nature; (x) ad valorem, gross receipts, and other property taxes which are levied against the Equipment or the gross rentals therefrom;
(xi) legal, audit, and accounting fees and expenses; (xii) the recording and filing expenses of amending the Certificate of Limited Partnership of the Partnership and of terminating the Partnership; (xiii) the costs of preparation and dissemination of informational material and documentation relating to a Sale of Equipment; (xiv) costs incurred in connection with any litigation in which the Partnership is involved, including any sums paid in settlement thereof; (xv) the costs of any examination, investigation or other proceedings conducted by any regulatory body of the Partnership; (xvi) the cost of any computer services used for or by the Partnership; and (xvii) the costs of any accounting, statistical or bookkeeping services utilized for the maintenance of the books and records of the Partnership. The Partnership shall not pay any of the enumerated foregoing expenses that are included as a component of Offering and Organizational Expenses payable by the General Partner pursuant to Section 5.2 hereof or that are a component of Other Acquisition Costs, which are payable by the General Partner.

--------------------------------------------------------------------------------

                                   ARTICLE VI
                                 DISTRIBUTIONS;
                         ALLOCATION OF INCOME AND LOSS
--------------------------------------------------------------------------------

6.1 DETERMINATION AND ALLOCATION OF DISTRIBUTIONS BETWEEN THE GENERAL PARTNER AND THE LIMITED PARTNERS

     (a) All Distributions of the Partnership, whether from Distributable Cash From Operations or Sale Proceeds, shall be determined monthly. Distributions so determined shall be distributed to the Partners within 60 days after the end of the month. Notwithstanding the foregoing, if the General Partner determines, in its sole discretion, that the administrative cost of making monthly Distributions is excessive in relation to the amount of such Distributions, then and in such event, after notice thereof to the Limited Partners, Distributions shall be determined quarterly and distributed within 60 days after the close of the calendar quarter.

     (b) All Distributions of the Partnership shall be allocated and distributed between the General Partner and the Limited Partners as follows:

          (i) First, 95% of Distributions attributable to Distributable Cash From Operations and 99% of Distributions attributable to Sale Proceeds shall be allocated and distributed to the Limited Partners and the remainder shall be allocated and distributed to the General Partner until Adjusted Payout; and

          (ii) Thereafter, 85% of all Distributions shall be allocated and distributed to the Limited Partners and 15% of all Distributions shall be allocated and distributed to the General Partner.

     (c) All Distributions of Distributable Cash From Operations and Sale Proceeds, other than Distributions in liquidation of the Partnership, shall be paid in cash, not in kind. Liquidating distributions made to the Limited Partners pursuant to the provisions of Section 13.3 hereof shall be paid in cash, not in kind, unless the Limited Partners, by vote pursuant to Section 8.3(a)(iv) hereof, approve of some other form of liquidating distributions. In all events, liquidating distributions in kind may only be made to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Partnership, from which distributions shall be made to the Partners as if made directly by the Partnership pursuant to this Agreement.

6.2  ALLOCATIONS FOR TAX PURPOSES: GENERAL RULES

     (a) The income, gains, losses, deductions, and credits of the Partnership shall be determined and allocated among the Partners in a manner that the General Partner determines, upon advice of the Partnership's independent accountants and counsel, is required by Section 704(b)(2) of the Code and the Treasury Regulations promulgated thereunder. If as to one or more classes of tax items, the General Partner determines that more than one method is permitted or that the correct method is uncertain, then the General Partner may adopt such method that it deems to be in the best interests of the Partnership, taking into account ease of administration, the desire to match taxable income and deductions with economic income and deductions, the economic interest of the Partners in the Partnership, and the risk of proposed adjustments by the Service and the consequences thereof. Without limiting the generality or scope of the foregoing grant of authority, there follow specific rules to be followed by the General Partner in allocating tax items among the Partners. The rule or rules stated in each subsection below are subject and subordinate to the rule or rules stated in each subsequent subsection of this Section.

     (b) For each fiscal year, the Partnership's income, gains, losses, deductions, and credits, and each item thereof, shall be allocated 1% to the General Partner and 99% to the Limited Partners. No allocation of losses, deductions, or any item thereof shall be made to any Partner (Limited or General) if the allocation would create an Adjusted Capital Account Deficit for that Partner; in such event, the loss, deduction, or item thereof that would create such a Deficit shall be reallocated to those Partners (including the General Partner) to whom the reallocation would not create an Adjusted Capital Account Deficit, pro rata to their Adjusted Capital Account Deficits.

     (c) For each fiscal year, the Partnership shall allocate to the General Partner gross income of the Partnership for such fiscal year in an amount equal to that portion of the Distributions allocable to the General Partner in excess of 1% of the Distributions allocable to all Partners (General and Limited) by the Partnership for such fiscal year.

     (d) If the General Partner is required to recognize as income for any fiscal year its share of Distributions of the Partnership prior to the fiscal year in which the income giving rise to such Distributions is realized, then and in such event any resulting deduction available to the Partnership with respect to such income for the earlier fiscal year shall be allocated to the General Partner.

     (e) Partner Nonrecourse Deductions for any fiscal year shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

     (f) Any gain recognized by the Partnership on any sale or other taxable disposition of its Equipment shall be allocated among the Partners in the following order of priority:

          (i) First, to the Partners with Capital Account deficit balances in an amount sufficient to eliminate such deficit balances or, if the gain to be allocated under this clause (i) is less than the aggregate Capital Account deficit balances of the Partners, then to each Partner with a Capital Account deficit balance pro rata to such Partner's share of the Partners' aggregate Capital Account deficit balances; and

          (ii) Thereafter, among the Partners in accordance with their share (determined without regard to the provisions of Section 13.3 hereof) of Sale Proceeds distributable with respect to such Equipment pursuant to
     Section 6.1 hereof.

     (g) In the event that any Partner unexpectedly receives any adjustment, allocation, or distribution described in Sections 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations, then and in such event, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible. This subsection is intended to comply with the qualified income offset requirement of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, and shall be interpreted consistently therewith.

     (h) If there is a net decrease in the Partnership Minimum Gain during any fiscal year, each Partner who would otherwise have an Adjusted Capital Account Deficit at the end of such year shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This subsection is intended to comply with the minimum gain charge-back requirement of Section 1.704-2(f) of the Treasury Regulations, and shall be interpreted consistently therewith.

6.3  ALLOCATIONS AMONG THE LIMITED PARTNERS

     The rule or rules stated in each subsection below are subject and subordinate to the rule or rules stated in each subsequent subsection of this Section.

     (a) All Distributions to the Limited Partners and all income or loss allocable to the Limited Partners shall be distributed or allocated, as the case may be, to each Limited Partner in the ratio in which the number of Units held of record by such Limited Partner bears to the total number of Units held of record by all Limited Partners entitled to such allocation or Distribution.

     (b) All Distributions to the Limited Partners in liquidation of the Partnership shall be distributed to each Limited Partner in the ratio in which the credit balance of the Limited Partner's Capital Account bears to the aggregate credit balance of the Capital Accounts of all Limited Partners, with such balances determined after taking into account all Capital Account adjustments (other than the Distributions made hereunder) for the Partnership's taxable year during or for which such Distributions in liquidation of the Partnership are made.

     (c) All income or loss allocable to a Limited Partner shall be allocated, and all Distributions to a Limited Partner shall be distributed, as the case may be, to the Person recognized by the Partnership as the holder of Units as of the last day of the fiscal period for which such allocation or Distribution is to be made.

     (d) All income or loss for a calendar year allocable to any Units which have been transferred during such year shall be allocated between the transferor and the transferee based upon the number of months that each was recognized, in accordance with Section 10.2(d) hereof, as the holder of the Units for purposes of this Section, without regard to whether Distributions were made to the transferor or transferee for the particular month of such calendar year.

     (e) From and after the date Additional Limited Partners are first admitted to the Partnership pursuant to Section 3.3(e) hereof and continuing through the end of the month in which the Sales Period ends, all Distributions and all items of income, gain, loss, deduction, and credit allocable to the Limited Partners shall be determined monthly, and allocated solely to those Limited Partners admitted as such on or prior to the first day of the month for which the Distribution is made, pro rata to their Unit ownership in the Partnership.

     (f) All expenses of the Partnership classified as syndication expenses under Section 1.709-2(b) of the Treasury Regulations for any fiscal year and allocable to the Limited Partners shall be allocated among the Limited Partners pro rata to their Unit ownership in the Partnership. If Additional Limited Partners are admitted to the Partnership on different dates, then all such syndication expenditures shall be allocated among the Limited Partners so that, to the extent possible, the cumulative syndication expenses allocated with respect to each Unit at any time is the same amount. In equalizing the allocation of syndication expenditures as aforesaid, the General Partner may allocate a portion of the income or loss or items thereof of the Partnership so as to achieve the same effect. Notwithstanding the foregoing, no underwriting or sales commission shall be allocated to any Limited Partner with respect to whom the payment of such sales or underwriting commissions has been waived.

--------------------------------------------------------------------------------

                                  ARTICLE VII
                 RIGHTS, POWERS, AND DUTIES OF GENERAL PARTNER
--------------------------------------------------------------------------------

7.1  MANAGEMENT AND CONTROL OF THE
      PARTNERSHIP

     (a) The General Partner, within the authority granted to it by this Agreement, shall have the exclusive right to manage the business of the Partnership and is hereby authorized to take any action of any kind and to do anything and everything that may be necessary in accordance with the provisions of this Agreement. Without limiting the generality of the foregoing, the General Partner shall manage or provide for the management of the Equipment acquired by the Partnership and shall operate or provide for the operation of such Equipment, including providing on-going marketing and re-leasing services to the Partnership.

     (b) No Limited Partner (except one who may also be an officer or employee of the General Partner, and then only in his capacity as such officer or employee of the General Partner within the scope of its authority hereunder) shall participate in or have any control over, the Partnership's business or shall have any authority or right to act for or on behalf of the Partnership. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on it by this Agreement.

7.2  AUTHORITY OF THE GENERAL PARTNER

     Except to the extent otherwise provided herein, the General Partner, for and in the name and on behalf of the Partnership, is hereby authorized:

     (a) to acquire, hold, manage, lease, sell, and dispose of marine dry cargo containers and special purpose containers (including, without limitation, refrigerated containers, open top containers, tank containers, bulk containers and flat rack containers), and interests therein, as well as personal or mixed property connected therewith, including the purchase, lease, maintenance, repair, exchange, trade or sale of such equipment, at such purchase prices, lease or rental rates, costs and sale prices, and upon such terms, as the General Partner deems, in its sole discretion, to be in the best interests of the Partnership;

     (b) to execute any and all agreements, purchase orders, letters of credit, leases, contracts, documents, certificates, and other instruments, as are necessary or convenient in connection with the purchase, lease, management, maintenance, repair, operation, or sale of the Equipment;

     (c) to borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Partnership and in accordance with the Partnership's borrowing policy as set forth in the Prospectus, and to secure the same by mortgage, pledge, or other lien on any or all of the Equipment or assets of the Partnership; provided, however, that the Partnership shall not borrow additional money or issue new evidences of indebtedness for the purpose of purchasing Equipment after the expiration of 60 months from the Closing Date; provided further, however, that the aggregate amount of indebtedness which may be incurred in connection with the purchase of Equipment shall not, measured as of the date which is 30 days after the Closing Date, exceed 20% of the Purchase Price of all of the Equipment determined on a combined basis; provided further, however, that the General Partner agrees to purchase from the Partnership a sufficient number of containers to enable the Partnership to repay any indebtedness owed to a third party incurred for the purpose of acquiring Equipment (other than a manufacturer of Equipment offering delayed payment terms to the Partnership) to an amount so that the outstanding principal balance of such indebtedness, measured as of the date which is 30 days after the Closing Date, does not exceed 20% of the aggregate Purchase Price of the Partnership's Equipment; provided further, however, that the General Partner agrees to purchase containers as required aforesaid within 30 days after the Closing date; provided further, however, that the containers to be sold to the General Partner as aforesaid shall be sold by the Partnership to the General Partner at a sales price equal to the greater of the cost of the Equipment to the Partnership or its fair market value, as reduced by the "net revenues" realized by the Partnership from the leasing and ownership of the Equipment prior to its sale to the General Partner hereunder, with "net revenues" determined as provided by subsection (h) of this Section 7.2; provided further, however, that the Partnership shall not borrow monies for the purpose of making Distributions to the Limited Partners;

     (d) To prepay, in whole or in part, refinance, increase, modify, or extend any loans or mortgages affecting the Equipment and in connection therewith to execute any extensions or renewals of loans or mortgages on any of the Equipment;

     (e) to acquire or enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Partnership and/or the conservation of the Partnership's assets, or for any purpose convenient or beneficial to the Partnership;

     (f) to employ or retain Persons in the operation and management of the business of the Partnership, including, but not limited to, depot agents, interchange agents, insurance brokers, attorneys and accountants, on such terms and for such compensation as the General Partner shall determine;

     (g) to open accounts and deposit and maintain funds in the name of the Partnership in banks or savings and loan associations; provided, however, that the monies of the Partnership shall not, other than as permitted by the provisions of Section 14.2 hereof, be commingled with the funds of any other Person;

     (h) to purchase Equipment in its own name or otherwise temporarily (i.e., generally not in excess of six months and in no event in excess of 12 months) hold title thereto for the purpose of facilitating the acquisition of such Equipment by the Partnership; provided, however, that (i) such Equipment, if purchased by the Part-nership within six months of its acquisition by the General Partner, shall be purchased for a purchase price no greater than the reasonable, necessary, and actual cost and expense of such Equipment to the General Partner, except for the addition thereto of the Acquisition Fee payable thereon to the General Partner in accordance with Section 4.2 hereof; (ii) such Equipment, if purchased by the Partnership between six and twelve months after its acquisition by the General Partner, shall be purchased for a purchase price no greater than the lesser of the reasonable, necessary, and actual cost and expense of such Equipment to the General Partner or its fair market value, except for the addition thereto of the Acquisition Fee payable thereon to the General Partner in accordance with
Section 4.2 hereof; (iii) the General Partner shall reduce the purchase price of the Equipment sold to the Partnership by the amount of the "net revenues" realized by the General Partner from the leasing and ownership of such Equipment, with "net revenues" defined for the purposes of this provision as all revenues realized by the General Partner from the leasing or ownership of such Equipment minus all expenses of such leasing and ownership including interest expense related to the financing of the containers while owned by the General Partner (but excluding depreciation), and minus the management fee and expense reimbursements that would be payable to the General Partner by the Partnership under Sections 4.3 and 4.4 hereof were such Equipment owned by the Partnership and not by the General Partner; (iv) there is no benefit arising out of such transaction to the General Partner or its Affiliates apart from the compensation otherwise permitted by this Agreement; and (v) the Partnership shall not, in any event, purchase Equipment from any partnership sponsored, organized, or managed by the General Partner or by any Affiliate of the General Partner;

     (i) to execute an underwriting agreement with the Underwriter, an Affiliate of the General Partner, and to enter into agreements with dealers and wholesaling agreements with such member firms of the National Association of Securities Dealers, Inc. selected by Underwriter, pursuant to which said firms shall assist the Partnership in the offer and sale of Units to the public; and

     (j) to engage in any activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Partnership, as may be lawfully carried on or performed by a limited partnership formed under the laws of the State of California.

7.3  TAX MATTERS PARTNER

     The General Partner is hereby designated as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Code. In addition to all other powers conferred on the General Partner as tax matters partner under said Section, the General Partner shall have the power and authority to retain, at Partnership expense, counsel and accountants in connection with any audit or related proceeding involving the Partnership. The designation hereby made of the General Partner as tax matters partner is hereby consented to by each Limited Partner.

7.4  OBLIGATIONS OF THE GENERAL PARTNER

     (a) The General Partner shall take all action which may be necessary or appropriate to continue the Partnership as a limited partnership under the laws of the State of California (and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged).

     (b) The General Partner shall devote to the Partnership such time as may be necessary for the proper performance of its duties hereunder, but neither the officers nor directors of the General Partner shall be expected to devote their full time to the performance of such duties.

     (c) The General Partner shall at all times use its best efforts to maintain its net worth at a sufficient level to meet all requirements of the Code, under currently applicable regulations of the Internal Revenue Service, to ensure that the Partnership is classified for Federal income tax purposes as a partnership and not as an association taxable as a corporation, and shall, irrespective of such requirements, maintain its net worth in an amount at least equal to the mini-mum net worth required under the applicable securities laws of the states in which the Units are or shall be qualified for sale and are sold.

     (d) The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership.

     (e) The General Partner shall use its best efforts to ensure that the Partnership shall not be deemed an investment company as such term is defined in the Investment Company Act of 1940.

     (f) The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and of the Limited Partners, including the safekeeping and use of all monies and assets of the Partnership, whether or not under the General Partner's possession or control, and the General Partner shall not employ or permit another to employ such monies or assets in any manner except for the exclusive benefit of the Partnership. Other than as contemplated by Section 7.6 hereof, the Partnership shall not permit the Limited Partners to contract away the fiduciary duty owed to the Limited Partners by the General Partner under the common law.

     (g) With respect to any proposed Roll-Up involving the Partnership, the General Partner and the Partnership shall follow and observe the following guidelines:

          (i) An appraisal of the assets of the Partnership shall be obtained from an Independent Expert. If the appraisal will be included in the prospectus used to offer the securities of the Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states in which the securities are proposed to be offered as an exhibit to the registration statement containing said prospectus.

          (ii) The appraisal shall be based on an evaluation of all material and relevant information, and shall indicate the value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the assets of the Partnership over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in the prospectus and/or report distributed to the Limited Partners in connection with the Roll-Up.

          (iii) In connection with the Roll-Up, the General Partner or other Person sponsoring the Roll-Up shall offer to the Limited Partners who vote "no" on the proposal the choice of:

               (A) Accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

               (B) One of the following:

                    (1) Remaining as Limited Partners in the Partnership, and
               preserving their interests therein on the same terms and conditions as existed previously; or

                    (2) Receiving cash in an amount equal to the Limited
               Partners' pro rata share of the appraised value of the net assets of the Partnership.

               (C) The General Partner or Person sponsoring the Roll-Up need only offer one of the alternatives set forth in this paragraph (B) to dissenting Limited Partners who do not wish to accept the securities of the Roll-Up Entity.

          (iv) The Partnership shall not participate in any proposed Roll-Up which would result in the Limited Partners having democracy rights in the Roll-Up Entity which are less than those provided for by Sections 8.1 and
     8.3 hereof. If the Roll-Up Entity is a corporation, the voting rights of the Limited Partners shall correspond to the voting rights provided for in Sections 8.1 and 8.3 hereof to the greatest extent possible.

          (v) The Partnership shall not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership shall not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of his or her securities of the Roll-Up Entity on the basis of the number of shares held by that Limited Partner.

          (vi) The Partnership shall not participate in any proposed Roll-Up in which Limited Partners' right of access to the records of the Roll-Up Entity shall be less than those provided for under Article XIV hereof.

          (vii) The Partnership shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Limited Partners.

7.5 RESTRICTIONS ON AUTHORITY OF THE GENERAL PARTNER

     (a) Without the Consent of all of the Limited Partners, neither the General Partner nor any affiliate of the General Partner shall have authority to:

          (i) Do any act in contravention of this Agreement;

          (ii) Do any act which would make it impossible to carry on the ordinary business of the Partnership;

          (iii) Confess a judgment against the Partnership;

          (iv) Admit a Person as a General Partner, except as provided in this Agreement;

          (v) Admit a Person as an Additional or Substituted Limited Partner, except as provided in this Agreement;

          (vi) Knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction.

     (b) Without the Consent of the holders of at least two-thirds (2/3) of the then outstanding Units, the General Partner shall not have the authority to merge or consolidate the Partnership with the General Partner or with any Affiliate of the General Partner, or to amend this Agreement to modify the provisions of this subsection.

     (c) Without the Consent of the holders of a majority of the then outstanding Units, neither the General Partner nor any affiliate of the General Partner shall have authority to:

          (i) At any time prior to the expiration of 10 years from the Closing Date, sell all or substantially all of the Equipment in a single sale, or in multiple sales in the same 12 month period, except in the orderly liquidation and winding-up of the business of the Partnership upon its dissolution;

          (ii) Amend this Agreement; or

          (iii) Materially change or modify the investment objectives and policies of the Partnership, as said investment objectives and policies are set forth in the Prospectus.

     (d) Neither the General Partner nor any Affiliate of the General Partner shall have authority to:

          (i) Except as otherwise permitted by the provisions of Section 7.2(c), 7.2(h), and 7.5(b) hereof, sell or lease Equipment to or lease or purchase Equipment from the Partnership;

          (ii) Cause the Partnership to acquire Equipment from a limited or general partnership, joint venture, or unincorporated association in which the General Partner or any of its Affiliates has an interest;

          (iii) Other than as specifically contemplated by Section 7.7(e) hereof, obtain any loan from the Partnership;

          (iv) Make any loan to the Partnership for a term in excess of 12 months, or receive on any such loan to the Partnership interest and other financing charges or fees in excess of the lesser of its costs or the amounts which would be charged the Partnership by unrelated banks on comparable loans for the same purpose (and in no event in excess of applicable usury limitations);

          (v) Cause the Partnership to invest in a limited or general partnership, joint venture, or other unincorporated association engaged in the ownership or operation of equipment;

          (vi) Receive from the Partnership any rebate or give-up or participate in any reciprocal business arrangement which would circumvent the restrictions of this Agreement or enable the General Partner or any of its Affiliates to do so;

          (vii) Pay or award directly or indirectly any commission or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units, provided, however, that the foregoing shall not prohibit the payment of underwriting and sales commissions as contemplated by the Prospectus;

          (viii) Enter into an exclusive right to sell or an exclusive employment to sell the Equipment for the Partnership;

          (ix) Other than as permitted by Section 14.2 hereof, commingle the funds of the Partnership with those of any other Person;

          (x) Cause the Partnership to exchange Units for Equipment; or

          (xi) Receive any salary, fees, profits or Distributions except as provided in Articles IV, VI, or XIII hereof, or except with respect to Units they may purchase as to Distributions made generally to the Limited Partners on the Units; provided, however, that, subject to compliance with
     Section 7.5(b) hereof, nothing contained in this Section 7.5 shall be deemed to inhibit the Partnership's ability to consolidate or merge in the future with other entities into a master limited partnership or corporation.

7.6  OTHER BUSINESS OF THE PARTNERS

     Any Partner may engage independently or with others in other business ventures of every nature and description, including, without limitation, the rendering of advice or services of any kind to other investors and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the General Partner or any Affiliate of the General Partner from dealing in or otherwise engaging in business with Persons transacting business with the Partnership or from providing services relating to the purchase, leasing, sale, management, and operation of marine containers, or other equipment or property and receiving compensation therefor (which transactions do not involve any rebate or reciprocal arrangement which would have the effect of circumventing any restrictions set forth herein upon dealing with Affiliates of the General Partner). Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

7.7 LIMITATION ON LIABILITY OF GENERAL PARTNER; INDEMNIFICATION

     (a) The General Partner and its Affiliates performing services on behalf of the Partnership, and within the scope of the General Partner's and its Affiliates' capacity, shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner or its Affiliates in good faith determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates. The General Partner and its Affiliates performing services on behalf of the Partnership shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the business of the Partnership, provided that the General Partner or its Affiliates in good faith determined that their course of conduct was in the best interest of the Partnership and provided further that such course of conduct did not constitute negligence or misconduct by the General Partner or its Affiliates.

     (b) Notwithstanding anything to the contrary contained in subsection (a), the General Partner and its Affiliates performing services on behalf of the Partnership and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses, including attorneys' fees, arising from or out of an alleged violation of Federal or state securities laws or rules unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves litigation costs, or (ii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made.

     (c) In any claim for indemnification for Federal or state securities law violations under subsection (b)(ii) above, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Missouri Commissioner of Securities, the Tennessee Securities Division and any other applicable state securities authority with respect to the issue of indemnification for securities law violations.

     (d) Any amounts payable to the General Partner or its Affiliates performing services on behalf of the Partnership pursuant to this Section shall be recoverable only out of the assets of the Partnership and not from the individual assets of the Limited Partners. The Partnership shall not incur the cost of that portion of any insurance which insures the General Partner, its Affiliates, or any other party for any liability as to which the General Partner or its Affiliates are herein prohibited from being indemnified hereunder.

     (e) (1) The Partnership shall not advance any monies to the General Partner or to any Affiliate of the General Partner for legal expenses and other costs incurred by the General Partner or such Affiliate as a result of legal action initiated against the General Partner or such Affiliate by a Limited Partner of the Partnership alleging a breach of duty by the General Partner or such Affiliate to the Limited Partner.

          (2) Other than as provided in paragraph (1) above, the Partnership shall advance from Partnership funds monies to the General Partner or to any Affiliate of the General Partner for legal expenses and other costs incurred as a result of legal action initiated against the General Partner or any such Affiliate, but only if each of the following conditions is satisfied:

          (i) The Partnership has adequate funds available to make the advance;

          (ii) The legal action relates to the performance of duties or services by the General Partner or its Affiliate on behalf of the Partnership;

          (iii) Legal action is initiated by a third party who is not a Limited Partner alleging a breach of duty by the General Partner or such Affiliate to the Limited Partner;

          (iv) The General Partner or its Affiliate, as the case may be, undertakes to repay the advanced funds, with interest at the rate specified in Section 9.2 hereof, to the Partnership in the event that the General Partner or such Affiliate is not entitled to indemnification under the provisions of Section 7.7(a) hereof.

7.8  RESTORATION OF CAPITAL ACCOUNT DEFICIT

     The General Partner shall be required to restore any deficit in its Capital Account balance upon the Partnership's liquidation, as called for by and subject to the provisions of Section 13.2 hereof.

--------------------------------------------------------------------------------

                                  ARTICLE VIII
                      MEETINGS, ACTIONS WITHOUT A MEETING,
                     AND VOTING RIGHTS OF LIMITED PARTNERS
--------------------------------------------------------------------------------

8.1  MEETINGS

     (a) Meetings of Limited Partners may be called by the General Partner or by Limited Partners holding more than 10% of the then outstanding Units. Meetings may be called to vote on any of the matters subject to the vote of Limited Partners as set forth in this Agreement. Meetings of the Limited Partners shall be held at the time and place specified in the request or, if none, at a time and place convenient to the Limited Partners. A call for a meeting shall be deemed to have been made upon receipt by the General Partner of a written request from Limited Partners holding the requisite percentage of Units and stating the purpose of the meeting. The General Partner shall notify all Limited Partners, within 10 days after receipt of such a request from the Limited Partners, of the receipt of the request and the general nature of the business to be transacted at the meeting. Such notice shall be transmitted to all Limited Partners by personal delivery (with no later than two-day delivery) or by certified mail. Subject to compliance by the Limited Partners requesting the meeting with any applicable laws and regulations pertaining to the solicitation of proxies, the meeting shall be held on a date not less than 15 nor more 60 days after the date of the receipt by the General Partner of the Limited Partners' notice requesting the meeting. No business may be transacted at such meeting other than as set forth in such notice. All costs and expenses of the notification and conduct of meetings shall be paid by the Partnership.

     (b) The presence in person or by proxy of the holders of a majority of the then outstanding Units shall constitute a quorum for all meetings of the Limited Partners; provided, however, that if there be no such quorum, holders of a majority of the Units of such Limited Partners so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No notice of the time, place or purpose of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when the Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner entitled to such notice who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such notice.

     (c) For the purpose of determining the Limited Partners entitled to vote at any meeting of the Partnership or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date for any such determination of the Limited Partners. Such date shall not be more than 60 days nor less than 10 days before any such meeting.

     (d) Each Limited Partner may authorize any Person or Persons to act for him by proxy in all matters in which the Limited Partner is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Each proxy shall be revocable at the pleasure of the Limited Partner executing it.

     (e) At each such meeting of Limited Partners, the Limited Partners present or represented by proxy shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate.

8.2  ACTION WITHOUT A MEETING

     Any action which may be taken at any meeting of the Limited Partners may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall (i) be signed by the Limited Partners owning not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which the Limited Partners entitled to vote thereon were present and voted, and (ii) be signed by the required number of Limited Partners within 60 days after the submission of the consent or consents for approval to the Limited Partners. In the event that the General Partner or Limited Partners holding more than 10% of the then outstanding Units request a meeting for the purpose of discussing or voting on the matter requested by written consent, a notice of such meeting shall be given in accordance with subsection (a) of Section 8.1 hereof. Unless delayed in accordance with the provisions of the preceding sentence, any action taken without a meeting shall be effective 15 days after the required minimum number of Limited Partners have signed the consent or consents; provided, however, that the action shall be effective immediately, subject to the provisions of Section 8.3 hereof, if the General Partner and Limited Partners holding 90% or more of the then outstanding Units sign the consent or consents. Any solicitation of consent to action without a meeting pursuant to this Section 8.2 shall be subject to compliance with any applicable securities laws and regulations pertaining to the solicitation of consents.

8.3  VOTING RIGHTS OF THE LIMITED PARTNERS

     (a) Subject to the provisions of Sections 12.4 and 7.5(b) hereof, upon the affirmative vote of the holders of a majority of the then outstanding Units, the Limited Partners may, without the necessity of concurrence by the General Partner, (i) amend this Agreement, (ii) dissolve the Partnership, (iii) remove the General Partner, (iv) approve or disapprove a sale of all or substantially all of the Equipment, and (v) elect a successor General Partner to continue the Partnership upon the occurrence of any of the events set forth in Section 13.1(a)(i) or 13.1(a)(iii) herein.

     (b) The voting rights specifically granted to the Limited Partners by this Agreement are intended to be, and shall be, exclusive: other than as explicitly set forth in this Agreement, the Limited Partners shall have no voting rights with respect to the management or operation of the Partnership. Other than as restricted by the voting rights specifically set forth in this Agreement, the General Partner shall exercise its rights and powers as general partner of the Partnership, within the authority granted to it hereby, without the necessity of obtaining any consent or approval of the Limited Partners therefor.

8.4  VOTING OF UNITS BY THE GENERAL PARTNER

     With respect to any Units owned by the General Partner or any Affiliate of the General Partner, neither the General Partner nor any such Affiliate shall vote such Units on or consent with respect to such Units to proposals submitted to the Limited Partners regarding the removal of the General Partner or regarding any transaction between the Partnership and the General Partner or any Affiliate of the General Partner. For purposes of this Agreement, in determining the requisite percentage of Units necessary to approve a matter on which the General Partner and its Affiliates may not vote or consent pursuant to this
Section 8.4, any Units owned by the General Partner or such Affiliate shall not be included.

--------------------------------------------------------------------------------

                                   ARTICLE IX
                         SUCCESSION OF GENERAL PARTNER
--------------------------------------------------------------------------------

9.1  ADMISSION OF SUCCESSOR OR ADDITIONAL GENERAL PARTNERS

     (a) With the Consent of the holders of a majority of the then outstanding Units, the General Partner may at any time designate one or more Persons to be successors to the General Partner or to be an additional General Partner, in each case with the participation in the General Partner's interest in the Partnership as the General Partner and such successor or additional General Partner may agree upon. Each such designee shall become a successor or additional General Partner upon satisfying the provisions of Section 15.2 hereof.

     (b) Except in connection with a transfer to a successor or additional General Partner pur-suant to Section 9.1(a) hereof, the General Partner shall have no right to retire or withdraw voluntarily from the Partnership or to sell, transfer or assign its interest therein, except that (i) it may substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of the assets or stock of the General Partner and continued its business, or (ii) it may cause to be admitted to the Partnership an additional General Partner or Partners to enable the aggregate net worth of the General Partner to comply with the provisions of Section 7.4(c) hereof. Each such successor or additional General Partner shall be admitted as such to the Partnership upon satisfying the conditions of Section 15.2 hereof. Each Limited Partner hereby consents to the admission of any additional or successor General Partner pursuant to the provisions of this Section 9.1(b), and no further consent or approval shall be required.

     (c) Any withdrawal by the General Partner from the Partnership, or any sale, transfer or assignment by the General Partner of its interest, shall be effective only upon the admission in accordance with Section 9.1(a) or Section 9.1(b) hereof of a successor or additional General Partner, as the case may be.

9.2  VALUATION OF INTEREST OF THE GENERAL PARTNER

     (a) In the event of the removal of the General Partner, pursuant to the provisions of Section 8.3(a)(iii) hereof, and the continuation of the Partnership by the election by the Limited Partners of a successor General Partner pursuant to Section 13.1(b) hereof, the then present fair market value of the removed General Partner's interest as General Partner in the Partnership shall be determined by agreement between the removed General Partner and the successor General Partner (which agreement shall require the consent of the holders of a majority of the then outstanding Units). The then present fair market value of the removed General Partner's interest as General Partner in the Partnership shall include any accrued but unpaid reimbursements for services rendered by the General Partner pursuant to Section 4.4 hereof; any advance or loan then outstanding from the General Partner to the Partnership, plus accrued but unpaid interest; any expenses paid by the General Partner for and on behalf of the Partnership but not reimbursed to the General Partner pursuant to Section
5.3 hereof; and the then present fair market value of the General Partner's share in Distributions of the Partnership pursuant to Section 6.1 hereof (using, as a discount rate, a rate equal to the interest rate on the note specified below to be issued to the removed General Partner in payment of its interest in the Partnership). If the removed General Partner and the successor General Partner cannot agree on the then present fair market value of the removed General Partner's interest in the Partnership, or their agreement is not approved by the Limited Partners as aforesaid, then the then present fair market value thereof shall be determined in accordance with the rules of the American Arbitration Association. The fees charged by the American Arbitration Association shall be borne equally by the removed General Partner and the Partnership. The interest of the removed General Partner shall be paid to such General Partner in the form of a note bearing interest at the lower of the then prime rate or the rate that would apply on a similar note negotiated by unaffiliated parties under similar circumstances (but in no event in excess of applicable usury limitations). The note shall provide for equal annual payments sufficient to pay in not less than five years all interest and principal owed to the removed General Partner. The note shall contain such provisions as would be usual and customary in a commercial promissory note, and shall require mandatory prepayments in an amount equal to the distribution that would have been paid to the General Partner had it not been removed from any Sale Proceeds realized by the Partnership when in the process of liquidation.

     (b) In the event of the Bankruptcy or voluntary dissolution of the General Partner, and the continuation of the Partnership by the election by the Limited Partners of a successor General Partner pursuant to Section 13.1(b) hereof, the fair market value of the Bankrupt or voluntarily dissolved General Partner's interest as General Partner in the Partnership shall be determined as provided in subsection (a) of this Section 9.2. The interest of the Bankrupt or voluntarily dissolved General Partner shall be paid, however, to such General Partner in the form of an unsecured note, not bearing interest, with the principal payable from distributions which the Bankrupt or voluntarily dissolved General Partner would otherwise have received under this Agreement had the General Partner not gone Bankrupt or voluntarily dissolved.

--------------------------------------------------------------------------------
                                   ARTICLE X
                              ASSIGNMENT OF UNITS
--------------------------------------------------------------------------------

10.1  RESTRICTIONS ON TRANSFER OF UNITS

     (a) No sale or assignment of any Units may be made if the Units sought to be sold or assigned would, in the good faith discretion of the General Partner, constitute the Partnership a "publicly traded partnership" within the meaning of
Section 7704 of the Code. Each Limited Partner agrees to provide to the General Partner such information as the General Partner may request with respect to any proposed transfer or assignment of Units to enable the General Partner to determine whether the proposed transfer or assignment would constitute the Partnership a publicly traded partnership. Each Limited Partner hereby consents and agrees to any decision made by the General Partner, in good faith, to deny a proposed transfer or assignment of Units hereunder.

     (b) No sale or assignment of any Units may be made if the Units sought to be sold or assigned, when added to the total of all other Units sold or assigned within the twelve consecutive months prior thereto, would, in the opinion of counsel for the Partnership, result in the Partnership being considered to have been terminated within the meaning of Section 708 of the Code.

     (c) No transfer or assignment of any Units may be made if counsel for the Partnership shall be of the opinion that such transfer or assignment would be in violation of any state securities or "blue sky" laws (including any investment suitability standards) applicable to the transaction.

     (d) No partial sale, assignment, or transfer by a Limited Partner of his Units, after which the transferor or the transferee would hold less than 125 Units, will be permitted or recognized (except for transfers by gift, inheritance, or family dissolution or transfers to Affiliates or intrafamily transfers).

     (e) Any sale, assignment, or transfer of Units made in violation of the foregoing provisions of this Section 10.1 shall be null and void and shall not be recognized for any purpose whatsoever by the Partnership.

10.2  ASSIGNEES AND SUBSTITUTED LIMITED PARTNERS

     (a) If a Limited Partner dies, his executor, administrator, or trustee or, if he is adjudicated incompetent or insane, his committee, guardian, or conservator, or, if he becomes bankrupt, the receiver or trustee of his estate, shall have all the rights of a Limited Partner for the purpose of settling or managing his estate and such power as the decedent, incompetent, or bankrupt Limited Partner possessed to assign all or any part of his Units and to join with the assignee thereof in satisfying the conditions precedent to such assignee becoming a Substituted Limited Partner. The death, dissolution, adjudication of incompetence or bankruptcy of a Limited Partner shall not dissolve the Partnership.

     (b) Upon any permitted assignment by a Limited Partner of his Units, such Limited Partner shall promptly notify the Partnership in writing of such assignment, setting forth in such notice the name and address of the Limited Partner, the name, address, and taxpayer identification number of the proposed assignee of his Units, and such other information as the General Partner may reasonably request. The Partnership need not recognize for any purpose any assignment of all or any fraction of a Limited Partner's Units unless there shall have been filed with the Partnership a duly executed instrument making such assignment and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement.

     (c) Until a Substituted Limited Partner is admitted in the place and stead of an assigning Limited Partner, such assigning Limited Partner shall retain only the statutory rights of an assignor of a limited partnership interest under the California Revised Limited Partnership Act. If an assignee is recognized as a Limited Partner pursuant to the provisions of subsection (d) below, but is not recognized as Substituted Limited Partner of the Partnership, from and after the effective date of the Partnership's recognition of the assignee, the statutory rights of the assignor Limited Partner shall cease and terminate.

     (d) Any Person who is an assignee of all or any fraction of the Units of a Limited Partner shall become a Substituted Limited Partner when such Person shall have satisfied the conditions of Section 15.2 hereof and shall have paid to the Partnership all actual, necessary, and reasonable fees and costs in connection with his substitution as a Limited Partner; provided, however, that the substitution of any assignee of Units as a Substituted Limited Partner shall be subject to satisfaction of the conditions of Section 10.1 hereof and to the consent of the General Partner, which consent may be granted or arbitrarily withheld in its sole and absolute discretion. Notwithstanding the time at which the conditions of subsection (b) above or this subsection (d) shall have been satisfied and notwithstanding whether any assignee of Units shall have become a Substituted Limited Partner, any assignee of Units shall, for the purposes of
Section 6.3 hereof, be recognized as a Limited Partner or an assignee, as the case may be, as of the first day of the month next succeeding the month in which the Partnership is properly notified of such assignment, provided that the assignee shall have paid to the Partnership all actual, necessary, and reasonable fees and costs incurred by the General Partner in connection with the assignment. The rights of an assignee of Units who does not become a Substituted Limited Partner by reason of non-consent thereto by the General Partner shall be limited to the receipt of his share of Distributions and income or loss as determined under Article VI hereof.

--------------------------------------------------------------------------------
                                   ARTICLE XI
                          LIMITED RIGHT OF PRESENTMENT
--------------------------------------------------------------------------------

11.1  PROCEDURE FOR EXERCISE

     Following the third full calendar year after the Net Proceeds have been invested in Equipment or returned to the Limited Partners pursuant to Section 3.4(c) hereof, the General Partner shall notify the Limited Partners on or before March 31 of each such year, of their right pursuant to this Article XI to present their Units for redemption by the Partnership. Any Limited Partner electing to present his Units for redemption must present all of the Units then owned by him for redemption by written notice to the General Partner no later than 30 days following the date of transmittal of the notification. Units held by the General Partner or its Affiliates will not be eligible for redemption pursuant to the provisions of this Article XI. No more than one redemption of Units in any one year shall be made by the Partnership or by the General Partner pursuant to the provisions of this Article XI, or otherwise.

11.2  VALUATION OF UNITS

     The price payable for the Units presented by a Limited Partner for redemption pursuant to Section 11.1 hereof shall be equal to the book value of a Unit as of the end of the most recent calendar year, minus the Distributions payable per Unit and not reflected in the book value of a Unit as aforesaid, multiplied by the number of Units presented by the Limited Partner. The book value of a Unit shall be determined by the General Partner, in accordance with generally accepted accounting principles. In the notification transmitted to the Limited Partners, the General Partner shall set forth the redemption price of a Unit, and a brief description of the calculation of the redemption price.

11.3  REDEMPTION OF UNITS

     (a) Any redemption of Units pursuant to this Article XI shall be conditional upon compliance by the Partnership with any applicable laws and regulations governing issuer tender offers.

     (b) Subject to the provisions of subsection (a) above, the Partnership may accept or reject any presentment of Units made pursuant to Section 11.1 hereof in the General Partner's sole and absolute discretion. Without limiting the generality of the foregoing, the Partnership may decline to redeem any Units presented under this Article XI if the General Partner concludes that redeeming the Units would jeopardize the status of the Partnership as not a "publicly traded partnership" within the meaning of Section 7704 of the Code, or if the General Partner concludes that redeeming the Units would impair the capital or operations of the Partnership. Any Units not redeemed by the Partnership pursuant hereto may be purchased by the General Partner, acting in its sole discretion, on the same terms and conditions applicable to a redemption of the Units by the Partnership.

     (c) Within 30 days after proper presentment of Units by the Limited Partners to the Partnership, the General Partner shall notify such Limited Partners as to whether the Units presented will be redeemed. Units accepted for redemption will be paid for in cash not less than 30 days and not more than 45 days thereafter, upon the due endorsement of the instrument of assignment for such Units to the Partnership. In no event shall payment for any Units accepted for redemption be made until at least 60 days have passed since the date the Partnership received written notice by the Limited Partner of his or her election to present his or her Units for redemption. If the Partnership elects to redeem Units, and the aggregate of the Units tendered for redemption exceeds the available funds therefor, the Units to be redeemed will be selected by random drawing.

     (d) The effective date of any redemption of Units made hereunder shall be the first day of the month next succeeding the month in which the General Partner's notification was mailed. As to any Units redeemed by the Partnership, such Units shall, from and after the effective date of the redemption, no longer be deemed issued and outstanding Units of the Partnership. As to any Units purchased by the General Partner, the General Partner shall, with respect thereto, from and after the effective date of such purchase, become a Substituted Limited Partner for all purposes of this Agreement (subject to the limitation on the voting of such Units imposed by Section 8.4 hereof).

--------------------------------------------------------------------------------
                                  ARTICLE XII
                             AMENDMENT OF AGREEMENT
--------------------------------------------------------------------------------

12.1  AMENDMENTS PROPOSED BY THE GENERAL PARTNER

     Amendments to this Agreement may be proposed by the General Partner. Following such proposal, the General Partner shall submit to the Limited Partners a statement of the proposed amendment. The General Partner may but is not required to call a meeting pursuant to Section 8.1 hereof for the purpose of voting on the amendment. Such amendment shall become effective upon approval pursuant to the applicable provisions of Article VIII hereof. With respect to each proposal to amend this Agreement requiring the approval of the Limited Partners, the Limited Partners shall be entitled to vote separately on each proposed amendment to this Agreement.

12.2  AMENDMENTS PROPOSED BY THE LIMITED PARTNERS

     Amendments to this Agreement may be proposed by one or more Limited Partners owning in the aggregate more than 10 percent of the then outstanding Units, by submission in writing to the General Partner of a notice stating the proposed amendment and the number of Units held by the proponents thereof. Subject to compliance by the Limited Partners proposing the amendment with any applicable laws and regulations pertaining to the solicitation of proxies, the General Partner shall thereupon submit to the Limited Partners a verbatim statement of the proposed amendment. The General Partner shall include in such submission its recommendation as to the adoption of the proposed amendment. Such proposed amendment shall be adopted if approved pursuant to the applicable provisions of Article VIII hereof.

12.3  AMENDMENTS PERMITTED WITHOUT
       APPROVAL OF THE LIMITED PARTNERS

     In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the consent of any of the Limited Partners: (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners;
(ii) to cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising out of this Agreement which will not be inconsistent with the provisions of this Agreement; (iii) to modify the provisions of Section 6.2 and 6.3 of this Agreement governing the allocation of items of income, gain, loss, deduction, and credit among the Partners of the Partnership if, as a result of developments in the law, counsel or accountants to the Partnership advise the Partnership that the provisions of said Sections are unlikely to be respected for Federal income tax purposes, provided that no such modification shall be permitted which would materially modify the allocation of Distributions between the Limited Partners and the General Partner; and (iv) to delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by any state "blue sky" commissioner, which addition or deletion is deemed by the Staff or any such commissioner to be for the benefit or protection of the Limited Partners.

12.4  PROHIBITED AMENDMENTS

     Notwithstanding Sections 12.1-12.3 hereof (except as specifically provided in Section 12.3(iii) hereof), this Agreement shall not be amended without unanimous Consent of the Limited Partners and the General Partner if such amendment would reduce their relative shares in the Distributions of the Partnership; nor shall this Agreement be amended without the consent of the General Partner if the effect thereof would be to change the rights and obligations of the General Partner.

--------------------------------------------------------------------------------
                                  ARTICLE XIII
                 DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP
--------------------------------------------------------------------------------

13.1  EVENTS CAUSING DISSOLUTION

     (a) Subject to the right of the Limited Partners to continue the Partnership by electing a successor General Partner as hereinafter set forth in this Section 13.1, the Partnership shall continue to exist for the term provided in Section 2.4 hereof, unless sooner dissolved by the happening of any of the following events:

          (i) the Bankruptcy or voluntary dissolution of the General Partner;

          (ii) the vote to dissolve by the holders of a majority of the then outstanding Units;

          (iii) the vote to remove the General Partner by the holders of a majority of the then outstanding Units;

          (iv) the continued conduct of the business of the Partnership becoming illegal; or

          (v) the sale of all or substantially all of the Equipment.

     (b) Upon the occurrence of either of the events set forth in paragraph
(a)(i) above, the Partnership may be continued by the election by the Limited Partners of a successor General Partner within 90 days of the effective date of such event pursuant to Section 8.3 hereof. The Partnership may be continued upon the occurrence of the event set forth in paragraph (a)(iii) above by the election by the Limited Partners of a successor General Partner pursuant to
Section 8.3 hereof on or prior to the effective date of such event.

     (c) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Partnership's Certificate of Limited Partnership shall have been cancelled and the assets of the Partnership shall have been distributed as provided in Section 13.3 below. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the relationship of the Partners, as such, shall continue to be governed by this Agreement.

     (d) Each Limited Partner hereby expressly waives his right to dissolve the Partnership or obtain dissolution in any way other than as specified in
Section 13.1(a) hereof. Without limiting the generality of the foregoing, the occurrence of any of the following events specified in Section 15642(d) of the California Revised Limited Partnership Act shall not effect a dissolution of the Partnership and, notwithstanding the occurrence of any of the following events, the General Partner shall continue as General Partner of the Partnership: (i) the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation; or (ii) the appointment without the General Partner's consent or acquiescence of a trustee, receiver, or liquidator of the General Partner or of all or any substantial part of the General Partner's properties and assets.

13.2  CAPITAL CONTRIBUTION BY THE GENERAL
       PARTNER UPON DISSOLUTION

     Upon dissolution of the Partnership, the General Partner shall contribute to the Partnership an amount equal to (and shall in no event be obligated to contribute more than) the lesser of (i) the deficit balance in its Capital Account at such dissolution (after giving effect thereto to the allocation of all items of Partnership income, gain, loss, or deduction arising from the liquidation of the Partnership's Equipment and assets pursuant to Section 13.3 below), or (ii) 1.01% of the excess of the Limited Partners' Capital Contributions to the Partnership over the Capital Contributions previously made to the Partnership by the General Partner. For the purposes of this Section 13.2, any payments made by the General Partner pursuant to any guaranty of indebtedness made to the Partnership, and the amounts due and unpaid to the General Partner on any loan made by it to the Partnership, shall be deemed to be a Capital Contribution made by the General Partner to the Partnership.

13.3  ALLOCATION OF LIQUIDATION PROCEEDS UPON DISSOLUTION

     (a) In the event of dissolution, the assets of the Partnership shall be sold and the cash proceeds thereof distributed as follows:

          (i) All of the Partnership's debts and liabilities to Persons other than Partners shall be paid and discharged;

          (ii) All of the Partnership's debts and liabilities to the Partners shall be paid and discharged; and

          (iii) The balance of such proceeds shall be distributed to the Partners pro rata to their positive Capital Account balances, as said Capital Account balances are determined after taking into account all adjustments (other than Distributions made hereunder) for the taxable year in which such proceeds are realized.

     (b) In the event that the Partnership exchanges its Equipment and its assets for the securities of a corporation or other entity, and the securities are distributed in liquidation of the Partnership to the Partners, then and in such event, the securities, for purposes of determining the Partners' share thereof under clause (iii) of subsection (a) above, shall be valued at the agreed-upon net value of the Equipment and the other assets transferred in the exchange, as set forth in the agreement of sale or exchange, or at their appraised net value if their value is not set forth in the agreement of sale or exchange.

13.4  WINDING-UP OF THE PARTNERSHIP

     Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution, and if the Partnership's assets remaining after the payment or discharge of the debts and liabilities of the Partnership are insufficient to return the Capital Contribution of a Limited Partner, the Limited Partner shall have no recourse against the General Partner or any other Limited Partner (except to the extent that the General Partner is obligated to make contributions to the Partnership pursuant to Section 13.2 hereof). The winding-up of the business of the Partnership and the distribution of its assets shall be conducted by the General Partner, which is hereby authorized to do any and all acts and things authorized by law for these purposes. In the event of the Bankruptcy or voluntary dissolution of the General Partner or the removal of the General Partner by the Limited Partners without the election by the Limited Partners in either instance of a successor thereto, the winding-up of the business of the Partnership and the distribution of its assets shall be conducted by such Person as may be selected by a vote of the holders of a majority of the then outstanding Units, which is hereby authorized to do any and all acts and things authorized by law for such purposes.

--------------------------------------------------------------------------------

                                  ARTICLE XIV
                       BOOKS AND RECORDS, BANK ACCOUNTS,
                           REPORTS, AND TAX ELECTIONS
--------------------------------------------------------------------------------

14.1  BOOKS AND RECORDS

     (a) The books and records of the Partnership shall be maintained at the principal office of the Partnership. The books and records to be maintained by the Partnership shall include the following:

          (i) A list, updated at least quarterly, of the full name and last known business or residence address of each Limited Partner, set forth in alphabetical order, together with the telephone number of the Limited Partner (if provided to the Partnership by the Limited Partner), the Unit ownership of such Limited Partner, and the percentage of all outstanding Units held by such Limited Partner;

          (ii) A copy of the Partnership's Certificate of Limited Partnership and all amendments thereto;

          (iii) Copies of the Partnership's Federal, state and local income tax or informa-tion returns and reports for the six most recent taxable years;

          (iv) The original of this Agreement and all amendments thereto;

          (v) The reports and financial statements of the Partnership required by Section 14.3 hereof for the six most recent fiscal years; and

          (vi) All other Partnership books and records as they relate to the internal affairs of the Partnership for at least the current and past three fiscal years.

     (b) (1) Upon the request of a Limited Partner, the General Partner shall, within ten days of the request, mail to the Limited Partner a list of the Limited Partners of the Partnership as maintained by the Partnership pursuant to subsection (a)(i) above. The list shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10 point type). The Partnership may charge the Limited Partner a reasonable amount for the cost of copying the list. If the General Partner neglects or refuses to exhibit, produce, or mail a copy of the list, the General Partner shall be liable to the Limited Partner requesting the list for the costs, including reasonable attorneys' fees, incurred by the Limited Partner to compel the production of the list, and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense to the production or mailing of the list that the purpose for the request for inspection of or for a copy of the list is to secure the list or other information for the purpose of selling the same or copies thereof, or of using the same for a commercial purpose other than in the interest of the Limited Partner as a Limited Partner relative to the business of the Partnership. The General Partner may require the Limited Partner requesting the list to represent that the list is not being requested for a commercial purpose unrelated to the Limited Partner's interest in the Partnership. A request for the list for the purpose of enabling the Limited Partner to exercise any of the voting rights of the Limited Partner granted by Section 8.3 hereof, or to exercise the Limited Partner's rights under Federal proxy laws, shall be deemed, without limitation, to be a proper request hereunder. The remedies provided hereunder to Limited Partners requesting a list of the Limited Partners of the Partnership are in addition to, and shall not in any way limit, any other remedies that may be available to the Limited Partner under Federal law or under the laws of any state.

          (2) Upon the written request of a Limited Partner, the General Partner shall promptly deliver to such Limited Partner, at the location specified by such Limited Partner, at the expense of the Partnership, a copy of the books and records required to be maintained by the Partnership pursuant to the provisions of paragraphs (ii) or (iv) of subsection (a) above.

     (c) The books and records of the Partnership, including those books and records required to be maintained by the Partnership pursuant to subsections (a) and (b) above, shall be available for examination and copying (at the Limited Partner's expense) at the principal office of the Partnership by any Limited Partner or his duly authorized representative during business hours.

     (d) Throughout the term of the Partnership, the Partnership shall maintain for each Partner a capital account. A Partner's capital account shall be credited with the cash contributed by such Partner to the Partnership and such Partner's distributive share of Partnership income (including tax-exempt income) and gain, and shall be debited with the cash distributed to such Partner and such Partner's distributive share of Partnership losses and deductions (including non-tax deductible items) and expenditures of the Partnership described in Section 705(a)(2)(B) of the Code. Upon the transfer of Units, the capital account of the transferor Partner attributable to such Units will carry over to his transferee. In maintaining the capital accounts of the Partners, the General Partner shall follow the principles enunciated in Section 6.2(a) hereof.

14.2  BANK ACCOUNTS

     The bank accounts of the Partnership shall be maintained in such banking institutions, not affiliated with the General Partner, as the General Partner shall determine, and withdrawal shall be made only in the regular course of the Partnership's business on such signature or sig-natures as the General Partner may determine. All deposits and other funds not needed in the operation of the business of the Partnership may be invested in U.S. government securities, securities issued or guaranteed by U.S. government agencies, securities issued or guaranteed by U.S. states or municipalities, certificates of deposit and time or demand deposits in commercial banks, prime commercial paper, money market mutual funds, bankers' acceptances, or savings and loan association deposits. The funds of the Partnership shall not be commingled with the funds of any other Person; provided, however, that the funds of the Partnership and of other limited partnerships sponsored by the General Partner or an Affiliate of the General Partner may be held together in a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of the Partnership and such other limited partnerships; and provided further, that the funds of the Partnership are protected from claims of such other limited partnership(s) and/or their creditors.

14.3  REPORTS

     (a) Within 60 days after the end of each of the first three calendar quarters of a year, commencing for the first calendar quarter in which Additional Limited Partners are first admitted to the Partnership pursuant to
Section 3.3(e) hereof, the General Partner shall send to each Limited Partner
(i) a balance sheet, as of the end of such quarter, statements of earnings, Partners' equity and cash flows for such quarter, each prepared in accordance with generally accepted accounting principles (but none of which need be audited), and a statement of distributable cash for such quarter, (ii) disclosure of the amount of all fees, compensation, and Distributions paid by the Partnership for such quarter to the General Partner or any Affiliate of the General Partner, (iii) until the Net Proceeds shall be fully invested, a report of Equipment acquisitions, including the cost thereof, a description of the initial leases therefor, and the amount which then remains unexpended, and (iv) a report of the activities of the Partnership during such calendar quarter.

     (b) Within 75 days after the end of each calendar year, the General Partner shall send to each Person who was a Limited Partner at any time during the calendar year then ended such tax information with respect to the Partnership's operations as shall be necessary for the preparation by such Limited Partner of his Federal income tax return.

     (c) Within 120 days after the end of each calendar year, the General Partner shall send to each Person who was a Limited Partner at any time during the calendar year then ended (i) a balance sheet as of the end of such calendar year and statements of earnings, Partners' equity, and cash flows for such calendar year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of an independent certified public accountant, (ii) a statement of distributable cash (which need not be audited), (iii) a report summarizing the fees, compensation, and Distributions paid by the Partnership for such calendar year to the General Partner or any Affiliate of the General Partner, and (iv) a statement (which need not be audited) showing the Distributions to the Limited Partners for such year. Said statement shall separately identify for said year Distributions of Distributable Cash From Operations, Distributions of Sale Proceeds, Distributions from reserves, and Distributions from reserves from the Gross Proceeds from the offering of Units.

     (d) The General Partner shall prepare and file with appropriate state authorities and the Securities and Exchange Commission all reports required to be filed by the Partnership by the respective state's securities or "blue sky" laws or said Commission, as the case may be.

14.4  TAX ELECTIONS

     (a) The Partnership may elect to use and to change from time to time, insofar as permitted by the applicable provisions of the Code, such costrecovery methods with respect to its Equipment as are deemed, in the sole and absolute discretion of the General Partner, to be in the best interests of the Partnership.

     (b) The General Partner may, in its sole and absolute discretion, make any and all other elections on behalf of the Partnership and the Limited Partners for Federal, state or local tax purposes.

--------------------------------------------------------------------------------

                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS
--------------------------------------------------------------------------------

15.1  POWER OF ATTORNEY

     (a) Each Limited Partner, including each Additional and Substituted Limited Partner, by the execution or adoption of this Agreement, hereby irrevocably constitutes and appoints the General Partner his true and lawful attorney-in-fact, with full power of substitution, in his name, place and stead, to execute, acknowledge, deliver, swear to, file, and record such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including, but not limited to:

          (i) All certificates and instruments and any amendments thereof which the General Partner deems appropriate to form, qualify or continue the Partnership as a limited partnership in such jurisdictions in which the Partnership is formed and may conduct business or in which such formation, qualification, or continuation is, in the opinion of the General Partner, necessary to protect the limited liability of the Limited Partners;

          (ii) All amendments of this Agreement adopted in accordance with the terms hereof and all instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement;

          (iii) A group return of income for electing non-resident Limited Partners of the Partnership pursuant to the provisions of Section 18535 of the California Revenue and Taxation Code, and the regulations promulgated thereunder by the Franchise Tax Board, and a similar group return of income for electing non-resident Limited Partners in any other state in which the Partnership does business and in which it derives income;

          (iv) All certificates and other instruments which the General Partner deems appropriate to reflect the dissolution and termination of the Partnership.

     (b) The appointment by each Limited Partner of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest and irrevocable, and shall survive the bankruptcy, death, incompetence or dissolution of any Person hereby giving such power and a transfer or assignment of the Units of such Person; provided, however, that in the event of a transfer by a Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a Substituted Limited Partner and all required documents and instruments shall have been duly executed and delivered to effect such substitution; provided further, however, that the foregoing power of attorney of a transferor Limited Partner shall survive such transfer with respect to any period prior to the transfer with respect to which the Limited Partner has elected to authorize the Partnership to file on such Limited Partner's behalf a group return of income for non-residents. Any Person dealing with the Partnership may conclusively presume and rely upon the fact that any instrument referred to above, executed by the General Partner as attorney-in-fact, is authorized, regular and binding, without further inquiry. If required, each Limited Partner shall execute and deliver to the General Partner within five days after the receipt of a request therefor, such further designations, powers of attorney, or other instruments as the General Partner shall deem necessary for the purposes of this provision.

15.2  ADOPTION OF AGREEMENT

     Each Additional Limited Partner, Substituted Limited Partner, additional General Partner, and successor General Partner shall become a signatory hereof by signing such number of counterpart signature pages to this Agreement or such other instrument or instruments, and in such manner and at such time, as the General Partner shall determine. By so signing, each Additional Limited Partner, Substituted Limited Partner, additional General Partner, or succes-sor General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by all the provisions of, this Agreement, as amended from time to time in accordance with the provisions of this Agreement.

15.3  NOTICES

     Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed properly given if either delivered personally to the party or to an officer of the party to whom the same is directed or sent by registered or certified mail, postage and charges prepaid, to the address maintained by the Partnership for such person or at such other address as he may specify in writing to the Partnership.

15.4  WAIVER OF ACTION FOR PARTITION

     Each of the Partners hereby irrevocably waives during the term of the Partnership any right he may have to maintain any action for partition with respect to the property of the Partnership.

15.5  BINDING PROVISIONS

     Subject to the provisions of Article X hereof, the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

15.6  APPLICABLE LAW

     This Agreement, and the application and interpretation thereof, shall be governed, construed, and enforced exclusively by its terms and by the law of the State of California.

15.7  COUNTERPARTS

     This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart.

15.8  SEPARABILITY OF PROVISIONS

     Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

15.9  SECTION TITLES

     Section titles herein are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

     IN WITNESS WHEREOF, the undersigned have executed this amendment and restatement of the Agreement as of the day and year second above written.

                                         GENERAL PARTNER:
                                         CRONOS CAPITAL CORP.

                                         By      /s/  DENNIS J. TIETZ

                                          --------------------------------------
                                                        President

                                         INITIAL LIMITED PARTNER:

                                               /s/  DENNIS J. TIETZ

                                         ---------------------------------------

                                   SCHEDULE A

                                                                                        CAPITAL
                                                                                      CONTRIBUTION
                                                                                      ------------
GENERAL PARTNER:
     Cronos Capital Corp...........................................................       $-0-
     444 Market Street
     San Francisco, California 94111
INITIAL LIMITED PARTNER:
     Dennis J. Tietz...............................................................       $100
     444 Market Street
     San Francisco, California 94111
          TOTAL....................................................................       $100
                                                                                          ====

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                      CRONOS GLOBAL INCOME FUND XVI, L.P.
                       -- SPECIAL PAYMENT INSTRUCTIONS --

Checks are payable to investor(s) of record unless otherwise specified below.

COMPLETE THIS FORM ONLY IF YOU WOULD LIKE YOUR DISTRIBUTION CHECK ISSUED TO MORE THAN ONE PAYEE

This option is not available for IRAs, Keoghs, or other Qualified Plans. Distributions for custodial accounts will be sent to the Custodian.

INVESTOR NAME(S)  ---------------------------------------------------------------------------
                  ---------------------------------------------------------------------------
FUND NAME(S)
                  ---------------------------------------------------------------------------
-------------------------------------------            -------------------------------------------
 Percent (%) of each monthly distribution              Dollar amount ($) of each monthly
  to be paid to                                        distribution to be paid to
 CHECK ADDRESS #1               %               OR     CHECK ADDRESS #1      $

 ----------------------      ---------
                                                       ----------------------- ----------
 (cannot be less than $50)                             (cannot be less than $50)
-------------------------------------------            -------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CHECK ADDRESS #1
---------------------------

Name of Payee
  ---------------------------------------        Fund Name
                                                 -------------------------------------------
                                                 Fund No.
        ---------------------------------------  ----------------------------------------------
Address
------------------------------------------------------------------------------------------------
City ------------------------------------------------------     State ----------------     Zip  ---------

The amount of each distribution in excess of the percentage or dollar amount specified above will be forwarded to CHECK ADDRESS #2 below (but not less than ($50)).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
CHECK ADDRESS #2
---------------------------

Name of Payee
  ---------------------------------------        Fund Name
                                                 -------------------------------------------
                                                 Fund No.
        ---------------------------------------  ----------------------------------------------
Address
------------------------------------------------------------------------------------------------
City ------------------------------------------------------     State ----------------     Zip  ----------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                       EXHIBIT B
                      CRONOS GLOBAL INCOME FUND XVI, L.P.
          LIMITED PARTNER'S SIGNATURE PAGE AND SUBSCRIPTION AGREEMENT

MAKE CHECK PAYABLE TO:                                                       MAILING INSTRUCTIONS
BANK OF AMERICA/CRONOS GLOBAL INCOME FUND XVI, L.P. ESCROW ACCOUNT          CRONOS SECURITIES CORP., 444 MARKET ST., 15TH FLOOR
                                                                             SAN FRANCISCO, CA 94111
___________________________________________________________________________________________________________________________________

 TOTAL CAPITAL CONTRIBUTION    $ ______________________________              [ ] INITIAL INVESTMENT--$2,500 (125 UNITS) MINIMUM OR
                                                                                 $1,000 (50 UNITS) FOR IRAs OR OTHER QUALIFIED
                                                                                 PLANS. (SEE "WHO CAN INVEST" IN THE PROSPECTUS)

 NUMBER OF UNITS ($20/Unit)      _______________________________             [ ] ADD-ON FUND XVI INVESTMENT--NO MINIMUM AMOUNT
                                                                                 REQUIRED
___________________________________________________________________________________________________________________________________

 1.  REGISTRATION INFORMATION Legal Account Title (if IRA, KEOUGH, or other Qualified Plan, Custodial address required)
___________________________________________________________________________________________________________________________________

 INVESTOR NAME/TRUSTEE OR
 CUSTODIAN (IF APPLICABLE) ________________________________________________________________________________________________________

 INVESTOR NAME ____________________________________________________________________________________________________________________

 SOCIAL SECURITY NO. ___ ___ ___ - ___ ___ - ___ ___ ___ ___     OR   TAX IDENTIFICATION NO.  ___ ___ - ___ ___ ___ ___ ___ ___ ___

 ADDRESS __________________________________________________________________________________________________________________________
 (Custodial Address if Applicable, and complete Box 2 below)

 CITY _____________________________________________   STATE ___________   ZIP CODE + 4 ___________________   PHONE _(___)__________
___________________________________________________________________________________________________________________________________

 2.  INVESTOR MAILING ADDRESS (If Registered as a Custodial Account, Investor Must Complete to Receive Duplicate Statements)
___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________
                       STREET                                CITY                      STATE                           ZIP CODE + 4

 3.  CITIZENSHIP STATUS
___________________________________________________________________________________________________________________________________

 [ ] U.S. CITIZEN    [ ] RESIDENT ALIEN    [ ] NONRESIDENT ALIEN (Attach IRS Form W-8)   [ ] U.S. CITIZEN RESIDING OUTSIDE THE U.S.
___________________________________________________________________________________________________________________________________

 4.  REGISTRATION TYPE
___________________________________________________________________________________________________________________________________

 [ ] INDIVIDUAL                                                           [ ] PARTNERSHIP (General Partner(s) Must Sign)
 [ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP                             [ ] TRUST (All Trustees Must Sign)
     (Both Parties Must Sign)                                                 TRUST DATE __ __-__ __-__ __
 [ ] COMMUNITY PROPERTY (Both Parties Must Sign)                          [ ] UNIFORM GIFT TO MINORS ACT--STATE OF ________________
 [ ] TENANTS IN COMMON (All Parties Must Sign)                                (Custodian Must Sign)
[ ] TENANTS IN ENTIRETY (All Parties Must Sign)                          [ ] IRA (Complete Box 2; Investor Mailing Address:
 [ ] CORPORATION (Attach Corporate Resolution)                                Custodian Signature Required)
                                                                          [ ] KEOUGH (Custodian/Trustee Must Sign)
                                                                          [ ] PENSION/PROFIT SHARING PLAN
                                                                              (Custodian/Trustee Must Sign)
___________________________________________________________________________________________________________________________________

 5.  OPTIONAL CHECK ADDRESS
___________________________________________________________________________________________________________________________________

 [ ] Check here if MORE THAN ONE designated payee, and attach Special Payment Instructions Form. Note: Only a total of two (2)
     special payment locations can presently be accommodated.

 Do these instructions also apply to prior Fund XVI investments? Y___   N___
 Do these instructions also apply to prior Fund investments?     Y___   N___

 NAME OF PAYEE         __________________________________________            FUND NAME   __________________________________________

 ADDRESS               __________________________________________            FUND NO.    __________________________________________

 CITY, STATE, ZIP + 4  __________________________________________            ACCOUNT NO. ______________________________ PENDING [ ]
___________________________________________________________________________________________________________________________________

 6.  SIGNATURES
___________________________________________________________________________________________________________________________________

  INVESTOR REPRESENTS AND AGREES AS FOLLOWS: (EACH ITEM MUST BE INITIALED)

  1. Investor constitutes and appoints Cronos Capital Corp., the General Partner of the Partnership, with full  ________   ________
  power of substitution, his true and lawful attorney-in fact, for him in his name, place and stead to make,    Initials   Initials
  execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Partnership
  Agreement or this Subscription Agreement. The power of attorney hereby granted is coupled with an interest and shall be irrevocable and shall survive the death, incapacity, insolvency or dissolution of Investor or any delivery by Investor of any assignment of the whole or any portion of his Units.

  2. Investor hereby (a) acknowledges receipt of the Partnership's Prospectus including the Partnership         ________   ________
  Agreement of the Partnership attached thereto as Exhibit A; (b) adopts and agrees to be bound by each and     Initials   Initials
  every provision of the Partnership Agreement; (c) warrants that Investor is purchasing the Units for the
  Investor's own account; (d) acknowledges that an investment in the Units is not liquid (this Acknowledgement does not apply to and is not to be deemed made by Minnesota residents); and, (e) certifies that the information set forth in this Subscription Agreement is true and correct. If the Investor is more than one person, then the agreements and representations made herein shall be deemed to be made by each such person.

  3. As a condition to Investor being permitted to participate as a Limited Partner in the Partnership,         ________   ________
  Investor hereby represents and warrants that Investor meets the minimum net worth/income suitability          Initials   Initials
  standards established in the Prospectus as follows: (a) (i) a net worth, excluding from the computation thereof, home, home furnishings, and personal automobiles, of at least $45,000 and an annual gross income of at least $45,000; or (ii) irrespective of annual gross income, a net worth (as computed above) of at least $150,000; or (b) is purchasing in a fiduciary capacity for a person who meets such conditions. If
  Investor is a resident of any of those states listed under "Who Can Invest" in the Prospectus or in any supplement to the Prospectus which imposes a different financial suitability standard than set forth above, then and in such event Investor represents to the Partnership that the Investor satisfies the minimum financial suitability standard applicable to the Investor by the state of his residence as described under such section of the Prospectus or in any supplement to the Prospectus.

  4. If Investor is purchasing the Units subscribed for in a fiduciary capacity, the representations and        ________   ________
  warranties herein shall be deemed to have been made (i) on behalf of the person or persons for whom Investor  Initials   Initials
  is purchasing, or (ii) on behalf of the person or persons who directly or indirectly have supplied the funds for purchase of the Units. Investor, if acting in a representative capacity for a corporation, partnership or trust, or as an agent for any person or entity, has full authority to execute this agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity.

  Please read the above before signing. The undersigned represents, warrants and agrees as set forth above on this signature page.
  The undersigned declares that the information set forth in this Subscription Agreement is true and correct. I declare that, under penalty of perjury, the Social Security Number or Taxpayer Identification Number shown is a correct number; I am not subject to backup withholding on interest or dividends either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. I acknowledge that I have received the Prospectus relating to Cronos Global Income Fund XVI L.P. and that I agree to the provisions set forth above.

  X __________________________________________ DATE ____________     X __________________________________________ DATE ____________
    INVESTOR SIGNATURE                                                 CO-INVESTOR/CUSTODIAN SIGNATURE
___________________________________________________________________________________________________________________________________

 7.  REGISTERED REPRESENTATIVE INFORMATION
___________________________________________________________________________________________________________________________________

  I represent that I have reasonable grounds to believe, based on information obtained from the Subscriber concerning his investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for the Subscriber in light of his financial position, net worth and other suitability characteristics, and that I have informed the Subscriber as to the limited liquidity and marketability of the Units.

REGISTERED REPRESENTATIVE   X______________________________________________________________________________________________________
                             REGISTERED REPRESENTATIVE SIGNATURE
NAME                        _______________________________________________________________________________________________________

BRANCH OFFICE ADDRESS       _______________________________________________________________________________________________________

CITY                        ________________________________________________   STATE ____________   ZIP CODE + 4___________________

BROKER-DEALER               _____________________________________________________________________   PHONE _________________________
___________________________________________________________________________________________________________________________________

                                               GENERAL PARTNER USE ONLY

 RETURN: ORIGINAL AND YELLOW COPY TO CRONOS    Dep. dt/Enter.dt _______________________________    ________________________________

 RETAIN: PINK COPY FOR BROKER/DEALER           Check Amount ___________________________________    Other __________________________

         GOLDENROD COPY FOR INVESTOR           Subscription No.  ______________________________    Participant No. ________________

___________________________________________________________________________________________________________________________________

    The signatory or signatories of the front side hereof (hereinafter, the "Investor") hereby tenders a subscription and applies for the purchase of limited partnership interests (the "Units") set forth on the front side hereof, at a price of $20 per Unit, in the Cronos Global Income Fund XVI, L.P. (the "Partnership"). The Investor hereby encloses a check payable to "Bank of America/Cronos Global Income Fund XVI, L.P. Escrow Account" in full payment for such Units.

    Prospective investors are advised of the following (these admonitions do not constitute representations of the Investor):

    This subscription may be accepted or rejected by the General Partner in its sole and absolute discretion.

    Investor is not entitled to cancel, terminate or revoke this subscription or any agreements of Investor hereunder and such subscription and agreements shall survive the death or disability of Investor.

    No Federal or state agency has made any filing or determination as to the fairness for investment, nor any recommendation or endorsement, of the Units.

    There are restrictions on the transferability of the Units; there will be no market for the Units; and, accordingly, it may not be possible for the investor readily, if at all, to liquidate his investment in the Partnership even in the event of an emergency. Any transfer of Units must comply with the terms of
Article X of the Partnership Agreement and various states may impose certain requirements in connection with such transfers.

    The issuance of the Units resulting from any offer or sale thereof in the State of California will be subject to the following legend condition restricting transfer:

    IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

    Investor is hereby notified that he or she should not rely upon any information not specifically set forth in the Prospectus or in any supplements thereto or any other information in making a decision to invest in the Partnership, which is not clearly marked as being prepared and authorized by the General Partner or the Partnership for use with the public; and that an investment in the Partnership involves certain risks including the matters set forth in the Prospectus under the captions "Risk Factors", "Conflicts of Interest" and "Tax Aspects".

--------------------------------------------------------------------------------

    PLEASE NOTE THE FOLLOWING WHEN COMPLETING THE SUBSCRIPTION AGREEMENT:

    Indicate the Total Capital Contribution and the number of Units subscribed for. There are no fractional Units.

    Please enclose a check for the amount of the investment, made payable to:

               "BANK OF AMERICA -- CRONOS GLOBAL INCOME FUND XVI"

 SUBSCRIPTION AGREEMENTS MUST BE FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN
                                     FULL.

    Section 1. REGISTRATION INFORMATION: Enter the name(s) and address as they are to appear on the registration. For IRAs, enter the name of the Custodian on line 1 and the name of the beneficial owner on line 2. Include the address of the Custodian and include the Custodian's taxpayer identification number.

    Section 2. INVESTOR MAILING ADDRESS: Enter the primary residence address of the Investor(s), if this is a Custodial account (i.e., IRA, Keogh, or other Qualified Plan)

    Section 3. CITIZENSHIP STATUS. Check the applicable box.

    Section 4. REGISTRATION TYPE. Check only one box.

    Section 5. OPTIONAL CHECK ADDRESS. Provide the requested information if distribution checks are to be mailed to an alternate payee or address of record (other than that shown in Section 1).

    Section 6. SIGNATURE(S) AND REPRESENTATIONS. EACH REPRESENTATION MUST BE INITIALED BY EACH INVESTOR. ORIGINAL SIGNATURES OF ALL INVESTORS ARE REQUIRED.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

CRONOS SECURITIES CORP.
444 MARKET STREET
SAN FRANCISCO, CA 94111
(415) 677-8990
--------------------------------------------------------------------------------

                                                                            LOGO

                      CRONOS GLOBAL INCOME FUND XVI, L.P.
                      SUPPLEMENT DATED             , 1996
                   TO THE PROSPECTUS DATED DECEMBER 28, 1995

--------------------------------------------------------------------------------
                                    SUMMARY
--------------------------------------------------------------------------------

     This Supplement updates the Prospectus dated December 28, 1995 of the Cronos Global Income Fund XVI, L.P. (the "Partnership") and supersedes all prior supplements. This Supplement constitutes a part of, and must be accompanied or preceded by, the Partnership's Prospectus. Unless otherwise indicated, capitalized terms reflect those definitions set forth in the Glossary to the Prospectus.

     This Supplement updates the Partnership's Prospectus, including information that:

          (1) Describes the status of the offering;

          (2) Updates the Partnership's activities relative to Equipment acquisitions and short-term financing;

          (3) Designates a successor Escrow Agent to the Partnership;

          (4) Discusses applicable state suitability standards for specific states;

          (5) Updates the Prior Performance Tables in Appendix I to the Prospectus; and

          (6) Updates the financial information presented in the Prospectus.
--------------------------------------------------------------------------------
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                        HEADING                                   PAGE
        ------------------------------------------------------------------------  -----
        Status of the Offering..................................................  S-2
        Use of Proceeds.........................................................  S-3
        Investment Objectives and Policies......................................  S-4
        The Marine Container Industry...........................................  S-5
        Plan of Distribution....................................................  S-6
        Who Can Invest..........................................................  S-6
        Glossary................................................................  S-6
        Selected Financial Data of the Partnership..............................  S-6
        Management's Discussion and Analysis....................................  S-7
        Tax Aspects.............................................................  S-9
        Report of Independent Public Accountants................................  F-1
        Balance Sheet of Cronos Capital Corp. and Subsidiary....................  F-2
        Report of Independent Public Accountants................................  F-12
        Financial Statements of the Partnership.................................  F-13
        Prior Performance Tables................................................  I-1

--------------------------------------------------------------------------------
                             STATUS OF THE OFFERING
--------------------------------------------------------------------------------

     The offering of Units in the Partnership commenced on December 28, 1995. On March 29, 1996, the minimum subscription amount of $2,000,000, received from over 100 subscribers (excluding from such count Pennsylvania residents, the General Partner and all affiliates of the General Partner), was released from the escrow account to the Partnership's account, and such subscribers were admitted into the Partnership as Additional Limited Partners. Thereafter, on a semi-monthly basis, subscribers for Units have been admitted to the Partnership as their subscription proceeds have been transferred to the Partnership's account. See "Plan of Distribution -- Escrow Arrangement" in the Prospectus.

     As described under "Plan of Distribution -- Escrow Arrangement" in the Prospectus, subscriptions received from Pennsylvania residents were held in escrow until the Partnership received aggregate subscriptions of $7,500,000 from all investors, including Pennsylvania residents. As of April 30, 1996, aggregate subscription proceeds received from all investors, including Pennsylvania residents, amounted to $7,772,040. The General Partner certified to the Escrow Agent on that date that the requirement set forth in the Prospectus described herein had been satisfied and instructed the Escrow Agent to disburse all subscriptions received from residents of Pennsylvania that had been deposited on or prior to that date to the Partnership's account.

     As of September 30, 1996, an aggregate of $25,508,580 in subscription proceeds, representing 1,275,429 Units, had been deposited with the Escrow Agent and subsequently released to the Partnership. After deduction for underwriting and sales commissions, as well as Offering and Organizational Expenses, Net Proceeds amounted to $21,834,784 at September 30, 1996. A maximum of 7,500,000 Units are registered for sale, representing $150,000,000 in subscription proceeds. Of this amount, a total of 6,224,571 Units, representing $124,491,420 in subscription proceeds, remain unsold and available for investment.

     The offering of the Units shall continue until no later than December 27, 1997, or until all of the Units are sold, whichever first occurs.

--------------------------------------------------------------------------------
                                USE OF PROCEEDS
                            AS OF SEPTEMBER 30, 1996
--------------------------------------------------------------------------------

    The following table sets forth information concerning the use of the proceeds from the sale of the Units offered hereby, as of September 30, 1996. After payment of all Offering and Organizational Expenses, sales commissions, the Acquisition Fee payable to the General Partner, and the reservation of a working capital reserve, the Partnership has spent 79 cents of each subscription dollar for Equipment (1.4 cents of each subscription dollar has yet to be expended for Equipment). The Underwriter, an affiliate of the General Partner, has received a portion of the underwriting commissions, and the General Partner has been paid the Acquisition Fee. See footnote nos. 1 and 3 below and "Management Compensation" in the Prospectus.

                                                                      AS OF SEPTEMBER 30, 1996
                                                                    ----------------------------
                                                                                      PERCENTAGE
                                                                                       OF GROSS
                                                                      AMOUNT           PROCEEDS
                                                                    -----------       ----------
GROSS PROCEEDS....................................................  $25,508,580          100.0%
Public Offering Expenses:
  Underwriting Commissions(1).....................................  $ 2,550,858           10.0%
  Offering and Organizational Expenses(2).........................  $ 1,122,938            4.4%
                                                                    -----------         ------
          Total Public Offering Expenses..........................  $ 3,673,796           14.4%
                                                                    -----------         ------
Net Proceeds......................................................  $21,834,784           85.6%
Acquisition Fees(3)...............................................  $ 1,010,623            4.0%
Working Capital Reserve...........................................  $   255,086            1.0%
Unexpended Proceeds...............................................  $   356,615            1.4%
Gross Proceeds Invested in Equipment..............................  $20,212,460           79.2%

------------------
(1) The Partnership pays a sales commission of up to 8% of Gross Proceeds to Selected Dealers on Units sold by them and a separate wholesale commission of up to 2% of Gross Proceeds to any Selected Dealers that provide wholesaling services to the Underwriter. The Underwriter receives from the Partnership an amount equal to the difference between 10% of Gross Proceeds and the amount of the commissions paid to Selected Dealers acting as broker-dealers and wholesalers. See "Plan of Distribution--The Offering" in the Prospectus. In addition, the Partnership may pay up to 0.5% of Gross Proceeds to reimburse Selected Dealers and wholesaling broker/dealers for bona fide accountable due diligence expenses, although such amounts are included in Offering and Organizational Expenses (see note (2) below).

(2) CCC will pay all Offering and Organizational Expenses in excess of 5% of Gross Proceeds. The General Partner will directly pay (without recourse to, or right of reimbursement from, the Partnership) all underwriting compensation and Offering and Organizational Expenses in excess of 15% of Gross Proceeds.

(3) CCC is paid an Acquisition Fee by the Partnership equal to 5% of the Purchase Price of the Equipment purchased by the Partnership from the Net Proceeds from this offering. Should the Partnership secure a bridge loan, no Acquisition Fee shall be paid with respect to the Partnership's purchase of Equipment financed by a bridge loan until such time as the Partnership repays with Net Proceeds the monies borrowed to purchase such Equipment. No Acquisition Fee shall be paid with respect to the Partnership's purchase of Equipment financed by long-term borrowings. See "Investment Objectives and Policies -- Borrowing Policy" herein and in the Prospectus. The total amount of the Acquisition Fee payable to CCC is limited to an amount that, when added to all underwriting commissions and Offering and Organizational Expenses payable by the Partnership, shall not exceed 20% of Gross Proceeds. See Section 4.2 of the Partnership Agreement.

     In connection with the sale of Units of the Partnership, as of September 30, 1996, the Partnership had paid $2,040,678 to Selected Agents who are members of the NASD. See "Plan of Distribution" in the Prospectus. Cronos Securities Corp., an affiliate of the General Partner, has been paid $510,180 in underwriting commissions since inception of the offering. The General Partner has also received $1,122,938 as reimbursement for Offering and Organizational Expenses incurred in connection with the offering.

--------------------------------------------------------------------------------

                       INVESTMENT OBJECTIVES AND POLICIES
--------------------------------------------------------------------------------

EQUIPMENT

     As of September 30, 1996, the Partnership had purchased the following types of Equipment from container manufacturers.

                                                                                TOTAL
                                   EQUIPMENT TYPE                             PURCHASED
        --------------------------------------------------------------------  ---------
        Dry Cargo Containers:
          Twenty-foot units.................................................     3,477
          Forty-foot units..................................................       449
          Forty-foot high-cube units........................................       360
        Refrigerated Cargo Containers:
          Twenty-foot units.................................................        90
          Forty-foot high-cube units........................................       300
        Tank Containers:
          Twenty-foot units.................................................        52

     The aggregate purchase price (excluding Acquisition Fees) of the Equipment acquired by the Partnership through September 30, 1996, was $22,193,120 of which $20,212,460 was paid from the Net Proceeds of this offering and $1,980,660 remained payable to equipment manufacturers for Equipment ordered by the Partnership. This Equipment had been acquired from third-party container manufacturers located in Taiwan, South Korea, India, Indonesia, the People's Republic of China, Thailand, Germany, and the United Kingdom. See "Investment Objective and Policies -- Equipment" in the Prospectus.

BORROWING POLICY

     The Partnership may seek a bridge loan from one or more unaffiliated commercial lending sources to allow the Partnership to take advantage of Equipment purchasing opportunities during the period of time that the Units in the Partnership are offered and sold to the public. To date, the Partnership has not sought a bridge loan. The Partnership may secure a bridge loan during the remaining period of time that the Units in the Partnership are offered and sold to the public. The Partnership may also secure borrowings under a term loan to acquire Equipment at any time within 60 months of the termination of the offering of Units. See "Investment Objectives and Policies -- Borrowing Policy" in the Prospectus.

--------------------------------------------------------------------------------

                         THE MARINE CONTAINER INDUSTRY
--------------------------------------------------------------------------------

THE CONTAINER MARKET

     In 1994 and 1995, the world's major industrialized nations were emerging from a global economic recession. Consequently, excess equipment inventories that had resulted from the sluggish growth in world trade during 1992 and 1993 and increased production capacity were absorbed. During 1995, containerized trade grew at an average annual rate of 8.5%.1 This market expansion was primarily attributed to the growth in world trade, the influence of the emerging economies in Southeast Asia and the consequential growth in intra-Asian trade. However, indicative of the cyclical nature of the container leasing business, containerized trade slowed in the last quarter of 1995, and excess inventories began to build as the rate of GDP growth in key Asian markets declined to more balanced levels. As a result, containerized trade is expected to show a 7.1% rate of growth during 1996.2 This slowdown has resulted in reduced equipment utilization and lower per-diem rental rates in the container leasing industry. As of September 30, 1996, container prices paid by the Partnership for its Equipment have declined with respect to dry cargo containers and have risen with respect to the refrigerated and tank containers when compared with those paid for container equipment acquired by the predecessor partnership of this Partnership. The Partnership's container prices have averaged $2,369 per 20-foot dry cargo container, $3,558 per 40-foot dry cargo container, $4,001 per 40-foot hi-cube dry cargo container, $21,108 per 20-foot refrigerated cargo container, $25,655 per 40-foot high-cube refrigerated cargo container, and $25,393 per 20-foot tank container.

SOURCES OF SUPPLY

     The Partnership's dry cargo containers have been supplied by manufacturers located in Taiwan, South Korea, India, Indonesia, the People's Republic of China, Germany, Thailand, and the United Kingdom. The insulated boxes for refrigerated containers were built in Korea, Mexico, and Germany, and the machinery has been supplied by a manufacturer in the United States. Tank containers acquired by the Partnership were manufactured in the United Kingdom and South Africa.

CONTAINER LEASING INDUSTRY STRUCTURE

     Due to continuing consolidation within the container leasing industry as a result of recent mergers and acquisitions, the market share of the top ten container leasing companies (based on TEUs) is as follows:

                                   COMPANY                               MARKET SHARE
        -------------------------------------------------------------    ------------
        Genstar Container............................................         25%
        Transamerica Leasing(1)......................................         22%
        Triton Container Int'l.......................................          9%
        Textainer Group..............................................          9%
        Cronos Containers............................................          6%
        Sea Containers Ltd...........................................          6%
        Interpool Inc................................................          5%
        Xtra Int'l...................................................          5%
        Trans Ocean Ltd.(1)..........................................          4%
        CAI..........................................................          3%

        -------------------------------
        (1)Transamerica Leasing is in the process of acquiring Trans Ocean Leasing. When this acquisition is completed, Transamerica Leasing's market share will increase to 25%.

        Source: Containerisation International Market Analysis, August
        1996.

---------------

1Source: DRI/McGraw Hill

2Ibid

--------------------------------------------------------------------------------

                              PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

ESCROW ARRANGEMENT

     Effective December 15, 1995, Bank of America N.T. & S.A. transferred its escrow business, including the Partnership's escrow account, to First Trust of California, N.A. Effective November 1, 1996, Union Bank of California, N.A. was appointed by Cronos Capital Corp. as successor Escrow Agent under the Escrow Agreement. Subscribers for Units offered hereby should make their checks payable to "Union Bank of California/Cronos Global Income Fund XVI Escrow Account."

--------------------------------------------------------------------------------

                                 WHO CAN INVEST
--------------------------------------------------------------------------------

     The following supplements the information applicable to investors resident in certain states set forth under "Who Can Invest--Applicable State Standards" in the Prospectus, and should be read in conjunction therewith.

APPLICABLE STATE STANDARDS

  North Carolina

     Residents of North Carolina contemplating an investment in the Partnership must personally sign as "Investor" or "Co-investor," as the case may be, on the Limited Partner's Signature Page and Subscription Agreement.

--------------------------------------------------------------------------------

                                    GLOSSARY
--------------------------------------------------------------------------------

     "Escrow Agent" refers to Union Bank of California, N.A.--San Francisco, California.

--------------------------------------------------------------------------------

                   SELECTED FINANCIAL DATA OF THE PARTNERSHIP
--------------------------------------------------------------------------------

                                                                         FOR THE PERIOD
                                                                         MARCH 29, 1996
                                                                        (COMMENCEMENT OF
                                                                         OPERATIONS) TO
                                                                       SEPTEMBER 30, 1996
                                                                       ------------------
        Net lease revenue............................................     $    685,769
        Net earnings.................................................     $    123,008
        Net earnings per unit of limited partnership interest........     $       0.15
        Limited partnership cash distributions per unit of limited
          partnership interest.......................................     $       0.34
        At September 30, 1996:
          Total Assets...............................................     $ 24,901,704
          Partners' Capital..........................................     $ 22,817,842

--------------------------------------------------------------------------------

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

LIQUIDITY AND CAPITAL RESOURCES

     The Partnership's primary objective is to generate cash flow from operations for distribution to its Limited Partners. Aside from the initial working capital reserve retained from Gross Proceeds (equal to approximately 1% of such Proceeds), the Partnership relies primarily on net lease revenue receipts to meet this objective.

     The Partnership commenced offering limited partnership interests to the public on December 28, 1995. The Partnership commenced operations on March 29, 1996 when the minimum subscription proceeds of $2,000,000 were obtained from at least 100 subscribers (excluding from such count, Pennsylvania residents, the General Partner, and affiliates of the General Partner). At September 30, 1996, the Partnership had raised $25,508,580 through the offering of limited partnership interests, from which it had paid brokerage commissions, reimbursed the General Partner for public offering expenses, and purchased Equipment, as described in the Prospectus and as supplemented herein. The offering of the Partnership interests shall continue until no later than December 27, 1997, or until all of the units are sold, whichever first occurs.

     The Partnership's cash balances as of September 30, 1996 included the unused proceeds of the offering, together with interest earned thereon and amounts reserved as working capital. Net lease receivables due from the Leasing Company are determined by deducting direct operating payables and accrued expenses, management fees payable, and reimbursed administrative expenses payable to CCC and its affiliates from the rental billings payable by the Leasing Company to the Partnership. During the Partnership's first year of operations, and pending the build-up of the Partnership's fleet of Equipment, the General Partner and its affiliates have agreed to defer the deduction of all management fees and reimbursable administrative expenses from the leasing receivables due to the Partnership. At September 30, 1996, these deferred fees and expenses totaled $123,062.

     At September 30, 1996, the Partnership had committed to purchase from container manufacturers an additional 200 twenty-foot and 100 forty-foot high-cube dry cargo containers at an aggregate manufacturers' invoice cost of approximately $1,004,500. The Partnership expects to accept delivery of this new Equipment during the fourth quarter of 1996. The Partnership's purchase obligations are conditional upon its raising sufficient gross proceeds from its offering to fund the purchases. To date, the Partnership has not sought a bridge loan. The Partnership may secure a bridge loan from one or more unaffiliated commercial lending sources to allow the Partnership to take advantage of Equipment purchasing opportunities during the remaining period of time that the units of the Partnership are offered and sold to the public. See "Investment Objectives and Policies -- Borrowing Policy" in the Prospectus and herein.

     Cash distributions from operations are allocated 5% to the General Partner and 95% to the Limited Partners. Distribution of sales proceeds are allocated 1% to the General Partner and 99% to the Limited Partners. This sharing arrangement will remain in place until the Limited Partners receive aggregate Distributions in an amount equal to their Capital Contributions plus an 8% cumulative, compounded (daily) annual return on their Adjusted Capital Contributions. Thereafter, all Distributions will be allocated 15% to the General Partner and 85% to the Limited Partners. Distributions are paid monthly, based upon cash flow from operations and cash generated from container sales proceeds. During its initial years of operations and at the discretion of the General Partner, the Partnership will use cash generated from sales proceeds to purchase and replace Equipment which has been lost or damaged beyond repair. During the period March 29, 1996 (commencement of operations) through September 30, 1996, the Partnership's operations provided net cash from operating activities in the amount of $456,296, while $250,683 and $13,205 were distributed to the Limited Partners and the General Partner, respectively.

RESULTS OF OPERATIONS

     The Partnership did not commence operations until March 29, 1996, and therefore a discussion of comparative periods cannot be made. For the period March 29, 1996 to September 30, 1996, the Partnership's net earnings were $123,008, comprised of Net Lease Revenue, less depreciation and amortization of $591,295, as well as other general and administrative expenses and interest income.

     The Partnership's Net Lease Revenue is determined by deducting direct operating expenses, management fees and reimbursed administrative expenses from the rental revenues billed by the Leasing Company from the leasing of the Partnership's containers. The Partnership's Net Lease Revenue is directly related to the size of its fleet as well as the utilization and lease rates of the Equipment owned by the Partnership. Direct operating expenses include repositioning costs, storage and handling expenses, agent fees and insurance premiums, as well as provisions for doubtful accounts and repair costs for containers covered under damage protection plans. Direct operating costs are affected by the quantity of off-hire containers as well as the frequency at which the containers are redelivered. During the build-up phase of the Partnership's fleet, direct operating costs may be greater if containers purchased directly from container manufacturers experience an off-hire period while they are marketed and repositioned for initial lease-out. During that period, the Partnership incurs storage, handling and repositioning costs. At the same time, direct operating costs may be lessened with respect to containers purchased directly from the General Partner. Such containers are generally on-hire and generating revenues at the time of purchase.

     The Partnership's fleet size, as measured in twenty-foot equivalent units ("TEU"), and average utilization rates at March 31, 1996, June 30, 1996 and September 30, 1996 were as follows:

                                                         MARCH 31,     JUNE 30,     SEPTEMBER 30,
                                                           1996          1996           1996
                                                         ---------     --------     -------------
    Fleet size (measured in twenty-foot equivalent
      units (TEU)):
      Dry cargo containers.............................      600         4,386          5,095
      Refrigerated containers..........................      235           490            690
      Tank containers..................................       17            48             52
    Average utilization:
      Dry cargo containers.............................     15.5%         63.4%          70.4%
      Refrigerated containers..........................       --%         88.7%          52.3%
      Tank containers..................................       --%         75.0%          88.5%

     The Partnership commenced its operations during a period of general softening within the container leasing market. At September 30, 1996, container inventories industry wide remained at larger-than-usual levels, resulting in lower utilizations. One positive effect of these excess inventories is that the Partnership has acquired containers from manufacturers at favorable prices. Market conditions have subjected base per-diem rental rates to downward pressures. Since the first quarter of 1996, the Leasing Company has implemented various market strategies, including but not limited to, offering incentives to shipping companies and repositioning containers to higher demand locations in order to counter these market conditions. Accordingly, ancillary revenues (including pick-up and drop-off fees) that are charged to shipping companies in addition to the per-diem rates have fluctuated, favoring a downward trend. At the same time, incentives offered to shipping companies in the form of containers leased for a period of time without charge ("free days") have risen. Currently, there are no visible signs of improvement in the leasing market and, hence, further downward pressure on rental rates can be expected in ensuing quarters. As a result, these leasing market conditions should restrain the Partnership's results from operations during its build-up phase of operations during 1996 and 1997.

--------------------------------------------------------------------------------
                                  TAX ASPECTS
--------------------------------------------------------------------------------

THE SERVICE'S PROPOSED
CHECK-A-BOX REGULATIONS

     On May 9, 1996, the Service proposed revising its entity classification regulations found in Sections 301.7701-1 through 301.7701-3 of the Treasury Regulations by its "check-a-box" proposal, first aired in Notice 95-14, 1995-1 C.B. 297, in which the Service proposed making the classification decision for eligible entities elective with the entity. The proposed regulations would entirely replace the classification tests presently embodied in the regulations that distinguish an association taxable as a corporation from a partnership. See "Tax Aspects -- Partnership Status" in the Prospectus.

     Under the proposed regulations, an "eligible entity" would be able to elect its classification for Federal income tax purposes. An "eligible entity" is defined as a "business entity" that is not classified as a corporation. A corporation would be defined to include a business entity organized under domestic law and designated as a corporation, and a business entity that is taxable as a corporation under any provision of the Code other than Section 7701(a)(3). Business entities taxable as corporations under other provisions of the Code include "publicly traded partnerships" under Section 7704 of the Code. See "Tax Aspects -- Partnership Status -- Publicly Traded Partnerships" in the Prospectus.

     For eligible entities, the proposed regulations would establish default classifications that would apply in the absence of an affirmative election by an eligible entity. The default classification for a partnership that is not publicly traded would be a partnership. An eligible entity that qualifies for partnership classification would therefore not need to affirmatively elect partnership status to be taxable as a partnership.

     Under the proposed regulations, entities in existence at the time the check-a-box regulations are adopted (such as the Partnership) shall be entitled to their "claimed" classification if the entity had a reasonable basis (within the meaning of Section 6662 of the Code) for its claimed classification, the entity had claimed that same classification for all prior periods, and neither the entity nor any member of the entity had been notified by the Service on or before May 8, 1996 that the classification of the entity was under examination.

     The Partnership has reported as a partnership for Federal and state income tax purposes since its organization on September 1, 1995, and has not been notified by the Service that its classification is under examination. Based upon the foregoing, counsel to the Partnership, Fotenos & Suttle, P.C., is of the opinion, assuming the proposed regulations are adopted in their current form, that the Partnership will qualify as a partnership under the proposed check-a-box regulations and not as an association taxable as a corporation for Federal income tax purposes, provided that the Partnership restricts the transfer of its outstanding Units as required by Section 7704 of the Code and the Treasury Regulations promulgated thereunder. See "Tax Aspects -- Partnership Status -- Publicly Traded Partnerships" in the Prospectus.

--------------------------------------------------------------------------------
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

The Board of Directors and Stockholder
Cronos Capital Corp. and Subsidiary:

We have audited the accompanying consolidated balance sheet of Cronos Capital Corp. (a wholly-owned subsidiary of Cronos Holdings/Investments (U.S.), Inc.) and Subsidiary as of December 31, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Cronos Capital Corp. and Subsidiary as of December 31, 1995, in conformity with generally accepted accounting principles.

                                         Arthur Andersen LLP

San Francisco, California,
January 26, 1996

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

                          CONSOLIDATED BALANCE SHEETS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
         SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995 (AUDITED)

                                                                         SEPTEMBER 30,   DECEMBER 31,
                                                                 NOTES       1996            1995
                                                                 -----   -------------   ------------
ASSETS
Cash and cash equivalents.....................................              $ 1,026        $  1,588
Amounts receivable from affiliates and other related parties, including amounts due within twelve months of $9,959 and
  $7,556 at September 30, 1996 and December 31, 1995,
  respectively................................................       4       16,437           7,556
Amounts receivable from others................................       5          638           1,026
New container equipment for resale............................       2           --           5,941
Income taxes receivable.......................................                1,415              --
Deferred income taxes.........................................                    5             101
Furniture, equipment and leasehold improvements, net of
  accumulated depreciation of $775 and $647 at September 30,
  1996 and December 31, 1995, respectively....................       6          322             436
Container equipment, net of accumulated depreciation of $624 and $437 at September 30, 1996 and December 31, 1995,
  respectively................................................       3       36,643          12,963
Investments in limited partnerships...........................       7          769             284
Other assets, net.............................................                  506             788
                                                                           --------        --------
TOTAL ASSETS..................................................              $57,761        $ 30,683
                                                                           ========        ========
LIABILITIES AND SHAREHOLDER'S EQUITY
Amounts payable and accrued expenses, including amounts
  payable to related parties of $5,477 and $1,760 at September
  30, 1996 and December 31, 1995, respectively................              $ 5,924        $  5,459
Debt, including amounts due within twelve months of $6,028 and
  $2,454 at September 30, 1996 and December 31, 1995,
  respectively................................................       8       38,102          13,313
Income taxes payable..........................................                   --             593
Deferred income taxes.........................................                3,260           1,998
                                                                           --------        --------
TOTAL LIABILITIES.............................................               47,286          21,363
                                                                           --------        --------
Commitments and contingencies.................................      12
SHAREHOLDER'S EQUITY:
Common shares, no par value. Authorized 1,000,000 shares;
  issued and outstanding: 100 shares at September 30, 1996 and
  December 31, 1995, respectively.............................                  259             259
Retained earnings.............................................               10,216           9,061
                                                                           --------        --------
TOTAL SHAREHOLDER'S EQUITY....................................               10,475           9,320
                                                                           --------        --------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY....................              $57,761        $ 30,683
                                                                           ========        ========

 The accompanying notes are an integral part of these consolidated statements.
       INVESTORS IN CRONOS GLOBAL INCOME FUND XVI, L.P. WILL NOT THEREBY ACQUIRE ANY INTEREST IN CRONOS CAPITAL CORP., THE GENERAL PARTNER.

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Nature of Operations

     Cronos Capital Corp. ("CCC"), a California corporation, is the managing or general partner in sixteen limited partnerships (see notes 7 and 9).

     Effective January 1, 1992, CCC entered into a Leasing Agent Agreement with Cronos Containers Limited (the "Leasing Company"), an affiliate of CCC, whereby the Leasing Company assumed the responsibility for the container leasing activities of CCC's managed programs. Additionally, CCC has entered into a Leasing Agent Agreement whereby the Leasing Company has the responsibility to manage the leasing operations of all equipment owned by CCC. Pursuant to the Agreement, the Leasing Company is responsible for leasing, managing and releasing CCC's containers to ocean carriers and has full discretion over which ocean carriers and suppliers of goods and services it may deal with. The Leasing Agent Agreement permits the Leasing Company to use the containers owned by CCC, together with other containers owned or managed by the Leasing Company and its affiliates, as part of a single fleet operated without regard to ownership. Since the Leasing Agent Agreement meets the definition of an operating lease in Statement of Financial Accounting Standards (SFAS) No. 13, it is accounted for as a lease under which CCC is lessor and the Leasing Company is lessee.

     The Leasing Agent Agreement generally provides that the Leasing Company will make payments to CCC based upon rentals collected from ocean carriers after deducting direct operating expenses and management fees to the Leasing Company. The Leasing Company leases containers to ocean carriers, generally under operating leases which are either master leases or term leases (mostly two to five years). Master leases do not specify the exact number of containers to be leased or the term that each container will remain on hire but allow the ocean carrier to pick up and drop off containers at various locations; rentals are based upon the number of containers used and the applicable per-diem rate. Accordingly, rentals under master leases are all variable and contingent upon the number of containers used. Most containers are leased to ocean carriers under master leases; leasing agreements with fixed payment terms are not material to the financial statements. Since there are no material minimum lease rentals, no disclosure of minimum lease rentals is provided in these financial statements.

  (b) Basis of Accounting

     CCC utilizes the accrual method of accounting. Revenue is recorded when earned.

     The interim financial statement presented herewith reflects all adjustments of a normal recurring nature which are, in the opinion of management, necessary to a fair statement of the financial condition for the interim period presented.

     The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires the Partnership to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

  (c) Principles of Consolidation

     The consolidated financial statements include the accounts of CCC and its wholly-owned subsidiary, Cronos Securities Corp., a securities broker/dealer organized for the purpose of offering to the public, interests in the limited partnerships for which CCC serves as managing general partner. All significant intercompany accounts and transactions have been eliminated in consolidation.

  (d) Income Taxes

     CCC files consolidated Federal income and combined state franchise tax returns with its parent, Cronos Holdings/Investments (U.S.), Inc., ("CHI"). Income taxes are accounted for on a separate company basis in accordance with an intercompany tax allocation agreement.

     Deferred income taxes, computed using the liability method, are provided for differences in the treatment of items of revenue and expense for tax and financial reporting purposes.

  (e) Cash and Cash Equivalents

     Cash and cash equivalents include highly liquid short-term investments with an original maturity of three months or less. Short-term interest-bearing investments are carried at cost which approximates market value. At September 30, 1996 and December 31, 1995, cash and cash equivalents included $824 and $1,568, respectively, in interest-bearing deposits and investments.

  (f) New Container Equipment for Resale

     New container equipment for resale represents new containers purchased by CCC with an intent to resell to container owners. Depreciation is calculated only on CCC's long-term ownership of container equipment. New container equipment for resale is stated at the lower of cost or net realizable value. At December 31, 1995, $5,941 of the equipment held for resale was financed through a credit facility with a bank.

  (g) Container Equipment

     Container equipment is carried at cost less accumulated depreciation. Containers owned by CCC are depreciated over 15 years (their expected useful life) to a residual value of 10% of original cost.

  (h) Furniture, Equipment and Leasehold Improvements

     Furniture, equipment and leasehold improvements are carried at cost less accumulated depreciation. Depreciation and amortization are provided to write off the cost, less estimated residual value, of each asset on a straight-line basis over its expected useful life, or in the case of leasehold improvements, over the term of the lease. Depreciation and amortization periods are as follows:

        Furniture and equipment............................................   5-7 years
        Leasehold improvements.............................................   5 years

  (i) Other Assets

     Other assets include loan origination fees of $148 and $188 at September 30, 1996 and December 31, 1995, respectively, which are being amortized over the life of the loans.

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

(2) NEW CONTAINER EQUIPMENT FOR RESALE

     Activity during the nine-month period ended September 30, 1996 and the twelve-month period ended December 31, 1995 in new container equipment for resale was:

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1996              1995
                                                                -------------     ------------
    Beginning of period.......................................     $ 5,941          $ 12,109
    Container purchases.......................................          --            40,690
    Container disposals
      -- sold to container owners.............................          --           (21,439)
      -- transferred to long-term ownership of container
         equipment............................................      (5,941)          (25,419)
                                                                  --------          --------
                                                                   $    --          $  5,941
                                                                  ========          ========

(3) CONTAINER EQUIPMENT

     The activity in container equipment for the nine-month period ended September 30, 1996 and the twelve-month period ended December 31, 1995 was:

        COST
        Balance, December 31, 1994.........................................   $ 10,643
        Additions..........................................................     30,775
        Disposals..........................................................    (28,018)
                                                                              --------
        Balance, December 31, 1995.........................................   $ 13,400
        Additions..........................................................     46,736
        Disposals..........................................................    (22,869)
                                                                              --------
        Balance, September 30, 1996........................................   $ 37,267
                                                                              ========
        ACCUMULATED DEPRECIATION
        Balance, December 31, 1994.........................................   $    181
        Expense............................................................      1,008
        Disposals..........................................................       (752)
                                                                              --------
        Balance, December 31, 1995.........................................   $    437
        Expense............................................................        727
        Disposals..........................................................       (540)
                                                                              --------
        Balance, September 30, 1996........................................   $    624
                                                                              ========
        BOOK VALUE
        December 31, 1995..................................................   $ 12,963
                                                                              ========
        September 30, 1996.................................................   $ 36,643
                                                                              ========

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

(4) AMOUNTS RECEIVABLE FROM AFFILIATES AND OTHER RELATED PARTIES

     CCC, at September 30, 1996 and December 31, 1995, had outstanding amounts receivable from affiliates and other related parties. A summary of the components of amounts receivable is as follows:

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1996              1995
                                                                -------------     ------------
    Amounts from affiliates and other related parties:
      Cronos Equipment (Bermuda) Limited......................     $ 8,906           $  164
      Cronos Containers Inc...................................       4,069            2,650
      Cronos Containers N.V...................................       1,454            1,527
      US Limited Partnerships (see note 9)....................       1,287            2,528
      Cronos Containers Limited...............................         595              611
      Cronos Holdings/Investments (U.S.), Inc.................         114               71
      The Cronos Group........................................           7                5
      Other...................................................           5               --
                                                                  --------         --------
                                                                   $16,437           $7,556
                                                                  ========         ========

(5) AMOUNTS RECEIVABLE FROM OTHERS

     CCC, at September 30, 1996 and December 31, 1995, had outstanding amounts receivable from non-related parties as follows:

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1996              1995
                                                                -------------     ------------
    Managed container owners..................................     $   597           $  913
    Lease receivables.........................................           2                4
    Other.....................................................          39              109
                                                                  --------         --------
                                                                   $   638           $1,026
                                                                  ========         ========

(6) FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     At September 30, 1996 and December 31, 1995, the summary of furniture, equipment and leasehold improvements, stated at cost, is as follows:

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1996              1995
                                                                -------------     ------------
    Furniture and equipment...................................     $ 1,093           $1,079
    Leasehold improvements....................................           4                4
                                                                  --------         --------
                                                                     1,097            1,083
    Accumulated depreciation and amortization.................        (775)            (647)
                                                                  --------         --------
                                                                   $   322           $  436
                                                                  ========         ========

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

(7) INVESTMENTS IN LIMITED PARTNERSHIPS

     CCC has general partnership investments in all sixteen of the CCC-sponsored funds. Additionally, CCC has limited partnership investments in IEA Marine Container Fund III, IEA Marine Container Income Fund IV, IEA Marine Container Income Fund V(A), IEA Marine Container Income Fund V(B), IEA Income Fund VII, IEA Income Fund VIII, IEA Income Fund IX, IEA Income Fund X, IEA Income Fund XI, IEA Income Fund XII, Cronos Global Income Fund XIV, and Cronos Global Income Fund XV. The general and limited partner investments are accounted for on the equity basis. At December 31, 1995, CCC's investments in limited partnerships were as follows:

                                                                            DECEMBER 31,
                                                                                1995
                                                                            ------------
        IEA Marine Container Fund.........................................      $ (1)
        IEA Marine Container Fund II......................................         1
        IEA Marine Container Income Fund III..............................        88
        IEA Marine Container Income Fund IV...............................        54
        IEA Marine Container Income Fund V(A).............................        19
        IEA Marine Container Income Fund V(B).............................        24
        IEA Income Fund VI, A California Limited Partnership..............        (9)
        IEA Income Fund VII, A California Limited Partnership.............        18
        IEA Income Fund VIII, A California Limited Partnership............        74
        IEA Income Fund IX, L.P. .........................................        47
        IEA Income Fund X, L.P. ..........................................         6
        IEA Income Fund XI, L.P. .........................................       (15)
        IEA Income Fund XII, L.P. ........................................       (29)
        Cronos Global Income Fund XIV, L.P. ..............................         1
        Cronos Global Income Fund XV, L.P. ...............................         6
        Cronos Global Income Fund XVI, L.P. ..............................        --
                                                                                ----
                                                                                $284
                                                                                ====

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

     Summarized financial data for these partnerships at December 31, 1995 , is as follows:

                                                                                DECEMBER 31,
                                                                                    1995
                                                                                ------------
                                                                                (UNAUDITED)
    Financial Position
      Assets:
         Current..............................................................    $ 57,970
         Rental equipment and other assets, less accumulated depreciation and
          amortization........................................................     267,580
                                                                                  --------
              Total assets....................................................     325,550
      Less liabilities........................................................       1,395
                                                                                  --------
      Partners' equity........................................................    $324,155
                                                                                  ========
    Results of operations:
      Net lease revenue.......................................................    $ 49,847
                                                                                  ========
      Net earnings............................................................    $ 31,102
                                                                                  ========

     None of the limited partners, nor CCC as general partner, is liable for partnership borrowing. However, during 1995 and 1994, CCC was contingently liable for the current outstanding borrowings of one of its sponsored partnerships which entered into an agreement with a bank during 1994. The Partnership obtained a revolving credit facility for the purpose of taking advantage of purchase opportunities pending the raising of sufficient net proceeds from the offering and sale of limited partnership units. In the event that net proceeds raised during the offering period were insufficient to fully discharge the revolving credit facility upon termination of the offering, CCC would have been required to purchase a sufficient number of containers from the partnership to repay the outstanding balance of the loan within 30 days of the close of the offering. The partnership's offering period terminated on December 15, 1995, with proceeds sufficient to fully discharge the revolving credit facility. During 1996 or 1997, another CCC-sponsored program may enter into an agreement with a bank, requiring CCC to incur similar obligations. Additionally, while CCC maintains insurance against liability for bodily injury, death and property damage for which a partnership may be liable, CCC may be contingently liable for uninsured obligations of the partnerships.

(8) DEBT

     CCC's debt at September 30, 1996 and December 31, 1995 was $38,102 and $13,313, respectively, all of which was collateralized by container rental equipment.

     Debt comprises a line of credit which provides CCC and certain of its affiliates with a $100,000 revolving credit and term loan facility for the purpose of purchasing and refinancing container rental equipment. The facility permits CCC to choose between various interest rate options. Additionally, CCC is required to pay a commitment fee on the unused portion of the line of credit. The facility requires all outstanding borrowings to be collateralized by container rental equipment. Management believes it is in compliance with all loan covenants which include covenants relating to minimal tangible net worth, leverage, interest coverage, earnings and debt service. The facility is renewable annually.

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

     As of December 31, 1995 the annual maturities of debt were:

        1996.................................................................   $ 2,454
        1997.................................................................     1,810
        1998.................................................................     1,810
        1999.................................................................     1,810
        2000.................................................................     1,810
        2001 and thereafter..................................................     3,619
                                                                                -------
                  Total......................................................   $13,313
                                                                                =======

     As of September 30, 1996, the annual maturities of debt were:

        1997.................................................................   $ 6,028
        1998.................................................................     5,346
        1999.................................................................     5,346
        2000.................................................................     5,346
        2001.................................................................     5,346
        2002 and thereafter..................................................    10,690
                                                                                -------
                  Total......................................................   $38,102
                                                                                =======

(9) RELATED PARTIES

     CCC derives a substantial portion of its fee revenue and all of its underwriting commissions from related parties. At September 30, 1996 and December 31, 1995, CCC had outstanding receivable balances from these parties as follows:

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1996              1995
                                                                -------------     ------------
    IEA Marine Container Income Fund III......................     $    --           $   14
    IEA Marine Container Income Fund IV.......................         130              176
    IEA Marine Container Income Fund V(A).....................          28               36
    IEA Marine Container Income Fund V(B).....................          55               68
    IEA Income Fund VI, A California Limited Partnership......         187              246
    IEA Income Fund VII, A California Limited Partnership.....          51               65
    IEA Income Fund VIII, A California Limited Partnership....          65               95
    IEA Income Fund IX, L.P. .................................          75              115
    IEA Income Fund X, L.P. ..................................          72               96
    IEA Income Fund XI, L.P. .................................           3                9
    IEA Income Fund XII, L.P. ................................         343              895
    Cronos Global Income Fund XIV, L.P. ......................          92              432
    Cronos Global Income Fund XV, L.P. .......................          62               80
    Cronos Global Income Fund XVI, L.P. ......................         124              201
                                                                  --------        ------- -
                                                                   $ 1,287           $2,528
                                                                  ========         ========

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

     Additionally, at September 30, 1996 and December 31, 1995, CCC had outstanding payables to its affiliates as follows:

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1996              1995
                                                                -------------     ------------
    Cronos Containers Limited.................................     $ 5,319           $1,177
    Cronos Management N.V.....................................         158              252
    Cronos Containers N.V.....................................          --              331
                                                                  --------         --------
                                                                   $ 5,477           $1,760
                                                                  ========         ========

     On January 1, 1995, CCC entered into an agreement with the Leasing Company, whereby the Leasing Company has made available to CCC, a revolving credit loan in an amount not to exceed $15,000. There were no amounts outstanding under this agreement at September 30, 1996 and December 31, 1995.

     At September 30, 1996 and December 31, 1995, CCC's amounts payable and accrued expenses to affiliates and others included $608 and $202, respectively, payable to the Leasing Company for management services rendered during 1996 and 1995, respectively.

     During 1996 and 1995, CCC purchased marine cargo containers from its affiliates, for an aggregate purchase price of $57,623 and $44,457, respectively. Additionally, during 1996 and 1995, CCC sold marine cargo containers to its affiliates and other related parties for an aggregate amount of $23,138 and $44,817, respectively. The aggregate amount of these sales was equal to CCC's net book value, except for the price of containers sold to US Limited Partnerships, which was determined by the Partnership Agreements.

(10) EMPLOYEE BENEFITS

     CCC provides a tax deferred salary reduction plan which is available to all U.S. employees after six months of continuous service. The plan provides a matching contribution by CCC of 25% of the amount deferred by the employee.

(11) DIVIDEND

     No dividend was declared or paid during the nine-month period ended September 30, 1996 and the year ended December 31, 1995.

                              CRONOS CAPITAL CORP.
                                 AND SUBSIDIARY
    (A WHOLLY-OWNED SUBSIDIARY OF CRONOS HOLDINGS/INVESTMENTS (U.S.), INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

(12) COMMITMENTS AND CONTINGENCIES

  (a) Operating Leases

     Operating leases consist principally of leases for office equipment and CCC's office premise. Future minimum lease payments under these noncancellable operating leases as of September 30, 1996 are:

                                                                               OPERATING
                                                                                LEASES
                                                                               ---------
        Years ending December 31:
          1996..............................................................     $  72
          1997..............................................................       280
          1998..............................................................       203
                                                                                 -----
        Total minimum lease payments........................................     $ 555
                                                                                 =====

  (b) Contingencies

     CCC is subject to claims which arise in the ordinary course of its business. In the opinion of management, the ultimate resolution of such claims will not have a material adverse effect on CCC's financial position.

--------------------------------------------------------------------------------
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

The Partners
Cronos Global Income Fund XVI, L.P.:

We have audited the accompanying balance sheets of Cronos Global Income Fund XVI, L.P., as of September 30, 1996 and December 31, 1995, and the related statements of operations, partners' capital and cash flows for the period March 29, 1996 (commencement of operations) to September 30, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cronos Global Income Fund XVI, L.P., as of September 30, 1996 and December 31, 1995 and the results of its operations and its cash flows for the period March 29, 1996 (commencement of operations) to September 30, 1996, in conformity with generally accepted accounting principles.

                                         Arthur Andersen LLP

San Francisco, California,
November 5, 1996

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                                 BALANCE SHEETS
                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

                                                                               1996       1995
                                                                            -----------   ----
ASSETS
Current assets:
  Cash, includes $553,834 at September 30, 1996 and $100 at December 31,
     1995 in interest-bearing accounts....................................  $   805,109   $100
  Net lease receivables due from Leasing Company, net of doubtful accounts
     of $6,955 at September 30, 1996 (notes 1 and 3)......................      260,523     --
                                                                            -----------   ----
          Total current assets............................................    1,065,632    100
                                                                            -----------   ----
Container rental equipment, at cost (note 6)..............................   23,304,430     --
  Less accumulated depreciation...........................................      545,765     --
                                                                            -----------   ----
          Net container rental equipment..................................   22,758,665     --
                                                                            -----------   ----
Organizational costs, and other assets, net (notes 1 and 2)...............    1,077,407     --
                                                                            -----------   ----
                                                                            $24,901,704   $100
                                                                            ===========   ====
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Due to general partner (notes 1 and 4)..................................  $   103,202   $ --
  Due to manufacturers....................................................    1,980,660     --
                                                                            -----------   ----
          Total current liabilities.......................................    2,083,862     --
                                                                            -----------   ----
Partners' capital (deficit) (note 9):
  General partner.........................................................         (409)    --
  Limited partners........................................................   22,818,251    100
                                                                            -----------   ----
          Total partners' capital.........................................   22,817,842    100
                                                                            -----------   ----
                                                                            $24,901,704   $100
                                                                            ===========   ====

        The accompanying notes are an integral part of these statements

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                            STATEMENTS OF OPERATIONS
           FOR THE PERIOD MARCH 29, 1996 (COMMENCEMENT OF OPERATIONS)
                             TO SEPTEMBER 30, 1996

                                                                                        1996
                                                                                      --------
Net lease revenue (notes 1 and 7)...................................................  $685,769
Other operating expenses:
  Depreciation and amortization (notes 1 and 2).....................................   591,295
  Other general and administrative expenses.........................................    12,003
                                                                                      --------
                                                                                       603,298
                                                                                      --------
          Earnings from operations..................................................    82,471
Other income:
  Interest income...................................................................    40,537
                                                                                      --------
          Net earnings..............................................................  $123,008
                                                                                      ========
Allocation of net earnings:
  General partner...................................................................  $ 11,796
  Limited partners..................................................................   111,212
                                                                                      --------
                                                                                      $123,008
                                                                                      ========
Limited partners' per unit share of net earnings (note 9)...........................  $    .15
                                                                                      ========

         The accompanying notes are an integral part of this statement

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                         STATEMENT OF PARTNERS' CAPITAL
           FOR THE PERIOD MARCH 29, 1996 (COMMENCEMENT OF OPERATIONS)
                             TO SEPTEMBER 30, 1996

                                                             Limited
                                                            Partners     General
                                                            (note 11)    Partner       Total
                                                           -----------   --------   -----------
Initial capital contribution.............................  $       100   $     --   $       100
                                                           -----------   --------   -----------
Balances at December 31, 1995............................          100         --           100
Proceeds from sale of partnership units..................   25,508,480      1,000    25,509,480
Less commissions on sale of limited
  partnership units (note 9).............................   (2,550,858)        --    (2,550,858)
                                                           -----------   --------   -----------
Partnership capital contributions, net...................   22,957,722      1,000    22,958,722
Net earnings.............................................      111,212     11,796       123,008
Cash distributions.......................................     (250,683)   (13,205)     (263,888)
                                                           -----------   --------   -----------
Balances at September 30, 1996...........................  $22,818,251   $   (409)  $22,817,842
                                                           ===========   ========   ===========

         The accompanying notes are an integral part of this statement

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                            STATEMENT OF CASH FLOWS
           FOR THE PERIOD MARCH 29, 1996 (COMMENCEMENT OF OPERATIONS)
                             TO SEPTEMBER 30, 1996

                                                                                      1996
                                                                                  ------------
Cash flows from operating activities:
  Net earnings..................................................................  $    123,008
  Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
     Depreciation and amortization..............................................       591,295
     Provision for doubtful accounts............................................         6,955
     Increase in net lease receivables due from Leasing Company.................      (264,962)
                                                                                  ------------
          Total adjustments.....................................................       333,288
                                                                                  ------------
          Net cash provided by operating activities.............................       456,296
                                                                                  ------------
Cash flows from investing activities:
  Purchases of container rental equipment.......................................   (20,212,460)
  Acquisition fees paid to general partner......................................    (1,010,623)
                                                                                  ------------
          Net cash used in investing activities.................................   (21,223,083)
                                                                                  ------------
Cash flows from financing activities:
  Capital contributions.........................................................    25,509,480
  Underwriting commissions......................................................    (2,550,858)
  Offering and organizational expenses..........................................    (1,122,938)
  Distribution to partners......................................................      (263,888)
                                                                                  ------------
          Net cash provided by financing activities.............................    21,571,796
                                                                                  ------------
Net increase in cash and cash equivalents.......................................       805,009
Cash and cash equivalents at beginning at year..................................           100
                                                                                  ------------
Cash and cash equivalents at September 30, 1996.................................  $    805,109
                                                                                  ============

         The accompanying notes are an integral part of this statement

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                         NOTES TO FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Nature of Operations

     Cronos Global Income Fund XVI, L.P. (the "Partnership") is a limited partnership organized under the laws of the State of California on September 1, 1995, for the purpose of owning and leasing marine cargo containers, special purpose containers and container-related equipment. Cronos Capital Corp. ("CCC") is the general partner and, with its affiliate Cronos Containers Limited (the "Leasing Company"), manages and controls the business of the Partnership.

     The Partnership commenced operations on March 29, 1996, when the minimum subscription proceeds of $2,000,000 were received from over 100 subscribers (excluding from such count Pennsylvania residents, the general partner, and all affiliates of the general partner). The Partnership is offering 7,500,000 units of limited partnership interests at $20 per unit or $150,000,000. The offering will terminate on December 27, 1997. As of September 30, 1996, 1,275,429 limited partnership units have been purchased.

     As of September 30, 1996, the Partnership owned 3,477 twenty-foot, 449 forty-foot and 360 forty-foot high-cube marine dry cargo containers, as well as 90 twenty-foot and 300 forty-foot high-cube refrigerated containers and 52 twenty-foot tank containers.

  (b) Leasing Company and Leasing Agent Agreement

     The Partnership has entered into a Leasing Agent Agreement whereby the Leasing Company has the responsibility to manage the leasing operations of all equipment owned by the Partnership. Pursuant to the Agreement, the Leasing Company is responsible for leasing, managing and re-leasing the Partnership's containers to ocean carriers and has full discretion over which ocean carriers and suppliers of goods and services it may deal with. The Leasing Agent Agreement permits the Leasing Company to use the containers owned by the Partnership, together with other containers owned or managed by the Leasing Company and its affiliates, as part of a single fleet operated without regard to ownership. Since the Leasing Agent Agreement meets the definition of an operating lease in Statement of Financial Accounting Standards (SFAS) No. 13, it is accounted for as a lease under which the Partnership is lessor and the Leasing Company is lessee.

     The Leasing Agent Agreement generally provides that the Leasing Company will make payments to the Partnership based upon rentals collected from ocean carriers after deducting direct operating expenses and management fees to CCC and the Leasing Company. The Leasing Company leases containers to ocean carriers, generally under operating leases which are either master leases or term leases (mostly two to five years). Master leases do not specify the exact number of containers to be leased or the term that each container will remain on hire but allow the ocean carrier to pick up and drop off containers at various locations; rentals are based upon the number of containers used and the applicable per-diem rate. Accordingly, rentals under master leases are all variable and contingent upon the number of containers used. Most containers are leased to ocean carriers under master leases; leasing agreements with fixed payment terms are not material to the financial statements. Since there are no material minimum lease rentals, no disclosure of minimum lease rentals is provided in these financial statements.

  (c) Basis of Accounting

     The Partnership utilizes the accrual method of accounting. Revenue is recognized when earned.

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

     The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires the Partnership to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

  (d) Allocation of Net Earnings and Partnership Distributions

     Net earnings have been allocated between general and limited partners in accordance with the Partnership Agreement.

     Actual cash distributions differ from the allocations of net earnings between the general and limited partners as presented in these financial statements. Partnership distributions are paid to its partners (general and limited) from distributable cash from operations, allocated 95% to the limited partners and 5% to the general partner. Sales proceeds are allocated 99% to the limited partners and 1% to the general partner. The allocations remain in effect until such time as the limited partners have received from the Partnership aggregate distributions in an amount equal to their capital contributions plus an 8% cumulative, compounded (daily), annual return on their adjusted capital contributions. Thereafter, all Partnership distributions will be allocated 85% to the limited partners and 15% to the general partner.

  (e) Acquisition Fees

     Pursuant to Article IV Section 4.2 of the Partnership Agreement, acquisition fees, paid to CCC, are based on 5% of the equipment purchase price. These fees are capitalized and included in the cost of the rental equipment. The fees are payable in full from gross proceeds raised from the sale of limited partnership units. No acquisition fees are paid with respect to the Partnership's purchase of equipment financed by borrowings in anticipation of the sale of limited partnership units until such time as net proceeds are raised to repay the loan incurred to purchase such equipment.

  (f) Depreciation of Containers

     Rental equipment is depreciated over a twelve-year life on a straight-line basis to its estimated salvage value.

  (g) Amortization

     The Partnership's organization costs will be amortized over 60 months on a straight-line basis. Loan origination fees are amortized over the term of the loan.

  (h) Underwriting Commissions

     Underwriting commissions of 10% on the gross proceeds from the sale of limited partnership units (not applicable to certain sales outside California) were deducted in the determination of net limited partnership contributions. The commissions were paid to Cronos Securities Corp., a wholly-owned subsidiary of CCC, and to other broker/dealers who participated in the offering.

  (i) Income Taxes

     The Partnership is not subject to income taxes; consequently no provision for income taxes has been made. The Partnership files an annual information tax return, prepared on the accrual basis of accounting. At December 31, 1995, the tax basis of total partners' capital was $100.

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

  (j) Foreign Operations

     The Partnership's business is not divided between foreign or domestic operations. The Partnership's business is the leasing of containers worldwide to ocean-going steamship companies and does not fit the definition of reportable foreign operations within Financial Accounting Standards Board Statement No. 14 "Financial Reporting for Segments of a Business Enterprise." Any attempt to separate "foreign" operations from "domestic" operations would be dependent on definitions and assumptions that are so subjective as to render the information meaningless and potentially misleading.

  (k) Financial Statement Presentation

     The Partnership has determined that for accounting purposes the Leasing Agent Agreement is a lease, and the receivables, payables, gross revenues and operating expenses attributable to the containers managed by the Leasing Company are, for accounting purposes, those of the Leasing Company and not of the Partnership. Consequently, the Partnership's balance sheets and statements of operations display the payments to be received by the Partnership from the Leasing Company as the Partnership's receivables and revenues.

(2) ORGANIZATION COSTS

     The Partnership incurred $1,122,938 in offering and organizational costs for the period March 29, 1996 (commencement of operations) through September 30, 1996. Amortization of these costs was $45,531 for this period.

(3) NET LEASE RECEIVABLES DUE FROM LEASING COMPANY

     Net lease receivables due from the Leasing Company are determined by deducting direct operating payables and accrued expenses, management fees payable, and reimbursed administrative expenses payable to CCC, the Leasing Company, and its affiliates from the rental billings payable by the Leasing Company to the Partnership under operating leases to ocean carriers for the containers owned by the Partnership. Net lease receivables at September 30, 1996 and December 31, 1995 were as follows:

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1996              1995
                                                                -------------     ------------
    Lease receivables, net of doubtful accounts of $6,955 at
      September 30, 1996......................................    $ 633,816           $ --
    Less:
      Direct operating payables and accrued expenses..........      244,431             --
      Damage protection reserve...............................        5,800             --
      Management fees.........................................       66,229             --
      Reimbursed administrative expenses......................       56,833             --
                                                                   --------            ---
                                                                  $ 260,523           $ --
                                                                   ========            ===

(4) DUE TO GENERAL PARTNER

     The amount due to CCC and its affiliates at September 30, 1996 consists of acquisition fees.

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

(5) DAMAGE PROTECTION PLAN

     The Leasing Company offers a damage protection plan to several lessees, whereby the lessee pays an additional rental fee for the convenience of having the Partnership incur the repair expense for containers damaged while on lease. This revenue is recorded when earned according to the terms of the rental contract. A reserve has been established to provide for the estimated costs incurred by this service. The reserve is a component of net lease receivables due from the Leasing Company (see note 3). The Partnership is not responsible in the event repair costs exceed predetermined limits, or for repairs that are required for damages not defined by the damage protection agreement.

(6) EQUIPMENT PURCHASES

     As of September 30, 1996, the Partnership had purchased the following types of equipment:

                                                                    PURCHASED FROM
                                                      PURCHASED       CONTAINER          TOTAL
                     EQUIPMENT TYPE                   FROM CCC      MANUFACTURERS      PURCHASED
    ------------------------------------------------  ---------     --------------     ---------
    Dry Cargo Containers:
      Twenty-foot...................................   --                3,477           3,477
      Forty-foot....................................   --                  449             449
      Forty-foot high-cube..........................   --                  360             360
    Refrigerated Cargo Containers:
      Twenty-foot...................................   --                   90              90
      Forty-foot high-cube..........................   --                  300             300
    Tank Containers:
      Twenty-foot...................................   --                   52              52

     The aggregate purchase price (excluding acquisition fees) of the equipment acquired by the Partnership through September 30, 1996 was $22,193,120, of which $20,212,460 was paid from the Net Proceeds of this offering, and $1,980,660 remained payable to equipment manufacturers. This equipment had been acquired from third-party container manufacturers located in Taiwan, South Korea, India, the People's Republic of China, Thailand, Germany, Mexico, and the United Kingdom. At September 30, 1996, the Partnership had committed to purchase from container manufacturers an additional 200 forty-foot and 100 forty-foot high-cube dry cargo containers, at an aggregate manufacturers' invoice cost of approximately $1,004,500. The Partnership expects to accept delivery of this new equipment during the fourth quarter of 1996. The Partnership's purchase obligations are conditional upon its raising sufficient gross proceeds from its offering to fund the purchases.

(7) NET LEASE REVENUE

     Net lease revenue is determined by deducting direct operating expenses, management fees and reimbursed administrative expenses to CCC, the Leasing Company, and its affiliates from the rental revenue billed by the Leasing Company under operating leases to ocean carriers for the containers

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

owned by the Partnership. Net lease revenue for the period March 29, 1996 (commencement of operations) through September 30, 1996 was as follows:

                                                                                   1996
                                                                                ----------
    Rental revenue (note 10)..................................................  $1,037,710

    Rental equipment operating expenses.......................................     223,262
    Base management fees (note 8).............................................      71,846
    Reimburse administrative expenses (note 8)................................      56,833
                                                                                 ---------
                                                                                $  685,769
                                                                                 =========

(8) COMPENSATION TO GENERAL PARTNER AND ITS AFFILIATES

     Base management fees are equal to 7% of gross lease revenues attributable to operating leases pursuant to Section 4.3 of the Partnership Agreement. Reimbursed administrative expenses are equal to the costs expended by CCC and its affiliates for services necessary to the prudent operation of the Partnership pursuant to Section 4.4 of the Partnership Agreement. Underwriting commissions are equal to 10% of the gross subscription proceeds, less commissions to other broker/dealers. The following compensation, attributable to the Partnership's operations through September 30, 1996, was or will be paid by the Partnership to CCC or its affiliates:

                                                                                   1996
                                                                                ----------
    Base management fees......................................................  $   71,846
    Reimbursed administrative expenses........................................      56,833
    Acquisition fees..........................................................   1,113,825
    Commission on sale of limited partnership units...........................     510,180
                                                                                ----------
                                                                                $1,752,684
                                                                                ==========

(9) LIMITED PARTNERS' CAPITAL

     The limited partners' per unit share of capital at September 30, 1996 was $17.89. This is calculated by dividing the limited partners' capital at the end of the period by 1,275,429, the total number of limited partnership units, outstanding at September 30, 1996. The weighted average number of partnership units used in determining the limited partners' per unit share of net earnings at September 30, 1996 was 730,973.

(10) MAJOR LESSEES

     Two lessees contributed approximately 24% of the rental revenue earned for the period March 29, 1996 (commencement of operations) to September 30, 1996. The Partnershp does not believe that its ongoing business is dependent upon a single customer, although the loss of one or more of its largest customers could have an adverse effect upon its business.

                                                                      APPENDIX I

                            PRIOR PERFORMANCE TABLES

     The following tables present information on the performance of the General Partners and its affiliates in raising funds for their most recent public programs, in investing those funds, and in managing the programs. The tables presented herein supersede those appearing in Appendix I (pages I-1 - 1-12) in the Prospectus.

                                                                                                PAGE
                                                                                                ----
          Table I     --  Experience in Raising and Investing Funds...........................  I-2
          Table II    --  Compensation to General Partners and Affiliates.....................  I-3
          Table III   --  Operating Results of Prior Programs.................................  I-4
          Table IV    --  Container Lease Information of Prior Programs.......................  I-8
          Table V     --  Sales or Disposition of Equipment by Prior Public Programs..........  I-10

     Tables I, II, and IV contain information for public programs sponsored by the General Partner, the offerings of which closed since January 1, 1993, and this Partnership. Table III, listing the operating results of prior programs, includes information for public programs, the offerings of which closed in the most recent five years. Table V, listing the sales or disposition of equipment by prior public programs, includes information on all of the public programs sponsored by the General Partner. For a listing of each of these programs, see "Prior Activities" herein.

     For financial and operating information of the Partnership at September 30, 1996 and for the period from inception (March 29, 1996) through September 30, 1996, see the Partnership's audited financial statements in this Supplement, beginning with the Report of Independent Public Accountants at page F-12.

     The investment objective of the 15 prior public programs sponsored by the General Partner is generally similar to that of this Partnership: to provide continuing income from the leasing of containers. The four earliest partnerships (IEA Marine Container Fund through IEA Marine Container Income Fund IV), however, were structured as leveraged programs: one-third to one-half of their container purchases were financed by secured debt. Eleven of the later partnerships (IEA Marine Container Income Fund V(A) through Cronos Global Income Fund XIV, L.P.) have been structured as income programs. Leverage has not been an investment objective of any of the prior income programs. Equipment purchased by the income programs has been funded solely by offering proceeds and by the reinvestment of cash from operations. See "Prior Activities" in the Prospectus. The General Partner will provide, upon request, and without charge, the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission by any of its prior programs. Exhibits to each such report will be provided for a fee of $10 per set.

     The results of the public programs summarized in these tables should not be understood to be indicative of the results of investing in this Partnership. Though the structure of the prior public partnerships is in some respects similar to the Partnership's structure, the past operations of those partnerships involve different offerings, different economic risks and conditions and, undoubtedly different economic and tax consequences.

EXPLANATION OF TABLE I

     Table I presents information on the previous performance of the General Partner and its affiliates in raising funds through two public programs, the offerings of which closed within the last three years, and in investing those funds, and comparable information for this Partnership, Fund XVI. Information with respect to earlier programs sponsored by the General Partner is available upon request. It was not an investment objective of Fund XIV, listed below, to borrow monies to purchase equipment, and it has not done so. However, pursuant to Fund XV's investment objectives, Fund XV secured a bridge loan facility to take advantage of Equipment purchasing opportunities pending the raising of sufficient Net Proceeds to purchase such Equipment. As Net Proceeds were raised, Fund XV repaid the bridge loan. Fund XVI has the option to secure a bridge loan facility to take advantage of Equipment purchasing opportunities during the period of time that the Units in the Partnership are offered and sold to the public. To date, Fund XVI has not sought a bridge loan. See "Use of Proceeds" and "Investment Objectives and Policies -- Borrowing Policy" in this Supplement.

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                           THROUGH SEPTEMBER 30, 1996
                            (ON A PERCENTAGE BASIS)

                                                       FUND XIV         FUND XV        FUND XVI(1)
                                                      -----------     ------------     ------------
Dollar Amount Offered...............................  $85,000,000     $150,000,000     $150,000,000
Dollar Amount Raised (100%).........................  $59,686,180     $143,031,380     $ 25,508,580
Less Offering Expenses:
  Underwriting Commissions..........................         10.0%            10.0%            10.0%
     Retained by Cronos Securities Corp. ...........          2.0%             2.0%             2.0%
  Organizational Expenses...........................          2.3%             2.1%             4.4%
Reserves............................................          1.0%             1.0%             1.0%
  Percent Available for Investment..................         86.7%            86.9%            84.6%
Acquisition Costs:
  Cash Down Payments for Containers.................         85.0%            82.8%            79.2%
  Acquisition Fees(2)...............................          1.7%             4.1%             4.0%
Total Acquisition Costs.............................         86.7%            86.9%            83.2%
Unexpended Proceeds(3)..............................           --               --              1.4%
Date Offering Commenced.............................      12/1/92         12/17/93         12/28/95
Percent leverage (equipment loans divided by total
  equipment cost excluding acquisition fees)........           --               --               --
Length of Offering (in Months)......................           12               24               24(1)
Months to Invest 90% of Amount Available for
  Investment (Measured from Beginning of
  Offering).........................................           12               --              N/A(1)

------------------
(1) The offering of limited partnership interests in Fund XVI will terminate no later than December 27, 1997.

(2) Should Fund XVI secure a bridge loan during the period of time that the Units in the Partnership are offered and sold to the public, no Acquisition Fee shall be paid with respect to the Partnership's purchase of Equipment financed by its bridge loan until such time as Net Proceeds are raised to repay the principal and interest incurred to purchase such Equipment.

(3) Temporarily invested in short-term investments with a maturity of less than three months pending acquisition of additional containers.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

EXPLANATION OF TABLE II

     Table II sets forth the compensation paid and/or payable to the General Partner and to its affiliates from inception through September 30, 1996 by the two public programs sponsored by the General Partner and its affiliates, the offerings of which closed within the last three years, and the compensation paid and/or payable to the General Partner and to its affiliates by this Partnership, Fund XVI, through September 30, 1996.

                                    TABLE II

                 COMPENSATION TO GENERAL PARTNER AND AFFILIATES
                           THROUGH SEPTEMBER 30, 1996

                                                                                         OTHER PUBLIC
                                         FUND XIV         FUND XV        FUND XVI(1)     PROGRAMS(4)
                                        -----------     ------------     -----------     ------------
Date Offering Commenced...............      12/1/92         12/17/93        12/28/95               --
Dollar Amount Raised..................  $59,686,180     $143,031,380     $25,508,580     $243,508,720
Amount Paid and/or Payable to CCC and
  Affiliates From Proceeds of
  Offering:
     Underwriting Commissions.........  $ 1,193,724     $  2,871,324     $   510,172               --
     Acquisition Fees(1)..............  $ 1,014,344     $  5,918,588     $ 1,109,656               --
Dollar Amount of Cash Generated From
  Operations (GAAP Basis) Before
  Deducting Payments to CCC and
  Affiliates..........................  $26,613,445     $ 28,681,549     $   584,975     $191,997,000
Amount Paid and/or Payable to General
  Partners and Affiliates From
  Operations:
     Management Fee...................  $ 2,377,145     $  2,847,313     $    71,846     $ 21,945,520
     Reimbursements...................  $ 1,829,168     $  2,334,487     $    56,833     $ 11,438,779
     Acquisition Fees.................  $ 1,528,434               --     $        --     $  4,898,401
     Incentive Fees...................           --               --              --     $ 10,098,333
     Distributions as General
       Partner(2).....................  $ 1,020,566     $  1,023,693     $    13,205     $  8,314,126

---------------
(1) Fund XIV paid Acquisition Fees both from offering proceeds and from cash generated from operations; Fund XV paid Acquisition Fees only from offering proceeds. At September 30, 1996, Fund XVI had paid Acquisition Fees in the amount of $1,010,623 from the proceeds of its offering. Additionally, at September 30, 1996, Fund XVI had deferred the payment of $99,033 in Acquisition Fees.

(2) Representing amounts paid to the General Partner as to its 5% interest in all distributions.

(3) The offering of limited partnership interests in Fund XVI will terminate no later than December 27, 1997.

(4) Dollar amount raised represents aggregate subscription proceeds from thirteen other public programs for the period August 27, 1979 through November 30, 1992. All other amounts represent cash generated from operations by the programs, aggregate cash payments made to, and amounts payable to, the General Partner and its affiliates from these thirteen other public programs for the period from January 1, 1993 through September 30, 1996.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

EXPLANATION OF TABLE III

     Table III sets forth certain operating, tax and investor distribution information for fiscal 1991 and subsequent periods, shown separately by period. The public programs sponsored by the General Partner and its affiliate, the offerings of which closed within the last five years, are included. Information with respect to earlier programs sponsored by the General Partner is available upon request. None of the partnerships listed below has borrowed monies for the purpose of making distributions to the partners.

     For the operating results of this Partnership, Fund XVI, for the period from its inception (March 29, 1996) through September 30, 1996, see the Partnership's audited financial statements included herein.

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS
                                    FUND XI

                                                    1991(1)        1992         1993         1994         1995
                                                   ----------   ----------   ----------   ----------   ----------
Gross Revenues...................................  $2,631,860   $6,032,507   $5,003,311   $4,864,918   $5,019,547
Gain on Disposal of Containers...................       1,006       10,070       11,625       48,984       45,879
Less: Operating Expenses.........................      45,863      122,926       72,120      100,630       71,050
     Depreciation and Amortization...............     857,688    2,229,858    2,256,309    2,237,563    2,236,369
                                                   ----------   ----------   ----------   ----------   ----------
Net Income -- GAAP Basis.........................  $1,729,315   $3,689,793   $2,686,507   $2,575,709   $2,758,007
                                                   ==========   ==========   ==========   ==========   ==========
Taxable Income (Loss):
  From Operations................................  $  296,793   $ (128,601)  $ (894,495)  $(1,336,043) $ (837,245)
  From Gain on Sale..............................  $       --   $    6,483   $   34,148   $   90,862   $   72,759
Cash Generated From Operations...................  $1,543,795   $5,848,558   $5,129,582   $4,573,481   $5,314,232
Cash Generated From Sale Proceeds................       5,706       30,789       75,345      116,984      208,469
                                                   ----------   ----------   ----------   ----------   ----------
Cash Generated From Operations and Sale
  Proceeds.......................................  $1,549,501   $5,878,347   $5,204,927   $4,690,465   $5,522,701
Less: Cash Distributions to Limited Partners:
    From Operating Cash Flow.....................   1,016,228    4,584,541    4,466,246    4,082,949    4,449,579
    From Sale Proceeds...........................          --           --           --           --           --
  Cash Distributions to General Partner..........      53,486      241,293      235,066      214,891      234,190
                                                   ----------   ----------   ----------   ----------   ----------
Cash Generated After Cash Distributions..........  $  479,787   $1,052,513   $  503,615   $  392,625   $  838,932
Less: Special Items:
  Container Purchases............................          --           --       97,130      119,350       51,975
  Acquisition Fees to CCC........................          --      345,636      347,311      351,452      347,994
                                                   ----------   ----------   ----------   ----------   ----------
Cash Generated (Deficiency) After Cash
  Distributions and Special Items................  $  479,787   $  706,877   $   59,174   $  (78,177)  $  438,963
                                                   ==========   ==========   ==========   ==========   ==========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal Income Tax Results:
  Ordinary Income (Loss):
    From Operations..............................  $        7   $       (3)  $      (22)  $      (33)  $      (21)
    From Recapture...............................  $       --   $       --   $       --   $        2   $        2
  Investment Tax Credit..........................  $       --   $       --   $       --   $       --   $       --
Cash Distributions to Limited Partners:
  Source (GAAP basis):
    Investment Income............................  $       26   $      106   $       62   $       58   $       62
    Return of Capital............................  $       --   $       11   $       50   $       44   $       49
  Source (cash basis):
    Operations...................................  $       26   $      117   $      112   $      102   $      111
    Sales........................................  $       --   $       --   $       --   $       --   $       --
Amount (in percentage terms) remaining invested
  in program equipment at the end of the year....                                                           98.3%

------------------
(1) Fund XI commenced operations in January 1991.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                    FUND XII

                                                      1992(1)          1993            1994            1995
                                                    -----------     -----------     -----------     -----------
Gross Revenues....................................  $ 3,123,232     $ 8,318,589     $ 8,636,795     $ 8,773,611
Gain on Disposal of Containers....................        4,270          24,914          38,981          22,856
Less: Operating Expenses..........................       72,332         123,574         148,534          95,140
  Depreciation and Amortization...................    1,513,557       3,953,232       3,901,656       3,938,509
                                                    -----------     -----------     -----------     -----------
Net income -- GAAP Basis..........................  $ 1,541,613     $ 4,266,697     $ 4,625,586     $ 4,762,818
                                                    ===========     ===========     ===========     ===========
Taxable Income (Loss):
  From Operations.................................  $(2,146,903)    $(1,906,052)    $ 2,370,967)    $(1,649,919)
  From Gain on Sale...............................  $     3,703     $    27,175     $    64,283     $   158,872
Cash Generated From Operations....................  $ 2,364,201     $ 8,668,177     $ 7,821,042     $ 8,873,004
Cash Generated From Sale Proceeds.................       44,429          65,755         160,285         320,961
                                                    -----------     -----------     -----------     -----------
Cash Generated From Operations and Sale
  Proceeds........................................  $ 2,408,630     $ 8,733,932     $ 7,981,327     $ 9,193,965
Less: Distributions to Limited Partners:
      From Operating Cash Flow....................    1,691,798       7,438,968       7,027,188       7,027,188
      From Sale Proceeds..........................           --              --              --              --
    Cash Distributions to General Partner.........       89,043         391,525         369,852         369,852
                                                    -----------     -----------     -----------     -----------
Cash Generated After Cash Distribution............  $   627,789     $   903,439     $   584,287     $ 1,796,925
Less: Special Items:
    Container Purchases...........................           --          83,650         162,100          56,925
    Acquisition Fees to CCC.......................           --           1,629         461,677       1,097,000
                                                    -----------     -----------     -----------     -----------
Cash Generated (Deficiency) After Cash
  Distributions and Special Items.................  $   627,789     $   818,160     $   (39,490)    $   643,000
                                                    ===========     ===========     ===========     ===========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal Income Tax Results:
    Ordinary Income (Loss):
      From Operations.............................  $       (30)    $       (27)    $       (33)    $       (23)
      From Recapture..............................  $        --     $        --     $        --     $         2
    Investment Tax Credit.........................  $        --     $        --     $        --     $        --
Cash Distributions to Limited Partners:
    Source (GAAP basis):
      Investment Income...........................  $        21     $        56     $        60     $        63
      Return of Capital...........................  $         3     $        50     $        40     $        37
    Source (cash basis):
      Operations..................................  $        24     $       106     $       100     $       100
      Sales.......................................  $        --     $        --     $        --     $        --
Amount (in percentage terms) remaining invested in
  program equipment at the end of the year........                                                        98.7%

------------------
(1) Fund XII commenced operations in January 1992.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                    FUND XIV

                                                                        1993(1)         1994          1995
                                                                       ----------    ----------    ----------
Gross Revenues......................................................   $2,419,457    $7,993,592    $8,242,961
Gain on Disposal of Containers......................................        3,113        57,511        64,204
Less: Operating Expenses............................................       43,865       122,604        85,534
     Depreciation and Amortization..................................    1,452,098     3,445,525     3,378,375
                                                                       ----------    ----------    ----------
Net Income--GAAP Basis..............................................   $  926,607    $4,482,974    $4,843,256
                                                                       ==========    ==========    ==========
Taxable Income (Loss):
    From Operations.................................................  $(1,760,572)  $(1,217,701)   $ (551,655)
    From Gain on Sale...............................................   $    2,932    $   59,491    $  149,841
Cash Generated From Operations......................................   $1,905,526    $6,877,314    $8,806,446
Cash Generated From Sale Proceeds...................................            5       104,301       220,610
                                                                       ----------    ----------    ----------
Cash Generated From Operations and Sale Proceeds....................   $1,905,531    $6,981,615    $9,027,056
Less: Cash Distributions to Limited Partners:
       From Operating Cash Flow.....................................    1,655,014     5,897,969     6,863,912
       From Sale Proceeds...........................................           --            --            --
     Cash Distributions to General Partner..........................       87,106       310,418       361,260
                                                                       ----------    ----------    ----------
Cash Generated After Cash Distributions.............................   $  163,411    $  773,228    $1,801,884
Less: Special Items:
     Container Purchases............................................           --        90,235        61,040
     Acquisition Fees to CCC........................................           --       504,394       600,000
                                                                       ----------    ----------    ----------
Cash Generated After Cash Distributions
  and Special Items.................................................   $  163,411    $  178,509    $1,140,844
                                                                       ==========    ==========    ==========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal Income Tax Results:
    Ordinary Income (Loss):
      From Operations...............................................   $      (29)   $      (20)   $       (9)
      From Recapture................................................   $       --    $       (1)   $        3
    Investment Tax Credit...........................................   $       --    $       --    $       --
Cash Distributions to Limited Partners:
    Source (GAAP basis):
      Investment Income.............................................   $       33    $       70    $       75
      Return of Capital.............................................   $       31    $       29    $       40
    Source (cash basis):
      Operations....................................................   $       64    $       99    $      115
      Sales.........................................................   $       --    $       --    $       --
Amount (in percentage terms) remaining invested in program
  equipment at the end of the year..................................                                    99.3%

------------------
(1) Fund XIV commenced operations in January 1993.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                    FUND XV

                                                                        1994(1)          1995
                                                                      -----------     -----------
Gross Revenues......................................................  $ 3,465,253     $12,047,479
Gain on Disposal of Containers......................................        8,714          39,967
Less: Operating Expenses............................................       40,532          93,551
     Depreciation and Amortization..................................    1,561,826       5,459,259
                                                                      -----------     -----------
Net Income -- GAAP Basis............................................  $ 1,871,609     $ 6,534,636
                                                                      ===========     ===========
Taxable Income (Loss):
  From Operations...................................................  $(1,511,454)    $(1,276,106)
  From Gain on Sale.................................................  $     8,147     $    34,266
Cash Generated From Operations......................................    2,476,333      10,992,798
Cash Generated From Sale Proceeds...................................            5         159,434
                                                                      -----------     -----------
Cash Generated From Operations and Sale Proceeds....................  $ 2,476,338     $11,152,232
Less: Cash Distributions to Limited Partners:
     From Operating Cash Flow.......................................    1,283,997       6,929,252
     From Sale Proceeds.............................................           --              --
  Cash Distributions to General Partner.............................       67,578         364,698
                                                                      -----------     -----------
Cash Generated After Cash Distributions.............................  $ 1,124,763     $ 3,858,282
Less: Special Items:
  Container Purchases...............................................           --              --
  Acquisition Fees to CCC...........................................           --              --
                                                                      -----------     -----------
Cash Generated After Cash Distributions and Special Items...........  $ 1,124,763     $ 3,858,282
                                                                      ===========     ===========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal Income Tax Results:
  Ordinary Income (Loss):
     From Operations................................................  $       (65)    $       (16)
     From Recapture.................................................  $        --     $        --
  Investment Tax Credit.............................................  $        --     $        --
Cash Distributions to Limited Partners:
  Source (GAAP basis):
     Investment Income..............................................  $        56     $        83
     Return of Capital..............................................  $        --     $        --
  Source (cash basis):
     Operations.....................................................  $        56     $        86
     Sales..........................................................  $        --     $        --
Amount (in percentage terms) remaining invested in program equipment
  at the end of the year............................................                        99.7%

---------------
(1) Fund XV commenced operations in February 1994.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

EXPLANATION OF TABLE IV

     Table IV presents selected information as of September 30, 1996 on the container lease activities of the two public programs sponsored by the General Partner and its affiliates, the offerings of which closed within the last three years, and such information for this Partnership, Fund XVI. Information with respect to earlier programs sponsored by the General Partner is available upon request.

                                    TABLE IV

                 CONTAINER LEASE INFORMATION OF PRIOR PROGRAMS
                            ------------------------

                            AS OF SEPTEMBER 30, 1996

                                                                 FUND XIV
                                      ---------------------------------------------------------------
                                       20-FOOT      20-FOOT      40-FOOT     40-FOOT HC     40-FOOT
                                         DRY         REEFER        DRY           DRY         REEFER
                                      CONTAINERS   CONTAINERS   CONTAINERS   CONTAINERS    CONTAINERS
                                      ----------   ----------   ----------   -----------   ----------
Containers On Lease
  Term (1-5 Years)..................     1,153           261         345             7           266
  Master............................     5,506           106       2,524            76            31
                                        ------       -------      ------        ------       -------
       Total........................     6,659           367       2,869            83           297
Containers Off Lease................     1,541            92         643            15            48
                                        ------       -------      ------        ------       -------
Total Containers....................     8,200           459       3,512            98           345
                                        ======       =======      ======        ======       =======
Average Cost Per Container(1).......    $2,381       $18,720      $3,975        $4,660       $22,837
Utilization.........................      81.2%         80.0%       81.7%         84.7%         86.1%
Number of Lessees...................       200            30         162            38            20

                                                                        FUND XV
                                      ----------------------------------------------------------------------------
                                       20-FOOT      20-FOOT      40-FOOT     40-FOOT HC     40-FOOT      20-FOOT
                                         DRY         REEFER        DRY           DRY         REEFER        TANK
                                      CONTAINERS   CONTAINERS   CONTAINERS   CONTAINERS    CONTAINERS   CONTAINERS
                                      ----------   ----------   ----------   -----------   ----------   ----------
Containers On Lease
  Term (1-5 years)..................     4,518           263         793            54           100          205
  Master............................    16,582           146       6,097         1,629            --           --
                                        ------       -------      ------        ------       -------      -------
       Total........................    21,100           409       6,890         1,683           100          205
Containers Off Lease................     4,408            54       1,834           112            --           24
                                        ------       -------      ------        ------       -------      -------
Total Containers....................    25,508           463       8,724         1,795           100          229
                                        ======       =======      ======        ======       =======      =======
Average Cost Per Container(1).......    $2,368       $20,192      $3,786        $4,097       $23,094      $24,164
Utilization.........................      82.7%         88.3%       79.0%         93.8%        100.0%        89.5%
Number of Lessees...................       237            19         184            86             1           21

---------------
(1) Manufacturer's invoice cost, plus the local delivery charges, but excluding acquisition fees.

     Investors in Fund XVI should not expect results comparable to those of Prior Programs.

                                                        (Continued on next page)

                 CONTAINER LEASE INFORMATION OF PRIOR PROGRAMS
                            ------------------------

                            AS OF SEPTEMBER 30, 1996

                                                                       FUND XVI
                                      ---------------------------------------------------------------------------
                                       20-FOOT      20-FOOT      40-FOOT     40-FOOT HC   40-FOOT HC    20-FOOT
                                         DRY         REEFER        DRY          DRY         REEFER        TANK
                                      CONTAINERS   CONTAINERS   CONTAINERS   CONTAINERS   CONTAINERS   CONTAINERS
                                      ----------   ----------   ----------   ----------   ----------   ----------
Containers On Lease
  Terms (1-5 years).................       819            35          13           --           130           39
  Master............................     1,794            45         144          304            --            7
                                        ------       -------      ------       ------       -------      -------
       Total........................     2,613            80         157          304           130           46
Containers Off Lease................       864            10         292           56           170            6
                                        ------       -------      ------       ------       -------      -------
Total Containers....................     3,477            90         449          360           300           52
                                        ======       =======      ======       ======       =======      =======
Average Cost Per
  Container(1)......................    $2,369      $ 21,108      $3,558       $4,001      $ 25,655     $ 25,393
Utilization.........................      75.2%         88.9%       34.9%        84.4%         43.3%        88.5%
Number of Lessees...................        77             4          19           12             3            9

------------------
(1) Manufacturer's invoice cost, plus local delivery charges, but excluding acquisition fees.

  Investors in Fund XVI should not expect results comparable to those of Prior
                                   Programs.

EXPLANATION OF TABLE V

     Table V sets forth selected information about the sales or disposition of equipment by prior programs during the three-year period ended December 31, 1995.

                                    TABLE V
           SALES OR DISPOSITION OF EQUIPMENT BY PRIOR PUBLIC PROGRAMS

                                                                                      TOTAL
                          TYPE OF                YEAR OF             YEAR OF       ACQUISITION      NET BOOK           NET
   PARTNERSHIP           EQUIPMENT            ACQUISITION(1)       DISPOSITION       COST(2)        VALUE(3)        PROCEEDS
-----------------    ------------------    --------------------    -----------     -----------     -----------     -----------
IEA Marine           Marine Containers        1979-80, 1982          1993          $ 1,217,010     $   368,045     $   433,134
Container Fund       Marine Containers        1979-80, 1982          1994              687,397         209,673         261,319
                     Marine Containers        1979-80, 1982          1995              792,214         243,871         262,452
                                                                                   -----------     -----------     -----------
                                                                                   $ 2,696,621     $   821,589     $   956,905
IEA Marine           Marine Containers           1980-81             1993          $ 1,702,307     $   513,009     $   650,307
Container Fund II    Marine Containers           1980-81             1994            1,731,687         521,405         651,219
                     Marine Containers           1980-81             1995            3,033,570         921,739       1,048,343
                                                                                   -----------     -----------     -----------
                                                                                   $ 6,467,564     $ 1,956,153     $ 2,349,869
IEA Marine           Marine Containers           1981-82             1993          $ 2,443,881     $   766,141     $   959,926
Container            Marine Containers             1981              1994            3,521,086         869,244       1,277,498
Income Fund III      Marine Containers           1981-82             1995            3,000,535         901,409       1,389,556
                                                                                   -----------     -----------     -----------
                                                                                   $ 8,965,502     $ 2,536,794     $ 3,626,980
IEA Marine           Marine Containers        1982-84, 1986          1993          $ 1,541,254     $   587,847     $   843,144
Container            Marine Containers        1982-84, 1986          1994            3,245,361       1,267,219       1,751,576
Income Fund IV       Marine Containers        1982-84, 1986          1995            3,203,344       1,031,960       1,766,735
                                                                                   -----------     -----------     -----------
                                                                                   $ 7,989,959     $ 2,887,026     $ 4,361,455
IEA Marine           Marine Containers        1984, 1987-88          1993          $   119,627     $    54,127     $    90,559
Container            Marine Containers        1984, 1987-89          1994              383,135         172,298         223,642
Income Fund V(A)     Marine Containers        1984, 1987-89          1995              590,765         224,944         310,504
                                                                                   -----------     -----------     -----------
                                                                                   $ 1,093,527     $   451,369     $   624,705
IEA Marine           Marine Containers        1984, 1986-87          1993          $   341,724     $   161,277     $   214,312
Container            Marine Containers       1984, 1986, 1989        1994            1,055,629         473,526         629,828
Income Fund V(B)     Marine Containers     1984, 1986-87, 1989       1995            1,146,982         443,511         591,779
                                                                                   -----------     -----------     -----------
                                                                                   $ 2,544,335     $ 1,078,314     $ 1,435,919
IEA Income           Marine Containers           1984-90             1993          $   583,294     $   307,399     $   452,205
Fund VI              Marine Containers           1984-90             1994            1,884,284         957,395       1,321,093
                     Marine Containers           1984-90             1995            2,114,700         906,782       1,217,339
                                                                                   -----------     -----------     -----------
                                                                                   $ 4,582,278     $ 2,171,576     $ 2,990,637
IEA Income           Marine Containers             1987              1993          $    17,750     $    11,455     $    20,934
Fund VII             Marine Containers        1987, 1989-90          1994               77,469          47,411          92,959
                     Marine Containers        1987, 1989-90          1995              125,361          70,926         106,328
                                                                                   -----------     -----------     -----------
                                                                                   $   220,580     $   129,792     $   220,221
IEA Income           Marine Containers        1988, 1990-91          1993          $    86,686     $    59,454     $   108,038
Fund VIII            Marine Containers        1988, 1990-92          1994              183,796         126,761         174,147
                     Marine Containers           1988-92             1995              398,744         240,162         320,754
                                                                                   -----------     -----------     -----------
                                                                                   $   669,226     $   426,377     $   602,939
IEA Income           Marine Containers        1988-90, 1992          1993          $   112,805     $    85,949     $   143,563
Fund IX, L.P.        Marine Containers           1988-93             1994              223,438         153,057         206,811
                     Marine Containers           1988-93             1995              248,895         160,637         199,605
                                                                                   -----------     -----------     -----------
                                                                                   $   585,138     $   399,643     $   549,979

                                     FEDERAL
                      GAAP           TAXABLE
   PARTNERSHIP     GAIN/(LOSS)     GAIN/(LOSS)
-----------------  -----------     -----------
IEA Marine         $    65,089     $   312,652
Container Fund          51,646         193,311
                        18,581         178,938
                    ----------     -----------
                   $   135,316     $   684,901
IEA Marine         $   137,298     $   560,663
Container Fund II      129,814         621,090
                       126,604         936,760
                    ----------     -----------
                   $   393,716     $ 2,118,513
IEA Marine         $   193,785     $   955,189
Container              408,254       1,277,500
Income Fund III        488,147       1,380,422
                    ----------     -----------
                   $ 1,090,186     $ 3,613,111
IEA Marine         $   255,297     $   837,642
Container              484,357       1,751,575
Income Fund IV         734,775       1,733,059
                    ----------     -----------
                   $ 1,474,429     $ 4,322,276
IEA Marine         $    36,432     $    90,559
Container               51,344         222,337
Income Fund V(A)        85,560         307,287
                    ----------     -----------
                   $   173,336     $   620,183
IEA Marine         $    53,035     $   214,311
Container              156,302         625,920
Income Fund V(B)       148,268         583,403
                    ----------     -----------
                   $   357,605     $ 1,423,634
IEA Income         $   144,806     $   434,791
Fund VI                363,698       1,300,401
                       310,557       1,131,000
                    ----------     -----------
                   $   819,061     $ 2,866,192
IEA Income         $     9,479     $    20,933
Fund VII                45,548          87,815
                        35,402         101,927
                    ----------     -----------
                   $    90,429     $   210,675
IEA Income         $    48,584     $    86,768
Fund VIII               47,386         162,172
                        80,592         289,768
                    ----------     -----------
                   $   176,562     $   538,708
IEA Income         $    57,614     $    90,310
Fund IX, L.P.           53,754         142,565
                        38,968         154,667
                    ----------     -----------
                   $   150,336     $   387,542
(Continued on next page)


                                                                                      TOTAL
                          TYPE OF                YEAR OF             YEAR OF       ACQUISITION      NET BOOK           NET
   PARTNERSHIP           EQUIPMENT            ACQUISITION(1)       DISPOSITION       COST(2)        VALUE(3)        PROCEEDS
-----------------    ------------------    --------------------    -----------     -----------     -----------     -----------

IEA Income           Marine Containers             1990              1993          $    59,864     $    49,643     $    68,201
Fund X, L.P.         Marine Containers             1990              1994              107,248          79,673         106,399
                     Marine Containers          1990, 1992           1995              212,038         149,174         181,386
                                                                                   -----------     -----------     -----------
                                                                                   $   379,150     $   278,490     $   355,986
IEA Income           Marine Containers             1991              1993          $    92,022     $    82,757     $    94,382
Fund XI, L.P.        Marine Containers             1991              1994              186,869         153,507         202,491
                     Marine Containers             1991              1995              337,183         256,963         302,842
                                                                                   -----------     -----------     -----------
                                                                                   $   616,074     $   493,227     $   599,715
IEA Income           Marine Containers             1992              1993          $    69,330     $    65,816     $    90,730
Fund XII, L.P.       Marine Containers             1992              1994              201,385         175,856         214,837
                     Marine Containers           1992-93             1995              560,433         463,507         486,363
                                                                                   -----------     -----------     -----------
                                                                                   $   831,148     $   705,179     $   791,930
Cronos Global        Marine Containers             1993              1993          $     9,146     $     8,965     $    12,078
Income               Marine Containers             1993              1994              114,916         107,324         164,835
Fund XIV, L.P.                                     1993              1995              282,510         239,627         303,831
                                                                                   -----------     -----------     -----------
                                                                                   $   406,572     $   355,916     $   480,744
Cronos Global        Marine Containers             1994              1994          $    24,678     $    24,111     $    32,825
Income               Marine Containers           1994-95             1995              181,745         176,044         216,011
Fund XV, L.P.
                                                                                   -----------     -----------     -----------
                                                                                   $   206,423     $   200,155     $   248,836
                                                                                   -----------     -----------     -----------
      Total                                                                        $38,254,097     $14,891,600     $20,196,820
                                                                                   ===========     ===========     ===========

                                     FEDERAL
                      GAAP           TAXABLE
   PARTNERSHIP     GAIN/(LOSS)     GAIN/(LOSS)
-----------------  -----------     -----------
IEA Income         $    18,558     $    31,992
Fund X, L.P.            26,726          61,720
                        32,212         157,914
                    ----------     -----------
                   $    77,496     $   251,626
IEA Income         $    11,625     $    34,148
Fund XI, L.P.           48,984          90,862
                        45,879         189,567
                    ----------     -----------
                   $   106,488     $   314,577
IEA Income         $    24,914     $    27,175
Fund XII, L.P.          38,981          64,283
                        22,856         145,895
                    ----------     -----------
                   $    86,751     $   237,353
Cronos Global      $     3,113     $     2,932
Income                  57,511          59,491
Fund XIV, L.P.          64,204          70,627
                    ----------     -----------
                   $   124,828     $   133,050
Cronos Global      $     8,714     $    59,491
Income                  39,967          13,741
Fund XV, L.P.
                    ----------     -----------
                   $    48,681     $    73,232
                    ----------     -----------
      Total        $ 5,305,220     $17,795,573
                    ==========     ===========

------------------
(1) Year of acquisition is the year in which equipment was acquired from original proceeds, secured debt, reinvestment of cash generated from operations and sales proceeds, as well as reinstatements. Equipment, previously reported lost or stolen and subsequently disposed, is reinstated to the respective program's fleet if recovered. This reinstated equipment is added back to the fleet at the recovery date.
(2) Total acquisition cost is inclusive of acquisition fees of 5% of the equipment purchase price paid to the General Partners.
(3) Net book value is total acquisition cost less accumulated depreciation calculated on a GAAP basis.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     1.4    Form of Addendum to Agreement with Dealers
     3.3    Amended and Restated Limited Partnership Agreement of the Partnership dated as of
              December 28, 1995.
     4.1    Form of Limited Partner's Signature Page and Subscription Agreement (included as
              Exhibit B to the Prospectus)
     4.2    Alternate Form of Limited Partner's Signature Page and Subscription Agreement
     8.1    Opinion of Counsel on Certain Tax Matters
    10.3    Designation of Successor Escrow Agent and Assignment and Assumption Agreement
    24.1    Consent of Counsel (included in Exhibit 8.1)
    24.2    Consent of Independent Certified Public Accountants (incorporated by reference to page II-4 hereof)

     (b) Financial Statement Schedules:

     All schedules and historical information have been omitted as being inapplicable or because the required information has been included in the balance sheets or notes thereto or elsewhere in the Registration Statement.

ITEM 17. UNDERTAKINGS

     Subject to the terms and conditions of Section 15(d) of the Securities and Exchange Act of 1934, the Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that Section.

     The Registrant further commits to the following undertakings:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To send to each Limited Partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to, the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

          (5) To provide the Limited Partners with the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

          (6) To file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period periodically, which stickers will describe the equipment purchased, the material terms of the purchases, and the material terms of any initial leases thereof and to provide such stickers or the information contained therein to the existing Limited Partners concurrently with the filing thereof with the Commission.

          (7) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant or the General Partner, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant or the General Partner in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of San Francisco, State of California, on the 8th day of November, 1996.

                                         CRONOS GLOBAL INCOME FUND XVI, L.P.
                                         By CRONOS CAPITAL CORP.

                                            The General Partner,
                                            For and On Behalf of
                                            Cronos Global Income Fund
                                        XVI, L.P.

                                         By          Dennis J. Tietz
                                         --------------------------------------
                                                     Dennis J. Tietz
                                                        President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

               SIGNATURE                                  TITLE                       DATE
----------------------------------------  -------------------------------------------------------

        /s/ Dennis J. Tietz               President, Chief Executive Officer and  November 8, 1996
----------------------------------------    Director of Cronos Capital Corp.
            Dennis J. Tietz                 ("Cronos") (Principal Executive
                                            Officer of Cronos)

          /s/ John Kallas                 Vice President and Treasurer           November 8, 1996
----------------------------------------    (Principal Financial and Accounting
              John Kallas                   Officer of Cronos)

       /s/ A. Darrell Ponniah             Director of Cronos                     November 8, 1996
----------------------------------------
           A. Darrell Ponniah

      /s/ Laurence P. Sargent             Director of Cronos                     November 8, 1996
----------------------------------------
          Laurence P. Sargent

       /s/ Stefan M. Palatin              Director of Cronos                     November 8, 1996
----------------------------------------
           Stefan M. Palatin

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Partners
Cronos Global Income Fund XVI, L.P. and
The Board of Directors and Stockholder
Cronos Capital Corp. and Subsidiary

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                         Arthur Andersen LLP

San Francisco, California,
November 5, 1996

                                                       REGISTRATION NO. 33-98290
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    EXHIBITS
                          1.4, 3.3, 4.2, 8.1 AND 10.3
                                       TO
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      CRONOS GLOBAL INCOME FUND XVI, L.P.

                                 EXHIBIT INDEX

                  SHOWING WHERE IN THE REGISTRATION STATEMENT
                        NUMBERED PURSUANT TO RULE 403(d)
                          OCCUR THE FOLLOWING EXHIBITS

                                                                                          SEQUENTIAL
                                                                                          NUMBERING
EXHIBITS                                                                                  PAGE NO.
--------                                                                                  ---------
 1.4       Form of Addendum to Agreement with Dealers...................................
 3.3       Amended and Restated Limited Partnership Agreement of the
             Partnership dated as of December 28, 1995..................................
 4.1       Form of Limited Partner's Signature Page and Subscription Agreement
             (included as Exhibit B to the Prospectus)..................................
 4.2       Alternate Form of Limited Partner's Signature Page and Subscription
             Agreement..................................................................
 8.1       Opinion of Counsel on Certain Tax Matters....................................
10.3       Designation of Successor Escrow Agent and Assignment and Assumption
             Agreement..................................................................
24.1       Consent of Counsel (included in Exhibit 8.1).................................
24.2       Consent of Independent Certified Public Accountants (incorporated by reference to page II-4 hereof).............................................